      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 2004



                                                     Registration No. 333-114538

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO
                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           NORSKE SKOG CANADA LIMITED

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         ------------------------------

                      See Table of Additional Registrants
                            ------------------------

            CANADA                            2621                          98-013-8030
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

   250 HOWE STREET, 16TH FLOOR, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 3R8,
                                 (604) 654-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

   CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011,
                                 (800) 786-3069
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF AGENT FOR SERVICE IN THE UNITED STATES)

                                   Copies to:

      BRUCE CZACHOR, ESQ.                VALERIE SEAGER                GORDON CHAMBERS, ESQ.
   SHEARMAN & STERLING LLP         NORSKE SKOG CANADA LIMITED             LAWSON LUNDELL
        1080 Marsh Road                  250 Howe Street               1600 Cathedral Place
    Menlo Park, California                 16th Floor                 925 West Georgia Street
          94025-1022               Vancouver, British Columbia     Vancouver, British Columbia,
        (650) 838-3600                   Canada V6C 3R8                   Canada V6C 3L2
                                         (604) 654-4000                   (604) 685-3456

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
    SECURITIES TO BE REGISTERED         BE REGISTERED          PER SHARE        OFFERING PRICE(1)   REGISTRATION FEE(3)
7 3/8% Senior Notes due 2014.......    US$250,000,000            100%            US$250,000,000          US$31,675
Guarantees.........................    US$250,000,000                      --                   --          (2)


(1) Estimated pursuant to Rule 457 solely for the purpose of determining the registration fee.

(2) Pursuant to Rule 457(n), no registration fee is required for the Guarantees.


(3) Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS


EXACT NAME OF REGISTRANT                  STATE OR OTHER JURISDICTION OF
AS SPECIFIED IN ITS CHARTER               INCORPORATION OR ORGANIZATION        PRINCIPAL EXECUTIVE OFFICE
---------------------------               ------------------------------   -----------------------------------
Elk Falls Pulp and Paper Limited........  British Columbia                 16th Floor, 250 Howe Street,
                                                                           Vancouver, British Columbia, Canada
Norske Skog Canada Finance Limited......  British Columbia                 16th Floor, 250 Howe Street,
                                                                           Vancouver, British Columbia, Canada
Norske Skog Canada (Japan) Ltd..........  Japan                            10-31, Takanawa 3-Chome,
                                                                           Tokyo, Japan
Norske Skog Canada Pulp Operations            British Columbia             16th Floor, 250 Howe Street,
  Limited...............................                                   Vancouver, British Columbia, Canada
Norske Skog Canada Pulp Sales Inc.......  British Columbia                 16th Floor, 250 Howe Street,
                                                                           Vancouver, British Columbia, Canada
Norske Skog Canada Sales Inc............  British Columbia                 16th Floor, 250 Howe Street,
                                                                           Vancouver, British Columbia, Canada
Norske Skog Canada Services (Hungary)         Hungary                      Hermina UT 17, South Tower, 4 EM,
  Limited Liability Company.............                                   Budapest, Hungary
Norske Skog Canada (USA) Inc............  California                       1011 Western Avenue, Suite 700,
                                                                           Seattle, Washington
NSCL Holdings Inc.......................  Delaware                         1011 Western Avenue, Suite 700,
                                                                           Seattle, Washington
NorskeCanada*...........................  British Columbia                 16th Floor, 250 Howe Street,
                                                                           Vancouver, British Columbia, Canada
Pacifica Papers Sales Ltd...............  British Columbia                 16th Floor, 250 Howe Street,
                                                                           Vancouver, British Columbia, Canada
Pacifica Papers Sales Inc...............  Delaware                         1011 Western Avenue, Suite 700,
                                                                           Seattle, Washington
Pacifica Poplars Ltd....................  British Columbia                 16th Floor, 250 Howe Street,
                                                                           Vancouver, British Columbia, Canada
Pacifica Poplars Inc....................  Delaware                         1011 Western Avenue, Suite 700,
                                                                           Seattle, Washington
Pacifica Papers US Inc..................  Delaware                         1011 Western Avenue, Suite 700,
                                                                           Seattle, Washington


* NorskeCanada is a general partnership, the partners of which are Norske Skog Canada Limited and Norske Skog Canada Pulp Operations Limited.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                           Subject to Completion
-------------------------------       Dated May 14, 2004


                           NORSKE SKOG CANADA LIMITED

                   OFFER TO EXCHANGE ANY AND ALL OUTSTANDING

                          7 3/8% SENIOR NOTES DUE 2014
           (U.S.$250,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                          7 3/8% SENIOR NOTES DUE 2014
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                             ---------------------

    THE EXCHANGE OFFER

    - Expires 5:00 p.m., New York City time,             , 2004, unless
      extended.

    - Not conditional upon any minimum principal amount of outstanding 7 3/8% Senior Notes Due 2014 being tendered for exchange.

    - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

    - Tenders of outstanding notes may be withdrawn any time prior to 5:00 p.m., New York City time on the date of the expiration of the exchange offer.

    - The exchange of notes will generally not be a taxable exchange for U.S. federal income tax purposes.

    - We will not receive any proceeds from the exchange offer.

    THE EXCHANGE NOTES

    - The terms of the exchange notes to be issued in the exchange offer are substantially identical to the notes, except for transfer restrictions and registration rights relating to the outstanding notes. The exchange notes will also be fully and unconditionally guaranteed by all of our material wholly owned subsidiaries.

    RESALE OF EXCHANGE NOTES

    - There is currently no public market for the exchange notes and we do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market.

                            ------------------------

    Our common shares are quoted on The Toronto Stock Exchange under the symbol "NS."

    INVESTING IN THE EXCHANGE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

               The date of this prospectus is             , 2004

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
NOTICE TO NEW HAMPSHIRE RESIDENTS...........................     ii
EXCHANGE RATE DATA..........................................    iii
PRESENTATION OF OUR FINANCIAL AND OTHER INFORMATION.........    iii
ENFORCEABILITY OF CIVIL LIABILITIES.........................    iii
FORWARD-LOOKING STATEMENTS..................................     iv
INTELLECTUAL PROPERTY.......................................     iv
SUMMARY.....................................................      1
RISK FACTORS................................................      7
USE OF PROCEEDS.............................................     19
THE EXCHANGE OFFER..........................................     19
CAPITALIZATION..............................................     26
SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION......     27
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................     30
BUSINESS....................................................     54
MANAGEMENT..................................................     68
MAJOR SHAREHOLDERS..........................................     77
CERTAIN AGREEMENTS AND RELATED TRANSACTIONS.................     78
DESCRIPTION OF SHARE CAPITAL................................     79
DESCRIPTION OF ARTICLES OF AMALGAMATION AND BY-LAWS.........     79
DESCRIPTION OF OTHER INDEBTEDNESS...........................     81
DESCRIPTION OF THE EXCHANGE NOTES...........................     83
FORM DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER.......    124
EXCHANGE OFFER AND REGISTRATION RIGHTS......................    127
INCOME TAX CONSIDERATIONS...................................    129
PLAN OF DISTRIBUTION........................................    131
LEGAL MATTERS...............................................    132
EXPERTS.....................................................    132
WHERE YOU CAN FIND MORE INFORMATION ABOUT US................    132
INDEX TO FINANCIAL STATEMENTS...............................    F-1

                               ------------------

    THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THE DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO US AT CORPORATE SECRETARY, 16TH FLOOR, 250 HOWE STREET, VANCOUVER, BRITISH COLUMBIA, CANADA, V6C 3R8, (604) 654-4000. IN ORDER TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION YOU MUST REQUEST IT NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

    The exchange offer is not being made to, nor will we accept surrenders for exchanges from, holders of outstanding notes in any jurisdiction in which the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

    We have not authorized any dealer, salesperson or other individual to give any information or make any representation not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, you must not rely upon such information or representation as having been authorized by us. This prospectus does not constitute an offer or a solicitation in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus, nor any distribution of securities made hereunder shall under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Norske Skog Canada Limited since the date hereof.

    THE NOTES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR PUBLIC DISTRIBUTION UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE NOTES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO ANY RESIDENT THEREOF EXCEPT IN ACCORDANCE WITH THE SECURITIES LAWS OF THE PROVINCES AND TERRITORIES OF CANADA. THE NOTES HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF THE APPLICABLE CANADIAN PROVINCIAL AND TERRITORIAL SECURITIES LAWS AND MAY BE SOLD IN CANADA ONLY PURSUANT TO AN EXEMPTION THEREFROM.

                               ------------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED ("RSA") WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               EXCHANGE RATE DATA


    The following table sets forth certain exchange rates based upon the noon buying rate in New York City for cable transfers in foreign currencies for customs purposes by the Federal Reserve Bank of New York. Such rates are set forth as U.S. dollars per C$1.00 and are the inverse of the rate quoted by the Federal Reserve Bank of New York for Canadian dollars per US$1.00. On May 14, 2004 the inverse of the noon buying rate was $1.00 per US$0.7180.


                                                YEAR ENDED
                                                 JUNE 30,                      YEAR ENDED DECEMBER 31,
                                            -------------------       -----------------------------------------
                                              1999       2000           2000       2001       2002       2003
                                            --------   --------       --------   --------   --------   --------
Low.......................................   0.6341     0.6607         0.6410     0.6241     0.6200     0.6350
High......................................   0.6891     0.6969         0.6969     0.6696     0.6619     0.7738
Period end................................   0.6787     0.6758         0.6669     0.6267     0.6329     0.7738
Average rate..............................   0.6615     0.6790         0.6725     0.6444     0.6368     0.7135


                                                 2003                             2004
                                          -------------------   -----------------------------------------
                                          NOVEMBER   DECEMBER   JANUARY    FEBRUARY    MARCH      APRIL
                                          --------   --------   --------   --------   --------   --------
Low.....................................   0.7486     0.7464     0.7497     0.7439     0.7418    0.7293
High....................................   0.7708     0.7738     0.7879     0.7629     0.7645    0.7637


    The average rate is derived by taking the average of the noon buying rate on the last day of each month during the relevant period.

              PRESENTATION OF OUR FINANCIAL AND OTHER INFORMATION

    Unless we indicate otherwise, financial information in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP. Canadian GAAP differs in some respects from United States generally accepted accounting principles, or U.S. GAAP, and thus our financial statements may not be comparable to the financial statements of U.S. companies. The principal differences as they apply to us are summarized in note 22 to the audited consolidated financial statements of Norske Skog Canada Limited included herein.

    We present our financial information in Canadian dollars. In this prospectus, except where we indicate, all dollar amounts are in Canadian dollars. References to "$" or "C$" are to Canadian dollars and references to "US$" are to U.S. dollars. This prospectus contains a translation of some Canadian dollar amounts into U.S. dollars at specified exchange rates solely for your convenience. See "Exchange Rate Data" above for information about the rates of exchange between Canadian dollars and U.S. dollars for the past five fiscal years and the six most recent months.

                      ENFORCEABILITY OF CIVIL LIABILITIES

    We are a Canadian corporation. Some of our directors, all of our controlling persons and officers and some of the experts named in this prospectus are not residents of the United States, and a substantial portion of their assets and substantially all of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or our directors, controlling persons, officers and experts who are not residents of the United States. Furthermore, it may not be possible for you to enforce against them judgments of courts of the United States based upon the civil liability under the federal securities laws of the United States. We have been advised by Lawson Lundell, our Canadian counsel, that there is doubt as to the enforceability in Canada against us or against any of our directors, controlling persons, officers or experts, who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts, of liabilities based solely upon the federal securities laws of the United States.

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes "forward-looking statements." All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future cost savings and performance improvements, synergies or capital expenditures (including the amount and nature thereof), product prices and strength of markets, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our company's businesses and operations, plans, references to future success and other such matters are forward-looking statements. When used in this prospectus, the words "estimate," "project," "anticipate," "expect," "intend," "believe", "will" and similar expressions are intended to identify forward-looking statements.

    These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are not representations or guarantees as to future performance.

    Whether actual future results and developments will conform with expectations and predictions is subject to a number of risks and uncertainties, including the considerations discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus.

    Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized. We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                             INTELLECTUAL PROPERTY

    We own or have rights to various trademarks, copyrights, service marks and trade names used in our business, including the following: electrasoft-TM-, electrabrite-TM-, electrastar-TM-, electracote-TM-, electracal-TM-, :EXPRESS-TM-, Catalyst-TM-, Marathon-TM-, SilverLiner-TM- and Triax-TM-.

                                    GLOSSARY

In this prospectus, the following terms have the following meanings ascribed to them:

"AOX" means adsorbable organic halides, a measurement of total chlorinated organic compounds.

"BASIS WEIGHT" means the weight of paper per specified area, such as gsm.

"CAPACITY" means the number of units which can be produced in a year based on operating with the normal number of shifts and maintenance interruptions.

"COATED PAPER" means paper which is coated with clay and treated to impart a smooth glossy surface.

"DIOXINS" means chlorinated chemical compounds, of which certain members have been identified as carcinogens.

"DIRECTORY PAPER" means lightweight uncoated groundwood paper suitable for printing bulky telephone books and other applications.

"EFFLUENT" means outflowing waste discharge from a pulp and paper mill.

"FIBER" means the primary raw material used to produce pulp. Fiber is classified as either virgin fiber, which is derived from wood and wood chips that have not previously been processed into paper, or recycled fiber, which is derived from waste paper which may include office papers, magazines or newspapers.

"FURNISH" means a blend of different types of pulps and additives which are provided to the paper machine for making paper.

"GROUNDWOOD PAPER" or "GROUNDWOOD SPECIALTY PAPER" means coated and uncoated printing papers, with mechanical pulp as their major component, which differ from newsprint in brightness, surface characteristics and end uses.

"GSM" means grams per square meter.

"HI-BRITE" means a group of uncoated groundwood papers with brightness levels greater than standard newsprint.

"KRAFT PAPER" means any type of single and multi-ply liner used to make boxes and other containers for shipping materials, and the type of paperboard used to make them up.

"LIGHTWEIGHT COATED PAPER" or "LWC PAPER" means coated paper having a basis weight generally below 72 gsm and used principally for magazine and mail order catalogues, inserts, flyers, coupons and direct mail. The term is often used interchangeably with coated groundwood paper.

"LINERBOARD" means a type of kraft paperboard, generally unbleached, used to line or face corrugated core board (on both sides) to form shipping boxes and various types of containers.

"NEWSPRINT" means a printing paper whose major use is in newspapers. It is made largely from groundwood or mechanical pulp reinforced to varying degrees with chemical pulp.

"PRINTABILITY" means the ease with which paper can be printed to high quality standards with the least amount of spoilage.

"PRINTING PAPERS" is a general term used to describe those grades of paper used by the printing trades, including job, book, magazine, and newspaper printers.

"PULP" is the generic term describing the fibers derived from wood. Pulp can result from a variety of pulping processes including cooking, refining, grinding or the processing and cleaning of waste paper. Pulp can be either in a wet or dry state. Types of pulp include:

    - bleached pulp--pulp that has been purified or whitened by chemical treatment to alter coloring matter and has taken on a higher brightness characteristic.

    - chemical pulp--obtained by cooking wood in solutions of various chemicals. The principal chemical processes are sulphite and sulphate (kraft).

    - deinked pulp--obtained by removing inks, clays and coatings, bindings and other additives from waste papers (primarily old newspapers) so that it can be reused as a source of papermaking furnish.

    - kraft pulp--chemical pulp produced by an alkaline cooking process using sodium sulphate.

    - market pulp--pulp sold on the open market between companies.

    - Northern bleached softwood kraft (NBSK) pulp--kraft pulp produced from slow-growing coniferous trees indigenous to the forests of Canada, the northern United States, and Scandinavian countries. NBSK pulp is noted for its strength and length of fiber.

    - refiner mechanical pulp--pulp made by processing untreated wood chips in mechanical atmospheric refiners.

    - thermomechanical pulp--pulp produced from wood chips using heated mechanical processes to break the bonds between the wood fibers.

"SOFT CALENDER" means a machine which improves the smoothness and gloss of paper by running it through a combination of steel rolls and proprietary synthetic rolls during the on-machine papermaking process.

"TONNE" means a metric tonne, being 1,000 kilograms or 2,204 pounds.

"TWIN-WIRE" means a paper machine with forming wires on both sides of the paper surface which provide a more uniform quality of sheet for both printing surfaces. Older machines typically only have a forming wire on the lower surface.

"UNCOATED SPECIALTY PAPER" means uncoated printing papers, with mechanical pulp as their major component, which differ from newsprint in brightness, surface characteristics and end uses.

"WOODFREE" means paper grades manufactured almost entirely with kraft pulp, and containing less than 10 per cent groundwood or mechanical pulp.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION ABOUT THE EXCHANGE OFFER THAT YOU WILL FIND ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND THE RISK FACTORS BEGINNING ON PAGE 7.

                               THE EXCHANGE OFFER

    The exchange offer relates to the exchange of up to US$250,000,000 aggregate principal amount of the outstanding 7 3/8% Senior Notes Due 2014, or notes, for an equal aggregate principal amount of exchange notes. The exchange notes will be our obligations and are entitled to the benefits of the indenture relating to the notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the notes, except that certain transfer restrictions and registration rights relating to the notes do not apply to the exchange notes.

Registration Rights...............      On March 23, 2004, we, the guarantors and the initial
                                        purchasers agreed that the holders of the notes would be
                                        entitled to exchange their outstanding notes for registered exchange notes with substantially similar terms. This
                                        exchange offer is intended to satisfy these rights. After
                                        the exchange offer is complete, except in limited
                                        circumstances, the holders of the outstanding notes will no longer be entitled to any exchange or registration rights
                                        with respect to their notes.

The Exchange Offer................      We are offering to exchange US$1,000 principal amount of
                                        7 3/8% Senior Notes Due 2014 which have been registered
                                        under the Securities Act for each US$1,000 principal amount of our notes were issued on March 23, 2004 in a private
                                        offering.

                                        In order for an outstanding note to be exchanged, you must properly tender, and we must accept, the outstanding note.
                                        All outstanding notes that are validly tendered and not
                                        validly withdrawn will be exchanged.

                                        As of this date, there are US$250,000,000 in aggregate
                                        principal amount of outstanding notes.

                                        We will issue the exchange notes to you on or as soon as
                                        practicable after the expiration of the exchange offer.

Expiration of Exchange
  Offer...........................      The exchange offer will expire at 5:00 p.m., New York City
                                        time, on       , 2004, unless we decide to extend the
                                        expiration date.

Accrued Interest on the Exchange
  Notes and the Outstanding
  Notes...........................      The exchange notes will bear interest from the later of
                                        March 23, 2004 and the latest date on which interest has
                                        been paid. Holders of outstanding notes whose notes are
                                        accepted for exchange will be deemed to have waived the
                                        right to receive any payment in respect of interest on such outstanding notes accrued from the later of March 23, 2004 and the latest date on which interest has been paid to the date of the issuance of the exchange notes.

Conditions of the Exchange
  Offer...........................      We may terminate the exchange offer if we determine that our ability to proceed with the exchange offer could be
                                        materially impaired due

                                        to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the
                                        Securities and Exchange Commission of any existing law,
                                        statute, rule or regulation. Holders of outstanding notes
                                        will have certain rights against us under the registration rights agreement executed as part of the offering of the
                                        outstanding notes should we fail to consummate the exchange offer.

Procedures for Tendering
  Outstanding Notes...............      If you are a holder of an outstanding note and you wish to tender your note for exchange pursuant to the exchange
                                        offer, you must transmit to Wells Fargo Bank, National
                                        Association as exchange agent for the notes, on or prior to the expiration date:

                                        either

                                            - a properly completed and duly executed letter of
                                            transmittal, which accompanies this prospectus, or a
                                              facsimile of the letter of transmittal, including all
                                              other documents required by the letter of transmittal,
                                              to the exchange agent at the address set forth on the
                                              cover page of the letter of transmittal; or

                                            - a computer-generated message transmitted by means of
                                            the Depository Trust Company's Automated Tender Offer
                                              Program system and received by the exchange agent and
                                              forming a part of a confirmation of book-entry
                                              transfer in which you acknowledge and agree to be
                                              bound by the terms of the letter of transmittal;

                                        and, either

                                            - certificates for the outstanding notes being tendered;
                                              or

                                            - a timely confirmation of book-entry transfer of your
                                              outstanding notes into the exchange agent's account at
                                              The Depository Trust Company pursuant to the procedure
                                              for book-entry transfers described in this prospectus
                                              under the heading "The Exchange Offer--Procedures for
                                              Tendering Outstanding Notes;" or

                                            - the holder must comply with the guaranteed delivery
                                              procedures described under the heading "The Exchange
                                              Offer--Guaranteed Delivery Procedures."

                                        By executing the letter of transmittal, or by agreeing to
                                        the terms of the letter of transmittal, each holder
                                        represents to us that, among other things, (1) the exchange notes to be issued in the exchange offer are being obtained in the ordinary course of business of the person receiving such notes whether or not such person is the holder,
                                        (2) neither the holder nor any such other person has an
                                        arrangement or understanding with any person to participate in the distribution of such exchange notes and (3) neither the holder nor any such other person is an "affiliate" of
                                        ours as "affiliate" is defined in Rule 405 under the
                                        Securities Act.

Special Procedures for Beneficial
  Owners..........................      If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes in the exchange offer, you should contact the person in whose name your notes are registered promptly and
                                        instruct that person to tender on your behalf. If you, as
                                        the beneficial holder, wish to tender on your own behalf you must, prior to completing and executing the letter of
                                        transmittal and delivering your outstanding notes, make
                                        appropriate arrangements to obtain a properly completed bond power from the registered holder.

Guaranteed Delivery Procedures....      If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange
                                        agent by the expiration date, or the procedure for
                                        book-entry transfer cannot be completed on time or
                                        certificates for notes cannot be delivered on time, you may tender your outstanding notes pursuant to the procedures
                                        described in this prospectus under the heading "The Exchange
                                        Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.................      You may withdraw the tender of your outstanding notes at any
                                        time prior to 5:00 p.m., New York City time, on       ,
                                        2004, the business day prior to the expiration date.

Acceptance of Outstanding Notes
  and Delivery of Notes...........      Subject to the conditions summarized above in "Conditions of the Exchange Offer" and described more fully under the "The
                                        Exchange Offer--Certain Conditions to the Exchange Offer,"
                                        we will accept for exchange any and all outstanding notes
                                        which are properly tendered in the exchange offer prior to
                                        5:00 p.m., New York City time on the expiration date. The
                                        exchange notes issued pursuant to the exchange offer will be delivered on or as soon as practicable after the expiration date.

Federal Income Tax Consequences...      The exchange of the outstanding notes for exchange notes
                                        will generally not be a taxable exchange for United States federal income tax purposes. See "Income Tax
                                        Considerations."

Use of Proceeds...................      We will not receive any proceeds from the issuance of
                                        exchange notes pursuant to the exchange offer. We will pay all expenses incident to the exchange offer.

Exchange Agent for Notes..........      Wells Fargo Bank, National Association is serving as
                                        exchange agent in connection with the exchange offer. The
                                        exchange agent is located at Corporate Trust Services, 213
                                        Court Street, Suite 703, Middletown, CT 06457. For more
                                        information with respect to the exchange of outstanding
                                        notes, you may contact the exchange agent by telephone at
                                        (860) 704-6216 or by facsimile at (860) 704-6219, both to
                                        the attention of Corporate Trust Services.

                     SUMMARY DESCRIPTION OF EXCHANGE NOTES

    The following is a summary of material terms of the exchange notes. For a more complete description of the terms of the exchange notes, see "Description of the Exchange Notes" in this prospectus.

Issuer............................      Norske Skog Canada Limited.

Notes Offered.....................      US$250,000,000 aggregate principal amount of 7 3/8% Senior
                                        Notes due 2014.

Maturity..........................      March 1, 2014.

Interest Payment Dates............      March 1 and September 1, beginning September 1, 2004.

Guarantees........................      All of our material wholly owned subsidiaries will fully and unconditionally guarantee the exchange notes on a joint and several basis. Future subsidiaries may also be required to guarantee the exchange notes.

Ranking...........................      The exchange notes and guarantees will be unsecured senior obligations. The exchange notes will rank equally to all our existing and future senior debt. Each subsidiary guarantee will rank equally with all existing and future senior debt of each guarantor. The exchange notes will effectively rank junior to our nonguarantor subsidiaries' liabilities, and to our secured debt and the secured debt of our guarantor
                                        subsidiaries as to the assets securing such debt.

                                        As of December 31, 2003, on a pro forma basis, after giving effect to the exchange offer, on a consolidated basis, we
                                        and the guarantors would have had outstanding approximately
                                        $844.3 million of senior debt and would have been able to
                                        incur up to $317.7 million of additional secured debt under our credit facilities.

                                        This excludes senior secured non-recourse debt owed by a
                                        joint venture in which we have a 50.1% non-controlling
                                        economic interest (of which our proportionate share is
                                        $37.6 million).

Optional Redemption...............      We may redeem some or all of the exchange notes, at any
                                        time, on or after March 1, 2009 at our option, at the
                                        redemption prices described on page 79 in this prospectus.

Public Equity Offering Optional
  Redemption......................      Before March 1, 2007, we may redeem up to 35% of the
                                        aggregate principal amount of the exchange notes with the
                                        net proceeds of a public equity offering at 107.375% of the principal amount of the exchange notes, plus accrued
                                        interest, if at least 65% of the aggregate principal amount of the exchange notes remain outstanding after such
                                        redemption.

Change of Control.................      Upon a change of control of our company, coupled with a
                                        decrease in the rating of the exchange notes to below
                                        investment grade by external rating agencies within
                                        120 days after the announcement of the change of control, we must offer to repurchase all of the exchange notes at a
                                        purchase price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest; provided however, this obligation to make a change of control offer shall not apply after a Fall-away Event as described in
                                        "Description of the Exchange Notes--Fall-away Event."

Covenants.........................      The indenture governing the exchange notes will contain
                                        covenants that, among other things, will limit our ability and the ability of our subsidiaries to:
                                            - incur additional indebtedness;
                                            - pay dividends on, redeem or repurchase our capital
                                              stock;
                                            - make certain investments;
                                            - issue or sell capital stock of restricted
                                              subsidiaries;
                                            - create certain liens;
                                            - sell assets;
                                            - in the case of our restricted subsidiaries, make
                                            dividend or other payments to us;
                                            - engage in transactions with affiliates;
                                            - create unrestricted subsidiaries; and
                                            - consolidate, merge or transfer all or substantially
                                            all of our assets and the assets of our subsidiaries on
                                              a consolidated basis.

                                        These covenants are subject to important exceptions and
                                        qualifications that are described under the heading
                                        "Description of the Exchange Notes" in this prospectus,
                                        including under "--Fall-away Event."

Fall-away Event...................      If the exchange notes are rated investment grade and upon
                                        the occurrence of certain other events described under
                                        "Description of the Exchange Notes--Fall-away Event" in this prospectus, we and our subsidiaries will cease to be subject to many of the restrictive covenants in the indenture,
                                        notwithstanding that the exchange notes may later cease to be rated investment grade. See the section "Description of the Exchange Notes--Fall-away Event" in this prospectus.

Exchange Offer;
  Registration Rights.............      Under a registration rights agreement executed as part of
                                        the offering of the notes, we and the guarantors have agreed to:

                                            - file this registration statement within 120 days after
                                            the issue date of the outstanding notes enabling holders
                                              of outstanding notes to exchange the privately placed
                                              outstanding notes for publicly registered exchange
                                              notes with substantially similar terms;

                                            - cause this registration statement to become effective
                                            within 180 days after the issue date of the outstanding
                                              notes;

                                            - complete this exchange offer within 240 days after the
                                            issue date of the outstanding notes; and

                                            - file a shelf registration statement for the resale of
                                            the notes if we cannot effect this exchange offer within
                                              the time periods listed above and in other
                                              circumstances.

Terms of Indenture................      The indenture governing the exchange notes will have
                                        substantially the same terms as the indentures governing our notes.

Tax Redemption....................      If certain changes affecting Canadian withholding taxes
                                        occur, we can redeem the exchange notes at their face
                                        amount, plus accrued and unpaid interest. See "Description of the Exchange Notes--Tax Redemptions."

Risk Factors......................      See "Risk Factors" and the other information in this
                                        prospectus for a discussion of factors you should carefully consider before deciding to accept the exchange offer.

                              RECENT DEVELOPMENTS

    Paper Recycling Acquisition. In December 2003, we established our Paper Recycling Division through the acquisition of Western Canada's largest paper recycling facility for a total purchase price of $61.1 million (which included a $2.5 million working capital adjustment), comprised of $31.5 million of cash and approximately 8.7 million of our common shares having a value of $29.0 million, and $0.6 million in transaction costs. Our Paper Recycling Division has a current production capacity of 145,000 air-dried equivalent tonnes of pulp per year. See "Business--Lines of Business--Pulp--Paper Recycling Division"


    First Quarter 2004 Upgrades and Maintenance. We completed the upgrade of a recovery boiler at our Elk Falls mill in March, 2004. This upgrade will allow the permanent shutdown of a smaller recovery boiler, a lime kiln and a bleach plant. As a result, gross pulp production at Elk Falls will be reduced by approximately 80,000 tonnes per year. This decrease in production is expected to be offset by reduced internal consumption of kraft pulp. We expect the upgrade will have a positive impact on our earnings over the balance of 2004. See "Managements Discussion and Analysis of Financial Condition and Results of Operations--Outlook".



    First Quarter 2004 Results of Operations. We announced our first quarter 2004 results of operations on April 29, 2004. We had net sales, EBITDA and cash flow provided by operations, after changes in non-cash working capital, of $399.2 million, $7.4 million and $27.1 million, respectively. Our net loss for this period was $46.3 million, or $0.22 per common share. EBITDA was in line with our expectations, and our results reflect the previously announced annual kraft mill maintenance shutdown at Crofton, and the extended Elk Falls kraft mill shutdown to rebuild the No. 2 recovery boiler. For further information concerning our first quarter 2004 results of operations, please see our Form 6-K filed with the SEC on April 30, 2004 and incorporated by reference in this prospectus.


                             CORPORATE INFORMATION

    We are a corporation organized under the laws of Canada. Our principal executive offices are located at Suite 1600, 250 Howe Street, Vancouver, British Columbia, Canada, V6C 3R8 and our telephone number is 604.654.4000. Our website is WWW.NORSKECANADA.COM. The information contained on or connected to our website is not part of this prospectus and is not incorporated in this prospectus by reference.

                                  RISK FACTORS

    You should carefully consider the following factors and other information in this prospectus before you decide to exchange your notes:

RISKS RELATED TO OUR BUSINESS

OUR BUSINESS IS OF A CYCLICAL NATURE AND OUR PRODUCT PRICES MAY FLUCTUATE SIGNIFICANTLY

    The pulp and paper industry is a commodity market in which producers compete primarily on the basis of price. Prices for our products have fluctuated significantly in the past and may fluctuate significantly in the future, principally as a result of market conditions of supply and demand, as well as changes in exchange rates. In addition, demand for our products is traditionally weaker in the first half of the year. The markets for pulp and paper products, including our products, are highly variable and are characterized by periods of excess product supply due to many factors, including:

    - additions to industry capacity;

    - increased industry production;

    - periods of insufficient demand due to weak general economic activity or other causes; and

    - reduced inventory levels held by customers.

    Demand for forest products is generally correlated with global economic conditions. In periods of economic weakness, reduced spending by consumers and businesses results in decreased demand for forest products, resulting in lower product prices and possible manufacturing downtime. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Outlook."

    Our earnings are sensitive to price changes for our principal products, with the effect of price changes on newsprint and groundwood specialty grades being the greatest. The effect of changes in product prices on our net earnings is shown under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Product Price Sensitivity." Additionally, even though our costs may increase, our customers may not accept price increases for our products, or the prices for our products may decline. As our financial performance is principally dependent on the prices we receive for our products, prolonged periods of low prices, customer refusal to accept announced price increases or significant cost increases could have a material adverse effect on our business, financial condition, results of operations, cash flow and our ability to satisfy our obligations under our debt, including the exchange notes.

WE FACE SIGNIFICANT GLOBAL COMPETITION WHICH MAY HARM OUR FINANCIAL CONDITION

    The markets for our products are highly competitive on a global basis. The pulp and paper industry is a commodity market in which producers compete primarily on the basis of price. In addition, a majority of our production is directed to export markets. For example, for the year ended December 31, 2003, approximately 87% of our paper sales volume and 99% of our pulp sales volume were directed to the export markets. We compete on a worldwide basis against many producers of approximately the same or larger capacity.

    In export markets, Canadian producers generally compete with American, European and Asian producers. Many of our competitors have greater financial resources than we do and some of the mills operated by our competitors are lower cost producers than the mills we operate.

    Variations in the exchange rate between the Canadian dollar and the currency of the markets to which we export our products could adversely affect our competitive position relative to those of our overseas competitors. In addition, the following factors will also affect our ability to compete:

    - the quality of our products and customer service;

    - our ability to maintain high plant efficiencies and operating rates and thus lower manufacturing costs;

    - the cost of energy; and

    - the availability, quality and cost of fiber and labor.

    Some of our competitors have lower energy, fiber and labor costs and fewer environmental and governmental regulations to comply with than we do. Others are larger in size, allowing them to achieve greater economies of scale on a global basis. If we are unable to successfully compete on a global basis, our financial condition could be harmed.

WE ARE SUBJECT TO THE RISKS OF EXCHANGE RATE FLUCTUATIONS

    Nearly all of our sales are based upon prices that are set in U.S. dollars, while most of our costs and expenses are incurred in Canadian dollars and our results of operations and financial condition are reported in Canadian dollars. An increase in the value of the Canadian dollar relative to the U.S. dollar would reduce the amount of revenue in Canadian dollar terms realized by us from sales made in U.S. dollars. This would reduce our operating margin and the cash flow available to fund our operations and to service the portion of our debt that is denominated in Canadian dollars.

    Fluctuations in foreign currencies affect our competitive position in world markets. Apart from the value of the Canadian dollar relative to the U.S. dollar, our competitiveness in world markets is also affected by the relative strength of the currencies of other producing countries.

    In addition, we are exposed to currency exchange risk on debt denominated in U.S. dollars, including our 8 5/8% notes and the exchange notes. Although we may enter into transactions to hedge the currency exchange rate risk with respect to our U.S. dollar denominated debt, we cannot assure you that we will engage in such transactions or, if we decide to engage in any such transactions, that we will be successful in eliminating currency exchange risks and that changes in currency exchange rates will not have a material adverse effect on our ability to make payments in respect of our indebtedness.

    For the purposes of financial reporting, any change in the value of the Canadian dollar against the U.S. dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of any U.S. cash and cash equivalents or U.S. dollar denominated debt into Canadian currency. Consequently, our reported earnings could fluctuate materially as a result of foreign exchange translation gains or losses. Foreign exchange gains or losses on the translation of U.S. dollar denominated long-term debt are reduced by resulting gains and losses on respective forward exchange contracts and options.

OUR SUBSTANTIAL DEBT MAY IMPAIR OUR FINANCIAL AND OPERATING FLEXIBILITY

    We have a substantial amount of debt. As of December 31, 2003 on a consolidated basis, we and the guarantors had outstanding approximately $808.2 million of senior debt, of which $12.5 million was secured debt. This amount excludes senior secured non-recourse debt owed by a joint venture of which our 50.1% non-controlling proportionate share is $37.6 million.

    In addition, as of December 31, 2003 the borrowing base on the $350.0 million revolving operating loan was $343.4 million. After drawings of $12.5 million and outstanding letters of credit of $25.7 million, $305.2 million was available to us.

    Our debt agreements contain various restrictive and financial covenants, as described in "Description of Other Indebtedness." All these restrictions, together with our substantial debt, could:

    - limit our ability to obtain additional financing to fund our growth strategy, working capital, capital expenditures, debt service requirements or other purposes;

    - limit our ability to use operating cash flow in other areas of our business, because we must use a portion of these funds to make principal and interest payments on our debt;

    - increase our vulnerability to interest-rate fluctuations because the debt under our secured credit facility is at variable interest rates;

    - limit our ability to compete with competitors who have more flexibility as to the use of their cash flow;

    - limit our ability to make investments or take other actions; and

    - limit our ability to react to changing market conditions, changes in our industry and economic downturns.

    Our ability to pay interest on the exchange notes and to satisfy our other debt obligations will depend upon our future operating performance and our ability to obtain additional debt or equity financing, when necessary. Prevailing economic conditions and financial, business and other factors beyond our control may affect our ability to make these payments. For example, depressed market conditions had an adverse effect upon our financial condition and results of operations. If in the future we cannot generate sufficient cash from operations to make scheduled payments on the notes or meet our other obligations, we will need to renegotiate our loan agreements, refinance all or part of the exchange notes, obtain additional financing or sell assets. We cannot assure you that our business will generate sufficient cash flow, or that we will be able to obtain the funds necessary to satisfy these obligations.

    Similarly, if we breach or are unable to meet the restrictions or financial covenants in our secured credit facility, including a minimum consolidated shareholders' equity threshold, maximum funded debt to capitalization, secured debt to capitalization ratios and in some circumstances a minimum interest coverage ratio, we would have to cure the default, obtain a waiver of the default or enter into an appropriate amendment to the agreements governing our secured credit facility. If we are not able to cure such default, obtain such waiver or enter into such amendment, a significant portion of our debt, including all of our secured debt, would become immediately due and payable.

    As of December 31, 2003, we were in compliance with the covenants under both the agreement governing our secured credit facility and the note indenture governing our 8 5/8% notes. However, as at that date our consolidated fixed charge ratio was below the 2.0:1 threshold in our existing note indentures. A similar threshold is contained in the indenture governing the exchange notes. While our consolidated fixed charge coverage ratio is below 2.0:1, we may not pay dividends and we are limited as to the amount of additional debt we may incur. We may not have, or be able to obtain, sufficient funds to make accelerated debt payments, including any accelerated payments on the exchange notes. We cannot assure you that we will be able to effectively cure a breach or obtain debt or equity financing or sell assets as alternative means of responding to a breach.

    Our secured credit facility, described under "Description of Other Indebtedness," provides us with financing at floating interest rates. The interest rates charged from time to time on that debt depend, in part, upon our credit rating. Accordingly, a credit rating upgrade could reduce our borrowing costs and a downgrade in our credit rating could increase our borrowing costs. An increase in our borrowing costs could have a material adverse effect on our results of operations. In February 2004, Moody's lowered its existing ratings to Ba3 on our senior unsecured debt and Ba2 on our secured credit facilities and confirmed its outlook on our debt ratings as negative. This revision caused our borrowing costs to increase by $1.3 million, assuming the facility is fully drawn.

WE EXTEND TRADE CREDIT TO OUR CUSTOMERS AND THEY MAY NOT PAY US PROMPTLY OR IN FULL

    We extend trade credit to certain of our customers to facilitate the purchase of our products. We rely on the creditworthiness of such customers. The failure of such customers to pay us promptly or in full under the terms of the trade credit we extend to them could have a material adverse effect on our financial condition.

INCREASES IN OUR CAPITAL EXPENDITURES OR MAINTENANCE COSTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOW AND OUR ABILITY TO SATISFY OUR DEBT OBLIGATIONS

    Our business is capital intensive. Our annual capital expenditures may vary due to fluctuations in requirements for maintenance, business capital, expansion and as a result of changes to environmental regulations that require capital for compliance. In addition, our senior management and board of directors may approve projects in the future that will require significant capital expenditures. Increased capital expenditures could have a material adverse effect on our cash flow and our ability to satisfy our debt obligations. Further, while we regularly perform maintenance on our manufacturing equipment, key pieces of equipment in our various production processes may still need to be repaired or replaced. The costs of repairing or replacing such equipment and the associated down time could have a material adverse effect on our business, financial condition, results of operations and cash flow.

WE FACE RISKS RELATED TO OUR INTERNATIONAL SALES

    We have customers located outside Canada and the United States. For example, 99% of our pulp revenues for 2003 were generated in the Pacific Rim, Europe and other offshore markets. As a result we face a number of risks and challenges, including:

    - the effective marketing of our products in these global regions;

    - tariffs and other trade barriers;

    - political and economic instability in foreign markets; and

    - fluctuations in foreign currencies which may make our products less competitive in countries in which currencies decline in value relative to the dollar.

    We have sales and marketing contracts with related parties, which provide for sales agency and distribution arrangements in the United States and certain international markets. Either party, upon six or, in some cases, three months notice, may terminate each of these contracts. If any of these contracts are terminated, we will be required to replace the sales agent or distributor within the notice period in order to minimize disruption to our sales activities in the relevant market. There is no assurance that we will be able to replace such sales agents and distributors, or that we will be able to obtain comparable terms and conditions in any replacement contract that we enter into.

WE ARE EXPOSED TO FLUCTUATIONS IN THE COST AND SUPPLY OF WOOD FIBER AND TO POTENTIAL ABORIGINAL TITLE CLAIMS THAT MAY ALSO AFFECT THE SUPPLY OF WOOD FIBER

    We have no timber holdings and consequently our operations are dependent on the supply of wood fiber from third party suppliers. Any increase in the cost of wood fiber will adversely affect our profit margins if we cannot pass along such cost to our customers. We are subject to the following risks that are associated with the fluctuations in the cost and supply of wood fiber.

    We are dependent on a small number of suppliers to provide a significant portion of our fiber needs. Currently, approximately 49% of our fiber needs are provided by five suppliers, as described in more detail in "Business--Fiber Supply." If we are unable to obtain wood fiber under our contracts with these major suppliers, we may not be able to find alternative sources of fiber at acceptable prices.

    In December, 2002 one of our fiber suppliers commenced creditor protection proceedings. Those proceedings have not yet been resolved and we are unable to determine the impact of this development on our fiber supply.

    The quantity of fiber that we receive from our suppliers could be reduced as a result of events beyond our control, such as industrial disputes, material curtailments or shutdown of operations by our suppliers or ourselves for market or other reasons, government orders and legislation and natural disasters. If there is widespread curtailment in timber harvesting operations in British Columbia, due to economic or other reasons, it could have a significant negative impact upon us. The price of wood chips and other fiber could increase materially and the volume of such fiber available could decrease significantly. Export duties and tariffs on lumber may affect the supply of wood fiber. The ongoing countervail and anti-dumping duties applied on softwood lumber exports from Canada to the United States may affect the supply of wood fiber to our manufacturing facilities. Countervail duties are duties or taxes imposed by the United States government to counter the effect of alleged subsidies provided by foreign governments. If any of our major suppliers of fiber were to reduce its levels of producing softwood lumber, shut down for an extended period of time or cease operations, this may decrease the quantity of fiber available to us and may result in higher prices for the fiber that is available. In such a situation our cost of fiber may increase and we may have to reduce our production levels, perhaps substantially.


    Government regulations and aboriginal issues may also lower the supply of wood fiber. Most of our suppliers consume logs originating in British Columbia. The Province of British Columbia owns approximately 95% of all timberlands in British Columbia. Therefore, it could reduce the supply of wood fiber by enacting legislation which could, among other things, reduce harvest levels within forest tenures or increase the charges that it levies on the harvest of Crown timber. In addition, under the terms of an understanding reached on April 4, 2001 among industry and environmental participants, community and aboriginal groups and the provincial government with respect to forestry activities in British Columbia's central coast region (from which we obtain approximately 12% of our fiber supply), we expect there will be a reduction of the annual allowable cut in the central coast-region of British Columbia. Furthermore, the Supreme Court of Canada affirmed in 1997 that aboriginal groups may continue to have aboriginal title and rights in areas of British Columbia that are not covered by treaties. Aboriginal groups have claimed aboriginal title and rights over substantial portions of British Columbia, including areas where the forest tenures held by our suppliers are situated, creating uncertainty as to the status of competing property rights. In 1992, the governments of Canada and British Columbia established a formal process to negotiate settlements with aboriginal groups throughout British Columbia in order to resolve these land claims. Some of these groups have withdrawn from negotiations since the Supreme Court of Canada decision and commenced litigation to pursue their claims. Although the renewal of forest tenures held by our suppliers will likely be adversely affected by claims of aboriginal title by aboriginal groups, the specific impact cannot be estimated at this time.


    In 2003 the Province of British Columbia enacted fundamental changes to the regulation of British Columbia's forest industry. The new legislation provides for, among other things, the taking back by the Province of British Columbia of approximately 20% of the harvesting rights under existing timber licenses and existing replaceable tree farm licenses, forest licenses and timber sale licenses.

    The new legislation will also:

    - increase the volume of timber to be sold by public auction;

    - establish a more market-based system of charging tenure holders for harvesting standing timber; and

    - change or eliminate many of the requirements associated with holding long term tenures such as minimum cut requirements and requirements that timber be processed through certain facilities.

    The new legislation provides that the 20% of existing harvesting rights to be taken back can be attributed in "equal or unequal portions" to the tenures listed in the schedule to the legislation. The schedule includes tenures held by our five major suppliers. Accordingly, the tenures from which our fiber supply is derived may be impacted by an amount up to 20%. The changes will not be implemented until enabling regulations are put into place by the British Columbia government.

Accordingly, we cannot yet determine the extent to which these changes will affect the supply of fiber to our mills, our relationship with our fiber suppliers or the price and availability of fiber.


    Also, the majority of our fiber suppliers have employees who are represented by the Industrial Wood and Allied Workers' Union, or IWA. The IWA's collective agreements expired in June, 2003. A four-week coast-region strike was ended by a back to work order and the appointment of a commissioner to work with the parties to conclude a new collective agreement. Negotiations for new collective agreements with some British Columbia interior-region lumber producers are still taking place and their outcome and the impact, if any, on our operations is not currently determinable.


LABOR DISRUPTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS


    Our operations and maintenance staff are unionized. All of our approximately 2,900 hourly employees at our pulp and paper mills are members of either the Communications, Energy & Paperworkers Union of Canada, or CEP, or the Pulp, Paper and Woodworkers of Canada, or PPWC. Collective agreements with these unions will expire in April 2008. Twenty-three employees at the Port Alberni location are members of the Office and Professional Employees International Union. The collective agreement with this union will expire in April 2006. We may not be able to negotiate an acceptable contract with any of our unions upon expiration of the existing contracts. This could result in a strike or work stoppage by the affected workers. Renewal of contracts could result in higher wages or benefits paid to union members. Therefore, we could experience a significant disruption of our operations or higher ongoing labor costs, which could have a material adverse effect on our business, financial condition, results of operations and cash flow. We may also be negatively affected by labour disruptions involving our suppliers and service providers.


OUR ABILITY TO OPERATE OUR MANUFACTURING FACILITIES WILL ALSO CONTINUE TO BE AFFECTED BY ABORIGINAL GROUPS' CLAIMS OF ABORIGINAL TITLE AND RIGHTS.

    To date, we have not been adversely affected by the issues raised by aboriginal groups involving our manufacturing facilities. Such issues have been successfully dealt with through consultation and mitigation measures on a case by case basis. In the case of our mill at Powell River, British Columbia, the site has been included in areas to which an aboriginal group has asserted aboriginal title both through treaty negotiations with the governments of Canada and British Columbia and by filing a claim in the Supreme Court of British Columbia. It is the policy of the governments that ownership of lands held in fee simple by third parties such as us will not be affected by treaty negotiations. This was confirmed in relation to our Powell River mill in an Agreement-in-Principle among the aboriginal group and the two governments that was approved in October 2003 by a vote of the members of the aboriginal group and that contemplates the settlement of the group's aboriginal claims on terms of a final agreement to be negotiated. While we and other industrial companies have been named as parties in the court proceeding along with the governments of Canada and British Columbia, no other steps have yet been taken against us in the proceeding. Based on the history of similar proceedings, we expect that it would take many years before a final court decision could be rendered if the court proceeding were pursued against us.

    Recent court decisions have confirmed that the governments of Canada and British Columbia are obligated to consult with aboriginal groups, and to accommodate their concerns, whenever there is a reasonable prospect that a governmental decision--such as a decision to grant a regulatory permit--may infringe asserted aboriginal rights and title, even if those claims have not yet been proven. This duty of consultation may affect our ability to obtain or amend necessary regulatory permits on a timely basis. As well, if the respective government does not consult as required in the granting of a regulatory permit, the permit may be legally flawed, giving rise to remedies against the permitholder.

WE ARE DEPENDENT ON THE SUPPLY OF CERTAIN RAW MATERIALS

    In addition to the supply of wood fiber, we are dependent on the supply of certain chemicals and other inputs used in our production facilities. Any disruption in the supply of these chemicals or other inputs could affect our ability to meet customer demand in a timely manner and would harm our reputation. Any material increase in the cost of these chemicals or other inputs could have a material adverse effect on our financial condition.

WE ARE SUBJECT TO SIGNIFICANT ENVIRONMENTAL REGULATION

    We are subject to extensive environmental laws and regulations. We describe in more detail in "Business--Environment" the environmental laws and regulations governing our operations and our compliance efforts in this regard. These environmental laws and regulations impose stringent standards on us regarding, among other things:

    - air emissions;

    - water discharges;

    - use and handling of hazardous materials;

    - use, handling and disposal of waste; and

    - remediation of environmental contamination.

    We have incurred and will continue to incur substantial costs to comply with environmental laws. In 2003, capital expenditures relating to environmental projects were $3 million. We estimate that our capital expenditures relating to known environmental projects will total approximately $7 million in 2004 and approximately $2 million in 2005. However, we cannot assure you that actual expenditures will not exceed the estimated amounts. In addition, future events such as any changes in environmental or other laws and regulations, including any new legislation that might arise as a result of the Government of Canada's ratification of the Kyoto Protocol or any change in interpretation or enforcement of existing laws or regulations may give rise to additional expenditures or liabilities. Enforcement of existing environmental laws and regulations has become increasingly strict. We may discover currently unknown environmental problems or conditions in relation to our past or present operations, or we may be faced with unforeseen environmental liability in the future. These may require site or other remediation costs to maintain compliance or correct violations of environmental laws and regulations or result in governmental or private claims for damage to person, property or the environment, which could have a material adverse effect on our financial condition and results of operations.

CONSUMER BOYCOTTS OR INCREASES IN COSTS DUE TO CHAIN-OF-CUSTODY PROGRAMS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR EARNINGS

    Some customers have become sensitive to issues related to harvesting of old growth forests and require that we supply products that are not produced from old growth forests. A growing number of customers want to purchase products that originate from sustainably managed forests, as validated by certification schemes. In order to meet our customers' demands we may be required to establish chain-of-custody certification programs. This may increase our costs. If we cannot successfully establish such programs, demand for our products may be adversely affected. Also, we may be the subject of organized boycotts or similar actions by environmental or other groups, which may adversely affect demand for our products.

TEMPORARY PLANT SHUTDOWNS COULD AFFECT OUR ABILITY TO MEET CUSTOMER DEMAND

    From time to time we temporarily suspend operations at one or more of our manufacturing facilities as a result of environmental, workplace safety, or other operational issues, including power failures. These temporary suspensions of operations could affect our ability to meet customer demand in a timely manner. Any such failure to meet customer demand would harm our reputation and could have a material adverse effect on our financial condition.

ANY INCREASE IN ENERGY COSTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR
EARNINGS

    We are a significant electrical power and fossil fuel consumer. Our electricity supply contracts are regulated by the Government of British Columbia and there have been no recent fluctuations in the price or terms of such contracts. Recent changes to the prices and terms of our other energy supply contracts have not had a material effect on our financial condition. However, in the future, changes in the prices and terms of our energy supply contracts could have a significant effect on our earnings. In late 2003, the British Columbia Utilities Commission, or BCUC, received an application from our electricity supplier for approval to increase electricity prices by 7% from April 2004, and a further 2% from April 2005. In March 2004, the electricity supplier filed a revision to its application requesting a rate increase of 8.9% in 2004 and no increase in 2005. The BCUC has determined that an interim rate increase of 7.3%, approved by the BCUC, will take effect on April 1, 2004 pending the completion of a full public hearing beginning May 17, 2004. If the full 8.9% rate increase is awarded, the additional 1.6% would be effective 30 days after the BCUC decision and would not be retroactive to April 1. Further, interruptions in the supply of electricity to Vancouver Island, where three of our four mills are located, if sustained, may have a material adverse effect on us.


WE HAVE RECORDED LOSSES FOR EACH OF THE LAST TEN QUARTERS



    We have incurred a net loss in each of the ten quarters since the end of September 2001, and operating losses have been recorded for the last eight quarters. These losses have arisen primarily as a result of adverse market conditions, as discussed in this "Risk Factors" section and in "Management's Discussion and Analysis of Financial Condition and Results of Operations". Should these conditions continue, we may over time have to rely to a greater extent on our revolving operating loan and if necessary, additional sources of funding.


OUR INSURANCE IS LIMITED AND SUBJECT TO EXCLUSIONS

    We have obtained insurance coverage that we believe would ordinarily be maintained by an operator of facilities similar to our facilities. The insurance policies are subject to limits and exclusions. Damage or destruction to our facilities could result in claims that are excluded by our insurance policies or exceed the limits of our policies.

THE PACIFICA PAPERS ACQUISITION WAS SUBJECT TO REGULATORY APPROVALS THAT MAY BE CHALLENGED UP TO THREE YEARS AFTER THE ACQUISITION

    The completion of the acquisition of Pacifica Papers Inc., or Pacifica Papers, on August 27, 2001 was conditioned upon the expiration or earlier termination of the applicable statutory waiting periods, which began upon notice of the transaction to the Commissioner of Competition in Canada. We received notification from the Commissioner of Competition on August 14, 2001 that the acquisition of Pacifica Papers would not be opposed by the Commissioner. However, an application to the Competition Tribunal alleging that the transaction will, or is likely to, lessen competition substantially, may be brought by the Commissioner of Competition at any time within three years after completion of the transaction. Although we do not believe that grounds exist for any such proceeding, we cannot assure you that a challenge to the Pacifica Papers acquisition on competition grounds will not be made or that, if such a challenge is made, it would not be successful.

TERRORIST ATTACKS AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE MARKETS IN WHICH THE NOTES TRADE, THE MARKETS IN WHICH WE OPERATE AND OUR PROFITABILITY AND CASH FLOW

    Terrorist attacks or other acts of violence or war may negatively affect our operations and your investment. These attacks may directly impact our suppliers' or customers' physical facilities. Furthermore, these attacks may make travel and the transportation of our supplies and products more difficult and more expensive and ultimately affect our operating results. The United States has entered into, and may enter into additional, armed conflicts which could have a further impact on our sales and our ability to deliver product to our customers in the United States and elsewhere. Political and economic instability in some regions of the world may also result and could negatively impact our business. The consequences of any of these armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They could also result in economic recession in the United States or abroad. Any of these occurrences could have a significant impact on our operating results, revenues, costs and cash flow and may result in volatility of the market price of our securities.

RISKS RELATED TO OUR COMPANY

YOU MAY HAVE DIFFICULTY ENFORCING U.S. BANKRUPTCY LAWS AND OTHER LAWS IN CANADA

    Under bankruptcy laws in the United States, courts have jurisdiction over a debtor's property wherever it is located, including property situated in other countries. However, courts outside of the United States may not recognize the U.S. bankruptcy court's jurisdiction. Accordingly, you may have difficulty administering a U.S. bankruptcy case involving us, because we have property located outside of the United States. Any orders or judgments of a bankruptcy court in the United States may not be enforceable against us with respect to our property located outside the United States.

    Under the indenture governing the exchange notes, the rights of the trustee to enforce remedies may be significantly impaired if we seek the benefit of the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation. For example, both the BANKRUPTCY AND INSOLVENCY ACT (Canada) and the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) contain provisions enabling an "insolvent person" to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or plan of compromise or arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors. The restructuring plan or proposal, if accepted by the requisite majorities of creditors and if approved by the court, may be binding on persons who may not otherwise accept it. Moreover, this "proposal legislation" may permit the insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument.

    The powers of the courts under the BANKRUPTCY AND INSOLVENCY ACT (Canada) and particularly under the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict if payments under the notes would be made following commencement of or during such a proceeding, whether or when the trustee could exercise its rights under the indenture governing the exchange notes, whether your claims could be compromised or extinguished under such a proceeding or whether and to what extent holders of the notes would be compensated for delays in payments, if any, of principal and interest.

YOU MAY NOT BE ABLE TO ENFORCE CIVIL LIABILITIES UNDER U.S. LAW

    You may not be able to enforce civil liabilities under applicable U.S. federal and state securities laws because:

    - we are organized under the laws of Canada;

    - all of our officers and all but one of our directors are not residents of the United States;

    - some or all of the experts named in this prospectus are not residents of the United States; and

    - all or substantially all of our assets, the assets of our officers and all but one of our directors, and the experts named in this prospectus are located outside the United States.

    It may be difficult or impossible for you to effect service of process upon us or our officers, directors or experts within the United States. It may also be difficult for you to enforce judgments of U.S. courts for civil liabilities under applicable U.S. federal and state securities laws against us, our officers, directors or experts. Courts in Canada may not enforce:

    - judgments of U.S. courts obtained in actions against us or our officers, directors or experts predicated upon the civil liability provisions of applicable U.S. federal and state securities laws; and

    - liabilities against us or our officers, directors or experts predicated upon U.S. federal and state securities laws in original actions brought in Canada.

OUR MILLS ARE LOCATED IN SEISMICALLY ACTIVE AREAS

    Since Vancouver and the south coast of British Columbia are located in a seismically active area, we are particularly susceptible to the risk of damage to, or total destruction of, our mills and the surrounding transportation infrastructure caused by earthquakes. Further, our mills are located directly adjacent to the ocean, and the south coast of British Columbia is an area that is susceptible to similar damage caused by tsunamis. We cannot assure you that we are adequately insured to cover the total amount of any losses caused by an earthquake or tsunami. In addition, we are not insured against any losses due to interruptions in our operations due to damage to, or destruction of, our mills caused by earthquakes or tsunamis or to major transportation infrastructure disruptions or other natural events that do not occur on our premises.

RISKS RELATED TO THE EXCHANGE NOTES

WE MAY NOT BE ABLE TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL

    The indentures governing the exchange notes and the existing 8 5/8% notes provide that if we experience a change of control accompanied by a decline in the rating of the applicable notes to below investment grade, we must make an offer to purchase all of the exchange notes and the 8 5/8% notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of purchase. The source of funds for that purchase would be our available cash or cash generated from other sources. However, we may not be able to access sufficient funds, internally or otherwise, to purchase any notes tendered. A change of control could also result in acceleration of our other debt, including outstanding borrowings under revolving credit facilities. We may not have sufficient funds at the time of a change of control to repay our other senior debt and repurchase the notes. Our failure to meet any of these obligations could cause an event of cross-default under our secured credit facilities and other debt agreements, causing substantially all of our debt to become immediately due and payable.

YOUR CLAIMS ARE EFFECTIVELY SUBORDINATED TO OUR SECURED DEBT

    As of December 31, 2003, on a consolidated basis, we had outstanding $808.2 million of senior debt, of which $12.5 million was secured debt. In addition, we had an additional $305.2 million of debt available under the revolving portion of our secured credit facility. This excludes senior secured non-recourse debt owed by a joint venture in which we have a 50.1% non-controlling economic interest, of which our proportionate share is $37.6 million.

    Our secured credit facility is collateralized by substantially all of our assets including the assets of our subsidiary guarantors. We may incur additional secured debt in the future. Secured debt effectively ranks senior to the exchange notes to the extent of the value of the collateral. If we default on the exchange notes, become bankrupt, liquidate, restructure or reorganize, it would result in a default under our secured credit facility and our secured creditors could use the collateral to satisfy the secured debt before you will receive any payment on the exchange notes. If the value of the collateral is insufficient to pay all of the secured debt, our secured creditors would share equally in the value of our other assets, if any, with you and any other creditors (including the holders of the existing 8 5/8% notes, whose claims against us rank equally with the exchange notes).

NO PUBLIC TRADING MARKET FOR THE EXCHANGE NOTES MAY DEVELOP

    No active trading market currently exists for the exchange notes, and none may develop following this offering. Although the initial purchasers have informed us that they intend to make a market in the exchange notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice.

    The liquidity of any market for the exchange notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the exchange notes and other factors. Accordingly, we cannot assure you that a market will develop or that any market for the exchange notes that develops will be liquid. If an active trading market for the exchange notes does not develop, the market price and liquidity of the exchange notes may be adversely affected. If any of the exchange notes are traded, they may trade at a discount from their initial offering price. The trading price may depend upon:

    - prevailing interest rates;

    - the market for similar securities;

    - general economic conditions; and

    - our financial condition, performance and prospects.

THERE ARE RESTRICTIONS ON YOUR ABILITY TO TRANSFER THE NOTES

    The exchange notes will be distributed pursuant to exemptions from the registration and prospectus requirements of applicable Canadian securities legislation and may be resold in Canada only pursuant to an exemption from applicable registration and prospectus requirements.

COURTS COULD SUBORDINATE OR VOID THE GUARANTEES UNDER FRAUDULENT CONVEYANCE STATUTES

    Fraudulent conveyance laws in the United States and in the Canadian provinces have been enacted for the protection of creditors. Under these fraudulent conveyance laws, a U.S. or Canadian court could further subordinate the guarantees granted under the indenture governing the exchange notes to the guarantors' present and future indebtedness and a U.S. or Canadian court could take other detrimental actions, including voiding the guarantees and payments made under the guarantees. The U.S. or Canadian court could take that action if it found that at the time the guarantee was incurred, the guarantor intended to hinder, delay or defraud any present or future creditor or the guarantor:

    - received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and:

     - was insolvent or rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which such guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    The measures of insolvency for purposes of these fraudulent transfer laws vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a party would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable or disposable value of all of its assets;

    - the present fair saleable or disposable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they become due.

    Among other things, a legal challenge of a guarantee of the notes on fraudulent conveyance grounds may focus on the benefits, if any, realized by that subsidiary as a result of the issuance of the notes.

    On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the offering, we and the guarantors will not be insolvent, will have sufficient capital to meet our obligations as they mature and to operate our business effectively, and will not have incurred debts beyond our ability to pay as they mature. We cannot assure you, however, that a court would apply the same or similar standards in making a determination or that a court would agree with our conclusions in this regard.

    If a court voided a guarantee because it was a fraudulent conveyance, or held it unenforceable for any other reason, holders of notes would cease to have a claim against the guarantor. Consequently, the holders of exchange notes would be creditors of us and any guarantor whose guarantee was not voided and not creditors of those guarantors whose guarantee was voided.

THE HOLDERS OF A MAJORITY OF THE EXCHANGE NOTES MAY WAIVE DEFAULTS UNDER OR MODIFY THE INDENTURE IN A MANNER ADVERSE TO NOTEHOLDERS WHO DO NOT APPROVE OF SUCH ACTIONS

    Subject to limitations specified in the indenture, the holders of a majority in principal amount of the exchange notes then outstanding will have the right to:

    - waive existing defaults or events of default;

    - waive compliance with provisions of the indenture or the exchange notes;

    - modify or supplement the indenture; and

    - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture.

    These provisions of the indenture could allow actions affecting the exchange notes to be taken without the approval of all of the holders of the exchange notes and thus may have an adverse effect on the holders of exchange notes who do not approve of such actions. See "Description of the Exchange Notes--Events of Default" and "--Modification of Indenture."

                                USE OF PROCEEDS

    We will not receive any proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes in this exchange offer, we will receive outstanding notes of an equal principal amount. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our indebtedness.

                               THE EXCHANGE OFFER

GENERAL

    In connection with our private offering of the outstanding notes in March 2004, we and the guarantors entered into a registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, CIBC World Markets Corp., Scotia Capital (USA) Inc., RBC Capital Markets Corporation, TD Securities (USA) Inc., Harris Nesbitt Corp., HSBC Securities (USA) Inc. and NBF Securities (USA) Corp. who were the initial purchasers of the outstanding notes. Under this registration rights agreement we agreed to use our best efforts to file within 120 days after the issuance of the outstanding notes a registration statement with the SEC with respect to a registered offer to exchange the outstanding notes for exchange notes with terms substantially similar to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions and registration rights.

    We are offering to exchange our exchange notes for up to 100% of our notes on the terms set forth in this prospectus and in the accompanying letter of transmittal. For each note surrendered to us pursuant to the exchange offer, the holder of such note will receive an exchange note having a principal amount at maturity equal to that of the surrendered note.

    Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by a holder under U.S. federal securities laws without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

    - the holder is acquiring the exchange notes in the ordinary course of business;

    - the holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such exchange notes;

    - the holder is not a broker-dealer who purchased the outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

    - the holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

    If you wish to participate in this exchange offer, you must represent to us in the letter of transmittal or through the Depository Trust Company's Automated Tender Offer Program (ATOP) that the conditions above have been met. However, we do not intend to request the SEC to consider, and the SEC has not considered, this exchange offer in the context of a no-action letter and therefore we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. Therefore, if you transfer any exchange note delivered to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume such liability or indemnify you against such liability, but we do not believe such liability should exist if the above conditions are met.

    If any holder is an affiliate of ours, or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, such holder:

    - may not rely on the applicable interpretations of the staff of the SEC;
      and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

    In addition, in order to comply with state securities laws in the United States, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The exchange notes also have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The exchange notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada, or to any resident of Canada, except in accordance with the securities laws of the provinces and territories of Canada.

TERMS OF THE EXCHANGE OFFER

    Subject to the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange outstanding notes that are properly tendered and not withdrawn on or prior to the Expiration
Date. The term "Expiration Date" means 5:00 p.m., New York City time, on       ,
2004. If we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "Expiration Date" means the latest time and date to which the exchange offer is extended.

    As of the date of this prospectus, US$250,000,000 aggregate principal amount notes are outstanding. Outstanding notes tendered in the exchange offer must be in denominations of principal amount of US$1,000 and any integral multiple thereof. This prospectus, together with the letter of transmittal, is first
being sent on or about       , 2004, to all holders of outstanding notes known
to us. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to conditions as set forth below under "--Certain Conditions to the Exchange Offer."

    We expressly reserve the right to extend the period of time during which the exchange offer is open and delay the acceptance of any outstanding notes for exchange. We will give oral or written notice of such extension to the holders of outstanding notes as described below. During any extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes that we do not accept for exchange for any reason will be returned without expense to the tendering holder as soon as practicable after the expiration or termination of the exchange offer.

    We expressly reserve the right to amend or terminate the exchange offer, and to reject any outstanding notes tendered upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, rejection or termination to the holders of the outstanding notes as soon as practicable after such event. In the case of any extension, we will give notice by issuing a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

    The tender of outstanding notes by a holder as set forth below and our acceptance of such notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender outstanding notes for exchange pursuant to the exchange offer must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Wells Fargo Bank, National Association, as exchange agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date. In addition, either:

    (1) certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal, or

    (2) a timely confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company, or DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the Expiration Date, or

    (3) the holder must comply with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF OUTSTANDING NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US; THEY SHOULD BE SENT TO THE EXCHANGE AGENT.

    If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding notes, those outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes. If the letter of transmittal or any outstanding notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, must submit to us, proper evidence satisfactory to us of their authority to so act.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

    - by a registered holder of the outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    - for the account of an Eligible Institution (as defined below).

    In the event that signatures are required to be guaranteed, such guarantees may be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If outstanding notes are registered in the name of a person other than the person who signs a letter of transmittal, the outstanding notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in a form satisfactory to us and the exchange agent, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution.

    We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange in our sole discretion, and our determination shall be final and binding. We reserve the right to reject any tender of outstanding notes that are not properly tendered or to reject any outstanding notes where acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes either before or after the Expiration Date. Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding notes either before or after the Expiration Date (including the terms and conditions set forth in the letter of transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within a reasonable period of time, as we shall determine. We and the exchange agent shall not be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, and we shall not incur any liability for failure to give such notification.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE

    Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all outstanding notes properly tendered and not withdrawn. We will issue the exchange notes as soon as practicable after the Expiration Date.

    For purposes of the exchange offer, we shall be deemed to have accepted properly tendered outstanding notes for exchange when we have given oral or written notice of such acceptance to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter.

    For each outstanding note accepted for exchange, the holder of such outstanding note will receive an exchange note having a stated amount at maturity equal to that of the surrendered outstanding note. Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange therefor or, if no interest has been paid on the outstanding notes, from the date of original issue of the outstanding notes. Holders of outstanding notes whose outstanding notes are accepted for exchange will not receive any payment in respect of accrued interest on such outstanding notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the exchange offer.

    In all cases, issuance of notes for outstanding notes that are accepted for exchange pursuant to the exchange offer, will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely confirmation of a book-entry transfer of such outstanding notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desired to exchange, the outstanding notes not exchanged will be returned without expense to the tendering holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to book-entry procedures, such non-exchanged outstanding notes will be credited to an account maintained with DTC for such outstanding notes) as soon as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

    The exchange agent will establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the DTC's systems may make delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Therefore, a holder of outstanding notes may deliver the outstanding notes through book-entry transfer at DTC and acknowledge and agree to the terms of the letter of transmittal by transmitting a computer-generated message to the exchange agent through DTC's ATOP.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of outstanding notes desires to tender such outstanding notes and the outstanding notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the tender is made through an Eligible Institution; and prior to the Expiration Date, the exchange agent received from the Eligible Institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within five business days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of outstanding notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under "--Exchange Agent." Any such notice of withdrawal must:

    - specify the name of the persons having tendered the outstanding notes to be withdrawn; and

    - identify the outstanding notes to be withdrawn (including the principal amount of such outstanding notes, and, in the case where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes are registered if different from that of the withdrawing holder).

    If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility.

    We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices of withdrawal, which shall be final and binding on all parties. Any outstanding notes so withdrawn will not be deemed to have been validly tendered for exchange. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at the DTC pursuant to the book-entry transfer procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "--Procedures for Tendering Outstanding Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    The exchange offer shall be subject to the following conditions:

    (1) neither the exchange offer, nor the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the SEC;

    (2) the due tendering of the outstanding notes in accordance with the exchange offer;

    (3) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

    (4) there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

    (5) there shall not have been declared by U.S. federal, New York State or Canadian federal authorities a banking moratorium which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

    (6) trading generally in the United States or Canadian over-the-counter market shall have been suspended by order of the SEC, any securities commission or securities regulatory authority in Canada or any other governmental authority, which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; and

    (7) each holder of outstanding notes (other than participating broker-dealers) who wishes to exchange outstanding notes for exchange notes shall have made such representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form F-4 or another appropriate form under the Securities Act available.

    The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. Our failure at any time to exercise any of the these rights shall not be deemed a waiver of any such rights and each right shall be deemed an ongoing right which may be asserted at any time and from time to time. None of the foregoing conditions shall relieve us of our obligations under the registration rights agreement or affect any increase in the interest rate borne by the outstanding notes pursuant to the registration rights agreement.

EXCHANGE AGENT

    Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth in the letter of transmittal. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

       By Mail, Hand or Overnight Delivery:
       Wells Fargo Bank, National Association
       213 Court Street
       Suite 703
       Middleton, CT 06457
       Attention: Corporate Trust Services
       Facsimile: (860) 704-6219
       Confirm by Telephone: (860) 704-6216

    DELIVERY OF THE OUTSTANDING NOTES TO AN ADDRESS OTHER THAN THE EXCHANGE AGENT'S ADDRESS (IN THE CASE OF CERTIFICATED NOTES) OR THROUGH DTC'S ATOP (IN THE CASE OF A BOOK-ENTRY TRANSFER) OR AS SET FORTH IN THE LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. We will pay the cash expenses incurred by us in connection with the exchange offer, including the fees and expenses of the exchange agent, accounting and certain legal fees.

TRANSFER TAXES

    Holders who tender their outstanding notes for exchange will not be obliged to pay any transfer taxes in connection with such exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF NOT EXCHANGING OUTSTANDING NOTES

    Holders of outstanding notes who do not exchange their outstanding notes for exchange notes pursuant to the exchange offer will continue to be subject to the transfer restrictions under U.S. federal and state securities laws as set forth in the legend on such notes and the indenture governing the notes regarding transfer and exchange of the outstanding notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act.

                                 CAPITALIZATION

    The following table sets forth our cash and short-term investments and total capitalization as of December 31, 2003; (i) on a pro forma basis, giving effect to the issuance of the notes on March 23, 2004 and the use of proceeds therefrom, as if each had occurred on December 31, 2003, and (ii) on a pro forma as adjusted basis, to give effect to the exchange of all of the outstanding notes for exchange notes pursuant to the exchange offer, as if each had occurred on December 31, 2003. Because the outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued, whether none, some, or all of the exchange notes are issued will not change the outstanding long-term debt of NorskeCanada. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes, all of which are included elsewhere in this prospectus.

                                                              AS AT DECEMBER 31, 2003
                                                              ------------------------
                                                                            PRO FORMA
                                                              PRO FORMA    AS ADJUSTED
                                                              ----------   -----------
                                                              (IN MILLIONS OF DOLLARS)
Cash and short-term investments.............................   $   31.3      $   31.3
                                                               ========      ========
Secured credit facility(1)..................................   $     --      $     --
Long term debt, including current maturities
  US$250 million 7 3/8% senior notes due 2014(2)............      323.1            --
  US$400 million 8 5/8% senior notes due 2011...............      521.2         521.2
  US$200 million 10% senior notes due 2009..................         --            --
  Exchange Notes............................................         --         323.1
  Non-recourse joint venture debt(3)........................       37.6          37.6
                                                               --------      --------
Total long term debt........................................      881.9         881.9
Shareholders' equity
  Share capital.............................................      913.6         913.6
  Retained earnings(4)......................................      152.8         152.8
                                                               --------      --------
Total shareholders' equity..................................    1,066.4       1,066.4
                                                               --------      --------
Total capitalization........................................   $1,948.3      $1,948.3
                                                               ========      ========

------------------------

(1) We have a secured credit facility which consists of a revolving operating loan which expires in July 2006. See "Description of Other Indebtedness--The Secured Credit Facility".

(2) Based on the exchange rate of US$0.7738 per $1.00 on December 31, 2003.

(3) We have a 50.1% non-controlling economic interest in Powell River
    Energy Inc., a joint venture that owns two hydroelectric dams that supply electricity to the Powell River mill. Powell River Energy Inc. has issued $75 million First Mortgage Bonds due July 2009, which are secured by first-ranking mortgages over all of the assets of Powell River Energy Inc.

(4) After giving effect to the offering of the outstanding notes and use of proceeds therefrom, as if each had occurred on December 31, 2003, retained earnings would decrease by $2.8 million as a result of the redemption of our US$200 million aggregate principal amount of 10% notes.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

    The following selected consolidated historical financial information is derived from our audited consolidated financial statements as at and for each of the years in the three year period ended December 31, 2003, as at and for the six months ended December 31, 2000 and as at and for each of the years in the two-year period ended June 30, 2000. In addition, certain information is presented in order to show the differences that would result from the application of U.S. GAAP, rather than Canadian GAAP.

    The following selected consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included elsewhere in this prospectus.

                                                                   SIX MONTHS
                                          YEARS ENDED JUNE 30,        ENDED          YEARS ENDED DECEMBER 31,
                                          ---------------------   DECEMBER 31,    -------------------------------
                                            1999       2000(1)        2000         2001(2)      2002       2003
                                          ---------   ---------   -------------   ---------   --------   --------
                                               (IN MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS AND RATIOS)
AMOUNTS UNDER CANADIAN GAAP:
STATEMENT OF EARNINGS DATA:
Net sales...............................  $1,036.5    $1,253.3       $  729.0     $ 1,388.7   $1,482.3   $1,591.2
Operating expenses:
  Cost of sales.........................     906.7       974.2          526.7       1,114.2    1,360.4    1,458.2
  Selling, general and administrative...      59.5        60.9           34.5          63.6       65.3       54.7
  Depreciation and amortization.........     111.4       114.3           59.8         131.2      178.5      189.9
                                          --------    --------       --------     ---------   --------   --------
                                           1,077.6     1,149.4          621.0       1,309.0    1,604.2    1,702.8
                                          --------    --------       --------     ---------   --------   --------

Operating earnings (loss)...............     (41.1)      103.9          108.0          79.7     (121.9)    (111.6)
Foreign exchange gain (loss) on
  translation of long-term debt.........        --          --             --         (17.1)      12.3       58.2
Write-down of fixed assets..............        --          --             --            --         --      (14.2)
Other income (expense), net.............      33.1        (7.1)          (2.1)        (40.2)     (13.3)      (3.9)
Interest expense........................        --          --             --         (34.1)     (77.9)     (75.5)
Interest income.........................      36.7        38.2           26.4          35.0        1.7        0.5
                                          --------    --------       --------     ---------   --------   --------
Earnings (loss) from continuing
  operations before income taxes........      28.7       135.0          132.3          23.3     (199.1)    (146.5)
Income tax expense (recovery)...........       2.3        35.6           49.8         (21.2)     (75.8)     (62.0)
                                          --------    --------       --------     ---------   --------   --------
Earnings (loss) from continuing
  operations............................      26.4        99.4           82.5          44.5     (123.3)     (84.5)
Earnings from discontinued operations,
  net of income taxes...................       9.1          --             --            --         --         --
                                          --------    --------       --------     ---------   --------   --------
Net earnings (loss).....................  $   35.5    $   99.4       $   82.5     $    44.5   $ (123.3)  $  (84.5)
                                          ========    ========       ========     =========   ========   ========
Basic and diluted earnings (loss) per
  share from continuing operations (in
  dollars)..............................  $   0.21    $   0.80       $   0.66     $    0.32   $  (0.64)  $  (0.41)
                                          ========    ========       ========     =========   ========   ========

BALANCE SHEET DATA:
Working capital.........................  $  965.7    $1,093.7       $1,213.5     $   380.6   $  240.4   $  251.8
Fixed assets............................   1,360.4     1,300.9        1,298.5       2,416.4    2,326.6    2,290.2
Total assets............................   2,551.1     2,599.3        2,720.6       3,149.8    2,893.5    2,816.2
Long-term debt(3).......................        --          --             --       1,174.6      886.2      845.8
Shareholders' equity....................   2,095.1     2,120.0        2,165.2       1,036.5    1,124.7    1,069.2

                                                                   SIX MONTHS
                                          YEARS ENDED JUNE 30,        ENDED          YEARS ENDED DECEMBER 31,
                                          ---------------------   DECEMBER 31,    -------------------------------
                                            1999       2000(1)        2000         2001(2)      2002       2003
                                          ---------   ---------   -------------   ---------   --------   --------
                                               (IN MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS AND RATIOS)
OTHER DATA:
Cash flow provided by
  operating activities..................     106.3       195.7          171.9         269.8        5.2       22.5
Cash flow used in
  investing activities..................     (85.8)      (50.9)         (58.2)        (60.7)     (42.5)     (96.1)
Cash flow provided by (used in)
  financing activities..................     (75.6)      (79.1)         (38.9)     (1,034.0)     (67.5)      73.6
EBITDA(4)...............................      70.3       218.2          167.8         210.9       56.6       78.3
Dividends declared per share(5).........      0.60        0.60           0.30          0.30         --         --
Capital expenditures....................      90.8        57.2           58.4          92.7       82.2       81.4
Ratio of earnings to fixed charges(6)...      17.9x         --             --           1.7x        --         --

AMOUNTS UNDER U.S. GAAP:
Net sales...............................  $1,201.6    $1,426.0       $  807.7     $ 1,561.3   $1,704.0   $1,820.5
Net earnings (loss).....................      46.9        94.0           76.9          15.6      (84.7)     (43.5)
Basic and diluted earnings (loss) per
  share from continuing operations......  $   0.30    $   0.76       $   0.62     $    0.11   $  (0.44)  $  (0.21)
Total assets............................   2,569.9     2,609.2        2,721.4       3,142.4    2,917.4    2,879.0
Long-term debt(3).......................        --          --             --       1,174.6      886.2      845.8
Shareholders' equity....................   2,102.8     2,122.9        2,162.4       1,005.4    1,113.7    1,096.1

OTHER DATA:
Capital expenditures....................      90.8        57.2           58.4          92.7       82.2       81.4
Ratio of earnings to fixed charges(6)...      28.9x         --             --            --         --         --

--------------------------

(1) Effective July 1, 2000 we changed our financial year end from June 30 to December 31.

(2) Effective June 15, 2001 our results exclude the Mackenzie pulp operations which we disposed of and effective August 31, 2001 our results reflect the acquisition of Pacifica Papers.

(3) Long-term debt includes current portion.

(4) EBITDA represents earnings (loss) from continuing operations before interest expense, interest income, income taxes and depreciation and amortization and before other non-operating income and expenses. Although EBITDA, as a non-GAAP measure, should not be considered in isolation or as a substitute for operating cash flows or other cash flow statement data or net earnings, management understands that it is commonly used to evaluate a company's liquidity. We consider EBITDA to be a useful measure of our ability to service our debt and our ability to generate cash for other purposes. We believe that our investors consider EBITDA useful for these purposes as well. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

    We have provided below a reconciliation of EBITDA to cash flow provided by (used in) operating activities, which we believe is the most directly comparable GAAP measure.

                                                           YEARS ENDED        SIX MONTHS
                                                            JUNE 30,             ENDED          YEARS ENDED DECEMBER 31,
                                                       -------------------   DECEMBER 31,    ------------------------------
                                                         1999       2000         2000        2001(2)      2002       2003
                                                       --------   --------   -------------   --------   --------   --------
                                                               (IN MILLIONS OF DOLLARS UNLESS OTHERWISE SPECIFIED)
      Cash flow provided by operating activities.....   $106.3     $195.7        $171.9       $269.8     $  5.2     $ 22.5
      Cash interest (income) expense, net............    (28.1)     (37.2)        (30.0)        (9.9)      78.3       80.2
      Cash income taxes paid.........................      2.0        3.2           2.7          5.0       12.8        7.1
      Increase in other long-term obligations........     (9.4)      (8.8)         (4.5)        (8.5)     (19.8)     (17.5)
      Other..........................................    (43.7)       3.0           3.5         (8.2)       1.6       (8.7)
      Change in non-cash working capital.............     43.2       62.3          24.2        (37.3)     (21.5)      (5.3)
                                                        ------     ------        ------       ------     ------     ------
      EBITDA.........................................     70.3      218.2         167.8        210.9       56.6       78.3
                                                        ======     ======        ======       ======     ======     ======

(5) Excludes a special cash distribution we paid on August 27, 2001 of $12.00 per common share, which consisted of a return of capital of $7.60 per common share and a special dividend of $4.40 per common share.

(6) The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings are defined as earnings (loss) from continuing operations before income taxes plus fixed charges reduced by capitalized interest. Fixed charges consist of interest on indebtedness, including capitalized interest, and amortization of deferred financing costs. No ratio was calculated for the year ended
    June 30, 2000 and for the six months ended December 31, 2000 as we did not have indebtedness during this period. Under Canadian GAAP, earnings (as defined) were insufficient to cover fixed charges for the years ended December 31, 2003 and 2002 by $147.4 million and $199.1 million, respectively. Under U.S. GAAP, earnings (as defined) were insufficient to cover fixed charges for the years ended December 31, 2003, 2002 and 2001 by $83.6 million, $140.9 million, and $21.5 million, respectively.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

INTRODUCTION

    This section should be read in conjunction with the consolidated financial statements for the years ended December 31, 2003, 2002 and 2001 and the notes thereto included elsewhere in this prospectus.

    On January 1, 2003, we segregated our kraft paper (containerboard) activities from our pulp and containerboard business segment and included it in our specialties business segment. Segmented information for the preceding year has been restated to reflect this change.

    Throughout the discussion, reference is made to EBITDA, which represents earnings (loss) from continuing operations before interest expense, interest income, income taxes and depreciation and amortization, and before other non-operating income and expenses. As there is no generally accepted method of calculating EBITDA, the measure as calculated by the Company might not be comparable to similarly titled measures reported by other companies. EBITDA is presented because we believe it is a useful indicator of a company's ability to meet debt service and capital expenditure requirements. We interpret EBITDA trends as an indicator of our relative operating performance. EBITDA should not be considered by an investor as an alternative to net income, an indicator of our financial performance, or an alternative to cash flows as a measure of liquidity. See "Results of Operations -- Year ended December 31, 2003 compared to year ended December 31, 2002 -- Reconciliation of EBITDA to Cash Flow".

    Except for the historical information contained herein, the matters set forth in this section are forward-looking. These include, for example, statements with respect to general economic conditions in the United States and Canada, assessment of market conditions, the outlook for inventories, production and pricing, and performance improvements and cost savings, including those related to the acquisition of, and expected synergies from, our paper recycling division. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements. Such statements reflect our views and are based on certain assumptions. They are, by necessity, only estimates of future developments and actual developments may differ materially from these statements due to a number of factors. Investors are cautioned not to place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future results. See "Forward-Looking Statements".

OUTLOOK

    A robust U.S. economic recovery now appears to be well underway. There is growing optimism amongst commentators that pulp and paper demand in 2004 will begin to reflect the improved economic climate, allowing producers to record healthy price increases across most product lines.

    Coated groundwood paper producers are well positioned to reap the benefits of a sustained economic recovery. Magazine advertising is projected to grow at healthy levels in 2004, with little new capacity forecast.

    Similarly, super-calendered and hi-brite paper producers are expected to benefit from rising business and consumer confidence in 2004, through a growth of printing of inserts, magazines, and catalogues. This positive development may be tempered by the possible return to production of capacity that was temporarily idled in 2003, which may limit the price gains expected to be realized in 2004.

    The directory market is currently beset by excess supply. In 2004, the expected improved demand for directory publications and an anticipated shift of capacity to newsprint as the year progresses, should help to rebalance supply and demand by year end. Prices are expected to remain stable in 2004, but tighter markets expected at the end of 2004 should help producers implement price increases for 2005.

    To date, newsprint demand has been unaffected by the growth of the U.S. economy, but the impact of lackluster demand has been largely offset by significant capacity reductions, helping to balance production with orders. As a result, producers are well positioned to benefit from an expected growth in newspaper advertising lineage, which should pave the way for healthy price increases during the year. A US$50 per tonne price increase for North American markets was announced on February 1, 2004.

    For pulp products, the performance of the Chinese economy and global paper demand are likely to be the key drivers of demand growth in 2004. While softwood pulp prices may once again fluctuate, average year-over-year pricing is expected to reflect improving demand for paper products. A US$30 per tonne price increase for European NBSK pulp was announced by major producers, for February 1, 2004. For hardwood pulp, however, new capacity will likely affect the demand to supply balance, increasing the discount between both pulp grades.

    Despite the encouraging rate of economic growth in North America, the strength of the Canadian dollar remains a major concern as it negatively impacts the competitive position of Canadian exporters. Economic commentators are divided over the future direction of the Canadian dollar relative to the U.S. dollar.

    To complete the upgrade of No. 2 recovery boiler at our Elk Falls mill, we will be shutting down the boiler for approximately 55 days in the first quarter of 2004. Although the upgrade will have a positive impact on our earnings over the balance of the year we estimate operating earnings will be reduced by $15 to $20 million in the first quarter of 2004. In addition, we will be taking the annual shutdown of our pulp digesters at Crofton in the first quarter of 2004. These two factors, combined with the potential impact of a continuing strong Canadian dollar, will have a negative impact on our earnings for the first quarter of 2004.

    In 2004, we intend to build on the momentum created by our performance improvement initiative. Our objectives this year include optimizing our mix of higher-value specialty papers, extracting the maximum value from our recently acquired recycled paper operation, completing our pulp production rationalization at Elk Falls, as well as continuing to aggressively manage costs in all business areas.

    We continue to preserve cash flow and intend to restrict capital spending to maintenance-of-business and carefully selected high-return capital projects until there is clear evidence of a sustained improvement in market conditions. As cash flows permit, we will invest in several already identified high-return capital projects.

YEAR IN REVIEW

CONTINUED CHALLENGES FROM DIFFICULT MARKET CONDITIONS, EXACERBATED BY RAPIDLY
  STRENGTHENING CANADIAN DOLLAR

    The Canadian pulp and paper industry experienced another difficult year in 2003, as producers faced a number of major challenges, from various sources.

    The most significant of these was the rapid, and largely unexpected, appreciation of the Canadian dollar, relative to the U.S. dollar. By
December 31, 2003, the Canadian dollar had increased by 22% to US$0.77, from US$0.63 at the end of 2002. The vast majority of the paper and pulp business is conducted in U.S. dollars, and therefore, the strengthening Canadian dollar has severely eroded Canadian producers' operating earnings.

    In response to this and other factors, principally escalating energy costs, groundwood paper producers announced several price increases during the year. These price increases settled at moderate levels, however, due primarily to the failure of paper demand to rebound from the depressed levels of 2002, despite the emergence of a U.S. economic recovery in the second half of the year.

    North American newsprint prices increased by US$50 per tonne, or 11%, in 2003. Despite further capacity reductions, producers were handicapped by continued lackluster demand, which changed little from the prior year.

    Markets for specialty papers fared somewhat better. Super-calendered and lightweight coated paper markets recorded encouraging increases in demand during 2003. For lightweight coated paper, the positive impact of improved demand was tempered somewhat by the introduction of new capacity to the North American market during the year. In contrast, super-calendered markets benefited from the idling of a significant amount of capacity in 2003. These factors contributed to an average increase in benchmark lightweight coated and super-calendared papers prices of US$28 per tonne (or 4%) and US$44 per tonne (or 6%), respectively. For directory grades, excess supply resulted in lower 2003 contract pricing (contracts make up the majority of directory business).

    Pulp markets were volatile in 2003, reflecting the increasing influence exercised by Chinese buyers in global markets. A steadily appreciating Euro, sluggish paper demand, as well as weather-related fibre shortages and the outbreak of SARS in the first half of 2003, also contributed to a significant fluctuation in prices. Overall, improved global demand supported an increase in average European NBSK prices of US$120 per tonne (or 28%) in 2003.

EXCELLENT PROGRESS ON STRATEGIC INITIATIVES

    In spite of the external challenges, we continued to focus on our key strategic objectives, and recorded a number of notable achievements during the year. A discussion of this year's principal achievements follows.

Continued Performance Improvements

    In January 2003, we launched our third performance improvement initiative in three years, aimed at generating annualized run-rate improvements of $100 million by the end of 2003, as compared to 2002 results. Potential improvements were identified across all business areas from optimizing our mix of higher-value sales and distribution channels, to enhancing manufacturing processes, reducing furnish and conversion input costs, and lowering company-wide overhead costs. By December 31, 2003 we had captured annualized run-rate improvements of $104 million ($83 million embedded in the current year's earnings), compared to 2002.

Acquisition of Recycling Paper Facility

    Sourcing recycled paper at an affordable price has been high on our list of priorities for some time. On December 1, 2003, we acquired western Canada's largest paper recycling facility. The purchase price of $61.1 million, which included a $2.5 million working capital adjustment and transaction costs of $0.6 million, was financed almost equally by equity and cash, thereby preserving our existing debt to capitalization ratio.

    The division has a current production capacity of 145,000 air-dried metric tonnes, and has the capability to produce another 35,000 air-dried metric tonnes, with minimal capital cost. A well-managed and cost-efficient modern operation, the division has excellent truck, rail and water access.

    The addition of this paper recycling operation brings many benefits to us, including:

    - Expected positive impact on earnings:

       - Improving EBITDA by an estimated $15 to $16 million per year before synergies.

       - Synergies expected to improve annual EBITDA by $2 to $3 million.

       - Accretion to annual earnings per share by an estimated $0.03 to $0.04 per share.

       - Improved interest ratio coverage.

    - A secure, stable raw material supply, with over 80% under contract from suppliers in western North America.

    - The ability to avoid the effect of waste paper price increases by optimizing production scheduling and volumes.

    - The ability to avoid capital expenditure requirements to address thermomechanical pulping constraints arising from reduced kraft consumption in newsprint production.

Rationalization of Elk Falls Pulp Operation

    Our major capital project in 2003 was the upgrade of our No. 2 recovery boiler at Elk Falls. As a result of this upgrade, we made the decision to reduce pulp capacity by 80,000 tonnes. This reduction will be achieved primarily through the permanent closure of our No. 1 recovery boiler, when our No. 2 recovery boiler upgrade is completed in April 2004.

    As a result of this initiative, we expect to realize annual savings in EBITDA of $9 million, primarily from an improved sales mix, lower maintenance costs, and higher productivity, which will maintain our market sales capacity. One-time costs associated with the rationalization comprise a $14 million write-down of fixed assets, and other costs, including severance and retraining, of $6 million ($2 million pertaining to severance costs was recognized at December 31, 2003 in our financial statements).

    To complete the upgrade, we will be shutting down our No. 2 recovery boiler for approximately 55 days in the first quarter of 2004. As a result, we estimate our operating earnings will be lower in the first quarter of 2004 by approximately $15 to $20 million.

Enhanced Liquidity

    On May 15, 2003, we issued an additional US$150 million 8 5/8% notes. The notes were sold at a price of 102.953% of par to yield 8%. We used $134 million of the proceeds to repay the outstanding balance at that time on the revolving operating loan. We have also negotiated certain amendments to our $350 million revolving operating loan, including an agreement to extend the maturity for $350 million of the loan by one year, to July 2006, and an option to increase the borrowing base to increase the availability of the facility.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

Comparison of Earnings

--------------------------------------------------------------------------------------------
SUMMARY OF FINANCIAL RESULTS (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
--------------------------------------------------------------------------------------------
                                               2002                                   2003
                       ----------------------------------------------------         --------
                          Q1         Q2         Q3         Q4        YTD               Q1
--------------------------------------------------------------------------------------------
Net sales              $  324.3   $  359.8   $  392.6   $  405.6   $1,482.3         $  385.8
Operating earnings
  (loss)                  (44.6)     (37.1)      (3.9)     (36.3)    (121.9)           (35.5)
EBITDA(1)                  (2.1)       6.0       42.4       10.3       56.6             11.8
EBITDA margin(2)           (0.6)%      1.7%      10.8%       2.5%       3.8%             3.1%
Cash flow from
  operating
  activities               (5.7)      (4.2)     (44.8)      59.9        5.2            (29.0)
Cash flow from
  operating
  activities
  margin(3)                (1.8)%     (1.2)%    (11.4)%     14.8%       0.4%            (7.5)%
Net earnings (loss)       (41.5)     (24.4)     (20.1)     (37.3)    (123.3)           (24.8)
Loss per share--
  basic and diluted    $  (0.24)  $  (0.13)  $  (0.10)  $  (0.18)  $  (0.64)        $  (0.12)
--------------------------------------------------------------------------------------------
Sales (000 MT)
  Specialties             206.6      225.9      252.0      275.3      959.8            261.7
  Newsprint               150.6      198.5      201.6      198.8      749.5            195.6
                       --------   --------   --------   --------   --------         --------
  Total paper             357.2      424.4      453.6      474.1    1,709.3            457.3
  Pulp                     85.8      107.6       97.7       90.1      381.2            103.9
                       --------   --------   --------   --------   --------         --------
  Total sales             443.0      532.0      551.3      564.2    2,090.5            561.2

Production (000 MT)
  Specialties             215.3      224.8      271.6      267.6      979.3            260.9
  Newsprint               150.0      197.3      201.8      198.1      747.2            199.6
                       --------   --------   --------   --------   --------         --------
  Total paper             365.3      422.1      473.4      465.7    1,726.5            460.5
  Pulp                     80.4      101.8       98.3       93.8      374.3             99.0
                       --------   --------   --------   --------   --------         --------
  Total production        445.7      523.9      571.7      559.5    2,100.8            559.5
--------------------------------------------------------------------------------------------
Average spot foreign
  exchange rate
  C$/US$(4)               1.594      1.555      1.563      1.570      1.570            1.510
Period-end spot
  foreign exchange
  rate C$/US$(5)          1.594      1.519      1.586      1.580      1.580            1.469
--------------------------------------------------------------------------------------------
Common shares
  (millions):
  At period end           174.8      205.9      205.9      205.9      205.9            205.9
  Weighted average        174.8      186.4      205.9      205.9      193.4            205.9
--------------------------------------------------------------------------------------------

---------------------  ---------------------------------------------------
SUMMARY OF FINANCIAL SUMMARY OF FINANCIAL RESULTS (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
---------------------  ---------------------------------------------------
                                              2003
                       ---------------------------------------------------
                          Q2         Q3            Q4               YTD
---------------------
Net sales              $  383.7   $  415.8      $  405.9         $1,591.2
Operating earnings
  (loss)                  (38.4)     (21.3)        (16.4)          (111.6)
EBITDA(1)                   9.6       26.1          30.8             78.3
EBITDA margin(2)            2.5%       6.3%          7.6%             4.9%
Cash flow from
  operating
  activities               16.8       11.4          23.3             22.5
Cash flow from
  operating
  activities
  margin(3)                 4.4%       2.7%          5.7%             1.4%
Net earnings (loss)       (18.3)     (28.1)        (13.3)           (84.5)
Loss per share--
  basic and diluted    $  (0.09)  $  (0.14)     $  (0.06)        $  (0.41)
---------------------
Sales (000 MT)
  Specialties             266.8      282.9         273.3          1,084.7
  Newsprint               195.4      188.1         189.6            768.7
                       --------   --------      --------         --------
  Total paper             462.2      471.0         462.9          1,853.4
  Pulp                     89.9      120.2         107.3            421.3
                       --------   --------      --------         --------
  Total sales             552.1      591.2         570.2          2,274.7
Production (000 MT)
  Specialties             277.1      273.5         263.8          1,075.3
  Newsprint               186.2      188.2         200.8            774.8
                       --------   --------      --------         --------
  Total paper             463.3      461.7         464.6          1,850.1
  Pulp                     93.7      114.8         111.3            418.8
                       --------   --------      --------         --------
  Total production        557.0      576.5         575.9          2,268.9
---------------------
Average spot foreign
  exchange rate
  C$/US$(4)               1.398      1.380         1.316            1.402
Period-end spot
  foreign exchange
  rate C$/US$(5)          1.355      1.350         1.292            1.292
---------------------
Common shares
  (millions):
  At period end           205.9      205.9         214.6            214.6
  Weighted average        205.9      205.9         208.8            206.6
---------------------

(1) EBITDA represents earnings (loss) from continuing operations before interest expense, interest income, income taxes and depreciation and amortization and before other non-operating income and expenses. For the reasons why we believe EBITDA provides useful information to investors, see footnote 3 to "Summary Historical Consolidated Financial Information".
(2) EBITDA margin is defined as EBITDA as a percentage of sales.
(3) Cash flow from operating activities margin is defined as cash flow from operating activities as a percentage of sales.
(4) Average spot foreign exchange rate is the average Bank of Canada noon spot rate over the reporting period.
(5) Period-end spot foreign exchange rate is the Bank of Canada noon spot rate.

Reconciliation of EBITDA to Cash Flow

    The following table reconciles our EBITDA to cash flow provided by (used in) operating activities:

-------------------------------------------------------------------------------------------------------
  EBITDA RECONCILIATION TO CASH FLOW (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
-------------------------------------------------------------------------------------------------------
                                               2002                                        2003
                       ----------------------------------------------------         -------------------
                          Q1         Q2         Q3         Q4        YTD               Q1         Q2
-------------------------------------------------------------------------------------------------------
Cash flow provided by
  (used in)
  operating
  activities           $   (5.7)  $   (4.2)  $  (44.8)  $   59.9   $    5.2         $  (29.0)  $   16.8
Cash interest
  expense, net             20.5       19.9       18.8       19.1       78.3             18.3       19.1
Cash income taxes
  paid                      5.0        3.5        2.4        1.9       12.8              3.5        1.7
Increase in other
  long-term
  obligations              (3.6)      (2.7)      (5.3)      (8.2)     (19.8)            (4.5)      (3.3)
Other                       2.2        4.4       (3.8)      (1.2)       1.6             (4.1)      (2.4)
Change in non-cash
  working capital         (20.5)     (14.9)      75.1      (61.2)     (21.5)            27.6      (22.3)
                       --------------------------------------------------------------------------------
EBITDA                 $   (2.1)  $    6.0   $   42.4   $   10.3   $   56.6         $   11.8   $    9.6
-------------------------------------------------------------------------------------------------------

---------------------  ----------------------------------------
  EBITDA RECONCILIATI  EBITDA RECONCILIATION TO CASH FLOW (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
---------------------  ----------------------------------------
                                         2003
                       ----------------------------------------
                          Q3            Q4               YTD
---------------------
Cash flow provided by
  (used in)
  operating
  activities           $   11.4      $   23.3         $   22.5
Cash interest
  expense, net             21.3          21.5             80.2
Cash income taxes
  paid                      1.4           0.5              7.1
Increase in other
  long-term
  obligations              (8.8)         (0.9)           (17.5)
Other                       0.7          (2.9)            (8.7)
Change in non-cash
  working capital           0.1         (10.7)            (5.3)
                       ----------------------------------------
EBITDA                 $   26.1      $   30.8         $   78.3
---------------------

CONSOLIDATED

    Our net loss for the year ended December 31, 2003 was $84.5 million ($0.41 per common share) on net sales of $1,591.2 million compared to a net loss of $123.3 million ($0.64 per common share) on net sales of $1,482.3 million for the year ended December 31, 2002. EBITDA for the year ended December 31, 2003 was $78.3 million, compared to $56.6 million for the comparative 2002 year. Our net loss and EBITDA improved by $38.8 million, and $21.7 million, respectively. Our net loss for the current year included an after-tax gain on translation of United States-dollar denominated debt of $47.9 million ($0.23 per common share) and an after-tax write-down of fixed assets, related to the Elk Falls pulp production facility rationalization, of $9.2 million ($0.04 per common share). Our net loss for the previous year included an after-tax write-off of deferred financing costs of $10.3 million ($0.05 per common share), an after-tax gain on translation of US$ debt of $10.1 million ($0.05 per common share), and the release of future income taxes of $9.7 million ($0.05 per common share).

    The improvement in EBITDA was largely due to our successful performance improvement initiative, higher average transaction prices for pulp and newsprint, and, to a lesser extent, lightweight coated and most uncoated specialty grades, as well as the positive impact of reduced market-related downtime in the current year. These gains were partially offset by the adverse impact of the significantly stronger Canadian dollar, which was mitigated by our hedging program, weaker contract directory pricing, and increased costs, particularly higher fossil fuel prices.

SPECIALTIES

--------------------------------------------------------------------------------------------
SUMMARY OF FINANCIAL RESULTS (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
--------------------------------------------------------------------------------------------
                                               2002                                   2003
                       ----------------------------------------------------         --------
                          Q1         Q2         Q3         Q4        YTD               Q1
--------------------------------------------------------------------------------------------
Net Sales              $  188.4   $  192.1   $  217.3   $  237.2   $  835.0         $  213.3
Operating earnings
  (loss)                    4.9       (5.7)       5.9       (6.4)      (1.3)           (10.0)
Depreciation and
  amortization             20.7       21.1       24.4       25.0       91.2             24.4
Sales (000 MT)            206.6      225.9      252.0      275.3      959.8            261.7
Production (000 MT)       215.3      224.8      271.6      267.6      979.3            260.9
Average net sales
  revenue per tonne    $    912   $    850   $    862   $    862   $    870         $    815
Average cash costs
  per tonne(1)              788        782        742        794        776              760
--------------------------------------------------------------------------------------------

---------------------  ---------------------------------------------------
SUMMARY OF FINANCIAL SUMMARY OF FINANCIAL RESULTS (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
---------------------  ---------------------------------------------------
                                              2003
                       ---------------------------------------------------
                          Q2         Q3            Q4               YTD
---------------------
Net Sales              $  214.9   $  228.7      $  223.2         $  880.1
Operating earnings
  (loss)                   (9.8)      (6.7)         (6.0)           (32.5)
Depreciation and
  amortization             25.5       24.4          24.2             98.5
Sales (000 MT)            266.8      282.9         273.3          1,084.7
Production (000 MT)       277.1      273.5         263.8          1,075.3
Average net sales
  revenue per tonne    $    805   $    808      $    817         $    811
Average cash costs
  per tonne(1)              747        746           750              751
---------------------

(1) Average cash costs per tonne for these purposes consist of cost of sales and SG&A costs.

    Demand for printing and writing papers improved modestly in 2003 from the depressed levels of 2002. Demand for both coated and uncoated groundwood papers was stronger than for the overall printing and writing paper market, and the sector continued to outperform newsprint.

    Modest price increases were secured for most grades in 2003. These gains, however, were more than offset by the impact of the strengthening Canadian dollar. The directory market was affected by oversupply for most of the year. European imports to the North American market largely negated reduced supply from capacity closures in the first half of the year, stalling any recovery in prices in 2003.

    Our operating loss for the year ended December 31, 2003 was $32.5 million on net sales of $880.1 million, compared to an operating loss of $1.3 million on net sales of $835.0 million for the previous year.

    Sales volumes increased 124,900 tonnes, or 13.0%, compared to the 2002 fiscal year, primarily reflecting improved demand in the current year and, to a lesser extent, our continued shift of production from newsprint to higher-value specialty papers.

    Our average net sales revenue for the year ended December 31, 2003 was $811 per tonne compared to $870 per tonne in 2002. The decline primarily reflected the impact of a significantly stronger Canadian dollar, lower pricing for directory grades, and a lower-value sales mix of other uncoated groundwood papers. The modest improvement in average transaction prices for other specialty grades partially offset these declines.

    Average cash costs for the year ended December 31, 2003 improved by $25 per tonne, or 3.2%, from 2002. This improvement resulted primarily from accomplishing various cost reductions related to our performance improvement initiative, and higher operating rates. These improvements more than offset the impact of increased fossil fuel costs, higher costs related to increased post-retirement commitments, and costs arising from several isolated events in 2003, including the termination of a higher-cost fiber contract, a four-week coast region Industrial Wood and Allied Workers' Union (IWA) strike in late 2003, and a storm-related company-wide power outage in March.

NEWSPRINT

--------------------------------------------------------------------------------------------
SUMMARY OF FINANCIAL RESULTS (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
--------------------------------------------------------------------------------------------
                                               2002                                   2003
                       ----------------------------------------------------         --------
                          Q1         Q2         Q3         Q4        YTD               Q1
--------------------------------------------------------------------------------------------
Net Sales              $   91.0   $  112.0   $  117.1   $  120.5   $  440.6         $  114.6
Operating earnings
  (loss)                  (27.8)     (23.7)     (15.2)     (19.3)     (86.0)           (18.5)
Depreciation and
  amortization             15.5       15.5       16.1       16.3       63.4             15.8
Sales (000 MT)            150.6      198.5      201.6      198.8      749.5            195.6
Production (000 MT)       150.0      197.3      201.8      198.1      747.2            199.6
Average net sales
  revenue per tonne    $    604   $    564   $    581   $    606   $    588         $    586
Average cash costs
  per tonne(1)              686        606        577        621        618              600
Newsprint 48.8 gsm,
  West Coast Delivery
  (US$ per tonne)(2)        462        440        452        472        456              470
--------------------------------------------------------------------------------------------

---------------------  ---------------------------------------------------
SUMMARY OF FINANCIAL SUMMARY OF FINANCIAL RESULTS (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
---------------------  ---------------------------------------------------
                                              2003
                       ---------------------------------------------------
                          Q2         Q3            Q4               YTD
---------------------
Net Sales              $  113.3   $  117.5      $  117.6         $  463.0
Operating earnings
  (loss)                  (16.7)     (11.6)         (9.8)           (56.6)
Depreciation and
  amortization             15.3       15.1          15.5             61.7
Sales (000 MT)            195.4      188.1         189.6            768.7
Production (000 MT)       186.2      188.2         200.8            774.8
Average net sales
  revenue per tonne    $    580   $    625      $    620         $    602
Average cash costs
  per tonne(1)              587        606           590              596
Newsprint 48.8 gsm,
  West Coast Delivery
  (US$ per tonne)(2)        495        495           512              493
---------------------

(1) Average cash costs per tonne for these purposes consist of cost of sales and SG&A costs.
(2) Benchmark prices are sourced from Resource Information Systems, Inc.

    The overall newsprint market continued to be soft in 2003, with U.S. newsprint consumption down 0.6% year-over-year, to November 2003. Inventories were maintained at moderate levels, and prices slowly increased during the year. Despite the continued weakness in demand and the resulting low North American operating rates, producers managed to secure price increases totaling US$50 per tonne during the year. The depreciation of the U.S. dollar, however, more than cancelled out these price increases for Canadian producers.

    Our 2003 operating loss improved by $29.4 million, or 34.2% during 2003 from a loss of $86.0 million on net sales of $440.6 million in 2002 to a loss of $56.6 million on net sales of $463.0 million in 2003.

    Sales volumes were 768,700 tonnes for 2003, an increase of 19,200 tonnes, or 2.6%, compared to 2002. The higher sales volumes primarily reflected lower market-related downtime in the current year.

    Average net sales revenue for the current year increased by $14 per tonne, or 2.4%. Improved average transaction prices resulting from the modest price increases during the year were partially offset by the impact of the stronger Canadian dollar.

    Average cash costs were $596 per tonne, an improvement of $22 per tonne, or 3.6%, from the previous year. The most significant factor of this improvement was our successful performance improvement initiative. This, together with improved unit costs resulting from higher operating rates, outweighed higher energy costs, higher post-retirement commitment costs, as well as costs associated with the previously-highlighted isolated events in 2003.

PULP

--------------------------------------------------------------------------------------------
SUMMARY OF FINANCIAL RESULTS (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
--------------------------------------------------------------------------------------------
                                               2002                                   2003
                       ----------------------------------------------------         --------
                          Q1         Q2         Q3         Q4        YTD               Q1
--------------------------------------------------------------------------------------------
Net Sales              $   44.9   $   55.7   $   58.2   $   47.9   $  206.7         $   57.9
Operating earnings
  (loss)                  (21.7)      (7.7)       5.4      (10.6)     (34.6)            (7.0)
Depreciation and
  amortization              6.3        6.5        5.8        5.3       23.9              7.1
Sales (000 MT)             85.8      107.6       97.7       90.1      381.2            103.9
Production (000 MT)        80.4      101.8       98.3       93.8      374.3             99.0
Average net sales
  revenue per tonne    $    523   $    518   $    596   $    532   $    542         $    557
Average cash costs
  per tonne(1)              703        529        481        591        570              556
NBSK pulp, Northern
  Europe Delivery
  (US$ per tonne)(2)        443        457        485        447        458              480
--------------------------------------------------------------------------------------------

---------------------  ---------------------------------------------------
SUMMARY OF FINANCIAL SUMMARY OF FINANCIAL RESULTS (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
---------------------  ---------------------------------------------------
                                              2003
                       ---------------------------------------------------
                          Q2         Q3            Q4               YTD
---------------------
Net Sales              $   55.5   $   69.6      $   65.1         $  248.1
Operating earnings
  (loss)                  (11.9)      (3.0)         (0.6)           (22.5)
Depreciation and
  amortization              7.2        7.9           7.5             29.7
Sales (000 MT)             89.9      120.2         107.3            421.3
Production (000 MT)        93.7      114.8         111.3            418.8
Average net sales
  revenue per tonne    $    617   $    580      $    607         $    589
Average cash costs
  per tonne(1)              670        538           542              572
NBSK pulp, Northern
  Europe Delivery
  (US$ per tonne)(2)        550        518           552              525
---------------------

(1) Average cash costs per tonne for these purposes consist of cost of sales and SG&A costs.
(2) Benchmark prices are sourced from Resource Information Systems, Inc.

    The year started promisingly for pulp markets with producers implementing three consecutive price increases in the first and second quarters, driven in part by weather-related fiber shortages in the U.S. south-east. Later in the second quarter, however, market conditions and prices deteriorated mostly due to the impact of the outbreak of SARS and a drawdown of inventory by Chinese buyers. A subsequent resumption of Chinese buying in the third quarter helped arrest this decline, and paved the way for prices to regain their upward momentum by the end of the year. NBSK pulp benchmark prices closed the year at US$560 per tonne, up from US$440 at the end of 2002.

    Our operating loss from our pulp segment improved $12.1 million, or 35.0% from an operating loss of $34.6 million on net sales of $206.7 million for the 2002 fiscal year to an operating loss of $22.5 million on net sales of $248.1 million for the year ended December 31, 2003.

    Pulp sales volumes for the year ended December 31, 2003 increased by 40,100 tonnes or 10.5%, largely reflecting reduced requirements from our paper production facilities and, to a lesser extent, lower planned maintenance downtime in the current year.

    Average net sales revenue for the year ended December 31, 2003 increased $47 per tonne, or 8.7%, from $542 per tonne in 2002, to $589 per tonne in 2003, mostly as a result of higher average transaction prices. A significant increase in the value of the Canadian dollar partly offset these gains.

    Average cash costs were largely unchanged from the previous year. Various cost savings, including improved energy consumption at our Crofton recovery boiler, lower SG&A and reduced fiber costs, were offset by increased energy and certain overhead costs, including increased post-retirement commitments and costs related to the Elk Falls rationalization.

FOREIGN EXCHANGE GAIN (LOSS) ON TRANSLATION OF LONG-TERM DEBT

    For the year ended December 31, 2003, we recorded a gain of $58.2 million on the translation of U.S. dollar denominated debt, net of related foreign currency contracts, compared to a gain of $12.3 million for the previous year. The significant increase substantially related to the appreciation of the Canadian dollar versus the U.S. dollar in the current year.

WRITE-DOWN OF FIXED ASSETS

    As previously highlighted, we plan to remove 80,000 tonnes of pulp production capacity at our Elk Falls mill. This reduction will be achieved through the permanent closure of our No. 1 recovery boiler and certain other fixed assets, when our No. 2 recovery boiler upgrade is completed in April 2004. In connection with this rationalization, a write-down of fixed assets of $14.2 million was recorded for the year ended December 31, 2003.

OTHER EXPENSE, NET

    Other expense, net for the year ended December 31, 2003 was $3.9 million compared to $13.3 million for the year ended December 31, 2002. The current year's balance is comprised of several smaller miscellaneous cost items. The net expense for 2002 was primarily comprised of a $15.8 million write-off of deferred financing costs related to repaid term and operating credit facilities, and a gain of $4.8 million arising from the disposition of our shares of Pope and Talbot Inc. (part of the consideration we received for the sale of our former Mackenzie pulp operation in June 2001) in March 2002.

INTEREST EXPENSE, NET

    Interest expense, net for the year ended December 31, 2003 was $75.0 million, in line with the previous year, when we recorded a net interest expense of $76.2 million.

INCOME TAX RECOVERY

    Net income tax recovery for the 2003 fiscal year was $62.0 million compared to $75.8 million for the previous year. The variance primarily reflected the improved financial performance in 2003. Income tax recovery for the year ended December 31, 2002 included a non-cash recovery of $9.7 million relating to a change in the estimate of our income tax liability for prior years.

NET EARNINGS (LOSS)

    Our net loss for the year ended December 31, 2003 was $84.5 million ($0.41 per common share), compared to a net loss of $123.3 million ($0.64 per common share) for the preceding year.

Liquidity and Capital Resources

--------------------------------------------------------------------------------------------
SUMMARY OF FINANCIAL RESULTS (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
--------------------------------------------------------------------------------------------
                                               2002                                   2003
                       ----------------------------------------------------         --------
                          Q1         Q2         Q3         Q4        YTD               Q1
--------------------------------------------------------------------------------------------
Cash provided (used)
  by operations
  (before changes in
  non-cash working
  capital)             $  (26.2)  $  (19.1)  $   30.3   $   (1.3)  $  (16.3)        $   (1.4)
Movement in non-cash
  working capital          20.5       14.9      (75.1)      61.2       21.5            (27.6)
Capital spending            9.4       17.5       13.6       41.7       82.2             13.8
Capital spending as %
  of depreciation and
  amortization               22%        41%        29%        89%        46%              30%
Total debt to total
  capitalization
  (1)(2)                     54%        41%        44%        44%        44%              44%
Net debt to net
  capitalization
  (3)(4)                     51%        41%        44%        44%        44%              44%
--------------------------------------------------------------------------------------------
Other Financial/
  Statistical
  Information
  Total assets                                                     $2,893.5
  Total debt(1)                                                       886.2
  Shareholders'
    equity                                                          1,124.7
  No. of employees at
    period end                                                        3,800
--------------------------------------------------------------------------------------------

---------------------  ---------------------------------------------------
SUMMARY OF FINANCIAL SUMMARY OF FINANCIAL RESULTS (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
---------------------  ---------------------------------------------------
                                              2003
                       ---------------------------------------------------
                          Q2         Q3            Q4               YTD
---------------------
Cash provided (used)
  by operations
  (before changes in
  non-cash working
  capital)             $   (5.5)  $   11.5      $   12.6         $   17.2
Movement in non-cash
  working capital          22.3       (0.1)         10.7              5.3
Capital spending           27.6       26.0          14.0             81.4
Capital spending as %
  of depreciation and
  amortization               58%        55%           30%              43%
Total debt to total
  capitalization
  (1)(2)                     45%        45%           44%              44%
Net debt to net
  capitalization
  (3)(4)                     44%        45%           44%              44%
---------------------
Other Financial/
  Statistical
  Information
  Total assets                                                   $2,816.2
  Total debt(1)                                                     845.8
  Shareholders'
    equity                                                        1,069.2
  No. of employees at
    period end                                                      4,000
---------------------

(1) Total debt is comprised of long-term debt, including current portion.
(2) Total capitalization is comprised of total debt and shareholders' equity.
(3) Net debt is comprised of total debt, less cash on hand.
(4) Net capitalization is comprised of net debt and shareholders' equity.

CHANGES IN FINANCIAL POSITION

    Cash flows provided (used) by operating activities, after changes in non-cash working capital, for the year ended December 31, 2003 totaled
$22.5 million, compared to $5.2 million for the previous year. The improvement was principally due to our stronger financial performance in the current year.

                                                                CAPITAL SPENDING
                                                               FOR THE YEAR ENDED
                                                                  DECEMBER 31,
                                                             ----------------------
                                                               2002          2003
                                                             --------      --------
                                                                  ($ MILLIONS)
Capital expenditures.......................................    82.2          81.4
Depreciation and amortization..............................   178.5         189.9
Capital spending as a percentage of depreciation and
  amortization.............................................    46.1%         42.9%

    Given the difficult business climate, we continued to prudently manage our capital expenditures during 2003. Spending for the current year was $81.4 million, similar to $82.2 million for the previous year. Capital spending as a percentage of depreciation and amortization in 2003 was 42.9% compared to 46.1% in 2002.

    The focus in 2003 remained on maintenance-of-business and carefully selected high-return capital projects. The most significant project was the continuation of the $45 million upgrade of our Elk Falls kraft pulp mill recovery boiler, which is scheduled for completion in April, 2004.

    Current year spending also included work performed on several smaller high-return projects, including upgrades to our thermomechanical, or TMP, pulp facility at our Crofton mill, as well as kraft reduction upgrades to our No. 5 paper machine and TMP screen line improvements at our Elk Falls operation.

    The $61.1 million acquisition (including transaction costs of $0.6 million and a working capital adjustment of $2.5 million) of our recycled paper operation in December 2003, was financed using cash of $32.1 million and equity of $29.0 million.

    In 2004, we intend to maintain our disciplined approach to capital spending and currently anticipate that our annual capital expenditures for the 2004 fiscal year will be in the region of $70 million. This includes spending to complete the Elk Falls recovery boiler upgrade.

LIQUIDITY

    During 2003, we completed an offering of US$150 million 8.625% senior notes, repayable in June 2011, and extended the maturity for our $350 million revolving operating loan by one year, to July 2006.

    In February 2003, Standard & Poor's, or S&P, lowered its credit rating of our long-term corporate and senior unsecured debt by one level, from BB+ to BB, and affirmed its credit rating on our senior secured debt of BB+. S&P also indicated that the outlook for our business, at that time, was stable. In October 2003, Moody's revised its outlook on our debt ratings to negative from stable and confirmed its existing ratings of Ba2 on our senior unsecured debt and Ba1 on our bank credit facilities. S&P also revised its outlook in October from stable to negative, affirmed its existing ratings of BB on our long-term corporate debt and BB+ on our senior unsecured debt.

    The following table highlights our credit rating and outlook with Moody's and S&P, as of December 31, 2003 and 2002:

                                                             DECEMBER 31,
                                                         --------------------
                                                           2002      2003(1)
                                                         ---------   --------
MOODY'S
Outlook................................................  Stable      Negative
Issuer rating..........................................  Ba2         Ba2
Senior unsecured debt..................................  Ba2         Ba2
Bank loan debt.........................................  Ba1         Ba1
Senior implied issuer..................................  Ba2         Ba2

S&P
Outlook................................................  Negative    Negative
Corporate credit rating................................  BB+         BB
Senior unsecured debt..................................  BB+         BB
Senior secured debt....................................  BB+         BB+

------------------------

(1) In February 2004, Moody's lowered its existing ratings to Ba3 on our senior unsecured debt and Ba2 on our secured credit facilities, and confirmed its outlook on our debt ratings as negative.

    As of December 31, 2003, the borrowing base on our $350.0 million revolving operating loan was $343.4 million. After drawings of $12.5 million and outstanding letters of credit of $25.7 million, $305.2 million was available to us at year-end. Our net debt to net capitalization as of December 31, 2003 was 44%.

    At year-end, we remained in compliance with the covenants under both our credit facilities and bond indentures. However, our consolidated fixed charge ratio of the bond debentures was below the 2.0:1 threshold, which, while not constituting a default, does prohibit the payment of dividends and limits the amount of additional debt that can be incurred outside of the existing credit facilities.

    We use financial instruments to reduce our exposure to foreign currency and price risks associated with our revenues. At December 31, 2003, no commodity price hedging instruments were outstanding in respect of products sold. The following table highlights our foreign currency options and forward contracts outstanding to sell U.S. dollars at December 31, 2003:

                                                  OPTIONS                                  FORWARD CONTRACTS
                        -----------------------------------------------------------   ----------------------------
                                   FLOOR                         CEILING
                        ----------------------------   ----------------------------
                                        AVERAGE RATE                   AVERAGE RATE                   AVERAGE RATE
TERM                    US$ MILLIONS      CDN$/US$     US$ MILLIONS      CDN$/US$     US$ MILLIONS      CDN$/US$
----                    -------------   ------------   -------------   ------------   -------------   ------------
AS AT DECEMBER 31,
  2003
0 to 12 months........      $324           1.4477          $142           1.5756          $ 56           1.5764
13 to 24 months.......      $105           1.3647          $ 54           1.4539          $  9           1.5269

AS AT DECEMBER 31,
  2002
0 to 12 months........      $297           1.5595          $285           1.6095          $118           1.5330
13 to 24 months.......      $133           1.5695          $127           1.6263          $ 38           1.6123

    At period-end exchange rates, the amount that we would receive to settle the above contracts and options is $74.1 million, of which $15.3 million has been included in accounts receivable and accounts payable.

    At December 31, 2003, our long-term debt related forward foreign exchange contracts to acquire U.S. dollars totaled US$264.1 million over a four-year period at rates averaging 1.5153. At period end exchange rates, the net amount we would pay to settle these contracts is $50.0 million.

    We also use financial instruments to reduce our exposure to energy costs. At December 31, 2003, we had oil swaps to purchase 377,000 barrels at an average contract rate of US$23.37 per barrel, settling between January 2004 and March 2005 and natural gas swaps to purchase 1.6 million gigajoules at an average contract rate of US$3.89 per gigajoule settling between January 2004 and October 2004. At year-end rates, the net amount we would receive to settle these contracts is $3.6 million.

    From time to time, we enter into interest rate swaps to manage our exposure to changes in long-term fixed interest rates associated with our senior notes. During the year, we terminated US$105.0 million of fixed-to-floating interest swaps for proceeds of $15.9 million. These funds were applied against our revolving operating loan. No interest swaps were outstanding at December 31, 2003.

    Post-retirement benefits and pension contributions paid in 2003 amounted to $15.4 million (2002: $7.8 million). As outlined in note 15 to the 2003 consolidated financial statements, there was a total funding deficit of $112.5 million in our various pension plans as of December 31, 2003. Of this amount, $70.7 million related to funded defined benefit pension plans and $41.8 million to "pay-as-you-go" unfunded defined benefit pension plans. In addition, we have other "pay-as-you-go" post-retirement benefit plans, consisting of group health care and life insurance, which had a deficit of $183.6 million at December 31, 2003. We anticipate the annual funding contributions to our defined benefit pension plans will increase to approximately $20 million from their current level of approximately
$10 million.

Related Party Transactions

    Our related parties include Norske Skogindustrier ASA, or Norske Skog, a significant shareholder, together with its subsidiaries and affiliates, and Norske Skog North America LLC, a joint venture between Norske Skog and NorskeCanada.

    In prior years, we acquired companies with non-capital and capital loss carryovers from Fletcher Challenge Limited, acquired by Norske Skog in 2000. The purchase price for these companies is subject to adjustment under certain conditions. In 2003, a downward adjustment of $17.8 million (net of taxes of $1.5 million on the interest component) in the purchase price was recorded. The adjustment was recorded as an increase to deferred credits. No such price adjustments were recorded in the 2002 fiscal year.

    We have sales and marketing contracts with affiliates of Norske Skog, which provides for sales agency and distribution arrangements in the U.S. and certain international markets.

    Our product sales to related parties are at arm's length and in accordance with normal trade practices.

Contractual Obligations

    The following table presents the aggregate amount of future cash outflows of our contractual obligations as of December 31, 2003, excluding amounts due for interest on outstanding indebtedness:

                                                    PAYMENTS DUE BY PERIOD
                                         ---------------------------------------------
                                         LESS THAN                           MORE THAN
                                          1 YEAR     1-3 YEARS   3-5 YEARS    5 YEARS
                                         ---------   ---------   ---------   ---------
                                               (IN MILLIONS OF CANADIAN DOLLARS)
Long-term debt.........................    $  --       $12.5       $  --      $833.3
Capital lease obligations..............      0.7         1.5         1.5         5.1
Operating leases.......................      9.6        18.2        14.9        58.7
                                           -----       -----       -----      ------
Total..................................    $10.3       $32.2       $16.4      $897.1
                                           =====       =====       =====      ======

Critical Accounting Policies and Judgmental Matters

    The preparation of financial statements in conformity with generally accepted accounting principles in Canada requires companies to establish accounting policies and to make estimates that affect both the amount and timing of the recording of assets, liabilities, revenues and expenses. Some of these estimates require judgments about matters that are inherently uncertain.

    Note 1 to the 2003 consolidated financial statements includes a summary of the significant accounting policies used in the preparation of those consolidated financial statements. While all of the significant accounting policies are important to our consolidated financial statements, some of these policies may be viewed as being critical. Such policies are those that are both most important to the portrayal of our financial condition and require our most difficult, subjective or complex estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of our consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While the judgments and estimates we make are based on historical experience and other assumptions that management considers appropriate and reasonable under current circumstances, the actual resolution and results may differ from the recorded estimated amounts, resulting in charges or credits that could materially affect our results or financial condition for a given reporting period.

    The following areas represent critical accounting policies where estimates and judgments can have a significant effect on reported results of our operations and financial position:

CONTINGENT LIABILITIES

    Contingent liabilities, primarily pertaining to environmental and legal matters, are recorded on an undiscounted basis when it is considered probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Liabilities for environmental matters require evaluations of applicable environmental regulations and estimates of remediation alternatives and the costs thereof. Provisions for liabilities relating to legal actions and claims require judgments regarding projected outcomes and the range of loss, based on such factors as historical experience and recommendations of legal counsel.

IMPAIRMENT OF LONG-LIVED ASSETS

    We review long-lived assets, primarily plant and equipment, for impairment when events or changes in circumstances indicate that the carrying value of assets may not be recoverable. Canadian GAAP requires us to make certain judgments, assumptions and estimates in identifying such events and changes in circumstances, and in assessing their impact on the valuations and economic lives of the affected assets. Impairments are recognized when the book values exceed management's estimate of the undiscounted future cash flows, or net recoverable amounts, associated with the affected assets. Key assumptions in estimating these cash flows include future production volumes and average product pricing over the commodity cycle, and future estimates of expenses to be incurred.

    Due to the numerous variables associated with our judgments and assumptions relating to the valuation of assets in such situations, the precision and accuracy of estimates of related impairment charges are subject to significant uncertainties, and may change significantly as additional information becomes known.

PENSION AND POST-RETIREMENT BENEFITS

    We maintain various employee future benefit plans, which include defined benefit pension and post-retirement benefit plans. We retain independent actuarial firms to perform actuarial valuations of the fair values of our defined benefit pension and post-retirement benefit plan assets and benefit obligations, and advise on the amounts to be recorded in our financial statements. This information is determined using certain assumptions, based on historical and market data, that directly impact the fair value of the assets and obligations and charges disclosed in our financial statements. These assumptions include:

    - The discount rate used to arrive at the net present value of the various plan obligations;

    - The long-term return on assets used to estimate the growth in the value of invested assets available to satisfy certain obligations;

    - Salary increases used to calculate the impact that future compensation increases will have on pension and other post-retirement obligations; and

    - Health care trend rates used to calculate the impact that future health care costs will have on post-retirement obligations.

    Actual experience can vary significantly from estimates, and could materially impact the estimated cost of our employee benefit plans and future cash requirements.

PROVISION FOR BAD/DOUBTFUL ACCOUNTS AND SLOW-MOVING AND OBSOLETE INVENTORY ITEMS

    We use generally accepted practices in estimating required provisions for doubtful accounts and bad debt losses arising on trade and other receivable balances and provisions for slow moving and obsolete inventory items. These allowances are reviewed and updated from time to time to ensure that they take into consideration all circumstances known to management. Our estimate of the required allowance is ultimately a matter of opinion and the actual loss eventually sustained may be more or less than that estimated.

INCOME TAXES

    The amounts we record for future income assets and liabilities are based on various judgments, assumptions and estimates. These include the tax rates and laws that will apply when the temporary differences reverse, and the likelihood that we will generate sufficient taxable income to utilize non-capital loss carry-forwards prior to their expiration.

    Due to the numerous variables associated with such judgments, assumptions and estimates, and the effects of changes in circumstances on these valuations, the precision and reliability of the resulting estimates are subject to substantial uncertainties and may change significantly as additional information becomes known.

    In addition, we record provisions for federal, provincial and foreign taxes based on the respective tax rules and regulations of the jurisdictions in which we operate and our judgment as to the allocation of income and the amount of deductions relating to those jurisdictions. From time to time, domestic and foreign tax authorities challenge the timing and amounts of such income allocations and deductions. In such circumstances, the final resolution of these challenges can result in final settlements that differ from our estimated amounts.

RECENT PRONOUNCEMENTS

    Effective January 1, 2004, we will adopt the following new pronouncements by the Canadian Institute of Chartered Accountants:

    Accounting Guideline 13, HEDGING RELATIONSHIPS, and the Emerging Issues Committee's Consensus EIC-128, ACCOUNTING FOR TRADING, SPECULATIVE, OR NON-HEDGING DERIVATIVE FINANCIAL INSTRUMENTS. The new standards implement requirements related to the identification, designation, documentation and effectiveness of hedging relationships. The new standards are applied on a prospective basis to all instruments existing on, or entered into after, January 1, 2004. Under the new standards, hedge accounting is optional for derivative transactions that are effective in offsetting financial statement risks. Derivative financial instruments that are not subject to hedge accounting are recorded on the balance sheet, with unrealized changes in fair value recorded to the statement of earnings on each balance sheet date.

    Section 3110, ASSET RETIREMENT OBLIGATIONS. The new standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred, and a corresponding increase in the carrying amount of the related long-lived asset. In subsequent periods, the liability is adjusted for the accretion of discount and any changes in the amount or timing of the underlying future cash flows.

    Section 3063, IMPAIRMENT OF LONG-LIVED ASSETS. The new standard requires entities to recognize an impairment loss when the carrying amount of a long-lived asset exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. The impairment loss is measured as the amount by which the long-lived asset's carrying amount exceeds its fair value.

    Section 3870, STOCK-BASED COMPENSATION AND OTHER STOCK-BASED PAYMENTS. The new standard requires entities to expense all stock-based compensation and payments at grant date.

Uncertainties

    We produce and market products that are sold globally. We seek to differentiate our product lines from those of other producers by supplying specialty products that add value for customers. However, our operating environment is subject to uncertainties, many of which are common to virtually all companies in the forest products industry in North America and also some that are more specifically applicable to our operations based in British Columbia.

    See "Risk Factors" for a discussion of the principal uncertainties to which we are subject.

Earnings Sensitivities

    As previously mentioned, our earnings are sensitive to fluctuations in prices for our products, energy costs and foreign exchange rates.

PRODUCT PRICE SENSITIVITY

    Based on market production capacities and exchange rates as at December 31, 2003, a US$10 per tonne change in the net sales price of our principal products would affect our annualized operating earnings and net earnings approximately as follows:

                                                  OPERATING EARNINGS   NET EARNINGS
                                                  ------------------   ------------
                                                            ($ MILLIONS)
Specialties.....................................          $15               $10
Newsprint.......................................           11                 7
Pulp............................................            4                 3

CURRENCY SENSITIVITY

    Our operations are located in British Columbia, Canada and most of our costs and expenses are denominated in Canadian dollars. We primarily sell our products in Canada, the United States, Asia and Australasia, Latin America, and Europe. A majority of our sales are denominated in foreign currencies, principally the U.S. dollar and the Japanese yen. As a result, we are exposed to foreign currency market risk on accounts receivable and future sales. We estimate that in the absence of our risk management program, a $0.01 change in the U.S. dollar relative to the value of the Canadian dollar would have affected our operating earnings for 2003 by approximately $15 million, based on 2003 sales and a movement from US$0.77 to US$0.78.

ENERGY COST SENSITIVITY

    As mentioned, we are a significant consumer of electrical power and fossil fuels. Changes in the prices and terms of our energy supply contracts could have a significant effect on our earnings. The table below highlights the annualized impact of a 5% change in natural gas and oil, and electricity prices on our operating earnings and net earnings, in the absence of our risk management program:

                                                  OPERATING EARNINGS   NET EARNINGS
                                                  ------------------   ------------
                                                           (IN $ MILLIONS)
Impact of 5% change in price of:
  Natural gas and oil...........................         $  3              $  2
  Electricity...................................            8                 5

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

Comparison of Earnings

CONSOLIDATED

    Our operating earnings (loss) for the year ended December 31, 2002 was $(121.9) million on total sales of $1,482.3 million compared to operating earnings of $79.7 million on net sales of $1,388.7 million for the year ended December 31, 2001. Depreciation and amortization was $178.5 million for the year ended December 31, 2002 and $131.2 million for the year ended December 31, 2001.

    The increase in net sales resulted directly from the net sales, especially in our specialty papers business, in 2002 of Pacifica Papers, which more than offset decreases in net sales in our newsprint and pulp segments.

    The sharp decline in operating earnings resulted primarily from depressed market conditions, which more than offset the positive impact of our increased specialty papers business as a result of the Pacifica Papers acquisition, and reduced exposure to market pulp as a result of the Mackenzie sale in 2001, and the synergies we realized from the Pacifica Papers acquisition.

    Consolidated selling, general and administrative, or SG&A, costs for the year ended December 31, 2002 were $65.3 million, a marginal increase of $1.7 million, or 2.7%, from the previous year. Despite the significant increase in sales volumes arising from the Pacifica Papers acquisition, we maintained our SG&A costs at similar levels to 2001, primarily as a result of cost-saving synergies realized during 2002.

                          NET SALES YEAR ENDED
                              DECEMBER 31,             INCREASE (DECREASE) FROM 2001
                          ---------------------   ---------------------------------------
                            2001        2002      TOTAL CHANGE   VOLUME MIX   SALES VALUE
                          ---------   ---------   ------------   ----------   -----------
                                             (IN MILLIONS OF DOLLARS)
Specialties.............  $  563.6    $  835.0       $ 271.4      $ 403.0       $(131.6)
Newsprint...............     489.2       440.6         (48.6)       117.9        (166.5)
                          --------    --------       -------      -------       -------
                          $1,052.8    $1,275.6       $ 222.8      $ 520.9       $(298.1)
Pulp(1).................     335.9       206.7        (129.2)      (110.9)        (18.3)
                          --------    --------       -------      -------       -------
                          $1,388.7    $1,482.3       $  93.6      $ 410.0       $(316.4)
                          ========    ========       =======      =======       =======

------------------------

(1) Net sales of pulp is reported net of intercompany transfers.

SPECIALTIES

    Continued weak industry fundamentals resulted in compressed margins for specialty paper producers in 2002. Overall demand improved only marginally from the depressed levels of 2001. A notable exception was uncoated super-calendered papers where more robust demand arose primarily from customers replacing coated papers with less expensive uncoated papers in many catalogues and magazine inserts.

    The introduction of new super calender and coated paper capacity through 2001 and 2002 into weak domestic markets inevitably led to significant price discounting of higher-end specialty papers, particularly through the first half of 2002. As a result, average transaction prices for coated papers and most uncoated specialty paper grades declined steeply in 2002 compared to 2001. Prices of coated paper fell to historically low levels in the third quarter of 2002. Certain lightweight uncoated groundwood grades, primarily directory, escaped the price erosion, largely due to the significant volume of annual contract business in those sectors.

    The kraft paper market remained relatively stable during the year. Price volatility was sharply reduced in 2002 as producers responded effectively to soft demand by lowering operating rates. As a result, prices remained fairly steady throughout 2002, after the sharp decline in the second half of 2001.

    For the 2002 fiscal year, our sales volumes were 959,800 tonnes, up 387,200 tonnes, or 67.6%, from the same period last year, primarily reflecting increased sales following the Pacifica Papers acquisition.

    Our average sales revenue for the year ended December 31, 2002 decreased from $985 per tonne in 2001 to $870 per tonne in 2002, a decrease of $115 per tonne, or 11.7%. A sharp deterioration in pricing was partly offset by the positive impact of realized sales and distribution synergies, and a higher-value sales mix.

    The average cost of sales for the year ended December 31, 2002 was $741 per tonne, an improvement of $16 per tonne, or 2.1%, from the same period in 2001. Various synergy-driven furnish, conversion, and overhead cost improvements realized during 2002, together with lower wood fiber costs, were largely offset by higher planned maintenance costs, higher costs associated with our positive sales mix and increased de-inked pulp costs.

    SG&A costs for the 2002 fiscal year were $34.3 million, an increase of $11.9 million, or 53.1% compared to the previous year. The higher SG&A level primarily reflects the greater proportion of specialties in our total sales volumes as a result of the Pacifica Papers acquisition.

    Depreciation and amortization increased from $36.1 million in 2001 to $91.2 million in 2002, primarily reflecting the additional expense arising from the Pacifica Papers acquisition and, to a lesser extent, higher allocation of depreciation arising from an increased use of internal pulp in 2002 following the closure of the Powell River kraft pulp mill in late 2001.

    Based on these factors, operating earnings (loss) from our specialties business decreased $73.5 million to $(1.3) million on sales of $835.0 million for the 2002 fiscal year, from $72.2 million on sales of $563.9 million for the previous year.

NEWSPRINT

    A continued slump in consumer demand, combined with continued global overcapacity, presented newsprint producers in 2002 with one of the most challenging years in recent history. Consumption, measured primarily in the form of advertising lineage, was down by approximately 3% and 14%, respectively, compared to the levels of 2001 and 2000, leading to an erosion of prices to eight-year lows.

    In response to the depressed market conditions, the major North American newsprint producers took significant levels of market downtime throughout the year, including the closure or conversion of several higher-cost paper machines, in an attempt to balance supply and demand. Prices bottomed out in the third quarter of 2002, and a US$35 per tonne price increase in North American markets was successfully implemented in late October.

    Our sales volumes in the year ended December 31, 2002 were 749,500 tonnes, an increase of 145,600 tonnes, or 24.1%, compared to 2001. Increased sales volumes following the Pacifica Papers acquisition were mostly offset by higher downtime, particularly in the first half of 2002, to balance supply with weaker demand.

    Our average sales revenue for the year ended December 31, 2002 was $588 per tonne, a decrease of $222 per tonne, or 27.4%, from previous year, reflecting the depressed market conditions. A steep decline in prices and, to a lesser extent, higher freight costs related to the weak markets, were partly offset by synergies from the Pacifica Papers acquisition.

    The average cost of sales for the year ended December 31, 2002 was $590 per tonne, an improvement of $34 per tonne, or 5.4%, from the corresponding period in 2001. Cost savings arising from realized synergies, together with other cost reductions, including lower kraft consumption and wood fiber costs in 2002, more than offset the impact of additional market--related downtime taken during the current year.

    SG&A expenses for the year ended December 31, 2002 were $21.0 million, $5.4 million, or 20.5%, less than for the 2001 fiscal year. The reduced amount largely reflects newsprint's lower proportion of total sales volumes in the current year compared to 2001, following the Pacifica Papers acquisition.

    Our depreciation and amortization increased to $63.4 million in 2002 from $48.4 million in 2001, primarily reflecting the additional expense arising from the Pacifica Papers acquisition partially offset by the impact of the additional downtime taken in 2002.

    Accordingly, our operating earnings (loss) from our newsprint business decreased $123.3 million to $(86.0) million on sales of $440.6 million for the year ended December 31, 2002, from $37.3 million on sales of $489.2 million for the 2001 fiscal year.

PULP

    The weak global economic environment also adversely affected pulp producers. Prices hit an eight-year low in April 2002 as pulp producers maintained high operating rates throughout the 2001/2002 winter season, which resulted in escalating inventory levels. After bottoming out in April 2002, prices improved gradually during the spring/summer period, pushing prices close to US$500 per tonne, prompted in part by some opportunistic purchasing by consumers. However, this upturn was short-lived and as the year drew to a close, prices again came under downward pressure.

    Our pulp sales volumes for the year ended December 31, 2002 were 381,200 tonnes, a decrease of 187,100 tonnes, or 32.9%, compared to 2001. This was substantially due to the reduction in available capacity following the June 2001 sale of Mackenzie and the November 2001 closure of the Powell River pulp mill. This decline was partly offset by market--related downtime taken in 2001.

    Our average pulp sales revenue for the year ended December 31, 2002 was $542 per tonne, a decrease of $49 per tonne, or 8.3%, from the same period last year, due primarily to lower prices for long-fiber pulp products in 2002.

    The average cost of sales for pulp for the year ended December 31, 2002 was $544 per tonne, an increase of $9 per tonne, or 1.6%, compared to 2001. Lower fiber costs and improved unit fixed costs from higher operating rates were offset by higher maintenance costs.

    SG&A expenses were $10.0 million for the year ended December 31, 2002, a decrease of $4.8 million from 2001, or 32.4% from 2001. The lower SG&A costs reflect the segment's reduced proportion of total sales volumes as a result of the Pacifica Papers acquisition and the sale of Mackenzie.

    Depreciation and amortization expense decreased from $46.7 million in 2001 to $23.9 million in 2002 as a result of the increased internal use of pulp for paper production and the sale of Mackenzie.

    As a result of these factors, operating earnings (loss) from our pulp business decreased $4.8 million, from $(29.8) million on sales of $335.9 million for the 2001 fiscal year, to $(34.6) million on sales of $206.7 million for the year ended December 31, 2002.

FOREIGN EXCHANGE GAIN (LOSS) ON TRANSLATION OF FOREIGN DENOMINATED DEBT

    Effective January 1, 2002, we adopted the new CICA accounting standard for foreign currency translation that retroactively eliminated the deferral and amortization of unrealized foreign exchange gains and losses on long-term monetary items. Prior period financial statements have been restated to reflect this new accounting policy. For the year ended December 31, 2002, we recorded a gain of $12.3 million on the translation of U.S. dollar denominated debt (2001 restated: $(17.1) million).

OTHER EXPENSE, NET

    Other expense, net for the year ended December 31, 2002 was $13.3 million compared to $40.2 million for the year ended December, 2001. Other expense, net for the 2002 fiscal year was comprised primarily of a $15.8 million write-off of deferred financing costs associated with term and operating credit facilities that were repaid in May 2002 and July 2002, respectively. Partly offsetting this was a gain of $4.8 million arising from the sale of Pope & Talbot shares in March 2002.

INTEREST INCOME (EXPENSE)

    Interest expense for the year ended December 31, 2002 increased
$43.8 million from $34.1 million in 2001 to $77.9 million in 2002. Interest income decreased by $33.3 million from $35.0 million to $1.7 million, over the same period. The movements primarily reflected the change in capital structure arising from the Pacifica Papers acquisition and special distribution in 2001, the equity offering in May 2002, and to a lesser extent, lower interest rates.

INCOME TAX RECOVERY

    Income tax recovery for the 2002 fiscal year was $75.8 million compared to $21.2 million for the previous year. The variance, for the most part, reflected the significant decline in earnings in 2002. The income tax recovery for the year ended December 31, 2002 included a non-cash recovery of $9.7 million relating to a change in the estimate of the income tax liability for prior years. Income tax recovery for the year ended December 31, 2001 included an income tax recovery of $22.8 million related to a reduction in provincial income tax rates in addition to a recovery of $16.1 million from the amortization of deferred credits arising on the utilization of acquired tax losses.

NET EARNINGS/LOSS

    As a result of the factors noted above, our net loss for the year ended December 31, 2002 was $123.3 million, or $(0.64) per share, compared to net earnings (restated for net impact of the new CICA accounting standard for foreign currency translation) of $44.5 million, or $0.32 per share, for the preceding year.

Liquidity and Capital Resources

CASH FLOWS PROVIDED BY OPERATIONS

    Cash flows provided by operating activities, after changes in non-cash working capital, for the year ended December 31, 2002 totaled $5.2 million, compared to $269.8 million for the previous year, primarily as a result of the significant decline in earnings and a change in capital structure in late August 2001, following the special distribution and the Pacifica Papers acquisition.

    Over the longer term, we expect to fund our future operations and growth through cash flows from operations and, if necessary, borrowings under our secured credit facility, which is available for operating purposes. As previously noted, operating earnings and cash flows decreased during the year as a result of the economic downturn. If this trend were to continue, we would, over time, rely to a greater extent on our available cash and our secured credit facility.

INVESTING AND FINANCING ACTIVITIES

    In May 2002, we issued 31.1 million common shares for net proceeds of $208.1 million, which, together with cash on hand and drawings on our secured credit facility, were used to repay all of our secured term debt. Prior to the repayment of our term debt, we had repaid debt of $2.6 million in 2002.

    In July 2002, we replaced our existing $250.0 million secured credit facility with a new $350.0 million secured credit facility. In the same month, Powell River Energy Inc., or PREI, refinanced its debt by issuing $75.0 million of First Mortgage Bonds due July 2009, of which our proportionate (non-recourse) share is $37.6 million. As part of the refinancing, we and the other shareholder of PREI each advanced $7.5 million to PREI.

    As of December 31, 2002, we could have borrowed a further $183.1 million under our secured credit facility. At year-end, we remained in compliance with the covenants under both our secured credit facility and our existing note indentures. However, our consolidated fixed charge coverage ratio was below the 2.0:1 threshold of the two note indentures governing our 10% notes and 8 5/8% notes, which, while not constituting a default, does prohibit the payment of dividends and limit the amount of additional debt that can be incurred.

    In the foreseeable future, we expect to fund our operations through cash flows from operations and, if necessary, borrowings under our secured credit facility. As previously highlighted, operating earnings and cash flows decreased during the year as a result of the economic downturn. If this trend were to continue, we would, over time, rely to a greater extent on our secured credit facility and, if necessary, additional sources of financing.

    The following table highlights our credit rating and outlook with Moody's and Standard and Poor's, as of December 31, 2002 and 2001:

                                                            DECEMBER 31,
                                                        ---------------------
                                                          2001        2002
                                                        ---------   ---------
MOODY'S
Outlook...............................................   Stable      Stable
Issuer rating.........................................     Ba2         Ba2
Senior unsecured debt.................................     Ba2         Ba2
Bank loan debt........................................    Baa3         Ba1
Senior implied issuer.................................     Ba1         Ba2

S&P
Outlook...............................................   Stable        Neg
Corporate credit rating...............................     BB+         BB+
Senior unsecured debt.................................     BB          BB+
Senior secured debt...................................  Not rated      BB+

    There was a total funding deficit of $96.4 million in our various pension plans as of December 31, 2002 (see note 15 of the consolidated financial statements included elsewhere in this prospectus.) Of this amount, $56.0 million related to the unfunded amount of defined benefit pension plans for which funding occurs and $40.4 million related to unfunded "pay-as-you-go" plans. With respect to the funded defined benefit plans, the next actuarial valuations are scheduled for January 1, 2004. If stock markets remain at depressed levels, we anticipate our annual funding contributions to these plans will increase to approximately $19 million from their current level of approximately $7 million.

    In prior years, we acquired companies with non-capital and capital losses carried forward from Fletcher Challenge Limited. The purchase price is subject to adjustment under certain conditions. No price adjustments were recorded in 2002. In 2001, a negative purchase price adjustment of $1.8 million was recorded. The difference between the future tax benefit of these losses and the acquisition cost of the companies was recorded as a deferred credit. The deferred credit is amortized to income tax expense as the tax losses are utilized. No amortization was recorded in fiscal 2002; in fiscal 2001, the amortization reduced income tax expense by $16.1 million.

    Capital spending for the year ended December 31, 2002 was $82.2 million compared to $92.7 million for the previous year. The focus in 2002 was primarily on maintenance-of-business and carefully selected high-return capital expenditures. The more significant projects in 2002 included the successful integration of legacy NorskeCanada and Pacifica Papers order fulfillment systems and the installation of an enhanced water pipeline at Port Alberni. In the last quarter of 2002, we also commenced a rebuild of our Elk Falls kraft pulp mill recovery boiler, which is expected to cost approximately $45 million. We believe this project, which is scheduled for completion by April 2004, will lead to an improvement in operational performance and reduction in maintenance costs.

    Capital spending as a percentage of depreciation and amortization in 2002 was 46.1% as compared to 70.7% in 2001. We anticipate that our annual capital expenditures in 2003 will be approximately $90 million, which includes further spending on the recovery boiler rebuild at Elk Falls.

                                                                CAPITAL SPENDING
                                                               FOR THE YEAR ENDED
                                                                  DECEMBER 31,
                                                             ----------------------
                                                               2001          2002
                                                             --------      --------
                                                                  ($ MILLIONS)
Capital expenditures.......................................    92.7          82.2
Depreciation and amortization..............................   131.2         178.5
Capital spending as a percentage of depreciation and
  amortization.............................................    70.7%         46.1%

RESTRUCTURING OF POWELL RIVER AND PORT ALBERNI OPERATIONS

    As part of our restructuring activities following the Pacifica Papers acquisition in 2001, we permanently closed our kraft pulp mill operation at Powell River and eliminated various positions at Port Alberni and our corporate and sales offices. Total restructuring costs associated with these activities amounted to $67.0 million, of which $30.7 million was paid during 2002 and $7.1 million during 2001. We expect the remaining accrual for the majority of these restructuring costs to be substantially drawn down over the next three years. Further details are contained in note 3 to the consolidated financial statements included elsewhere in this prospectus.

Earnings Sensitivities

    Our earnings are sensitive to fluctuations in prices for our products and in currency exchange rates.

PRODUCT PRICE SENSITIVITY

    Based on market production capacities and exchange rates as at December 31, 2002, a US$10 per tonne change in the net sales price of our principal products would have affected our operating earnings and net earnings approximately as follows:

                                                  OPERATING EARNINGS   NET EARNINGS
                                                  ------------------   -------------
                                                     ($ MILLIONS)      ($ MILLIONS)
Specialties.....................................          16                11
Newsprint.......................................          13                 8
Pulp............................................           3                 2

CURRENCY SENSITIVITY

    Our operations are located in British Columbia, Canada and most of our costs and expenses are denominated in Canadian dollars. We primarily sell our products in Canada, the United States, the Pacific Rim and Europe. A majority of our sales are denominated in foreign currencies, primarily the U.S. dollar and the Japanese yen. As a result, we are exposed to foreign currency market risk, primarily on accounts receivable and future sales. We estimate that in the absence of our market risk management program, a $0.01 change in the U.S. dollar relative to the value of the Canadian dollar would affect our operating earnings by approximately $18.8 million based on 2002 sales.

    In order to mitigate the effects of the related foreign currency fluctuation risk, we manage a portion of our foreign exchange exposure through a foreign exchange risk management program that uses currency options and forward contracts to hedge anticipated future cash flows denominated in foreign currencies. Details of our forward foreign currency contracts and options hedging future revenues as of December 31, 2002 are set out in note 16 to the consolidated financial statements included elsewhere in this prospectus.

INTEREST RATE SENSITIVITY

    Our borrowings are comprised primarily of senior notes and secured term and revolving credit facilities. The interest rates on our senior notes are fixed; however, from time to time, we enter into interest rate swaps and options to convert certain amounts of fixed-rate debt to floating rates. Interest rates on funds borrowed under our credit facilities vary with market interest rates and our credit rating as assessed from time to time by external credit rating agencies. Based on the outstanding balances under our secured credit facility at December 31, 2002, and in the absence of our interest rate hedging program, a change of 1% in interest rates under our credit facilities would affect our annualized net earnings by approximately $0.8 million.

                                    BUSINESS

    We are the third largest newsprint and uncoated groundwood specialty paper manufacturer based in North America measured by production capacity. We are also the largest producer of coated and uncoated specialty papers and newsprint, and the only producer of lightweight coated papers, on the west coast of North America. We are also the largest producer of lightweight, uncoated groundwood (directory) paper in the world. We also produce market pulp and kraft paper and we own the largest paper recycling operation in Western Canada.

    Our four integrated pulp and paper operations are located in British Columbia, at Crofton and Elk Falls on the east coast of Vancouver Island, Port Alberni on the west coast of Vancouver Island, and Powell River on the west coast of the British Columbia mainland. Our paper recycling operation is located in Coquitlam, British Columbia.

    The capacities by product, in thousands of tonnes, of our pulp and paper facilities as at December 31, 2003 are:

                                                      OTHER
                                                    UNCOATED
                                       DIRECTORY   GROUNDWOOD      LWC       KRAFT                  MARKET
MILL                       NEWSPRINT     PAPER     SPECIALTIES    PAPER      PAPER     SUB-TOTAL   PULP(1)     TOTAL
----                       ---------   ---------   -----------   --------   --------   ---------   --------   --------
Crofton..................     280         150           --          --         --          430       295         725
Elk Falls................     355          --          155          --        131          641       160         801
Port Alberni.............      --         223           --         209         --          432        --         432
Powell River.............     182          --          277          --         --          459        --         459
                              ---         ---          ---         ---        ---        -----       ---       -----
Total....................     817         373          432         209        131        1,962       455       2,417
                              ===         ===          ===         ===        ===        =====       ===       =====

------------------------

(1) Total pulp capacity of 662,000 tonnes is reduced by 207,000 tonnes in order to reflect the pulp that is provided to our paper and kraft paper operations. Rationalization of Elk Falls' pulp facility commenced in 2003. These figures represent a decline in capacity of approximately
    80,000 tonnes which is expected to result from the rationalization.

    In addition, our paper recycling operation has a production capacity of 145,000 air-dried equivalent tonnes of pulp per year, the vast majority of which is consumed internally.

    Our principal business is printing papers, consisting of groundwood coated, uncoated papers and specialty papers, kraft paper and newsprint. For the year ended December 31, 2003, groundwood and printing papers comprised approximately 81% of our total manufacturing capacity and contributed approximately 84% of our total net sales revenues.

    The principal markets for our products are located in North America and the North Pacific Rim. The major markets for our market pulp are Western Europe and Asia.

COMPETITIVE STRENGTHS

    We believe that we have the following competitive strengths:

    - STRONG MARKET POSITION. We are the third largest producer of newsprint and uncoated groundwood specialty papers based in North America measured by production capacity. We are also the largest producer of coated and uncoated specialty papers and newsprint, and the only producer of lightweight coated paper, on the west coast of North America. We are the largest producer of directory paper in the world. We have annual production capacity of approximately

      2.4 million tonnes of specialty paper, newsprint and market pulp. In addition, we own the largest paper recycling operation in Western Canada.

    - DIVERSIFIED PRODUCT MIX. Since 1993, we have introduced or expanded a number of specialty and differentiated product lines, including lightweight newsprint grades, coated papers, lightweight uncoated specialty papers (primarily directory), sawdust-based pulp and whitetop linerboard. These products are of superior quality and offer enhanced margins over standard commodity grades. Additionally, market pulp accounts for only 19% of our manufacturing capacity, significantly limiting our exposure to volatile pulp markets.

    - UPGRADED, COST-COMPETITIVE MANUFACTURING FACILITIES. Over the last five years, we have invested approximately $573 million in our manufacturing facilities to shift production towards higher margin papers, reduce unit production costs, increase operating efficiency, improve product quality, increase capacity and meet environmental regulations.

    - STRONG SUPPLY CHAIN MANAGEMENT PRACTICES. We introduced new supply chain systems in 2000 to improve our supply chain and order fulfillment processes. These processes range from the purchase of raw materials to the delivery of finished paper products to our customers. These new systems have allowed us to reduce inventory levels, increase inventory turnover and provide faster delivery to customers. We are also able to make better use of the barges, rail cars, trucks and containers that we use to ship our products. With better planning and scheduling, we are now able to ship our products to customers using the most cost-efficient mode of transportation on virtually every shipment. Following the acquisition of Pacifica Papers Inc. in 2001, we harmonized our order fulfillment systems to better service our customers' requirements. We have applied our order fulfillment, distribution and procurement expertise to further lower the supply chain costs at our Powell River and Port Alberni facilities.

    - LIGHTWEIGHT ALKALINE PAPERMAKING TECHNOLOGY. Over the last few years, we switched our paper mills to alkaline papermaking, which uses lower-cost precipitated calcium carbonate, or PCC, fillers in the production process. In addition to being a lower-cost input, the PCC filler leads to improved brightness and opacity. Both our high performance Marathon newsprint and Catalyst directory papers are created utilizing alkaline papermaking processes, and we believe these products are well recognized by our customers for their quality and performance. In addition, the use of PCC fillers enhances sheet quality to facilitate the production of papers with a lower basis weight. A lower basis weight gives us an important competitive advantage because a higher volume of lower basis weight paper can be stored on each paper roll, thereby reducing shipping, storage and handling costs and warehouse space required for inventories. The use of lower basis weight paper by our customers also reduces their postage costs. PCC also enables us to produce high quality, higher brightness uncoated groundwood grades. We have implemented the alkaline paper making process at all of our facilities.

    - SAWDUST PULP EXPERTISE. We are one of the few manufacturers of sawdust-based pulp in the world. This product is valued by producers of tissue and wood-free printing papers as a substitute for more costly NBSK pulp. High initial tensile strength and ease of refining are other attributes of this type of pulp. In addition, we realize higher margins for sawdust pulps as a result of low-cost sawdust inputs, a by-product of the sawmilling process. These higher margins allow us to offset earnings volatility during periods of low pulp prices.

    - PROVEN AND EXPERIENCED MANAGEMENT TEAM. Our management team is comprised of seasoned industry professionals with experience operating through multiple business cycles in the paper and forest products industry. Our senior executives have an average of over 20 years of industry experience and 15 years with NorskeCanada.

BUSINESS STRATEGY

    We intend to achieve greater earnings stability and maximize cash flow by strengthening our position as a leading producer of value-added paper and related forest products within Western North America. Key principles of our strategy include:

    - BECOME THE PREFERRED SUPPLIER FOR OUR CUSTOMERS. We are implementing initiatives to improve service levels, distribution and customer relationships. We will seek to differentiate ourselves from our competitors by becoming a trusted source of supply that consistently produces reliable products. Market and product development activities will be focused on customer needs, as will enhancements to service levels for technical support and supply chain management.

    - REDUCING OPERATING COSTS AND IMPROVING EFFICIENCY. We are committed to continuing to reduce operating costs and improve efficiency. In 2003, we exceeded our target of $100 million in cost savings by achieving
      $104 million on a run rate basis (which assumes operating at full capacity). In 2004, we intend to continue to reduce costs and improve efficiencies, and have identified approximately $90 million in potential savings. Areas of potential savings include further reduction of energy use and paper waste and synergies arising from our new Paper
      Recycling Division.

    - OPTIMIZING FIBER MIX TO REDUCE COSTS. We have reduced the weight per square meter of paper produced, which results in lower fiber costs and lower distribution costs for our products. We intend to maximize our supply and use of the lowest cost chip supply available to us through inventory and wood species management. We intend to continue to use low cost PCC filler and to reduce kraft input without reducing the quality of our products, while improving printability and decreasing high-cost fiber inputs by improving our mechanical pulp quality and through paper machine improvements. Within our pulp operations, we plan to maximize usage of low-cost fiber and local residual wood chips, which results in lower transportation costs for our inputs.

    - CONTINUING TO FOCUS ON MARKET/PRODUCT MIX FOR MAXIMUM PROFITABILITY. In addition to improving profitability by reducing basis weights, we also plan to increase profitability within our paper operations by
      (i) increasing uncoated groundwood specialty paper volumes in place of standard newsprint and (ii) reducing the number of different paper grades we manufacture to improve productivity and decrease downtime in our production facilities, minimize storage and handling costs, trim losses and the amount of relatively expensive kraft pulp that is used to manufacture paper. Within our pulp operations, we plan to continue our focus on higher value market segments by targeting our sawdust-based pulp to higher value added end uses, including tissue, specialty printing and writing, and bleached linerboard.

    - EXERCISING DISCIPLINE IN CAPITAL SPENDING. We will continue to maintain a value-based discipline for reinvesting in our business, focusing on modest capital, high payback projects that enhance our product line, improve productivity, reduce energy consumption, maximize the efficient use of fiber supply and reduce costs.

    - SECURING RAW MATERIAL SUPPLY. On December 1, 2003 we acquired Western Canada's largest paper recycling operation. This acquisition provides us with a secure supply of de-inked pulp, at a lower overall cost than outsourcing. It also gives us better control over production scheduling and volume and provides savings in transportation and material procurement costs.

LINES OF BUSINESS

    We have three business segments: specialty paper (which includes kraft paper), newsprint and pulp. Our groundwood specialty papers and newsprint are manufactured on 12 paper machines at four mill locations. Our specialty kraft papers are manufactured on a separate kraft paper machine at our Elk Falls mill. Our market pulp is manufactured on three kraft pulp lines at our Crofton and Elk Falls mills.

PAPER

Paper Operations

    We manufacture our groundwood specialty papers, kraft paper and newsprint on 13 paper production lines at our four mill locations at Crofton, Elk Falls, Port Alberni and Powell River, British Columbia. Our Elk Falls mill also manufactures kraft paper products.

    Our capacity to produce specialty papers and newsprint, in thousands of tonnes, as compared to our production for each of the last two years is as follows:

                                                    ANNUAL CAPACITY           YEAR ENDED DECEMBER 31,
                                                  -------------------   -----------------------------------
MILL                                               DECEMBER 31, 2003    2003 PRODUCTION    2002 PRODUCTION
----                                              -------------------   ----------------   ----------------
Crofton.........................................           430                  390                410
Elk Falls.......................................           641                  618                551
Port Alberni....................................           432                  411                352
Powell River....................................           459                  431                413
                                                         -----                -----              -----
                                                         1,962                1,850              1,726
                                                         =====                =====              =====

CROFTON

    Crofton's capacity for the year ending December 31, 2003 was 430,000 tonnes of newsprint and directory paper. On a 48.8 gsm equivalent basis the annual capacity of the Crofton paper operations is approximately 525,000 tonnes.

    The Crofton paper mill, which produces newsprint and lightweight directory paper, has three paper machines put in operation in 1964, 1968 and 1982. All machines were installed with, or have been converted to, twin-wire sheet formation, which provides a more uniform quality of sheet for both printing surfaces. Pulp furnish for the paper mill comes from a three-line thermomechanical pulp mill, from Crofton's kraft pulp mill and from our paper recycling operation. Reduced fiber requirements, made possible by the move to lighter weight paper production at the mill, allowed the closure of a groundwood pulp mill in September 1999. In 2002, the refiner mechanical pulp mill was also closed.

    Crofton's No. 1 paper machine produces up to 118,000 tonnes of newsprint and directory paper. The No. 2 paper machine produces up to 100,000 tonnes annually of lightweight directory paper grades used in telephone and other directories, as well as other lightweight printing papers. The No. 2 paper machine remains capable of producing newsprint grades as market conditions warrant. To further our objective to produce highly runnable directory paper, we completed
$16 million in modifications to the No. 2 paper machine in May 1999. These modifications enable the Crofton mill to produce an innovative directory paper at the lowest industry basis weight. This directory paper has improved consistency, runnability and printability. Crofton's directory paper production can be supplemented by excess production capacity available on the No. 1 paper machine.

    A $27 million upgrade of Crofton's No. 3 paper machine, completed in January 1997, increased annual production capacity by approximately 23,000 tonnes, on a 45 gsm equivalent basis, to 212,000 tonnes of newsprint, and has resulted in significant improvements in machine trim, sheet profiles and roll quality. Further improvements totaling $14 million to Crofton's thermomechanical pulp refining and screening systems and to the No. 3 paper machine were completed in August 1999. In

August 2003 we completed an $11 million upgrade to increase the capacity of the thermomechanical pulp facility and improve the quality of the pulp. All of these improvements have resulted in improved consistency in quality and lower production costs for light basis weight paper manufactured at the Crofton mill. In 2001, the Crofton mill invested $13 million on bark presses to increase hog burning capability and improve air quality.

ELK FALLS

    Elk Falls' capacity for the year ending December 31, 2003 was 510,000 tonnes of newsprint and high brightness uncoated specialty grades of paper. On a 48.8 gsm equivalent basis, the annual capacity of the Elk Falls paper operations is approximately 530,000 tonnes. In addition, the Elk Falls mill has a specialty kraft paper machine that was originally installed in 1966. The machine primarily produces specialty whitetop linerboard grades for sale to the packaging industry in western North America. Annual production capacity of kraft paper is approximately 131,000 tonnes.

    Three paper machines, which were put in operation in 1952, 1957 and 1982, produce newsprint and soft calendered high brightness specialty papers. All machines were installed with, or converted to, twin-wire sheet formation. Pulp furnish for the newsprint mill is supplied primarily from the mill's seven-line thermomechanical pulp mill and its semi-bleached kraft pulping facilities.

    Paper machine No. 1 has a capacity to produce approximately 136,000 tonnes of newsprint. Paper machine No. 2 has the capacity to produce approximately 145,000 tonnes of uncoated groundwood specialty grades. Paper machine No. 5 has the capacity to produce approximately 219,000 tonnes of newsprint. Kraft paper machine No. 4 has the capacity to produce approximately 131,000 tonnes of kraft paper.

    Elk Falls has continually broadened its range of uncoated groundwood specialty papers to meet the needs of commercial printers. We have met the demand for better quality through equipment upgrades to produce a cleaner, more refined pulp furnish. We have improved smoothness and printability to meet the exacting standards of large commercial printers, and we have developed high brightness offset papers in a variety of basis weights. The No. 2 paper machine has a soft roll calendering system designed to produce up to 145,000 tonnes annually of uncoated groundwood specialty papers. Soft calendered specialty grades, marketed under the ELECTRACAL and ELECTRASOFT labels, are used mainly by the growing commercial print market for advertising flyers and newspaper supplements. We are the largest supplier of soft calendered papers on the west coast of North America.

    Elk Falls increased the capacity of its thermomechanical pulp peroxide bleach plant and improved filler systems in fiscal 1996, enabling increased production of higher brightness specialty papers.

    To further our runnability strategy for newsprint, $30 million in capital expenditures were completed at Elk Falls in January 1999. We replaced the headbox on the No. 5 paper machine and improved the thermomechanical pulp process to enable the production of lighter weight newsprint with enhanced runnability. Costs and efficiency are also improved as a result of the upgrade, with an increase in capacity of approximately 9,000 tonnes, on a 45 gsm equivalent basis. In 2001, a new $15 million precipitator was installed to improve air quality. In August 2003 we completed a $4 million upgrade to our No. 5 paper machine, which has resulted in reduced consumption of kraft in our paper furnish.

    Whitetop linerboard, which is produced by the kraft paper specialties machine, is a premium product that combines a layer of unbleached kraft pulp with a layer of bleached kraft pulp. The two layers are not glued together but are formed on the paper machine by uniting the bleached and unbleached stock into what is known as a duplex stock. This specialty product is white on the top and brown on the reverse side and is used in packaging where bright, high quality graphics are important. Elk Falls' competitive advantage in producing this product stems from its ability to produce a lightweight, high-performance sheet. The inclusion of sawdust-based pulp in the furnish also results in a smoother, more consistent surface which performs better in customers' conversion facilities.

    Production of whitetop linerboard grades totaled approximately
116,600 tonnes, or 97%, of production from the Elk Falls kraft paper machine for the year ended December 31, 2003. The majority of this product is marked under the brand name "SilverLiner." In 2003 we completed a $3 million upgrade to the stock preparation equipment supporting the No. 4 paper machine, enabling us to replace a portion of sawdust-based pulp with externally purchased hardwood pulp. The upgrade has improved the quality and production of our Silverliner product and allows us to sell a higher volume of sawdust-based pulp externally.

    The furnish for the kraft paper specialties produced at Elk Falls is comprised of long-fiber pulp and alternative fiber sources such as sawdust-based pulp and rejects from the Elk Falls kraft pulp mill as well as clippings received from converting plants and post-consumer waste. Elk Falls also purchases a limited quantity of high quality hardwood kraft pulp in order to enhance the top sheet quality of our kraft paper product line.

PORT ALBERNI

    Port Alberni's capacity for the year ending December 31, 2003 was 432,000 tonnes of directory paper and lightweight coated paper. Port Alberni's annual directory paper capacity on a 48.8 gsm equivalent basis is approximately 303,000 tonnes.

    The Port Alberni paper mill has three paper machines. Two of the paper machines were put in operation in 1957, with the third paper machine put in operation in 1968.

    Paper machine No. 3 has the capacity to produce approximately
116,000 tonnes of directory paper, paper machine No. 4 has the capacity to produce approximately 107,000 tonnes of directory paper and paper machine No. 5 has the capacity to produce approximately 209,000 tonnes of lightweight coated paper.

    Paper machine No. 5 is the only lightweight coated paper machine in western North America. Its technology allows for the coating of paper on both sides simultaneously, reduces the amount of kraft pulp required to produce conventional lightweight coated paper and produces the desired product quality in terms of runnability, printability and bulk.

    Pulp furnish for the paper mill is supplied primarily from the mill's thermomechanical pulp plant and groundwood mill, from our paper recycling operation and, at present, from kraft pulp supplied from the Crofton mill. We have installed equipment at the Port Alberni mill to allow the use of recycled fiber in telephone directory paper.

POWELL RIVER

    Powell River's capacity for the year ending December 31, 2003 was 459,000 tonnes of newsprint and uncoated groundwood specialty paper. Powell River's annual capacity on a 48.8 gsm equivalent basis is approximately 473,000 tonnes.

    The Powell River paper mill has three paper machines. The paper machines were put in operation in 1957, 1967 and 1981.

    No. 9 paper machine has the capacity to produce 119,000 tonnes of hi-brite, uncoated groundwood specialty papers or newsprint. At the end of 2003, this machine was fully dedicated to the production of specialty paper grades. No. 10 paper machine has a capacity of 158,000 tonnes and produces only high quality, soft calendered, specialty papers, and No. 11 paper machine is Powell River's largest machine with a capacity to produce 182,000 tonnes of newsprint. We expect to incur capital expenditures in 2004 of $7.5 million for a paper machine upgrade to support the production of higher value groundwood specialty papers.

    Pulp furnish for the paper mill comes primarily from a thermomechanical pulp plant. In November 2001 we permanently closed the kraft pulp mill, which consumed a high-cost fiber diet which resulted in higher unit costs than our other two pulp mills at Elk Falls and Crofton, both of which have roughly twice the capacity of the Powell River pulp mill. We now supply the pulp requirements of the paper machines at Powell River from our Elk Falls and Crofton facilities.

    The Powell River mill has the capability to use recycled deinked pulp on a limited scale. Recycled deinked pulp is supplied from our paper recycling operation.

    We hold a 50.1% economic interest in Powell River Energy Inc., or Powell River Energy, which owns two hydroelectric dams near the Powell River mill with a combined generating capacity of 82 megawatts. Pursuant to a power purchase agreement between us and Powell River Energy, Powell River Energy will provide the power generated by its facilities to us at a fixed rate approximating current British Columbia Hydro and Power Authority rates for a period of 10 years. Powell River Energy's hydroelectric facilities will continue to supply approximately 40% to 45% of the annual power needs of the Powell River mill.

Paper Marketing

    The principal customers for our specialty papers and newsprint are commercial printers, telephone directory publishers, corrugated box manufacturers and newspaper publishers, located primarily in western and central North America and the Pacific Rim. Specialty and newsprint customers are served primarily by our sales and marketing personnel in North America and Japan and distributors and agents in other geographic markets. In recent years our marketing strategy for kraft paper has been to shift the sales mix to 100% white-top production and eliminate lower value unbleached grades. The second part of this strategy has been to improve surface properties in order to expand freight logical North American sales with high graphic accounts that prefer our lightweight grades.

    The following table sets out our paper sales revenue by country or geographic region:

                                                                 ASIA AND      OTHER         TOTAL
                                     CANADA    UNITED STATES    AUSTRALASIA   OFFSHORE   ($ MILLIONS)
                                    --------   --------------   -----------   --------   -------------
Year ended December 31, 2001......     16%           59%             12%         13%         1,053
Year ended December 31, 2002......     14%           67%             11%          8%         1,276
Year ended December 31, 2003......     13%           67%             13%          7%         1,343

    Historically, approximately two-thirds of our paper sales revenue has been derived from the United States. The United States is the world's largest consumer of newsprint, with consumption of approximately 10 million tonnes in 2003, representing about 28% of total world consumption.

    For the years ended December 31, 2003 and 2002, specialty paper and newsprint accounted for 84% and 86%, respectively, of our consolidated net sales revenue. No single customer accounts for more than 10% of our specialty consolidated net sales revenue nor is a material part of our business dependent on a small group of customers. Specialty paper and newsprint markets are not subject to significant seasonal fluctuations.

    The Crofton, Elk Falls and Powell River mills are located on tidewater and have deep-sea vessel loading facilities. Specialty paper and newsprint is shipped primarily by deep-sea vessel, and for inland destinations by combination of ship, barge, rail and truck. We use the services of independent warehouses in western North America and Europe for distribution to our customers.

    We have built effective long-term relationships with our customers for our specialty papers and newsprint, based on a partnership approach to produce the best product for their particular needs. As a result, we expect to remain a preferred supplier to many of those customers.

PULP

Pulp Operations

    We manufacture market pulp on three kraft pulp lines at our Crofton and Elk Falls pulp and paper mills, located in British Columbia on the east coast of Vancouver Island.

    Our capacity, in thousands of tonnes, as compared to our production for each of the last two years, is as follows:

                                                   ANNUAL
                                                  CAPACITY       YEAR ENDED DECEMBER 31,
                                                -------------   -------------------------
                                                DECEMBER 31,       2003          2002
                                      MILL         2003(1)      PRODUCTION    PRODUCTION
                                    ---------   -------------   -----------   -----------
Market pulp.......................  Crofton          295            253           212
                                    Elk Falls        160            166           162
                                                     ---            ---           ---
Total.............................                   455            419           374
                                                     ===            ===           ===

------------------------

(1) Total pulp capacity of 662,000 tonnes is reduced by 207,000 tonnes in order to reflect the pulp that is provided to our paper and kraft paper operations. Rationalization of Elk Falls' pulp facility commenced in 2003. These figures represent a decline in capacity of approximately
    80,000 tonnes which is expected to result from the rationalization.

    The Crofton kraft pulp mill is a two-line mill, with the first line starting up in 1957 and the second in 1965, with a total annual market pulp capacity of 295,000 tonnes. It is equipped with two continuous digesters and eight batch digesters, which provide the flexibility to cook different species of chips independently. Crofton's batch digesters utilize a rapid displacement heating, or RDH, cooking system. The RDH system allows for rapid turnaround in the batch cooking process, as the cooking liquor is rapidly extracted and replaced in the cooking vessel for each batch without a significant loss in temperature. This technology improves the overall quality of Crofton pulps and provides a stronger and more uniform pulp than conventional cooking.

    The Crofton kraft pulp mill produces a limited number of high quality Northern bleached softwood kraft, or NBSK pulp grades. One grade is a low coarseness fine fiber pulp of which the majority is consumed internally at Crofton and at our Port Alberni and Powell River operations. This pulp is a high tensile grade which is ideally suited for the manufacture of lightweight papers. The other pulp grade produced is made from Coastal Hemlock and Douglas Fir fiber species. This pulp has high intrinsic strength and bulk, and is used in a variety of printing and writing papers.

    In late 2002, we commenced the initial work on an estimated $45 million upgrade of the Elk Falls No. 2 recovery boiler to increase capacity and maintain reliability. Work on this upgrade continued in 2003. This upgrade will allow the permanent shut down of the smaller recovery boiler, a lime kiln and a bleach plant. As a result, gross pulp production at Elk Falls will be reduced by approximately 80,000 tonnes per year. This decrease in production is expected to be offset by reduced internal consumption of kraft pulp.

    The Elk Falls kraft pulp mill is equipped with five batch digesters and three continuous digesters with a total annual market pulp capacity of 160,000 tonnes. The mill manufactures a sawdust-based pulp branded "Elk Prime", with a capacity of 160,000 tonnes per year. Substantially all of the mill's long fiber pulp capacity is used internally.

    Elk Prime is a fully bleached sawdust-based pulp that is manufactured from a combination of low-cost sawdust, wood shavings and chip screenings. Blending of these residuals produces a pulp with an average fiber length between that of conventional softwood and hardwood pulps. Elk Prime is easy to refine, delivers high initial tensile strength and when added to a paper makers furnish enhances dimensional stability. Manufacturers of products such as specialty papers, tissue, paper toweling, printing and writing and other paper products can substitute Elk Prime for portions of their conventional NBSK pulp feedstock, realizing cost savings and, in many cases, improved quality. Sawdust-based pulps have an added environmental advantage in that they are made from fiber that would otherwise have been a waste product. Elk Falls uses some sawdust-based pulp in producing its specialty brands of high quality white-top linerboard, sold to customers who manufacture corrugated containers that require high quality graphics.

    The Elk Falls kraft pulp mill was initially commissioned in 1956, with its sawdust-based pulp production beginning in 1964. The mill has been extensively modernized over recent years to meet or exceed current environmental standards and to improve operating efficiency and costs.

    All of the kraft pulp operations are equipped with chlorine dioxide bleaching systems and secondary effluent treatment facilities and are presently operating in substantial compliance with applicable environmental laws and regulations.

Pulp Marketing

    Our two pulp mills are well situated for export shipments to Asia and Western Europe, the largest pulp consuming market.

    Our strategy is to maintain a diversified range of freight-logical customers, including producers of tissue, magazine papers, woodfree printing and writing papers and certain specialty paper products. Our sawdust-based pulp produced at Elk Falls is particularly versatile and is used as a lower cost substitute for more expensive NBSK and eucalyptus fiber-based hardwood pulp.

    The combination of a simple pulp product line and a diversified range of customers enables the full utilization of our pulp production facilities throughout market cycles.

    The following table sets out our market pulp sales revenue by country or geographic region:

                                                                  ASIA &       LATIN     EUROPE &        TOTAL
                                     CANADA    UNITED STATES    AUSTRALASIA   AMERICA      OTHER     ($ MILLIONS)
                                    --------   --------------   -----------   --------   ---------   -------------
MARKET PULP
Year ended December 31, 2001......     9%             8%            38%          1%         44%           336
Year ended December 31, 2002......     1%             1%            47%          2%         49%           207
Year ended December 31, 2003......     1%             0%            57%          0%         42%           248

    Pulp customers are served by sales and marketing staff in Canada and Japan and a network of agents in locations throughout the world.

    The Crofton and Elk Falls pulp mills are located on tidewater and have deep-sea vessel loading facilities. Pulp is shipped to offshore locations by both break bulk on deep-sea vessels and container shipment.

    For the year ended December 31, 2003, pulp accounted for 16% of our consolidated net sales revenue. This compares with 14% for the year ended December 31, 2002. There is no single customer which accounts for more than 10% of our consolidated net sales revenue, nor is a material part of our business dependent upon a small group of customers.

Paper Recycling Division

    On December 1, 2003 we acquired Western Canada's largest paper recycling operation, located in Coquitlam, B.C. The purchase price was $61.1 million (which included a $2.5 million working capital adjustment) comprised of $31.5 million of cash, approximately 8.7 million of our common shares having a value of $29 million, and $0.6 million of transaction costs. As part of the acquisition, we entered into a lease of the land and buildings on which the paper recycling plant operates for an initial term of 20 years, with one
10 year renewal option. The annual rent under the lease is $2.0 million, subject to adjustment for changes in the Canadian Consumer Price Index. The lease includes options to purchase the land and buildings and a right of first offer in the event the landlord wishes to sell the land to a third party.

    Our paper recycling operation recycles old newspapers, magazines and other waste paper into pulp suitable for the manufacture of newsprint, telephone directory paper, and similar grades of paper. The plant was constructed in 1990. Its current production capacity is 145,000 air-dried metric tonnes of pulp per year. Average annual production in the last three fiscal years was approximately 130,000 air-dried metric tonnes per year. We were the principal customer of the paper recycling operation and prior to our acquisition we purchased approximately 95% of the de-inked pulp it produced. The operation supplies 100% of our de-inked pulp requirements.

    The paper recycling operation utilizes flotation, cleaning and screening technologies to remove ink and impurities from the waste paper input in order to produce high-quality pulp that can be blended with traditional virgin-fiber pulp to produce paper in accordance with customers' specifications. The pulp is mechanically dried to a consistency of about 50% moisture content for shipment to its customers.

    The waste paper furnish for our paper recycling operation is purchased in Western Canada and the Western United States. In the most recent fiscal year, approximately 44% of the furnish was sourced in British Columbia, 22% in the balance of Western Canada and 34% in the United States.

    The plant receives waste paper primarily by rail and truck into warehouse facilities located adjacent to the production facility. An independent contractor is responsible for operations in the raw materials warehouse. Batches of waste paper are loaded onto a conveyor for transport into the production facility.

    Within the production facility the waste paper is initially mixed with water and de-inking and bleaching chemicals in a batch pulper. The paper slurry produced by the pulper is then processed by a succession of cleaners and screens to remove contaminants. It then passes through a flotation unit, where tiny air bubbles float ink particles out of the slurry. The slurry is then further processed through additional cleaners and a final flotation process before being formed into mechanically-dried sheets which are baled for shipment. The recycled pulp is shipped to our other operations by truck, rail and barge.

FIBER SUPPLY

    Our pulp and paper operations consume wood fiber which is purchased from more than 50 independent mills. Our fiber supply comes primarily from residual wood chips and sawdust from lumber operations located on the coast or in the southern Interior of British Columbia and secondarily from the chipping of pulp logs originating from locations throughout the region.

    Sawmill wood chips presently comprise 56% of the fiber supply for our pulp and paper operations. The remainder is comprised of pulp logs (25%), sawdust (15%) and recycled deinked pulp (4%). Currently, five wood chip, log and sawdust suppliers provide 49% of our fiber supply. The supply contracts with these companies were negotiated for indefinite ("evergreen") terms, or when certain of our timber and processing assets were sold.


    In addition, through an evergreen contract with a coastal log producer, additional wood chips can be obtained from regional sawmills. This supplier provides an additional 11% of our fiber supply.

    Together, all of these long-term, secure supply agreements provide approximately 60% of the fiber supply for our pulp and paper operations.

    In December, 2002 one of our fiber suppliers commenced creditor protection proceedings. These proceedings have not yet been resolved and we are unable to determine the impact of this development on our fiber supply.

    The remainder of the fiber requirements for the four pulp and paper operations is sourced from independent suppliers, many under long-term contracts. Fiber is purchased from these suppliers at market prices or at prices determined under market-based formulas.

    To enhance our fiber security, we maintain a surplus fiber position. As a result of our fiber position, we make annual sales of approximately 460,000 cubic meters of surplus fiber to regional customers. In addition, we engage in fiber trading activities to ensure optimum allocation of different fiber grades to the appropriate product.

COMPETITION

    The markets for our products are highly competitive on a global basis. The pulp and paper industry is essentially a commodity market in which producers compete primarily on the basis of price. In addition, since a majority of our production is directed to export markets, we compete on a worldwide basis against many producers of approximately the same or larger capacity. In export markets, Canadian producers generally compete with American, European and Asian producers.

PROPERTIES

    Our head office is located in leased premises in Vancouver, British Columbia. The lease covers an aggregate of 40,842 square feet and expires February 15, 2016.

    We lease the land and buildings where our paper recycling operation is located. The lease expires November 30, 2023, subject to one 10 year renewal option.

    Each of our Crofton, Elk Falls, Powell River and Port Alberni pulp and paper manufacturing facilities are situated on land we own. The Crofton mill is located on a 107 hectare site, the Elk Falls mill is located near the town of Campbell River, British Columbia on a 78 hectare site, the Powell River mill is located on a 94 hectare site and the Port Alberni mill is located on a 44 hectare site. Each of our properties is the subject of a mortgage in favor of our lenders to secure our credit facilities.

HUMAN RESOURCES

    We have approximately 4,000 employees.

    All of the approximately 2,900 hourly employees at our pulp and paper mills are members of either the Communications, Energy & Paperworkers Union of Canada, or CEP, or the Pulp, Paper and Woodworkers of Canada, or PPWC. Twenty-three employees in the Port Alberni Mill are represented by the Office and Professional Employees International Union, or OPEIU.

    The current collective agreements with each of CEP and PPWC expire on April 30, 2008. The collective agreement with the OPEIU expires on April 30, 2006.

ENVIRONMENT

    Our operations are subject to a wide range of general and industry-specific environmental laws and regulations including those related to waste management, air emissions, water discharges and remediation of environmental contamination. There has been significant upgrading of our facilities during the last few years to comply with solid and special waste, effluent and air regulations. Environmental performance is monitored regularly by us. We believe that our facilities are operating in substantial compliance with applicable environmental laws and regulations.


    In addition to regular monitoring of emission points and reporting to regulatory authorities, we manage our environmental performance through an environmental management system. This system is registered to the ISO 14001 standard at four of our five facilities. The environmental management system utilizes annual internal surveillance audits and bi-annual external compliance audits of our manufacturing facilities. The audit findings are communicated to management and a committee of the board of directors, so that appropriate action plans can be developed to address any deficiencies. Audits were completed during late 2002 and 2003 and no material problems were uncovered during those reviews.


RECYCLED CONTENT IN GROUNDWOOD PAPER

    We are a major supplier of newsprint, directory and other groundwood printing papers to western North America. The most significant of these markets is the western United States, where in three states--California, Arizona and Oregon--newspaper publishers and commercial printers are required by law to use a certain proportion of recycled containing paper. While the other western
U.S. states and Canada do not have legislated requirements for recycled containing paper, many printers and publishers are demanding some recycled containing paper as part of their supply mix.

    We meet this market demand through the use of de-inked pulp from our paper recycling operation located in Coquitlam, British Columbia. This deinked post-consumer recycled pulp is mixed with virgin pulp furnish to produce newsprint and directory paper that meets the legislated requirement.

    The recycling plant was designed to minimize deleterious impacts on the environment. Water is obtained from the municipal water supply and is recycled and reused in the operation to minimize water intake. Process effluent is processed in on-site primary, secondary and tertiary treatment facilities before being discharged into the municipal sewer system. The majority of the solid waste produced by plant operations is used in agricultural and thermal applications, with only a small portion of the waste stream (consisting primarily of metal, glass and plastic contaminants received with the waste paper) going to landfill. No chlorine-based bleaching chemicals are used in the process.

SOLID WASTE

    One of the most significant environmental issues faced by our operations is the disposal of solid waste. Most non-recyclable waste is disposed of at on-site landfills and based on current practice we have at least four year's capacity in the landfills at each of our facilities. We will continue to work to reduce volumes sent to landfill by increasing recycling efforts and investigating alternative uses for boiler ash and recaust waste.

EFFLUENT

    In the early 1990s, the British Columbia provincial government mandated the elimination of adsorbable organic halides, or AOX, in mill effluent by December 31, 2002. In July 2002, this regulation was amended to 0.6 kilograms per tonne of pulp produced effective December 31, 2002. All of our facilities are operating below this new limit which is similar to legislation recently enacted in the United States.

    The Port Alberni and Powell River mills do not produce kraft pulp or use a brightening process involving chlorine or chlorine derivatives, so they do not produce any appreciable AOX or dioxins in their effluent.

AIR EMISSIONS

    Over the past five years, substantial environmental capital has been spent at all facilities upgrading air emissions controls and infrastructure. This includes an odour collection and treatment system at Crofton, a new wet precipitator for the Elk Falls power boiler, a fluidized bed boiler conversion at Port Alberni, and a new fluidized bed boiler at Powell River. Our facilities are well positioned to be compliant with future air emissions standards.

    In 2003, we spent approximately $3 million on environmental capital projects. We estimate that capital expenditures relating to known environmental matters, including compliance issues and the assessment and remediation of the environmental condition of our properties will total approximately $7 million in 2004. While we believe that our estimate for environmental projects for the remainder of 2004 is reasonable, there can be no assurance that actual expenditures will not exceed the estimated amounts.

CONTAMINATED SITES

    We are not aware of any sites or land parcels which are considered contaminated under the province's contaminated sites legislation.

    Provincial legislation governing contaminated sites came into effect in British Columbia on April 1, 1997. If a particular site exceeds prescribed levels of certain classes of substances, the site is determined to be a "contaminated site" under the legislation. The legislation specifies the circumstances in which a "site profile" must be prepared in respect of any property that has been used for certain industrial or commercial purposes. If a site is determined to be contaminated, remediation will normally be required under government supervision. As current and past owners of mill sites, all forest products companies in British Columbia may face remediation costs particularly as a result of historical operations and disposal practices. Compliance with this legislation has not resulted in any material cost to us but there can be no guarantee that such costs will not be incurred in the future as a consequence, for example, of discovery of unknown conditions, or changes in enforcement policies.

RESEARCH AND DEVELOPMENT

    We will continue to contribute to industry supported research organizations such as the Pulp and Paper Research Institute of Canada. In addition, research required to meet our specific needs is conducted at private laboratories under the direction of our technical experts and at the mill laboratories.

    Business unit technical staff provide scientific and technological expertise in support of operations and product development efforts.

    Our research and development expenditures totaled approximately $2 million for the year ended December 31, 2003 and $3 million for the year ended December 31, 2002.

CORPORATE ORGANIZATION

    We have the following significant subsidiaries, all of which are wholly owned:

COMPANY                                                       JURISDICTION OF INCORPORATION
-------                                                       -----------------------------
Elk Falls Pulp and Paper Limited............................  British Columbia
Norske Skog Canada Finance Limited..........................  British Columbia
Norske Skog Canada (Japan) Ltd..............................  Japan
Norske Skog Canada Pulp Operations Limited..................  British Columbia
Norske Skog Canada Pulp Sales Inc...........................  British Columbia
Norske Skog Canada Sales Inc................................  British Columbia
Norske Skog Canada Services (Hungary) Limited Liability
  Company...................................................  Hungary
Norske Skog Canada (USA) Inc................................  California
NSC Holdings (Barbados) Limited.............................  Barbados
NSCL Holdings Inc...........................................  Delaware
NorskeCanada (partnership)..................................  British Columbia
Pacifica Paper Sales Ltd....................................  British Columbia
Pacifica Papers Sales Inc...................................  Delaware
Pacifica Poplars Ltd........................................  British Columbia
Pacifica Poplars Inc........................................  Delaware
Pacifica Papers US Inc......................................  Delaware

    Each of these subsidiaries, other than NSC Holdings (Barbados) Limited, are guarantors of the notes. NorskeCanada is a general partnership, the partners of which are Norske Skog Canada Limited and Norske Skog Canada Pulp Operations Limited.

LEGAL PROCEEDINGS

    We are involved from time to time in routine legal matters and other claims incidental to our business. When it appears probable in management's judgment that we will be required to pay monetary damages or incur other costs in connection with such claims and proceedings, and such costs can be reasonably estimated, liabilities are recorded in the consolidated financial statements and charges are recorded against earnings. We believe that the resolution of such routine matters and other incidental claims will not have a material adverse impact on our consolidated financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND SENIOR MANAGERS

    The following table sets forth certain information regarding each of the directors and senior managers of NorskeCanada:


NAME                        AGE                                POSITION
----                      --------   ------------------------------------------------------------
Jan A. Oksum...........    54        Director and Chairman

W. Thomas Stephens.....    61        Director and Deputy Chairman

Russell J. Horner......    54        Director, President and Chief Executive Officer

Thomas S. Chambers.....    59        Director

J. Trevor Johnstone....    50        Director

Jan Kildal.............    53        Director

Harold N. Kvisle.......    51        Director

Vidar Lerstad..........    59        Director

R. Keith Purchase......    60        Director

William P. Rosenfeld...    67        Director

James E. Armitage......    55        Senior Vice-President, Sales and Marketing

Jesse M. Beaman........    55        Senior Vice-President, Operations

W.R. (Ron) Buchhorn....    57        Vice-President, Corporate Services

Stuart H. Clugston.....    59        Vice-President, Corporate Affairs and Social Responsibility

Ralph Leverton.........    56        Vice-President, Finance and Chief Financial Officer

Robert H. Lindstrom....    50        Vice-President, Strategy


    The following information sets forth the office or executive position held by each of our directors and officers, their principal occupation for the past five years, and the names of any public companies of which they are a director.


    JAN A. OKSUM has served as a director since October 2001 and was appointed Chairman in May 2002. From July 2000 to August 2001 Mr. Oksum was an alternate director for Jan Reinas, the former Chairman. Since January 2004 Mr. Oksum has been President and Chief Executive Officer of Norske Skogindustrier ASA. From August 2000 to December 2003, Mr. Oksum was Deputy CEO and Senior Vice President, Strategy of Norske Skogindustrier ASA. From September 1999 to August 2000, Mr. Oksum was Executive Vice President, Business Development of Norske Skogindustrier ASA. From October 1997 to September 1999, he was Senior Vice President, Fiber/Magazine Paper of Norske Skogindustrier ASA. From
April 1997 to October 1997, he was Vice President, Research & Development of Norske Skogindustrier ASA. From January 1994 to April 1997, Mr. Oksum was General Manager of Norske Skog Golbey.


    W. THOMAS STEPHENS has served as a director since November 1999.
Mr. Stephens was President and Chief Executive Officer of MacMillan Bloedel Limited from September 1997 until November 1999, and prior thereto was President of Manville Corporation. Mr. Stephens is a director of the following public companies: Excel Energy Inc., TransCanada PipeLines Limited and Qwest Communications International, Inc., and is a Trustee of Putnam Mutual Trust.

    RUSSELL J. HORNER has served as a director since November 1999 and has been our President and Chief Executive Officer since September 2000. From
November 1999 to September 2000, Mr. Horner was our Chief Operating Officer and President. From March 1998 to
November 1999, Mr. Horner was the Chief Operating Officer, Australasia, of the Fletcher Challenge Paper Division of Fletcher Challenge Limited.


    THOMAS S. CHAMBERS has served as a director since October 2003.
Mr. Chambers is a Fellow of the Institute of Chartered Accountants of British Columbia and is a corporate director. Prior to July 2002, Mr. Chambers was a partner of PricewaterhouseCoopers LLP and its predecessor firm. Mr. Chambers is a director of the following public companies: Terasen Inc. and Elephant and Castle Group, Inc.


    J. TREVOR JOHNSTONE was appointed a director immediately prior to completion of the acquisition of Pacifica Papers and was formerly the Chairman and a director of Pacifica Papers, having served as a director of Pacifica Papers since March 1999. Mr. Johnstone is a Managing Director of Tricor Pacific Capital, Inc. Mr. Johnstone is a director of the following public companies:
Tree Island Wire Income Fund, Carmanah Technologies Inc. and Pacific Northern Gas Ltd.

    JAN L. KILDAL has served as a director from May 2002 to the present and previously, from July 2000 to October 2001. Mr. Kildal has been the Executive Vice-President and Chief Financial Officer of Norske Skogindustrier ASA since 1995. Mr. Kildal is a director of the following public companies: Storebrand Livsforsikring AS.

    HAROLD N. KVISLE has served as a director since November 1997. Since
May 2001, Mr. Kvisle has been President and CEO of TransCanada Corporation. From June 2000 to April 2001, Mr. Kvisle was Executive Vice-President, Trading and Business Development, TransCanada PipeLines Limited; from April 2000 to
June 2000, Senior Vice-President, Trading and Business Development; from September 1999 to April 2000, Senior Vice-President, Energy Operations, TransCanada PipeLines. Prior to September 1999, Mr. Kvisle was the President of Fletcher Challenge Energy Canada Limited. Mr. Kvisle is a director of the following public companies: PrimeWest Energy Trust, TransCanada Corporation and TransCanada Power L.P.


    VIDAR LERSTAD has served as a director since April 2004. Since
February 2004 Mr. Lerstad has been Senior Vice-President, Corporate Strategy of Norske Skogindustrier ASA. From January 2002 to February 2004 Mr. Lerstad was Executive Vice-President South America, from August 2000 to January 2002, Senior Vice-President, Asian Activities, and from October 1999 to August 2000, Senior Vice-President, International, of Norske Skogindustrier ASA. Prior to
October 1999 Mr. Lerstad held various sales and marketing positions with Norske Skogindustrier ASA.


    R. KEITH PURCHASE was appointed a director immediately prior to completion of the acquisition of Pacifica Papers and was formerly a director of Pacifica Papers, having served as a director of Pacifica Papers since May 2000.
Mr. Purchase is a corporate director and advisor. Mr. Purchase was the Executive Vice-President and Chief Operating Officer of MacMillan Bloedel Limited from November 1998 to November 1999. Prior to November 1998 he was the President and Chief Executive Officer of TimberWest Timber Trust. Mr. Purchase is a director of the following public company: Tree Island Wire Income Fund.

    WILLIAM P. ROSENFELD has served as a director since October 1993 and has been a partner of Goodmans LLP, Barristers and Solicitors, since 1982.

    JAMES E. ARMITAGE has been Senior Vice-President, Sales and Marketing since August 2000. From August 1998 to July 2000, Mr. Armitage was Senior Vice-President, Newsprint, and from November 1997 to July 1998 was Vice-President, Worldwide Newsprint Sales. Prior to November 1997, Mr. Armitage was a self-employed consultant.

    JESSE M. BEAMAN has been Senior Vice-President, Operations since
April 2001. From December 2000 to March 2001, Mr. Beaman was Vice-President, Crofton Pulp and Paper, and from March 2000 to November 2000 was Manager, Crofton Paper. From July 1998 to January 2000,

Mr. Beaman was Vice-President, Eastern Operations, Building Materials, of MacMillan Bloedel Limited; from May, 1998 to June 1998, Vice-President, Business Transformation, Printing Papers, of MacMillan Bloedel Limited, and prior to
May 1998 was General Manager, Alberni Specialties, of MacMillan Bloedel Limited.

    W.R. (RON) BUCHHORN has been Vice-President, Corporate Services since January 2004. From June 2000 to January 2004 he was Vice President, Human Resources. From April 1999 to June 2000 Mr. Buchhorn was a self-employed consultant and prior to April 1999, Mr. Buchhorn was Vice-President, Compensation and Rehabilitation Services of the Workers' Compensation Board of British Columbia.

    STUART H. CLUGSTON has been Vice-President, Corporate Affairs and Social Responsibility since April 2003 and from August 2000 to April 2003 he was Vice-President, Corporate Affairs. Prior to August 2000, he was Director, Communication Management.

    RALPH LEVERTON has been Vice-President, Finance, Chief Financial Officer since May 2002 and from August 2000 to May 2002 was Vice-President, Finance, Chief Financial Officer and Secretary. In the month of July 2000, Mr. Leverton was Chief Financial Officer, Secretary and Treasurer. From September 1999 to June 2000, Mr. Leverton was a self-employed consultant, and from September 1998 to August 1999 was President and Chief Operating Officer of Harmac Pacific Inc. Prior to August 1998, Mr. Leverton was Vice-President, Finance, Chief Financial Officer and Secretary of Harmac Pacific Inc.

    ROBERT H. LINDSTROM has been Vice-President, Strategy since February 2001. From May 1999 to January 2001, Mr. Lindstrom was Vice-President, Supply and Utilities, Pulp Operations and from October 1996 to April 1999 was Director, Strategic Planning, Pulp Operations. Prior to October 1996, Mr. Lindstrom was Director, Business Development.

    None of the persons named above have any family relationship with any other person named above. There are no arrangements or understandings with major shareholders, customers or suppliers or others, pursuant to which any person referred to above was selected as a director or member of senior management.

    In accordance with our by-laws and the resolutions of our directors, our current board of directors consists of ten directors. Each director is to serve until the next annual meeting of shareholders, or until a successor is duly elected or appointed.

    Our board of directors has an Audit Committee, a Governance and Human Resources Committee and an Environmental, Health and Safety Committee.


    The members of the Audit Committee are Messrs. Chambers (who serves as Chair of the Audit Committee), Johnstone, Kildal, Kvisle, Lerstad, Purchase and Stephens. The principal functions of the Audit Committee are to review all financial information and statutory disclosure documents prior to their approval by the board of directors and their distribution to shareholders and other interested persons; to review our systems of internal control; to monitor the performance of our external and internal auditors; and to recommend to the board of directors the appointment of investment managers for our salaried pension plans and to monitor the performance of these managers.



    The members of the Governance and Human Resources Committee are Messrs. Chambers, Johnstone, Lerstad, Oksum, Rosenfeld and Stephens (who serves as Chair of the Governance and Human Resources Committee). The principal functions of the Governance and Human Resources Committee are to develop and monitor our overall approach to corporate governance issues; to recommend to the board of directors nominees for election and re-election as directors; to review the performance of the board of directors as a whole and of its committees; and to oversee organizational structure, executive appointment and succession, executive compensation, performance review of the Chief Executive Officer and approval of changes to benefit provisions in our salaried pension plans.



    The members of the Environmental, Health and Safety Committee are Messrs. Horner, Oksum, Purchase (who serves as Chair of the Environmental, Health and Safety Committee) and Rosenfeld. The principal functions of the Environmental, Health and Safety Committee are to establish principles of environmental, health and safety standards and to monitor compliance with these principles.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table reflects compensation paid during each of the years ended December 31, 2003, 2002 and 2001 (except that bonus amounts are in respect of each year) to our President and Chief Executive Officer and our four other most highly-compensated executive officers who were serving as executive officers at December 31, 2003, and to R. S. McLean, who would have been one of our four most highly-compensated executive officers but for the fact he was not serving as an executive officer at December 31, 2003. In this section "Executive Compensation", we refer to these individuals as the Named Executive Officers.

------------------------------------------------------------------------------------------------------------------------
                                            ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                  ----------------------------------------   -------------------------------------------
                                                                                  AWARDS                 PAYOUTS
                                                                             -----------------   -----------------------
                                                                                SECURITIES        RESTRICTED
                                                               OTHER               UNDER          SHARES OR
                                                              ANNUAL             OPTIONS/         RESTRICTED      LTIP
NAME AND                           SALARY      BONUS      COMPENSATION(1)     SARS GRANTED(2)    SHARE UNITS    PAYOUTS
PRINCIPAL POSITION       YEAR       ($)         ($)             ($)                 (#)              ($)          ($)
(A)                      (B)        (C)         (D)             (E)                 (F)              (G)          (H)
------------------------------------------------------------------------------------------------------------------------
R.J. Horner              2003     600,000      400,000            --              531,250               --          --
President and Chief      2002     600,000      900,000            --              500,000               --          --
Executive Officer        2001     516,666    1,500,000            --              601,500               --          --
------------------------------------------------------------------------------------------------------------------------
J.M. Beaman              2003     322,917      196,630            --              150,000               --          --
Senior Vice              2002     300,000      517,000            --              226,500               --          --
President, Operations    2001     249,332      197,000            --              140,000               --          --
------------------------------------------------------------------------------------------------------------------------
J.E. Armitage            2003     250,000      151,250            --              112,500               --          --
Senior Vice              2002     250,000      400,000            --              189,000               --          --
President, Sales and     2001     243,333      144,000            --              140,500               --          --
Marketing
------------------------------------------------------------------------------------------------------------------------
R. Leverton              2003     280,000      147,000            --              125,000               --          --
Vice President,          2002     280,000      473,000            --              210,500               --          --
Finance and Chief        2001     233,333      262,000            --              152,500               --          --
Financial Officer
------------------------------------------------------------------------------------------------------------------------
R.S. McLean(5)           2003     165,000           --            --                   --               --          --
Senior Vice              2002     220,000      337,150            --              166,000               --          --
President, Supply        2001     206,666      111,000            --              108,500               --          --
Chain and Information
Technology
------------------------------------------------------------------------------------------------------------------------
W.R. Buchhorn            2003     200,000       81,750            --               93,750               --          --
Vice President, Human    2002     200,000       91,000            --              124,500               --          --
  Resources              2001     193,333      231,000            --               74,000               --          --
------------------------------------------------------------------------------------------------------------------------

---------------------  -------------------

                            ALL OTHER
NAME AND               COMPENSATION(3)(4)
PRINCIPAL POSITION             ($)
(A)                            (J)
---------------------
R.J. Horner                  166,749
President and Chief          103,294
Executive Officer             67,101
---------------------
J.M. Beaman                   66,203
Senior Vice                   61,878
President, Operations         38,022
---------------------
J.E. Armitage                 52,318
Senior Vice                   55,685
President, Sales and          35,497
Marketing
---------------------
R. Leverton                   54,458
Vice President,               60,520
Finance and Chief             31,633
Financial Officer
---------------------
R.S. McLean(5)               315,443
Senior Vice                   45,774
President, Supply             31,346
Chain and Information
Technology
---------------------
W.R. Buchhorn                 36,772
Vice President, Human         41,582
  Resources                   28,714
---------------------


Notes:

(1) Perquisites and other personal benefits do not exceed the lesser of $50,000 and 10 per cent of the total of the annual salary and bonus for any of the Named Executive Officers.

(2) Options for 2003 in this column were granted in January, 2004. The grant and exercise of these options is conditional upon obtaining shareholder approval to a proposed amendment to our stock option plan.

(3) Amounts in this column include our contribution to an employee share purchase plan which was available to all our employees up to December 31, 2003.

(4) Amounts in this column include annual contributions and allocations (including investment returns on notional account balances) to our defined contribution pension plan for the year ended December 31, 2003: R.J. Horner $139,749; J.M Beaman $57,564; J.E. Armitage $46,018; R. Leverton $46,952,
    R.S. McLean $27,039, and W.R. Buchhorn $31,534.

(5) R.S. McLean ceased to be an employee in September, 2003. Amounts under "All other Compensation" for the year ended December 31, 2003 include severance entitlements of $284,117, a portion of which have not yet been paid.

STOCK OPTIONS

    No stock options were granted to the Named Executive Officers during the year ended December 31, 2003.

    The following table summarizes for each of the Named Executive Officers the number of Options/ Share Appreciation Rights, or SARs if any, exercised during the year ended December 31, 2003, the aggregate value realized upon exercise, the total number of unexercised Options/SARs, if any, held at December 31, 2003, and the value of such unexercised Options/SARs at the same date. Options/SARs can be exercised to acquire, or utilized to purchase, as applicable, our common shares. For further details regarding our Stock Option Plan, see "INCENTIVE AND STOCK PURCHASE PLANS -- Long Term Incentives Plan -- Stock Option Plan" below.

       AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED
              FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION VALUES

                                                                                                    VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS/SARS          IN-THE-MONEY OPTIONS/SARS
                                           AGGREGATE        AT DECEMBER 31, 2003(1)(3) (#)      AT DECEMBER 31, 2003(2) ($)
                         SECURITIES          VALUE         ---------------------------------   ------------------------------
-----------------------------------------------------------------------------------------------------------------------------
NAME                   EXERCISED (#)    REALIZED(1) ($)     EXERCISABLE      UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------
R.J. Horner                    --                  --         401,000           700,500                  --              --
-----------------------------------------------------------------------------------------------------------------------------
J.M. Beaman                    --                  --          93,333           273,167                  --              --
-----------------------------------------------------------------------------------------------------------------------------
J.E. Armitage                  --                  --          93,667           235,833                  --              --
-----------------------------------------------------------------------------------------------------------------------------
R. Leverton                    --                  --         101,667           261,333                  --              --
-----------------------------------------------------------------------------------------------------------------------------
R.S. McLean                    --                  --              --                --                  --              --
-----------------------------------------------------------------------------------------------------------------------------
W.R. Buchhorn                  --                  --          49,333           149,167                  --              --
-----------------------------------------------------------------------------------------------------------------------------

Notes:

(1) The value realized on the exercise of an Option or SAR is equal to the difference between the market value of the relevant underlying security at the time of exercise and the exercise or base price of the Option or SAR.

(2) The value of the unexercised in-the-money Options/SARs at the year end is the excess, if any, of the market value of the relevant underlying security as at December 31, 2003 (being $4.17 in respect of the Common Shares) over the exercise or base price of the relevant Options or SARs.

(3) Underlying securities are our Common Shares.

RETIREMENT PLANS

    Each of the Named Executive Officers are members of the defined contribution segment of our Supplemental Retirement Plan for Senior Executives. Under the defined contribution segment, we allocate an aggregate of 12 per cent of the executive officer's monthly salary and bonus to individual retirement accounts. Of this total, seven per cent of the monthly salary and bonus (to a maximum of $12,500) is contributed to the member's account in the defined contribution segment of the salaried retirement plan available to all of our Canadian employees and the remainder is allocated to a notional account maintained for the member under the Supplemental Retirement Plan. No benefit is payable under the Supplemental Retirement Plan if the member ceases to be employed by us prior to attaining five years as an executive officer.

    Under the defined contribution segment of our Limited Supplemental Retirement Plan for Senior Executives, the amount of bonus recognized in pensionable earnings is limited to 50 per cent of the bonus payment for the year subject to a further limit of 50 per cent of the executive's target bonus. The portion of the bonus that is not recognized due to this latter limit may be carried forward to the immediately following calendar years and applied in years in which the target bonus limit is not reached.

    The retirement benefits that become payable under the Limited Supplemental Retirement Plan for Senior Executives are offset by the retirement benefits payable under any other of our pension plans.

    The total amounts set aside or accrued by us and our subsidiaries to provide pension, retirement or similar benefits to our Named Executive Officers is as follows:

                                              AMOUNT SET ASIDE OR ACCRUED
NAME                                            AS OF DECEMBER 31, 2003
----                                          ---------------------------
Russell J. Horner...........................           $1,083,783
J.M. Beaman.................................              142,258
J.E. Armitage...............................              213,163
R. Leverton.................................              142,675
R.S. McLean.................................               61,601
W.R. Buchhorn...............................              103,685

TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

    The Board of Directors has determined it is in our best interests to encourage the continuity of senior management under certain circumstances.

    We entered into severance agreements with certain of the Named Executive Officers, which replace previous agreements that expired in July, 2002. The agreements provide that the Named Executive Officer whose employment is terminated by us without cause within the period of two years after the date of completion of a "Proposed Transaction" will be entitled to a two-year termination leave. During this termination leave, he will receive annual salary, bonus under our Short Term Incentive Plan and certain of the benefits previously received. A "Proposed Transaction" means (i) the acquisition by Norske SkogIndustrier ASA of more than 50% of our outstanding voting shares or the acquisition by an entity other than Norske SkogIndustrier ASA of more than 35% of our outstanding voting shares; (ii) the acquisition of all or substantially all of our assets; (iii) a merger with one or more other entities that results in a change in the majority of the Board of Directors or securities holders of the parties to the merger other than us holding more than 35% of the outstanding voting shares of the surviving corporation; or (iv) a merger that has been designated by the directors as a Proposed Transaction.

    If the Named Executive Officer secures comparable alternative employment during the termination leave, the Named Executive Officer will receive a lump sum payment equal to one-half of the salary which would otherwise be received during the balance of the termination leave. In lieu of taking termination leave, the Named Executive Officer may elect to receive a lump sum settlement equal to 80 per cent of the salary which would otherwise be received during the termination leave plus 75 per cent of the Named Executive Officer's target bonus under the Short Term Incentive Plan for the current year. These severance agreements expire, if a Proposed Transaction has not been completed, on September 30, 2004.

    In 2001 we entered into an agreement with each of Mr. Horner and Mr. Leverton that provides for benefits to be paid to such individual in the event his employment terminates following a "Control Change", which has the same meaning as a Proposed Transaction described above. The benefits include payment of three times the individual's annual remuneration, being his base salary plus an amount equal to his target bonus for the year, the acceleration of all outstanding stock options, the acceleration of retirement benefits equal to five years' service, and job relocation counselling fees. These benefits are payable if the individual resigns, in the case of Mr. Horner within one year, and in the case of Mr. Leverton with 90 days, after a Control Change or if, within two years after such Control Change, his employment is terminated without just cause or he terminates his employment for good reason. Each of these agreements becomes operative if a Control Change occurs prior to October 1, 2004 or such later date as we may from time to time specify.

INCENTIVE AND STOCK PURCHASE PLANS

Short Term Incentive Plan

    We have a short term incentive plan under which executive officers may be paid an annual bonus based upon the achievement of objectively measured corporate objectives and subjectively measured personal objectives.

    Membership in the plan is limited to designated individuals and includes the Named Executive Officers.

    Annual bonuses that may be awarded under the short term incentive plan can vary from zero to 60% to 80% of base salary for participants in the plan, other than the Chief Executive Officer, and zero to 124% of base salary in the case of the Chief Executive Officer.

    The Governance and Human Resources Committee determines the amounts of the annual bonuses made under the plan. For participants in the plan, other than the Chief Executive Officer, one half of the bonus is based upon the achievement of objectively measured corporate objectives and one half of the bonus is based upon the achievement of personal objectives that are agreed to individually by each participant. In 2003 the corporate objectives included the attainment of a measured improvement in employee safety (20%) and the attainment of a target amount of EBITDA (30%). In 2003, bonuses were paid to the participants based upon the attainment of a target amount of EBITDA but no bonus was paid in respect of improvements in employee safety. The Governance and Human Resources Committee determines the bonuses for the attainment of personal objectives on the recommendation of the Chief Executive Officer. The bonuses awarded for 2003 to the participants in the plan for the attainment of personal objectives range from 70% to 90% of the maximum bonus available for this criterion.

    In addition to the bonuses awarded under the short-term incentive plan, the Governance and Human Resources Committee may also award one time special bonuses to the Named Executive Officers in recognition of the achievement of special results in a fiscal year. No special bonuses were awarded to the Named Executive Officers in 2003.

    The compensation of the Chief Executive Officer is based upon a combination of base salary, a short term incentive plan under which a cash bonus may be awarded and the grant of stock options under our stock option plan. The base salary of the Chief Executive Officer is targeted at the median of the salaries paid to chief executive officers of companies engaged in the forest products industry in Canada. The ranges of these salaries are determined from a report of an independent compensation consultant engaged by the Corporation.

    The short-term incentive plan is based upon the attainment of objectively measured corporate objectives and the achievement of personal objectives. These objectives are each determined by the Governance and Human Resources Committee, in consultation with the Chief Executive Officer, before the commencement of each fiscal years. In 2003, the relative weighting of the objectives for the Chief Executive Officer in that fiscal year were: improvement in the health and safety performance of our employees -- 20%; attainment of a target amount of EBITDA -- 50%; and attainment of personal objectives -- 30%. The personal objectives emphasized leadership and initiative in matters agreed to between the Governance and Human Resources Committee and the Chief Executive Officer. The bonus awarded to the Chief Executive Officer for 2003 recognized the achievements in respect of our EBITDA objectives and the attainment of the agreed upon personal objectives, but no bonus was awarded in respect of our health and safety performance.

Long Term Incentives Plan_--_Stock Option Plan


    To provide a longer term incentive to executives, we have a Stock Option Plan. This Plan provides for grants of options to acquire our common shares to our employees and employees of our subsidiaries in such numbers as the Governance and Human Resources Committee determines from time to time. At our 2004 Annual Meeting held April 29, 2004, our shareholders approved the granting of options for up to 10,000,000 common shares. As of April 1, 2004, options to purchase a total of 6,058,000 common shares were outstanding under the Plan.


    The stock options are performance-based options with a maximum term of 10 years. The exercise price of the options is based on the 10-day average trading value of the common shares on the Toronto Stock Exchange immediately preceding the date of grant. The vesting of the options is determined by the Committee at the time of the grant; however most options become exercisable as to one-third on or after the first, second and third anniversary of the date of grant, and become immediately exercisable if a predetermined share price hurdle is exceeded. The share price hurdle is based on a benchmark compound annual growth rate calculated over the life of the options, as established by the Committee at the time of grant.

    Individual executives are eligible for option grants annually, with a notional value that corresponds to a target percentage of the executive's salary. The target percentage of salary is determined annually by the Governance and Human Resources Committee to maintain market median total compensation levels for executives. The notional value of the options granted is 150 per cent of annual salary for the Chief Executive Officer and 50 per cent to 75 per cent for other executives. The notional value of the options is established by an external, independent specialist using a modified form of the "Black -- Scholes" option valuation methodology.

    The following table sets out the date of grant, exercise price, hurdle price and number of common shares issuable upon exercise of options granted to each Named Executive Officer and director:


NAME                                                       DATE OF GRANT(1)                                  TOTAL
----                           -------------------------------------------------------------------------   ---------
                                SEPT. 12 01     JAN. 31 02     OCT. 31 02     JAN. 29 03     JAN. 29 04
                               -------------   ------------   ------------   ------------   ------------
EXERCISE PRICE...............    $   6.60        $   7.13       $   5.25        $  5.81       $   4.39
HURDLE PRICE(2)..............        9.47           10.00           7.54           8.35           6.30

Jan A. Oksum.................      --              10,000         --             20,000         --            30,000
W. Thomas Stephens...........      --              20,000         --             20,000         --            40,000
Russell J. Horner............     601,500         500,000         --             --            531,250     1,632,750
Mitchell H. Gropper, QC(3)...      --              10,000         --             10,000         --            20,000
J. Trevor Johnstone..........      --              10,000         --             10,000         --            20,000
Jan Kildal...................      --              --             --             10,000         --            10,000
Harold N. Kvisle.............      --             10,0000         --             10,000         --            20,000
R. Keith Purchase............      --              10,000         --             10,000         --            20,000
William P. Rosenfeld.........      --              10,000         --             10,000         --            20,000
Jesse M. Beaman..............     140,000         118,500        108,000         --            150,000       516,500
James E. Armitage............     140,500          99,000         90,000         --            112,500       442,000
Ralph Leverton...............     152,500         110,500        100,000         --            125,000       488,000
R. Scott MacLean.............     108,500          87,000         79,000         --             --           274,500
W.R. Buchhorn................      74,000          52,500         72,000         --             93,750       292,250


------------------------

(1) The term of each of the option series is ten years and each series of options expire on the tenth anniversary of its respective date of grant.

(2) Options become exercisable as to one-third on the first, second and third anniversary of the date of grant, and become immediately execisable if our common shares trade at the hurdle price.


(3) Mr. Gropper ceased to be a director following our 2004 Annual Meeting on April 29, 2004.

DIRECTOR COMPENSATION

    The Chairman of the Board receives an annual retainer of $110,000 and the Deputy Chair receives an annual retainer of $55,000. All of the other directors receive an annual retainer of $25,000 except that no director who is an executive officer of the Corporation receives any additional compensation for his activities as a director.

    In addition to the annual retainer, each director is paid $1,500 for each Board meeting attended. (The fee for Board meetings held by telephone is $750.) Directors acting on committees of the Board receive an additional annual retainer of $3,000. Chairs of the Governance and Human Resources and the Environmental, Health and Safety Committees receive an additional annual retainer of $5,000 and the Chair of the Audit Committee receives an additional annual retainer of $10,000. In addition, directors are paid $1,200 for each committee meeting they attend. Directors are also reimbursed for their reasonable expenses in connection with such meetings.

    Directors may choose to convert all or part of their compensation into deferred stock units ("DSUs"). The number of DSUs granted to a director is equal to the elected amount of the compensation divided by the weighted average price of our common shares on the Toronto Stock Exchange over the ten days prior to the calculation date. The value of the DSUs is payable by us to a director upon the director's departure from the Board and is equal to the number of DSUs held by the director multiplied by the weighted average price of our common shares on the Toronto Stock Exchange over the ten days prior to the relevant calculation date. All amounts are paid in cash, subject to statutory withholdings. A director may change his or her DSU election prior to the commencement of each calendar year.

    The following directors have elected to receive all or a portion of their compensation in DSU's:


                                                        NUMBER OF DSU'S HELD         PERCENTAGE OF
DIRECTOR                                              AS AT DECEMBER 31, 2003    COMPENSATION AS DSU'S
--------                                              ------------------------   ---------------------
T.S. Chambers.......................................            3,025                     100%
M.H. Gropper, QC(1).................................           10,954                      50%
J.T. Johnstone......................................           23,631                     100%
H.N. Kvisle.........................................           18,137                     100%
R.K. Purchase.......................................           10,405                      50%
W.P. Rosenfeld......................................           19,960                      75%
W.T. Stephens.......................................           35,183                     100%


------------------------


(1) Mr. Gropper ceased to be a director following our 2004 Annual Meeting on April 29, 2004.


    Although directors were previously eligible for a stock option grant, we have discontinued this practice. Beginning in 2004, directors are eligible for an annual grant of Deferred Share Units having a value at the time of the grant of $12,600.

                               MAJOR SHAREHOLDERS


    The following table sets forth certain information as of March 31, 2004 concerning the beneficial ownership of our common shares, or shares, by each director and senior manager and each person known to us to own more than 5% of our shares.



                                                                            % OF ISSUED AND
NAME                                                            SHARES     OUTSTANDING SHARES
----                                                          ----------   ------------------
Norske Skogindustrier ASA(1)................................  63,035,942          29.4
Jan A. Oksum................................................         nil          *
Russell J. Horner...........................................      58,913          *
Thomas S. Chambers..........................................      10,000          *
Mitchell H. Gropper(2)......................................       3,400          *
J. Trevor Johnstone.........................................         nil          *
Jan Kildal..................................................         nil          *
Harold N. Kvisle............................................      10,000          *
Vidar Lerstad(3)............................................         nil          *
William P. Rosenfeld........................................      13,430          *
R. Keith Purchase...........................................       9,487          *
W. Thomas Stephens..........................................       5,000          *
James E. Armitage...........................................      14,547          *
Jesse M. Beaman.............................................      29,787          *
W.R. (Ron) Buchhorn.........................................       9,899          *
Stuart H. Clugston..........................................       8,165          *
Ralph Leverton..............................................      17,284          *
Robert H. Lindstrom.........................................      13,564          *
Directors and senior managers as a group (17 people)........     203,476          *


------------------------

(*) less than 1%.

(1) Norske Skogindustrier ASA acquired its shares from Fletcher Challenge Limited of New Zealand in July 2000. Norske Skogindustrier ASA does not have any different voting rights with respect to these shares.


(2) Mr. Gropper ceased to be a director following our 2004 Annual Meeting on April 29, 2004.



(3) Mr. Lerstad was appointed a director at our 2004 Annual Meeting on April 29, 2004.


    Our directors and senior managers as a group beneficially own, directly or indirectly, or exercise control or direction over, less than 1% of our issued and outstanding shares.


    As at March 31, 2004 we had 185 registered shareholders with addresses in the United States, who held, in total, 11,168,990 shares, being 5.2% of our issued and outstanding common shares.

                  CERTAIN AGREEMENTS AND RELATED TRANSACTIONS

    Three employees of our largest shareholder, Norske Skogindustrier ASA, were seconded to our operations in 2001. We reimbursed Norske Skogindustrier ASA for the cost of these employees' salaries and other employment benefits. During the year ended December 31, 2001, the total amount we paid Norske
Skogindustrier ASA in respect of the employees' services was $343,600.

    William P. Rosenfeld, one of our directors, is a senior partner of the law firm Goodmans LLP. Goodmans LLP provides us with legal services from time to time, at usual and customary rates.

    We formerly had a program whereby housing assistance loans were made available to certain current and former directors and officers. As of December 31, 2003, the following loans were outstanding to the following persons:

                                                                   LARGEST AMOUNT
                                                                  OUTSTANDING SINCE   AMOUNT OUTSTANDING
                                      POSITION WITH                 DECEMBER 31,            AS AT
NAME                               NORSKE SKOG CANADA                   2001          DECEMBER 31, 2003
----                      -------------------------------------   -----------------   ------------------
Russell J. Horner.......  President and Chief Executive Officer       $441,667             $351,097
                          and a director

Ralph Leverton..........  Vice-President, Finance and Chief           $227,500             $183,290
                          Financial Officer

James E. Armitage.......  Senior Vice-President, Sales and            $129,999             $ 97,668
                          Marketing

    Each of the loans was made for the purpose of allowing the recipient to purchase a residence and is secured by a mortgage over the residence. As at December 31, 2003 the loans are interest-free. The loans are due and payable upon the termination of the employment of the recipient.

    We have entered into a strategic alliance with Norske Skogindustrier ASA, our largest shareholder, for the purposes of sharing of expertise, best practices and the utilization of combined resources in manufacturing, procurement, employment matters, including employee health and safety issues, environmental, information technology and similar matters for the benefit of both parties.

    We have entered into a joint venture for the sale of specialty papers in the United States by way of the incorporation, with Norske Skogindustrier ASA, of a Delaware limited liability company. This joint venture company acts as sales agent for sales in the United States of specialty papers manufactured by each of NorskeCanada and Norske Skogindustrier ASA.

    We have a sales arrangement with Pan Asia Paper Co. Pte. Ltd., a company 50% owned by Norske Skogindustrier ASA in Asia and have entered into a distribution agreement with that company whereby all sales of our newsprint and specialty papers to customers in Asia (other than Japan) are effected through that company. That company takes title to our products and sells them to its customers. The price payable to us is equal to the price that company negotiates with its customers, less a commission fee at customary market rates.

    We have a sales agency agreement with a wholly-owned Brazilian based subsidiary of Norske Skogindustrier ASA for the sale of our products in South America. Under this sales agency agreement, all sales to customers in South America (other than Venezuela, where we have an existing sales agency relationship) are effected by Norske Skogindustrier ASA's Brazilian subsidiary, which is paid a commission at usual and customary rates as compensation for its services.

                          DESCRIPTION OF SHARE CAPITAL

    We are authorized to issue an unlimited number of common shares and 100,000,000 preferred shares. As of March 31, 2004 there are 214,604,120 common shares issued and outstanding and no preferred shares issued and outstanding. All of the issued and outstanding common shares are fully paid. Applicable corporate law prohibits the issue of shares with par value.

    As of January 1, 2003, there were 205,910,132 common shares issued and outstanding. Pursuant to a business acquisition in December 2003, 8,693,988 common shares were issued at a price equal to the volume weighted average closing price of our common shares during the twenty trading days ending on the last trading day immediately prior to the closing date. There were no other issuances of our Common Shares during the period from January 1, 2003 to December 31, 2003.

    Neither NorskeCanada nor any of its subsidiaries hold any common shares.

    Pursuant to the terms of our 1995 Stock Option Plan, as of March 31, 2004 we have issued to certain members of our senior management group options to acquire an aggregate of 4,451,500 common shares. (See "Management--Executive Compensation"). None of these options have been exercised.

    In addition to the distribution of common shares pursuant to the acquisition referred to above, during the previous three years, the following other events have occurred which have changed the amount of issued capital and/or the number in classes of shares comprising our issued capital:

    (a) Pursuant to the terms of a plan of arrangement with our shareholders in 2001 our authorized capital was increased from 250,000,000 shares without par value (divided into 100,000,000 Class B Preferred Shares and 150,000,000 Class A Common Shares) to 1,100,000,000 shares without par value divided into 1,000,000,000 Common Shares and 100,000,000 Class B Preferred Shares. This change increased the number of authorized common shares and changed the designation of our Class A Common Shares to common shares. There was no change in the voting rights attached to the common shares or Class B Preferred Shares.

    (b) Prior to our acquisition of Pacifica Papers Inc., or Pacifica Papers, in 2001, we transferred our jurisdiction of incorporation from British Columbia to the federal Canada Business Corporations Act and in connection with this transfer we changed our authorized share capital to an unlimited number of common shares and 100,000,000 preferred shares.

    (c) Pursuant to the terms of our acquisition of Pacifica Papers in 2001, an aggregate of 50,620,880 common shares were issued to the former holders of common shares of Pacifica Papers in exchange for the shares of Pacifica Papers held by such persons. The consideration received by us for the issuance of these common shares were the common shares of Pacifica Papers exchanged by the holders thereof. The Pacifica Papers acquisition was approved by Pacifica Papers' securityholders on July 11, 2001 and by the Supreme Court of British Columbia on July 20, 2001.

              DESCRIPTION OF ARTICLES OF AMALGAMATION AND BY-LAWS

    Our articles of amalgamation issued pursuant to the CANADA BUSINESS CORPORATIONS ACT contain no restrictions on the business we may carry on.

    Our articles of amalgamation and by-laws contain no restrictions on the power of directors:

    1. to vote on a proposal arrangement or contract in which the director is materially interested;

    2. in the absence of an independent quorum, to vote compensation to themselves or any member of their body; or

    3. with respect to borrowing powers exercisable by the directors or how such borrowing powers may be varied.

    The restrictions on the ability of a director to vote and the requirement to disclose his or her interest are governed by applicable corporate legislation. There are no restrictions or provisions in our articles of amalgamation or by-laws regarding the retirement or non-retirement of directors under an age limit, although the board of directors' Administrative Guidelines provide that a director must retire at the age of 70, unless otherwise approved by the board of directors. There are no restrictions or provisions in our articles of amalgamation or by-laws pertaining to the number of shares required for director qualification.

RIGHTS, PREFERENCES AND RESTRICTIONS OF SHARES

    Holders of common shares have a right to receive dividends if, as and when declared by the directors. There is no time limit after which dividend entitlement lapses. Each common share entitles the holder to one vote on a poll in respect of the election of directors and any other matter properly coming before a meeting of such holders.

    Our directors do not stand for re-election at staggered intervals and cumulative voting for the election of our directors is not permitted. Neither the common shares nor the preferred shares have any right to share in our profits, other than in respect of dividends.

    The holders of common shares, subject to the rights of any issued and outstanding preferred shares, have the right to share pro rata in any surplus in the event of our liquidation.

    There are no redemption or sinking fund provisions or liability to further capital calls on holders of common shares. Special rights and restrictions that may be attached to any series of preferred shares issued in the future may include redemption or sinking fund provisions.

    The rights, preferences and restrictions applicable to preferred shares will be determined by the Board of Directors at the time such Preferred Shares are created and issued.

MEETINGS

    Meetings of shareholders may be called by our directors and may be requisitioned by the holders of not less than five percent of our issued share capital carrying the right to vote at a meeting. The court may also call a meeting of shareholders upon application by any director or shareholder. For the purposes of determining shareholders entitled to receive notice of a meeting, the directors may fix an advance date as the record date for such determination. Any record date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held. Each registered shareholder and our auditor is entitled to attend at meetings of shareholders.

    There are no limitations on the right to own our securities, including the right of non-resident or foreign shareholders to hold or exercise voting rights on our securities, imposed by the laws of Canada or by our articles of amalgamation or by-laws. There are no provisions in our articles of amalgamation or by-laws that would have the effect of delaying, deferring or preventing a change of control of us and that would only operate with respect to a merger, acquisition or corporate restructuring involving us or any of our subsidiaries.

    There are no provisions in our articles of amalgamation or by-laws governing the ownership threshold above which shareholder ownership must be disclosed.

                       DESCRIPTION OF OTHER INDEBTEDNESS

    This section contains a summary of the material provisions of our secured credit facility, our 8 5/8% notes, and senior secured non-recourse debt owed by a joint venture in which we have a non-controlling 50.1% interest. The borrower under the secured credit facility is one of our wholly owned subsidiaries.

THE SECURED CREDIT FACILITY

    We entered into a secured credit facility on July 19, 2002, which was amended effective May 8, 2003. The secured credit facility consists of a revolving operating loan with a three year term in the amount of $350 million. We have the option, annually, of requesting one year extensions to the final maturity date, subject to the approval of each extension by lenders representing 66 2/3% of the amount of the operating loan.

    The amendments to our secured credit facility included, among other things, the following changes:

    - The maturity date was extended for one year from July 19, 2005 to July 19, 2006.

    - Technical amendments were made to the secured credit facility to permit us to enter into secured commodity swaps and fixed to floating swaps with our lenders. Our net marked-to-market obligations to our lenders under all such swaps would be contractually limited to certain threshold amounts (which may not exceed $150 million or such lesser amount as we may elect).

    - Technical amendments were made to the secured credit facility to permit us to offer the 8 5/8% notes, and to make future offerings of similar securities, on terms and conditions contained in the credit agreement.

    - The sale of accounts receivable was excluded from the cumulative limitation on sale of assets. This will permit us to reduce our borrowing costs by monetizing certain of our accounts receivable, should we choose to do so in the future.

    - We have been given a one-time option to amend our "borrowing base", which may provide us with greater availability of funds under the credit agreement.

    - The range of currencies that may be the subject of derivative contracts was broadened.

    Availability of drawdowns of the revolving operating loan is subject to a maximum borrowing base under the operating loan equal to a percentage of accounts receivable and inventories. As at December 31, 2003, the borrowing base formula limited drawdowns of the operating loan to a maximum of $343.4 million. The secured credit facility also requires us to limit our funded debt to capitalization ratio to 60% at all times.

SECURITY

    The secured credit facility is secured by:

    - a first priority security interest, subject to specified permitted liens, over all our assets and revenues, together with a pledge in relation to all shares of our material wholly owned subsidiaries; and

    - a guarantee by us and all of our material wholly owned subsidiaries.

COVENANTS

    The secured credit facility contains customary covenants including, but not limited to, restrictions on the following: indebtedness; liens; guaranty obligations; changes in business; mergers; sales and purchases of assets; loans and investments; transactions with affiliates; sale and lease back transactions;

restricted payments, including restrictions on stock repurchases; optional pre-payments of indebtedness other than the secured credit facility and material amendments to indebtedness; and restrictive agreements and changes in fiscal year or accounting methods.

    The secured credit facility also requires us to comply with certain financial tests and maintain various financial ratios. These financial tests and ratios include a minimum consolidated shareholders' equity threshold, maximum funded debt to capitalization and senior secured debt to capitalization ratios and, in some circumstances, a minimum interest coverage ratio.

    The secured credit facility also contains customary events of default. An event of default under the secured credit facility will allow the lenders to accelerate, or in some cases, will automatically cause the acceleration of the maturity of the debt under the secured credit facility.

8 5/8% NOTES

    On August 14, 2001 and May 15, 2003, we issued an aggregate of
US$400 million of 8 5/8% notes. The 8 5/8% notes rank equally with the notes and are senior in right of payment to all of our existing and future subordinated debt.

    We may redeem some or all of the 8 5/8% notes beginning June 15, 2006. The initial redemption price is 104.313% of the principal amount, plus accrued interest. The redemption price will decline ratably each year after 2006 and will be 100% of the principal amount, plus accrued interest, beginning on June 15, 2009.

COVENANTS

    The indenture governing the 8 5/8% notes contains covenants that, among other things, will limit our ability and the ability of our subsidiaries to:

    - incur additional indebtedness;

    - pay dividends on, redeem or repurchase our capital stock;

    - make certain investments;

    - issue or sell capital stock of restricted subsidiaries;

    - create certain liens;

    - sell assets;

    - in the case of our restricted subsidiaries, make dividend or other payments to us;

    - engage in transactions with affiliates;

    - create unrestricted subsidiaries; and

    - consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

    These covenants are subject to important exceptions and qualifications that are described more fully in the indenture governing the 8 5/8% notes.

POWELL RIVER ENERGY DEBT

    The hydroelectric facilities which supply power to the Powell River mill are held by Powell River Energy Inc., or Powell River Energy, of which we have a 50.1% non-controlling interest. We have the right to appoint two of the four directors of Powell River Energy and our joint venture partner has the right to appoint the other two directors. On July 24, 2002, Powell River Energy refinanced its debt by issuing $75.0 million of First Mortgage Bonds due
July 2009. The First Mortgage Bonds are secured by a pledge of substantially all the assets of Powell River Energy. As part of the refinancing, we and our joint venture partner each advanced $7.5 million to Powell River Energy. We drew
$7.5 million from our revolving operating loan to finance our advance.

                       DESCRIPTION OF THE EXCHANGE NOTES

    The outstanding notes and the exchange notes are referred collectively herein as the notes. The notes will be issued by NorskeCanada pursuant to an indenture to be dated as of March 23, 2004, among NorskeCanada, the Guarantors and Wells Fargo Bank, National Association, as trustee. You may obtain a copy of the indenture from NorskeCanada upon request.

    The indenture is subject to and governed by the Trust Indenture Act of 1939. The statements under this section are summaries of the material terms and provisions of the indenture and the notes. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the indenture. Therefore, we urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Definitions relating to certain capitalized terms are set forth under "--Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined in this description have the meanings ascribed to them in the indenture. References herein to "$" or "dollars" are to Canadian dollars and references to "US$" or "U.S. dollars" are to United States dollars.

GENERAL

    The outstanding notes were limited in aggregate principal amount to US$250,000,000. The exchange notes will be limited in aggregate principal amount to US$250,000,000. Subject to compliance with the covenant entitled "Limitation on Additional Debt," after the Issue Date NorskeCanada may at any time and from time to time issue additional notes having identical terms (except as to issue price) in unlimited amounts. The notes offered hereby and any additional notes subsequently issued would be treated as a single series for all purposes under the indenture. The notes will be unsecured obligations of NorskeCanada, ranking equally and ratably in right of payment with all existing and future unsubordinated obligations of NorskeCanada and senior in right of payment to all existing and future subordinated obligations of NorskeCanada. The notes will be effectively subordinated to all secured obligations of NorskeCanada to the extent of the collateral securing such obligations. As of December 31, 2003, on a pro forma basis after giving effect to the offering of the notes and the application of the proceeds as described in "Use of Proceeds", and excluding senior secured non-recourse debt owed by a joint venture in which we have a 50.1% non-controlling economic interest of which our proportionate share is $37.6 million, on a consolidated basis, NorskeCanada would have had approximately $844.3 million of senior debt and would have had the ability to incur up to $317.7 million of additional secured debt under its Credit Facilities. NorskeCanada will also have the ability to incur Permitted Liens with respect to certain indebtedness. See "--Covenants--LIMITATION ON LIENS."

    The notes will be fully and unconditionally guaranteed, on a senior unsecured basis, as to the payment of principal, premium, if any, and interest, jointly and severally, by each of NorskeCanada's material Subsidiaries and by each future Restricted Subsidiary of NorskeCanada that guarantees payment of the notes in accordance with the covenant described under "--Covenants--LIMITATION ON SUBSIDIARIES."

MATURITY, INTEREST AND PRINCIPAL

    The notes will mature on March 1, 2014. The notes will bear interest at a rate of 7 3/8% per annum from March 23, 2004 until maturity. Interest on the notes is payable semiannually in arrears on each March 1 and September 1, to holders of record of the notes at the close of business on the immediately preceding February 15 and August 15, respectively. Interest on the notes will accrue from the later of March 23, 2004 and the most recent date to which interest has been paid. The interest rate on the notes is subject to increase, and such Additional Interest (as defined under "Exchange Offer and Registration Rights" below) will be payable on the payment dates set forth above, in certain circumstances, if NorskeCanada fails to comply with its obligations to file registration statements with respect to the notes or if the notes are not registered with the SEC within the prescribed time periods. See "Exchange Offer and Registration Rights."

OPTIONAL REDEMPTION

    NorskeCanada may redeem the notes, at its option, in whole at any time or in part from time to time, on or after March 1, 2009 at the following redemption prices, expressed as percentages of the principal amount, together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the 12 month period beginning on March 1 of each year listed below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2009........................................................   103.688%
2010........................................................   102.458%
2011........................................................   101.229%
2012 and thereafter.........................................   100.000%

    Notwithstanding the foregoing, NorskeCanada may, at its option, redeem in the aggregate up to 35% of the principal amount of notes issued under the indenture at any time and from time to time prior to March 1, 2007 at a redemption price equal to 107.375% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the redemption date, out of the net cash proceeds of one or more Public Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

    In the event of a redemption of fewer than all of the notes, the trustee will select the notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or if the notes are not then listed on a national securities exchange, on a proportional basis, by lot or in such other manner as the trustee deems fair and equitable; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the notes or portions of notes for redemption will be made by the trustee only on a proportional basis or on as nearly a proportional basis as is practicable, subject to DTC procedures, unless such method is otherwise prohibited. The notes will be redeemable as described above in whole or in part upon not less than 30 nor more than 60 days prior written notice, mailed by first class mail to a holder's last address as it appears on the register maintained by the registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions of notes called for redemption unless NorskeCanada fails to redeem any such note.

ADDITIONAL AMOUNTS

    All amounts paid or credited by NorskeCanada under or with respect to the notes or by any Guarantor under or in respect of its guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of the federal government of Canada or any government of any political subdivision, province or territory of Canada or any authority or agency therein or thereof having power to tax (hereinafter, "Taxes"), unless NorskeCanada or such Guarantor is required to withhold or deduct any amount for or on account of Taxes by law or by interpretation or administration of law. If NorskeCanada or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any amount paid or credited under or with respect to the notes or the guarantees, NorskeCanada or such Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of notes, including Additional Amounts, after such withholding or deduction (including any withholding or deduction in respect of Additional

Amounts) will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a holder of notes (an "Excluded Holder"):

    (1) with whom NorskeCanada or such Guarantor does not deal at arm's length, within the meaning of the INCOME TAX ACT (Canada), at the time of making such payment;

    (2) who is subject to the Taxes in question by reason of its being connected with the jurisdiction imposing such Taxes otherwise than by the mere acquisition or holding of the notes or the receipt of payments thereunder or the enforcement of its rights thereunder; or

    (3) who is subject to such Taxes because the holder is or is deemed to be resident in Canada or uses or holds or is deemed or considered to use or hold the notes in carrying on business in Canada for the purposes of the INCOME TAX ACT (Canada).

    NorskeCanada and any Guarantors will also:

    (1) make such withholding or deduction; and

    (2) remit the full amount deducted or withheld to the relevant authority;

    in accordance with and in the time required under applicable law.

    NorskeCanada and any Guarantors will furnish to the holders of the notes that are outstanding on the date of the withholding or deduction, within 30 days after the date of the payment of any Taxes due under applicable law, certified copies of tax receipts evidencing such payment by NorskeCanada or such Guarantor.

    NorskeCanada and any Guarantors will, upon written request of any holder of notes other than an Excluded Holder, reimburse each such holder, for the amount of:

    (1) any such Taxes so required to be withheld or deducted which are levied or imposed on and paid by such holder or the beneficial owner of the notes (the "owner") as a result of payments made under or with respect to the notes or the guarantees and reasonable expenses related thereto; and

    (2) any such Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (1)

so that the net amount received by such holder or owner after such reimbursement will not be less than the net amount the holder or owner would have received if the Taxes described in (1) and (2) had not been imposed, but excluding any such Taxes on such holder's or owner's net income generally.

    At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if NorskeCanada or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, NorskeCanada or such Guarantor will deliver to the trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders of notes on the payment date. Whenever in the indenture or in this "Description of the Notes" there is mentioned, in any context, principal, premium, if any, interest or any other amount payable under or with respect to any note, such mention will be considered to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

    NorskeCanada or a Guarantor will pay any present or future stamp, court, documentary or other similar taxes, charges or levies that arise in Canada (or any political subdivision, province or territory therein) from the execution, delivery or registration of, or enforcement of rights under, the notes, the indenture governing the notes or any related document ("Documentary Taxes").

    The obligation to pay Additional Amounts (and any reimbursement) and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture governing the notes.

    For a discussion of the exemption from Canadian withholding taxes applicable to payments under or with respect to the notes, see "Income Tax
Considerations--Canadian Federal Income Tax Considerations."

TAX REDEMPTION

    NorskeCanada may, at its option, redeem the notes, in whole but not in part at any time, upon not less than 30 nor more than 60 calendar days prior written notice, mailed by first class mail to each holder of notes at its last address appearing in the register maintained by the registrar of the notes, at 100% of the principal amount, plus accrued and unpaid interest to the redemption date, if NorskeCanada or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes or the guarantees, any Additional Amounts in accordance with the provisions set forth above in "--Additional Amounts" as a result of a change in, or amendment to, the laws or regulations of Canada (or any political subdivision, province, territory or taxing authority therein or thereof), or any changes in, or amendment to, any official position of any governmental authority, taxing authority or regulatory authority regarding the application or interpretation of such laws or regulations, which change or amendment is announced on or after the Issue Date; PROVIDED that NorskeCanada or such Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to NorskeCanada or such Guarantor, not including substitution of the obligor under the notes; AND FURTHER PROVIDED that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which NorskeCanada or such Guarantor would but for such redemption be obligated to pay such Additional Amounts or later than 270 days after NorskeCanada or such Guarantor first becomes liable to pay any Additional Amounts as a result of any changes in or amendments to laws, regulations or official positions described above and (ii) at the time such notice is given, NorskeCanada's or such Guarantor's obligation to pay such Additional Amounts remains in effect.

    Prior to the publication of any notice of redemption pursuant to this provision, NorskeCanada will deliver to the trustee (a) an Officers' Certificate stating that NorskeCanada is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of NorskeCanada so to redeem have occurred and (b) an opinion of legal counsel qualified under the laws of the relevant jurisdiction to the effect that NorskeCanada or such Guarantor has or will become obligated to pay such Additional Amounts as a result of such amendment or change as described above.

MANDATORY REDEMPTION

    NorskeCanada is not required to make sinking fund payments or mandatory redemption payments prior to maturity with respect to the notes.

COVENANTS

    The indenture contains, among others, the following covenants:

LIMITATION ON ADDITIONAL DEBT

    NorskeCanada will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Debt, including, without limitation, any Acquired Debt, except Permitted Debt and except that, if no Default or Event of Default will have occurred and be continuing at the time or as a consequence of the incurrence of such Debt, NorskeCanada or any Restricted Subsidiary may incur Debt, including any Acquired Debt, if NorskeCanada's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.

    Even if NorskeCanada's Consolidated Fixed Charge Coverage Ratio is less than
2.0 to 1, NorskeCanada and its Restricted Subsidiaries may incur Permitted Debt.

    For purposes of determining compliance with this covenant, if an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of the definition of Permitted Debt or is entitled to be incurred in accordance with the first paragraph of this covenant (other than Debt outstanding under the Credit Facilities on the date on which the notes are first issued under the indenture, which shall be treated as incurred pursuant to clause (1) of the definition of Permitted Debt), NorskeCanada shall classify (and subsequently may reclassify one or more times) such Debt in its sole discretion, and such item of Debt will, upon such classification or reclassification, as the case may be, be treated as having been incurred in accordance with only one of such clauses or in accordance with the first paragraph of this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt, in each case in accordance with the terms of the underlying Debt at its time of incurrence by NorskeCanada or a Restricted Subsidiary, as the case may be, will not be considered to be an incurrence of Debt for purposes of this covenant; PROVIDED that the underlying Debt is incurred in accordance with the terms of the indenture. Any increase in the Canadian dollar equivalent of outstanding Debt of NorskeCanada or any of its Restricted Subsidiaries denominated in a currency other than Canadian dollars resulting from fluctuations in the exchange values of currencies will not be considered to be an incurrence of Debt for purposes of this covenant; PROVIDED that the amount of Debt of NorskeCanada outstanding at any time will be the Canadian dollar equivalent of all such Debt of NorskeCanada outstanding at such time.

LIMITATION ON RESTRICTED PAYMENTS

    NorskeCanada will not make, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

    (1) no Default or Event of Default will have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

    (2) immediately after giving pro forma effect to such Restricted Payment, NorskeCanada could incur US$1.00 of additional Debt, other than Permitted Debt, under the "--LIMITATION ON ADDITIONAL DEBT" covenant above; and

    (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after August 14, 2001 does not exceed the sum, without duplication, of:

       (A) the sum of: (i) 50% of NorskeCanada's cumulative Consolidated Net Income, or, if cumulative Consolidated Net Income is a loss, minus 100% of such loss, for the period beginning on July 1, 2001 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, treating such period as a single accounting period, and (ii) the Pacifica Income Adjustment Amount; plus

       (B) 100% of the aggregate net cash proceeds received by NorskeCanada from Capital Contributions or from the issuance or sale after August 14, 2001, other than to a Restricted Subsidiary, of:

            (i) Capital Stock, other than Disqualified Capital Stock, of
                NorskeCanada, or

            (ii) any Debt or other securities of NorskeCanada that are convertible into or exercisable or exchangeable for Capital Stock, other than Disqualified Capital Stock, of

                 NorskeCanada which have been so converted, exercised or exchanged, as the case may be; plus

       (C) without duplication of any amounts included in subclause (A) of this clause (3), so long as the Designation thereof was treated as a Restricted Payment made after August 14, 2001, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after August 14, 2001 in accordance with the definition of "Restricted Subsidiary," NorskeCanada's proportionate interest in an amount equal to the Fair Market Value of NorskeCanada's interest in such Subsidiary; PROVIDED that such amount will not in any case exceed the Designation Amount (as defined in the definition of Restricted Payments) with respect to such Restricted Subsidiary at the time of its Designation; plus

       (D) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after August 14, 2001, to the extent not otherwise included in NorskeCanada's Consolidated Net Income, the amount of cash proceeds or Cash Equivalents received by NorskeCanada or any Restricted Subsidiary with respect to such Investment, net of any costs of disposition and taxes paid or payable in connection with such disposition or repayment; plus

       (E) to the extent not otherwise included in NorskeCanada's Consolidated Net Income, the amount of the cash proceeds or Cash Equivalents received by NorskeCanada or any Restricted Subsidiary upon the sale of any Unrestricted Subsidiary after August 14, 2001, net of any costs of disposition and taxes paid or payable in connection with such sale; plus

       (F) $40,000,000.

For purposes of determining the amount expended for Restricted Payments under this clause (3), property other than cash will be valued at its Fair Market Value.

    The provisions of this covenant will not prevent:

    (1) the payment of any dividend or distribution within 60 days after the date of declaration, if at such date of declaration such payment would comply with the provisions of the indenture;

    (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of NorskeCanada or Debt of NorskeCanada or any Guarantor subordinated to the notes or such Guarantor's guarantee, as the case may be, by conversion into, or by or in exchange for, shares of Capital Stock of NorskeCanada, other than Disqualified Capital Stock, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of NorskeCanada, of other shares of Capital Stock of NorskeCanada other than Disqualified Capital Stock; PROVIDED that any such net cash proceeds are excluded from clause (3)(B) of the immediately preceding paragraph for the purposes of this calculation and were not included in such clause (3)(B) at any time;

    (3) the redemption, repayment or retirement of Debt of NorskeCanada or any Guarantor subordinated to the notes or such Guarantor's guarantee, as the case may be, in exchange for, by conversion into, or out of the net cash proceeds of:

       (A) a substantially concurrent sale or incurrence of Debt of NorskeCanada or such Guarantor, as the case may be, other than any Debt owed to a Restricted Subsidiary, that is contractually subordinated in right of payment to the notes or such Guarantor's guarantee, as the case may be, to at least the same extent as the Debt being redeemed, repaid or retired, or

       (B) a substantially concurrent sale other than to a Restricted Subsidiary of NorskeCanada of shares of Capital Stock of NorskeCanada,

       PROVIDED that any such net cash proceeds are excluded from clause (3)(B) of the immediately preceding paragraph and were not included in such clause (3)(B) at any time;

    (4) the retirement of any shares of Disqualified Capital Stock of NorskeCanada by conversion into, or by exchange for, other shares of Disqualified Capital Stock of NorskeCanada, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of NorskeCanada, of other shares of Disqualified Capital Stock of NorskeCanada; PROVIDED that any such net cash proceeds are excluded from clause 3(B) of the immediately preceding paragraph and were not included in such clause 3(B) at any time;

    (5) the purchase, redemption or other acquisition for value of shares of Capital Stock of NorskeCanada, other than Disqualified Capital Stock, held by employees or directors of NorskeCanada or their estates or beneficiaries under their estates, upon the death, retirement or termination of employment or directorship of such employees or directors or in accordance with the terms of an employee benefit plan or other agreement approved by the board of directors of NorskeCanada; PROVIDED that the aggregate cash consideration paid, or distributions made, under this clause (5) do not exceed $5,000,000 in the aggregate after August 14, 2001;

    (6) the payment of any dividend in respect of shares of NorskeCanada's Capital Stock, PROVIDED that (A) the aggregate amount of all such dividends paid pursuant to this clause (6) in any twelve month period shall not exceed $25 million and (B) immediately after giving pro forma effect to such payment, NorskeCanada could incur US$1.00 of additional Debt, other than Permitted Debt, under the "--LIMITATION ON ADDITIONAL DEBT" covenant above; and

    (7) the repurchase of shares of NorskeCanada's Capital Stock deemed to occur upon the exercise of stock options if such shares of Capital Stock represent a portion of the exercise price of such stock options.

    In calculating the aggregate amount of Restricted Payments made after August 14, 2001 for purposes of clause (3) of the first paragraph of this covenant, amounts expended under subclauses (1) and (5) of this paragraph will be included in such calculation and subclauses (2), (3), (4), (6) and (7) of this paragraph will not be included in such calculation; PROVIDED that amounts under subclause (1) of this paragraph will only be included if the declaration thereof had not been counted in a prior period.

LIMITATION ON LIENS

    NorskeCanada will not, and will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, create, incur or otherwise cause or suffer to exist or become effective any Liens, other than Permitted Liens, upon or with respect to any property or assets of NorskeCanada or any of its Restricted Subsidiaries, unless:

    (1) if such Lien secures Debt that is ranked equally and ratably with the notes or any guarantee, then the notes or such guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien or the Lien is a Permitted Lien; or

    (2) if such Lien secures Debt that is subordinated to the notes or any guarantee, then the notes or such guarantee, as the case may be, are secured and the Lien securing such other Debt will be subordinated to the Lien granted to the holders of the notes or such guarantee, as the case may be, at least to the same extent as such Debt is subordinated to the notes or such guarantee, as the case may be, until such time as such obligations are no longer secured by a Lien.

    NorskeCanada and Restricted Subsidiaries may create, incur or cause or permit to exist Permitted Liens as described in the definition of "PERMITTED LIENS" under "--Certain Definitions".

LIMITATION ON TRANSACTIONS WITH AFFILIATES

    NorskeCanada will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including, without limitation, the sale, purchase, exchange or lease of assets, property or services with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

    (1) such Affiliate Transaction is between or among NorskeCanada and its Restricted Subsidiaries or between or among Restricted Subsidiaries; or

    (2) the terms of such Affiliate Transaction are no less favorable to NorskeCanada or such Restricted Subsidiary, as the case may be, than the terms which could reasonably be obtained by NorskeCanada or such Restricted Subsidiary, as the case may be, at such time in a comparable transaction made on an arm's-length basis between unaffiliated parties.

    In any Affiliate Transaction or any series of related Affiliate Transactions involving an amount or having a Fair Market Value in excess of $10,000,000 which is not permitted under clause (1) of the first paragraph of this covenant, NorskeCanada must obtain a resolution of the disinterested members of the board of directors of NorskeCanada certifying that they have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with clause (2) of the first paragraph of this covenant. In addition, in any Affiliate Transaction or any series of related Affiliate Transactions involving an amount or having a Fair Market Value in excess of $75,000,000 which is not permitted under clause (1) of the first paragraph of this covenant, NorskeCanada must obtain a written opinion from an Independent Financial Advisor that such transaction or transactions are fair to NorskeCanada or such Restricted Subsidiary, as the case may be, from a financial point of view.

    The provisions in the first paragraph of this covenant will not apply to:

    (1) any Restricted Payment made in compliance with the provisions described under the "LIMITATION ON RESTRICTED PAYMENTS" covenant above;

    (2) any payment of customary and reasonable fees to directors of NorskeCanada;

    (3) any employment agreement or compensation arrangement in effect on the Issue Date, or entered into thereafter by NorskeCanada or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of NorskeCanada and its Restricted Subsidiaries;

    (4) transactions in the ordinary course of business under any pension, share or partnership unit option, profit sharing, partnership unit or share appreciation rights or other employee benefit plan or agreement, including insurance, indemnification and reimbursement plans and arrangements for directors, officers and employees;

    (5) loans to employees not to exceed $10,000,000 in aggregate amount at any one time outstanding; or

    (6) issuances of Capital Stock, other than Disqualified Capital Stock, of NorskeCanada.

LIMITATION ON ASSET SALES

    NorskeCanada will not, and will not cause or permit any of its Restricted Subsidiaries to, complete an Asset Sale unless:

    (1) NorskeCanada or such applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

    (2) not less than 75% of the consideration received by NorskeCanada or such applicable Restricted Subsidiary, as the case may be, is in the form of:

       (A) cash or Cash Equivalents, or

       (B) Replacement Assets,

       and in each case set forth in subclauses (A) and (B) of this clause (2), is received at the time of such sale or other disposition, PROVIDED that the amount of

            (i) any Debt other than subordinated Debt of NorskeCanada or any such applicable Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which NorskeCanada and its Restricted Subsidiaries are fully and unconditionally released, and

            (ii) any securities received by NorskeCanada or any such applicable
                 Restricted Subsidiary which are converted into cash or Cash Equivalents within 10 business days of such Asset Sale, to the extent of the cash or Cash Equivalents received,

       will be considered to be cash for purposes of this clause (2) and to have been received at the time of such sale, and

    (3) the Asset Sale Proceeds received by NorskeCanada or such Restricted Subsidiary, as the case may be, are applied, at the option of NorskeCanada or such Restricted Subsidiary:

       (A) to prepay, repay or purchase indebtedness under any Credit Facilities or any other secured Debt of NorskeCanada or such Restricted Subsidiary or the Other Senior Notes; or

       (B) to an investment in properties and assets that are used or useful in the business of NorskeCanada or its Restricted Subsidiaries or in businesses reasonably similar to or ancillary to the business of NorskeCanada or its Restricted Subsidiaries as conducted at the time of such Asset Sale; PROVIDED that:

            (i) such investment occurs, or

            (ii) NorskeCanada or any such Restricted Subsidiary enters into contractual commitments to so apply such Asset Sale Proceeds, subject only to customary conditions other than the obtaining of financing,

       in each case, within 365 days following the receipt of such Asset Sale Proceeds. If on such 365th day, the Available Asset Sale Proceeds exceed $15,000,000, NorskeCanada will apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the notes and, at its option, to an offer to repurchase other equal and ratable Debt at a purchase price in cash equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer").

       If an Excess Proceeds Offer is not fully subscribed, NorskeCanada may retain and use for general corporate purposes the portion (any such portion, a "Deficiency") of the Available Asset Sale Proceeds not required to repurchase notes. Upon completion of any Excess Proceeds Offer, the amount of Available Asset Sale Proceeds will be reset to zero.

    If NorskeCanada is required to make an Excess Proceeds Offer, NorskeCanada will mail, within 30 days of the 365th day following the receipt of the Available Asset Sale Proceeds exceeding $15,000,000, a notice to the holders stating, among other things:

    (1) that NorskeCanada is offering to apply the Available Asset Sale Proceeds to repurchase such notes at a purchase price in cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the purchase date;

    (2) the purchase date, which will be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

    (3) the instructions that each holder must follow in order to have such notes purchased; and

    (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such notes.

    NorskeCanada will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes in connection with an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, NorskeCanada will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Asset Sale" covenant of the indenture by virtue of such compliance.

LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    NorskeCanada will not

    (1) sell, pledge, hypothecate, other than by Permitted Liens, or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary, or

    (2) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to NorskeCanada or a Wholly Owned Restricted Subsidiary,

       if, as a result of such transaction, such Restricted Subsidiary would cease to be a Restricted Subsidiary.

    The restrictions described in the first paragraph of this covenant will not apply to an Asset Sale consisting of all of the Capital Stock of a Restricted Subsidiary owned by NorskeCanada and its Restricted Subsidiaries made in compliance with the provisions described under the "LIMITATION ON ASSET SALES" covenant above.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
  SUBSIDIARIES

    NorskeCanada will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) (A) pay dividends or make any other distributions to NorskeCanada or any Restricted Subsidiary of NorskeCanada:

            (i) on its Capital Stock, or

            (ii) with respect to any other interest or participation in, or measured by, its profits, or

       (B) repay any Debt or any other obligation owed to NorskeCanada or any Restricted Subsidiary,

    (2) make loans or advances or Capital Contributions to NorskeCanada or any Restricted Subsidiary; or

    (3) transfer any of its properties or assets to NorskeCanada or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

       (A) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

       (B) encumbrances or restrictions in any Credit Facilities;

       (C) the indenture, the notes and any guarantees;

       (D) applicable law;

       (E) any instrument governing Acquired Debt as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person, including any Subsidiary of the Person, so acquired;

       (F) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

       (G) Refinancing Debt; PROVIDED that such restrictions are not on the whole materially more restrictive than those contained in the agreements governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

       (H) restrictions in security agreements or mortgages securing Debt of NorskeCanada or a Restricted Subsidiary only to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

       (I) restrictions with respect to a Restricted Subsidiary under an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary to be completed in accordance with the terms of the indenture solely in respect of the Capital Stock or assets to be sold or disposed of;

       (J) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in subclause (H) of this clause (3) on the property so acquired;

       (K) any agreement for the sale of assets, including any Asset Sale, that restricts transfers of such assets pending their sale;

       (L) secured Debt otherwise permitted to be incurred in accordance with the provisions of the covenant described above under the "LIMITATION ON LIENS" covenant that limits the right of the debtor to dispose of the assets securing such Debt;

       (M) any encumbrance or restriction contained in Purchase Money Debt to the extent that such encumbrance or restriction (i) only restricts the transfer of the Property financed with such Purchase Money Debt and (ii) solely relates to the Property financed with such Purchase Money Debt; or

       (N) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

LIMITATION ON SUBSIDIARIES

    If (a) any Subsidiary guarantees the Other Senior Notes or (b) NorskeCanada or any Restricted Subsidiary transfers or causes to be transferred any Property to, or organizes, acquires, invests in or otherwise holds an Investment in, any Restricted Subsidiary that is not a Guarantor having total consolidated assets with a book value in excess of $500,000, then such subsidiary, transferee or acquired or other Restricted Subsidiary will:

    (1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee under which such Restricted Subsidiary will unconditionally guarantee all of NorskeCanada's obligations under the notes and the indenture on the terms set forth in the indenture; and

    (2) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary will be a Guarantor for all purposes of the indenture.

CHANGE OF CONTROL OFFER

    Upon the occurrence of a Change of Control Triggering Event, NorskeCanada will be obligated to make an offer to purchase (the "Change of Control Offer") all outstanding notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount, plus accrued and unpaid interest to the Change of Control Payment Date, in accordance with the procedures set forth in this covenant.

    Within 30 days of the occurrence of a Change of Control Triggering Event, NorskeCanada will:

    (1) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

    (2) send by first-class mail, postage prepaid, to the trustee and to each holder of the notes, at the address appearing in the register maintained by the registrar of the notes, a notice stating:

       (A) that the Change of Control Offer is being made in accordance with this covenant and that all notes tendered will be accepted for payment;

       (B) the Change of Control Purchase Price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

       (C) that any note not tendered will continue to accrue interest;

       (D) that, unless NorskeCanada defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment in accordance with the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

       (E) that holders accepting the offer to have their notes purchased in accordance with a Change of Control Offer will be required to surrender the notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

       (F) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the notes delivered for purchase, and a statement that such holder is withdrawing his election to have such notes purchased;

       (G) that holders whose notes are being purchased only in part will be issued new notes, representing the same indebtedness to the extent not repurchased, equal in principal amount to the unpurchased portion of the notes surrendered; PROVIDED that each note purchased and each such new note issued will be in an original principal amount in denominations of US$1,000 and integral multiples of US$1,000;

       (H) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

       (I) the name and address of the Paying Agent.

    On the Change of Control Payment Date, NorskeCanada will, to the extent lawful:

    (1) accept for payment notes or portions of notes properly tendered under the Change of Control Offer;

    (2) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all notes or portions of notes properly tendered; and

    (3) deliver or cause to be delivered to the trustee notes so accepted together with an Officers' Certificate stating the notes or portions of notes tendered to NorskeCanada.

    The Paying Agent will promptly mail to each holder of notes so accepted payment in an amount equal to the Change of Control Purchase Price for such notes, and NorskeCanada will execute and issue, and the trustee will promptly authenticate and mail to such holder, a new note equal in principal amount to any unpurchased portion of the notes surrendered; PROVIDED that each such new note will be issued in an original principal amount in denominations of US$1,000 and integral multiples of US$1,000.

    The indenture further provides that:

    (1) if NorskeCanada or any Restricted Subsidiary has issued any outstanding:

       (A) Debt that is subordinated in right of payment to the notes; or

       (B) Preferred Stock,

       and NorskeCanada or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Debt or Preferred Stock in the event of a Change of Control, NorskeCanada will not complete any such offer or distribution with respect to such subordinated Debt or Preferred Stock until such time as NorskeCanada will have paid the Change of Control Purchase Price in full to the holders of notes that have accepted NorskeCanada's Change of Control Offer and will otherwise have completed the Change of Control Offer made to holders of the notes; and

    (2) NorskeCanada will not issue Debt that is subordinated in right of payment to the notes or Preferred Stock with Change of Control provisions requiring the payment of such Debt or Preferred Stock prior to the payment of the notes in the event of a Change of Control Triggering Event under the indenture.

    If a Change of Control Offer is made, there can be no assurance that NorskeCanada will have available funds sufficient to pay the Change of Control Purchase Price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. If NorskeCanada is required to purchase outstanding notes under a Change of Control Offer, NorskeCanada expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that NorskeCanada would be able to obtain such financing.

    Restrictions in the indenture on the ability of NorskeCanada and its Restricted Subsidiaries to incur additional Debt, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage an acquisition of NorskeCanada, whether favored or opposed by the management of NorskeCanada. Completion of any such transaction may require redemption or repurchase of the notes, and there can be no assurance that NorskeCanada or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of NorskeCanada or any of its Subsidiaries by the management of NorskeCanada. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    NorskeCanada will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes under a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, NorskeCanada will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture by virtue of such compliance.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    NorskeCanada will not and will not cause or permit any of its Restricted Subsidiaries to consolidate with, amalgamate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of NorskeCanada, determined on a consolidated basis for NorskeCanada and its Restricted Subsidiaries, in one transaction or a series of related transactions, to any Person unless:

    (1) (x) NorskeCanada or such Restricted Subsidiary, as the case may be, will be the continuing Person, (y) in the case of a Restricted Subsidiary, the Person is also a Restricted Subsidiary, and one of the Restricted Subsidiaries is the continuing Person, or (z) the Person formed by such consolidation or amalgamation, if other than NorskeCanada or such Restricted Subsidiary, or into which NorskeCanada or such Restricted Subsidiary, as the case may be, is merged or assigned, transferred, leased, conveyed or otherwise disposed of will be organized and existing under the laws of the United States or any State of the United States or the District of Columbia or the laws of Canada or any province or territory of Canada and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of the obligations of NorskeCanada or such Restricted Subsidiary, as the case may be, under the indenture, the notes and any guarantee, as the case may be, and the obligations thereunder will remain in full force and effect;

    (2) immediately before and immediately after giving effect to such transaction, including, without limitation, giving effect to any Debt and Acquired Debt incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default will have occurred and be continuing; and

    (3) immediately after giving effect to such transaction on a PRO FORMA basis NorskeCanada or such Person:

       (A) could incur at least US$1.00 of additional Debt, other than Permitted Debt, under the "--LIMITATION ON ADDITIONAL DEBT" provision or

       (B) shall have a Consolidated Fixed Charge Coverage Ratio that is greater than the Consolidated Fixed Charge Coverage Ratio of NorskeCanada immediately prior to such transaction;

       PROVIDED that NorskeCanada or a Guarantor may merge into or amalgamate with or sell all or substantially all of its assets to NorskeCanada or another Guarantor, as the case may be, without complying with this clause (3).

    In connection with any consolidation, merger, amalgamation or transfer of assets contemplated by this provision, NorskeCanada will deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, amalgamation or transfer and the supplemental indenture in respect thereto comply with the "Merger, Consolidation or Sale of Assets" provisions and that all conditions precedent relating to such transaction or transactions have been complied with.

    For purposes of the foregoing, the transfer by lease, assignment, sale or otherwise, in a single transaction or series of transactions of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of NorskeCanada, the Capital Stock of which constitutes all or substantially all of the properties and assets of NorskeCanada, will be considered to be the transfer of all or substantially all of the properties and assets of NorskeCanada.

    Upon any consolidation, amalgamation or merger, or any transfer of all or substantially all of the assets of NorskeCanada or any Restricted Subsidiary in accordance with the foregoing, the successor person formed by such consolidation or amalgamation or into which NorskeCanada or a Restricted Subsidiary is merged or to which such transfer is made will succeed to, and be substituted for, and may exercise every right and power of, NorskeCanada or such Restricted Subsidiary under the indenture and the notes with the same effect as if such successor person had been named as NorskeCanada or such Restricted Subsidiary in the indenture and the notes, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the notes.

    The foregoing restrictions shall not apply to any transaction involving a merger of NorskeCanada with an Affiliate solely for the purpose of reincorporating NorskeCanada in another jurisdiction.

FALL-AWAY EVENT

    In the event that (1) the notes are rated Investment Grade and (2) no Event of Default or Default shall have occurred and be continuing (the occurrence of the foregoing events, being collectively referred to as the "Fall-away Event"), certain of the covenants described under "--Covenants" will no longer be applicable to NorskeCanada and its Restricted Subsidiaries even if the notes later cease to be rated Investment Grade. The covenants that will be released upon the Fall-away Event are "--LIMITATION ON ADDITIONAL DEBT," "--LIMITATION ON RESTRICTED PAYMENTS," "--LIMITATION ON TRANSACTIONS WITH AFFILIATES," "--LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES," "--LIMITATION ON ASSET SALES," "--Change of Control Offer" and clause (3) of the first paragraph of the "--Merger, Consolidation or Sale of Assets" covenant.

    After the Fall-away Event, NorskeCanada and its Restricted Subsidiaries will be subject to the following covenants: "--LIMITATION ON LIENS," "--LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES" and "--LIMITATION ON SUBSIDIARIES." As a result upon the occurrence of the Fall-away Event, the notes will be entitled to substantially less covenant protection.

GUARANTEES

    The Guarantors will fully and unconditionally guarantee all of the obligations of NorskeCanada under the indenture, on a joint and several basis, including NorskeCanada's obligation to pay principal, premium, if any, and interest with respect to the notes. The obligations of each Guarantor will be subject to all other contingent and fixed liabilities of such Guarantor. Each Guarantor that makes a payment or distribution under a guarantee will be entitled to a contribution from each other Guarantor in a proportional amount based on the net assets of each Guarantor, determined in accordance with GAAP. As described in "Risk Factors--Risk Relating to the Notes--COURTS COULD SUBORDINATE OR VOID THE GUARANTEES UNDER FRAUDULENT CONVEYANCE STATUTES," courts could subordinate or void the guarantees under fraudulent conveyance statutes.

    A Guarantor will be released from all of its obligations under its guarantee if all of its assets or Capital Stock is sold, in each case in a transaction in compliance with the provisions described under "--Covenants--LIMITATION ON ASSET SALES" above, or the Guarantor merges or amalgamates with or into or consolidates with, or transfers all or substantially all of its assets in compliance with the provisions described under "--Merger, Consolidation or Sale of Assets" above, or the Guarantor is designated an Unrestricted Subsidiary in compliance with the other terms of the indenture, and such Guarantor has delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

    The following events are defined in the indenture as "Events of Default":

    (1) default in payment of any principal of, or premium, if any, on the notes when due, whether at maturity, upon redemption or otherwise;

    (2) default in the payment of any interest on any note when due, which default continues for 30 days or more;

    (3) default by NorskeCanada or any Restricted Subsidiary in the observance or performance of any other covenant in the notes or the indenture for 60 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, except in the case of a default with respect to the "--Covenants--LIMITATION ON ASSET SALES," "--Change of Control Offer" or "--Merger, Consolidation or Sale of Assets" covenants, which will constitute an Event of Default with such notice requirement but without such passage of time requirement;

    (4) failure to pay at final maturity, giving effect to any applicable grace periods and any extensions thereof, the principal amount of any Debt of NorskeCanada or any Restricted Subsidiary of NorskeCanada, or the acceleration of the final stated maturity of such Debt, if, in either case, the aggregate principal amount of such Debt, together with the principal amount of any other Debt not paid at final maturity or which has been accelerated, aggregates $25 million or more at any time and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

    (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $25 million, in excess of amounts covered by insurance and as to which the insurer has acknowledged coverage, is rendered against NorskeCanada or any Restricted Subsidiary, and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

    (6) certain events involving bankruptcy, insolvency or reorganization of NorskeCanada or any Restricted Subsidiary that would be considered a "significant subsidiary" of NorskeCanada pursuant to Rule 1.02(w) of Regulation S-X under the Securities Act of 1933, as amended; and

    (7) any of the guarantees of a Material Subsidiary ceases to be in full force and effect or any of the Guarantees of a Material Subsidiary is declared to be null and void and unenforceable or any of the guarantees of a Material Subsidiary is found to be invalid or any of the Guarantors denies its liability under its guarantee, other than by reason of release of a Guarantor in accordance with the terms of the indenture.

    The indenture provides that the trustee may withhold notice to the holders of the notes of any default if the trustee considers it to be in the best interest of the holders of the notes to do so, PROVIDED that the trustee may not withhold notice of a default in payment of principal or premium, if any, or interest on the notes or a default in the observance or performance of the "--Merger, Consolidation or Sale of Assets" covenant.

    The indenture provides that if an Event of Default, other than an Event of Default described in clause (6) of the first paragraph of this section, will have occurred and be continuing, and if the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding by written notice to NorskeCanada and the trustee so declares, the entire principal amount of all the notes then outstanding plus accrued interest to the date of acceleration will become immediately due and payable. If an Event of Default as described in clause (6) of the first paragraph of this section occurs, the principal, premium and interest amount with respect to all of the notes will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes. After any such acceleration but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if:

    (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the indenture;

    (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

    (3) NorskeCanada has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

    (4) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the first paragraph of this section, the trustee will have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

    No such rescission will affect any subsequent Default or impair any right consequent thereto.

    The holders of a majority in principal amount of the notes then outstanding will have the right to waive any existing default or compliance with any provision of the indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to limitations provided for in the indenture and under the Trust Indenture Act of 1939, or TIA.

    No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder will have previously given to the trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding notes will have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and unless the trustee will not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and will have failed to institute such proceeding within 60 days. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such note on or after the respective due dates expressed in such note.

DEFEASANCE AND COVENANT DEFEASANCE

    The indenture provides that NorskeCanada may elect either

    (1) to defease and be discharged from any and all of its and any Guarantor's obligations with respect to the notes, except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust ("defeasance"), or

    (2) to be released from its obligations with respect to the notes under certain covenants contained in the indenture ("covenant defeasance"), upon the deposit with the trustee or other qualifying trustee, in trust for such purpose, of money in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

    Such a trust may only be established if, among other things:

    (1) in the case of defeasance, NorskeCanada will have delivered to the trustee an opinion of counsel stating that:

       (A) NorskeCanada has received from, or there has been published by, the Internal Revenue Service or Canada Customs and Revenue Agency, a ruling, or

       (B) the applicable U.S. Federal or Canadian income tax law provides or since March 23, 2004 there has been a change in any applicable U.S. Federal or Canadian income tax law,

       in either case to the effect that, and such opinion of counsel will confirm that, holders of the notes or Persons in their positions will not recognize income, gain or loss for purposes of both U.S. Federal and Canadian income tax purposes as a result of such defeasance and will be subject to U.S. Federal and Canadian income tax on the same amounts and in the same manner and at the same times, as would have been the case if defeasance had not occurred;

    (2) in the case of covenant defeasance, NorskeCanada will have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee to the effect that the holders of the notes will not recognize income, gain or loss for U.S. Federal and Canadian income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal and Canadian income tax on the same amounts, and in the same manner and at the same times, as would have been the case if covenant defeasance had not occurred;

    (3) no Default or Event of Default will have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (4) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which NorskeCanada or any of its Subsidiaries is a party or by which NorskeCanada or any or its Subsidiaries is bound;

    (5) NorskeCanada will have delivered to the trustee an Officers' Certificate stating that the deposit was not made by NorskeCanada with the intent of preferring the holders of the notes over any other creditors of NorskeCanada or with the intent of defeating, hindering, delaying or defrauding any other creditors of NorskeCanada or others;

    (6) NorskeCanada will have delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with;

    (7) NorskeCanada will have delivered to the trustee an opinion of counsel substantially to the effect that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against NorskeCanada under such statute; and

    (8) other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

    The indenture will be discharged and will cease to be of further effect, except for the obligations to register the transfer or exchange of such notes and to pay Additional Amounts, if any, as to all outstanding notes when:

    (1) either

       (A) all the notes previously authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money had theretofore been deposited in trust or segregated and held in trust by NorskeCanada and thereafter repaid to NorskeCanada or discharged from such trust, have been delivered to the trustee for cancellation, or

       (B) all notes not theretofore delivered to the trustee for cancellation have become due and payable or are to be called for redemption within one year and NorskeCanada has deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Debt on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption together with irrevocable instructions from NorskeCanada directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

    (2) NorskeCanada has paid all other sums payable under the indenture by NorskeCanada; and

    (3) NorskeCanada has delivered to the trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

MODIFICATION OF INDENTURE

    From time to time, NorskeCanada, any Guarantors and the trustee may, without the consent of holders of the notes, amend, waive or supplement the indenture for specified purposes, including:

    (1) providing for uncertificated notes in addition to or in place of certificated notes;

    (2) curing any ambiguity, defect or inconsistency;

    (3) to provide for the assumption of NorskeCanada's obligations to holders in the event of a merger, amalgamation or consolidation in accordance with the terms of the indenture;

    (4) making any other change that does not, in reliance on an opinion of counsel, adversely affect the rights of any holder in any material respect;

    (5) to add a guarantor;

    (6) to provide for the issuance of exchange notes in a manner that does not adversely affect the rights of any holder;

    (7) to comply with the requirements of the SEC to effect or maintain the qualification of the indenture under the TIA; or

    (8) to appoint a successor trustee in the event that the trustee is disqualified from acting or ineligible to act as such because of a conflict of interest; PROVIDED THAT the successor trustee is otherwise qualified and eligible to act as such under the indenture.

    The indenture contains provisions permitting NorskeCanada, any Guarantors and the trustee, with the consent of holders of at least a majority in principal amount of the outstanding notes, to modify, waive or supplement the indenture, except that no such modification will, without the consent of each holder affected thereby:

    (1) reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the indenture;

    (2) reduce the rate of, change the method of calculation of or change the time for payment of interest, including defaulted interest, on any note;

    (3) reduce the principal of or premium on or change the stated maturity of any note or change the date on which any notes may be subject to redemption or repurchase or reduce the redemption or repurchase price for any notes;

    (4) make any note payable in money other than that stated in the note or change the place of payment from New York, New York;

    (5) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any note, except a rescission of acceleration of the notes in accordance with the terms of the indenture or a waiver of the payment default that resulted from such acceleration in accordance with the terms of the indenture;

    (6) make any change in provisions of the indenture protecting the right of each holder of notes to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

    (7) amend, change or modify in any material respect the obligation of NorskeCanada to make and complete a Change of Control Offer in the event of a Change of Control Triggering Event or make and complete an Excess Proceeds Offer with respect to any Asset Sale that has been completed or modify any of the provisions or definitions with respect thereto;

    (8) modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or any guarantee in a manner which adversely affects the holders of notes; or

    (9) release any Guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture.

REPORTS TO HOLDERS

    The indenture provides that whether or not required by the rules and regulations of the SEC, so long as the notes are outstanding, NorskeCanada will furnish to the trustee and, upon request, to the holders of the notes all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 20-F, 40-F or 6-K, as applicable, if NorskeCanada were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report on the audit of the financial statements by NorskeCanada's independent accountants; PROVIDED that:

    (1) such quarterly financial information will be furnished within 60 days following the end of each quarter of NorskeCanada; and

    (2) such annual financial information will be furnished within 180 days following the end of the fiscal year of NorskeCanada.

In addition, whether or not required by the rules and regulations of the SEC, NorskeCanada will file with or furnish to the SEC a copy of all such information and reports for public availability, unless the SEC will not accept such filing or furnishing. In addition, NorskeCanada will furnish to the holders of the notes and to prospective investors, upon request, any information required to be delivered under Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act. NorskeCanada will also comply with the other provisions of TIA Section314(a).

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

    No past, present or future director, officer, employee, partner, incorporator or shareholder of NorskeCanada or any corporate successor thereto, as such, will have any liability for any obligations of NorskeCanada under the notes, the guarantees of any Guarantor or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

COMPLIANCE CERTIFICATE

    NorskeCanada will deliver to the trustee on or before 120 days after the end of NorskeCanada's fiscal year and on or before 60 days after the end of each the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not such officers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default, its status and the intended method of cure, if any.

THE TRUSTEE

    The trustee under the indenture will be the registrar and paying agent with regard to the notes. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The address and telephone number of the trustee is Wells Fargo Bank, National Association, 213 Court Street, Suite 703, Middletown, CT 06457,
(860) 704-6200.

TRANSFER AND EXCHANGE

    Holders of the notes may transfer or exchange notes in accordance with the indenture. The registrar under the indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any note selected for redemption and, further, is not required to transfer or exchange any note for a period of 15 days before selection of the notes to be redeemed.

    The notes will be issued in a transaction exempt from registration under the Securities Act and will be subject to the restrictions on transfer described in the indenture.

    The registered holder of a note may be treated as the owner of it for all purposes.

GOVERNING LAW

    The indenture provides that the indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

ENFORCEABILITY OF JUDGMENTS

    Since substantially all of the assets of NorskeCanada are outside the United States, any judgment obtained in the United States against NorskeCanada or the Guarantors, including judgments with respect to the payment of principal, premium, if any, and interest or other amounts payable on the notes, may not be collectible within the United States.

    NorskeCanada has been informed by its Canadian counsel, Lawson Lundell, that the laws of the Province of British Columbia and the federal laws of Canada applicable in such Province, permit an action to be brought in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive civil judgment IN PERSONAM for a sum certain of a court of the State of New York or a federal court sitting in the State of New York ("New York Courts") that is not impeachable or void or voidable under the internal laws of the State of New York. Subject to the following constraints, a British Columbia court may enforce such judgment:

    (1) The British Columbia courts may enforce such a judgment only if the foreign court had jurisdiction over the claim against the judgment debtor, as determined by the private international law of British Columbia.

    (2) The British Columbia courts may enforce such a judgment if it was not obtained in breach of the principles of natural justice or results in a substantial injustice such that a court in British Columbia would consider its enforcement unfair.

    (3) The British Columbia courts may not enforce a judgment with a manifest error on its face.

    (4) In most circumstances, the British Columbia courts may not enforce, directly or indirectly, a foreign revenue or tax law, a foreign law effecting expropriation or confiscation, or a foreign penal law (civil or criminal).

    (5) The British Columbia courts may not enforce a judgment obtained by fraud.

    (6) The British Columbia courts may refuse to enforce a foreign judgment on the grounds that its enforcement in British Columbia would be offensive to the public policy of British Columbia or Canada.

    (7) Enforcement of a foreign judgment in British Columbia may be prohibited by an order of the Attorney-General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT or an order of the Competition Tribunal under the COMPETITION ACT.

    (8) An action to enforce a foreign judgment must be brought within the time limited by the Limitations Act (British Columbia) (presently six years, but subject to amendment by the Legislature at any time).

    NorskeCanada has been advised by counsel that they do not know of any reasons under the present laws of the Province of British Columbia and the federal laws of Canada applicable in such Province for avoiding recognition of said judgments of New York Courts with respect to the indenture or the notes based upon public policy.

CONSENT TO JURISDICTION AND SERVICE

    The indenture provides that NorskeCanada and any Guarantors will appoint CT Corporation System as their respective agent for service of process in any suit, action or proceeding with respect to the indenture or the notes and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in The City of New York and will submit to the jurisdiction of such courts.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

    "ACCOUNTS RECEIVABLE" of a Person means all of the accounts receivable of such Person, whether now existing or existing in the future.

    "ACQUIRED DEBT" means Debt of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged or amalgamated with or into or consolidated with NorskeCanada or a Restricted Subsidiary or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, amalgamation, consolidation or acquisition.

    "AFFILIATE" means, with respect to any specific Person, any other Person, including, without limitation, such Person's issue, siblings and spouse, that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; PROVIDED that for purposes of the indenture, the term "Affiliate" will not include Norske Skogindustrier ASA or its Affiliates. For the purposes of this definition, "control," including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that, for purposes of the covenant described under "Covenants--LIMITATION ON TRANSACTIONS WITH AFFILIATES," beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, will be deemed to be control.

    "ASSET ACQUISITION" means:

    (1) an Investment by NorskeCanada or any Restricted Subsidiary in any other Person pursuant to which such Person becomes a Restricted Subsidiary, or will be merged or amalgamated with or into NorskeCanada or any Restricted Subsidiary; or

    (2) the acquisition by NorskeCanada or any Restricted Subsidiary of the assets of any Person, other than a Restricted Subsidiary, which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease, other than operating leases entered into in the ordinary course of business, or other disposition, including pursuant to any Sale and Lease-Back Transaction, other than to NorskeCanada or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of:

    (1) any Capital Stock of any Restricted Subsidiary; or

    (2) any other property or assets, including any interest therein, of NorskeCanada or of any Restricted Subsidiary outside of the ordinary course of business;

PROVIDED that Asset Sales will not include:

(A) a transaction or series of related transactions for which NorskeCanada or its Restricted Subsidiaries receive aggregate consideration of less than $5,000,000, PROVIDED that NorskeCanada or such Restricted Subsidiary received consideration equal to the Fair Market Value of any such property or assets so sold, conveyed, assigned, transferred, leased or otherwise disposed of;

(B) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of NorskeCanada as permitted under "--Merger, Consolidation or Sale of Assets";

(C) sales, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of NorskeCanada or any Restricted Subsidiary, as the case may be;

(D) the sale of inventory in the ordinary course of business;

(E) sales, transfers or other dispositions of assets of NorskeCanada or its Restricted Subsidiaries, provided that the aggregate Fair Market Value of all such assets shall not exceed $5 million;

(F) the sale of accounts receivable without recourse to NorskeCanada or any Restricted Subsidiary at no more than customary discounts in the market for such sales of receivables of similar quality;

(G) any Restricted Payment made in compliance with the "LIMITATION ON RESTRICTED PAYMENTS" covenant;

(H) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(I) the granting of Liens not prohibited by the indenture; and

(J) the liquidation of Cash Equivalents in the ordinary course of business.

    "ASSET SALE PROCEEDS" means, with respect to any Asset Sale:

    (1) cash or Cash Equivalents received by NorskeCanada or any Restricted Subsidiary from such Asset Sale, after:

       (A) provision for all income or other taxes measured by or resulting from such Asset Sale;

       (B) payment of all brokerage commissions, underwriting and other fees and expenses, including, without limitation, legal, accounting and appraisal fees, related to such Asset Sale;

       (C) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale; and

       (D) deduction of appropriate amounts to be provided by NorskeCanada or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Norske Skog Canada or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

    (2) promissory notes and other non-cash consideration received by NorskeCanada or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

    "ATTRIBUTABLE DEBT" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value, discounted according to GAAP at the cost of indebtedness implied in the Sale and Lease-Back Transaction, of the total obligations of the lessee for minimum rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction, including any period for which such lease has been extended.

    "AVAILABLE ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(A) or (3)(B), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3), in each case, of the first paragraph of "--Covenants--LIMITATION ON ASSET SALES."

    "CAPITAL CONTRIBUTION" means any cash contribution to the equity of NorskeCanada from a direct or indirect parent of NorskeCanada or from another shareholder for which no consideration other than the issuance of Capital Stock, other than Disqualified Capital Stock, is given.

    "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, shares, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

    "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt will be the capitalized amount of such obligations determined in accordance with GAAP.

    "CASH EQUIVALENTS" means:

    (1) Canadian or U.S. dollars;

    (2) marketable direct obligations issued by, or unconditionally guaranteed by, the federal government of the United States of America or Canada, respectively, or issued by any agency thereof and backed by the full faith and credit of the federal government of the United States of America or Canada, respectively, in each case maturing within one year from the date of acquisition thereof;

    (3) marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province, as the case may be, or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); PROVIDED that, in the event that any such obligation is not rated by S&P or Moody's, such obligation will have the highest rating from Dominion Bond Rating Service Limited ("DBRS");

    (4) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least R-1 (low) from DBRS or A-2 from S&P or P-2 from Moody's;

    (5) overnight deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state or province, as the case may be, thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than US$250,000,000;

    (6) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) of this definition entered into with any bank meeting the qualifications specified in clause (5) of this definition; and

    (7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) of this definition.

    A "CHANGE OF CONTROL" of NorskeCanada will be deemed to have occurred at such time as:

    (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act ("Group"), becomes the beneficial owner, as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, directly or indirectly, of 50% or more of the total voting power of the Common Stock of NorskeCanada;

    (2) there will be consummated any consolidation or merger or amalgamation of NorskeCanada in which NorskeCanada is not the continuing or surviving corporation or pursuant to which the Common Stock of NorskeCanada would be converted into cash, securities or other property, other than a merger or consolidation or amalgamation of NorskeCanada in which the holders of the Common Stock of NorskeCanada outstanding immediately prior to the consolidation or merger or amalgamation hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger or amalgamation; or

    (3) the first day on which a majority of the members of the Board of Directors of NorskeCanada are not Continuing Directors.

    "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Rating Decline.

    "COMMODITY AGREEMENT" means any commodity forward contract, commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by NorskeCanada or any Restricted Subsidiary.

    "COMMON STOCK" of any Person means all Capital Stock of that Person that is generally entitled to:

    (1) vote in the election of directors of that Person; or

    (2) if that Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of that Person.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, at any date of determination, with respect to any Person, the ratio of EBITDA of such Person to Consolidated Fixed Charges of such Person for the Four-Quarter Period.

    In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis to:

    (1) the incurrence or repayment of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation;

    (2) any incurrence or repayment of other Debt (and the application of the proceeds thereof), occurring on or after the first day of the Four-Quarter Period and on or prior to the date of determination, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four-Quarter Period; and

    (3) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of NorskeCanada or a Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any increase or decrease, as the case may be, in EBITDA (including any pro forma cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act of 1933, as amended) directly attributable to the assets which are the subject of the Asset Sale or Asset Acquisition during the Four-Quarter Period) occurring on or after the first day of the Four-Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired
       Debt) occurred on the first day of such Four-Quarter Period.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person, for any period, the sum, without duplication, of:

    (1) Consolidated Interest Expense, plus

    (2) the amount of all dividend payments (to any Person other than NorskeCanada or a Restricted Subsidiary) on any series of Disqualified Capital Stock of that Person (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period, plus

    (3) the amount of all cash dividend payments (to any Person other than NorskeCanada or a Restricted Subsidiary) on any series of Preferred Stock (other than Disqualified Capital Stock) of that Person paid during that period, in each case, on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the sum, without duplication, of:

    (1) the aggregate amount of interest charges (excluding (a) fees and expenses incurred in connection with any Debt incurred pursuant to the "Limitation on Additional Debt" covenant, including, but not limited to, any Permitted Debt, any Debt outstanding on the Issue Date and the notes;
       (b) the amortization of any deferred gains or losses in respect of Debt denominated in foreign currency as a result of fluctuations in exchange rates and (c) any premium paid or fees and expenses incurred, in connection with the redemption, repurchase or retirement of any Debt of that Person or its Restricted Subsidiaries prior to the stated maturity thereof), whether expensed or capitalized, incurred or accrued by that Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period (including non-cash interest payments); plus

    (2) to the extent not included in clause (1) of this definition, an amount equal to the sum of:

       (A) imputed interest included in Capitalized Lease Obligations;

       (B) the net costs associated with Interest Rate Agreements, Currency Agreements and other hedging obligations;

       (C) the interest portion of any deferred payment obligations;

       (D) amortization of discount or premium on Debt, if any;

       (E) all capitalized interest and all accrued interest;

       (F) all other non-cash interest expense;

       (G) all interest incurred or paid under any guarantee of Debt (including a guarantee of principal, interest or any combination thereof) of any Person; and

       (H) the amount of all payments charged to shareholders equity on any "compound financial instrument" (as described under GAAP) paid, accrued or scheduled to be paid or accrued during such period.

For purposes of calculating Consolidated Interest Expense on a pro forma basis:

    (1) interest on Debt bearing a floating rate of interest will be calculated using the interest rate in effect at the time of determination, taking into account on a pro forma basis any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term at the date of determination of at least 12 months; and

    (2) if Debt was incurred under a revolving credit facility, the interest expense on such Debt will be calculated based upon the average daily balance of such Debt during the applicable period.

    "CONSOLIDATED LEVERAGE RATIO" means, at any date of determination, with respect to any Person, the ratio of the total Debt of such Person at such date of determination to the EBITDA of such Person for the Four-Quarter Period.

    In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "total Debt" will be calculated after giving effect on a pro forma basis to:

    (1) the incurrence or repayment of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation;

    (2) any incurrence or repayment of other Debt (and the application of the proceeds thereof), occurring on or after the first day of the Four-Quarter Period and on or prior to the date of determination, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four-Quarter Period; and

    (3) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of NorskeCanada or a Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any increase or decrease, as the case may be, in EBITDA (including any pro forma cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act of 1933, as amended) directly attributable to the assets which are the subject of the Asset Sale or Asset Acquisition during the Four-Quarter Period) occurring on or after the first day of the Four-Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired
       Debt) occurred on the first day of such Four-Quarter Period.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that, to the extent included in calculating Net Income of such Person:

    (1) the Net Income of any other Person that is not a Restricted Subsidiary of the Person in question will be excluded, except to the extent of the amount of cash dividends or distributions actually received by such Person or a Restricted Subsidiary of such Person;

    (2) the Net Income (but not loss) of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the notes or the indenture or pursuant to a restriction or limitation of the type described in clause (3)(B) of the "--LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES" covenant) will be excluded to the extent of such restriction or limitation;

    (3) (a) the Net Income of any Person acquired in a "pooling of interests" transaction for any period prior to the date of such acquisition will be excluded and (b) any net after-tax gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

    (4) after-tax items classified as extraordinary or unusual gains or losses and any foreign exchange gains and losses will be excluded;

    (5) any restoration to income or any contingency reserve of an extraordinary, non-recurring or unusual nature will be excluded; and

    (6) in the case of a successor to such Person by consolidation or merger or amalgamation or as a transferee of such Person's assets, any earnings of the successor corporation prior to that consolidation, merger or amalgamation or transfer of assets will be excluded if and to the extent such corporation was not subject to the indenture governing the notes offered hereby.

    "CONTINUING DIRECTOR" means with respect to NorskeCanada, as of any date of determination, any member of the board of directors of NorskeCanada:

       (A) who was a member of the board of directors of NorskeCanada on the Issue Date; or

       (B) whose appointment or election was approved by the affirmative vote of a majority of the Continuing Directors who were members of the board of directors of NorskeCanada at the time of that director's nomination or election.

    "CREDIT FACILITIES" means, collectively, any credit facilities, letter of credit or other borrowing or lending arrangements of NorskeCanada and/or the Guarantors together with the related documents thereto (including, without limitation, any loan agreements, note purchase agreements, indentures, notes, guarantee agreements, collateral documents, mortgages, instruments and security documents executed in connection therewith), in each case as any such agreements or arrangements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, in each case, including, without limitation, any credit facility, letter of credit, agreement, indenture, notes, other documents or instruments or other arrangement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of NorskeCanada as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreements or arrangements, together with any successor or replacement agreements or other arrangements, and whether by or with the same or any other agent, lender or group of lenders or other institutions providing credit.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect NorskeCanada or any Restricted Subsidiary of NorskeCanada against fluctuations in currency values.

    "DEBT" means (without duplication, including, without limitation, duplication arising or existing because a Person and one or more of its subsidiaries are or will become either directly or indirectly liable for the same Debt whether by virtue of guarantees, or joint, or joint and several liability in respect of such Debt or otherwise), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of that Person or only to a portion of the assets of that Person), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included:

    (1) Capitalized Lease Obligations of that Person;

    (2) obligations secured by a Lien (other than obligations under Interest Rate Agreements, Currency Agreements or Commodity Agreements) to which any property or assets owned or held by that Person are subject, whether or not the obligation or obligations secured thereby will have been assumed by a third party, PROVIDED that, for the purposes of determining the amount of Debt described in this clause, if recourse with respect to that Debt is limited to such property or assets, the amount of that Debt will be deemed to be the Fair Market Value of such property or assets;

    (3) guarantees of items of other Persons which would be included within this definition for that other Person (whether or not such items would appear upon the balance sheet of the guarantor);

    (4) obligations of that Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

    (5) all Disqualified Capital Stock issued by that Person with the amount of Debt represented by that Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for the purposes hereof, "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of that Disqualified Capital Stock as if that Disqualified Capital Stock were repurchased on any date on which Debt will be required to be determined pursuant to the indenture and if that price is based upon, or measured by, the fair market value of that Disqualified Capital Stock, that price will be the Fair Market Value of that Disqualified Capital Stock);

    (6) obligations of that Person under any Currency Agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Currency Agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP);

    (7) obligations of that Person under any Commodity Agreement (if and to the extent such Commodity Agreement obligations would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP); and

    (8) Attributable Debt.

    The amount of Debt of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations (other than contingent obligations under Interest Rate Agreements, Currency Agreements and Commodity Agreements, which shall be valued as set forth above), the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED that:

    (1) the amount outstanding at any time of any Debt issued with original issue discount is the accreted value of that Debt at that time as determined in conformity with GAAP; and

    (2) Debt will not include any liability for federal, provincial, state, local or other taxes.

    Notwithstanding any other provision of the foregoing definition, any trade payable, deferred credit or accrued liability arising from the purchase of goods or materials or for services obtained in the ordinary course of business will not be deemed to be Debt of NorskeCanada or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of that amount will also not be included.

    "DESIGNATION" means the designation of any Subsidiary of NorskeCanada as an Unrestricted Subsidiary.

    "DESIGNATION AMOUNT" will have the meaning set forth in the definition of "Restricted Payment."

    "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except, in each case, in accordance with a change of control provision, which provision has substantially the same effect as the provisions of the indenture described under "--Change of Control Offer"), in whole or in part, or is exchangeable into Debt on or prior to the final maturity date of the notes.

    "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to:

    (1) the sum, without duplication, of:

       (A) Consolidated Net Income for that period MINUS any net income (or PLUS any net loss) attributable to discontinued operations (including, without limitation, operations disposed of during that period whether or not such operations were classified as discontinued); PLUS

       (B) the provision for taxes for that period based on income or profits to the extent that income or profits were included in computing Consolidated Net Income (MINUS any provision for taxes utilized in computing net loss under clause (1) of this definition to the extent that provision reduced net loss); PLUS

       (C) Consolidated Interest Expense for such period; PLUS

       (D) depreciation for that period on a consolidated basis, to the extent reducing Consolidated Net Income; PLUS

       (E) amortization of goodwill, deferred charges and other intangibles for that period on a consolidated basis, to the extent reducing Consolidated Net Income; PLUS

       (F) any other non-cash items reducing Consolidated Net Income for that period; MINUS

    (2) all non-cash items increasing Consolidated Net Income for that period, determined on a consolidated basis in accordance with GAAP.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by the board of directors of NorskeCanada acting reasonably and in good faith and, in the case of determination involving assets or property in excess of $5,000,000, will be evidenced by a resolution of the board of directors of NorskeCanada delivered to the trustee.

    "FOUR-QUARTER PERIOD" means at any date of determination the four most recent consecutive fiscal quarters for which consolidated financial statements are available ending on or prior to the date of such determination.

    "GAAP" means generally accepted accounting principles in Canada.

    "GUARANTORS" means all of the Restricted Subsidiaries of NorskeCanada that hereafter become Guarantors pursuant to the indenture.

    "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of that Person (and "incurrence," "incurred," "incurrable," and "incurring" will have meanings correlative to the foregoing); PROVIDED that a change in GAAP that results in an obligation of that Person that exists at such time becoming Debt will not be deemed an incurrence of such Debt.

    "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm or accounting firm of national reputation in the United States of America or
Canada:

    (1) which does not, and whose directors, officers, employees and Affiliates do not, have a direct or indirect financial interest in NorskeCanada or any of its Affiliates; and

    (2) which, in the judgment of the board of directors of NorskeCanada, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate protection agreement, interest rate futures agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate forward agreement or other similar agreement or arrangement.

    "INVENTORY" of a Person means all inventory of such Person, including
(1) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed by such Person's business, (2) all goods, wares and merchandise, finished or unfinished, held for sale or lease and (3) all goods returned or repossessed by such Person.

    "INVESTMENT GRADE" means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) or Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (2) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

    "INVESTMENTS" means (without duplication), with respect to any Person, directly or indirectly, any advance (or other extension of credit), account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of cash or other Property to others, payments for Property or services for the account or use of others or otherwise), any guarantee of any obligations or Debt of any other Person, the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, or interest in any Person or the making of any investment in any Person. Investments will exclude:

    (1) extensions of trade credit to customers and advances in respect of commissions and travel and similar expenses to officers and employees, in each case made in the ordinary course of business; and

    (2) the repurchase of securities of any Person by that Person.

    For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by NorskeCanada or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts will reduce the amount of any Investment if that payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving the transfer of any property or assets other than cash, such property or assets will be valued at its or their Fair Market Value at the time of the transfer, as determined in good faith by the board of directors of the Person making that transfer.

    "ISSUE DATE" means the date the notes are first issued by NorskeCanada and authenticated by the trustee under the indenture.

    "LIEN" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, priority, or other security agreement of any kind or nature whatsoever on or with respect to that property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "MATERIAL SUBSIDIARY" means, at any date of determination:

    (1) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries:

       (A) for the most recent fiscal year of NorskeCanada accounted for more than 5.0% of the consolidated revenues of NorskeCanada and the Restricted Subsidiaries; or

       (B) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of NorskeCanada and the Restricted Subsidiaries,

       all as set forth on the consolidated financial statements of NorskeCanada and the Restricted Subsidiaries for such year prepared in conformity with GAAP; and

    (2) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Material Subsidiaries and as to which any event described in clause (7) of the first paragraph under "Events of Default" above has occurred, would constitute a Material Subsidiary under clause (1) of this definition.

    "NET INCOME" means, with respect to any Person, for any period, the net income (loss) of that Person determined in accordance with GAAP and in accordance with clause (7) of the definition of Consolidated Net Income.

    "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, the Treasurer or the Corporate Secretary of such Person that will comply with applicable provisions of the indenture.

    "OTHER SENIOR NOTES" means the 8 5/8% Senior Notes due 2011.

    "PACIFICA" means Pacifica Papers Inc., a Canadian company that amalgamated with Norske Skog Canada Limited to form NorskeCanada on September 1, 2001.

    "PACIFICA INCOME ADJUSTMENT AMOUNT" means the amount equal to 50% of the cumulative Consolidated Net Income of Pacifica for the period from January 1, 1999 to September 1, 2001 (but not including any amount which is included in determining Consolidated Net Income of NorskeCanada and its successors) less the aggregate amount of any "Restricted Payments" (as such term is defined in the indenture governing the Pacifica Notes, as such indenture was in effect on the date the Pacifica Notes were originally issued, whether or not any of such Pacifica Notes remain outstanding) made by Pacifica in that period that would be required to be deducted in calculating the limitation on "Restricted Payments" thereunder.

    "PACIFICA NOTES" means the 10% Senior Notes due 2009 of Pacifica, and assumed by NorskeCanada.

    "PERMITTED DEBT" means:

    (1) Debt of NorskeCanada or a Guarantor arising under or in connection with any Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of:

       (A) $725,000,000; and

       (B) the sum of:

            (i) 85.0% of the book value of Accounts Receivable net of any allowance for doubtful accounts of NorskeCanada and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared, plus

            (ii) 60.0% of the book value of Inventory at the lower of cost or net realizable value net of any allowance for obsolescence of NorskeCanada and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared, plus

           (iii) $375,000,000;

    (2) Debt under the notes and any guarantees;

    (3) Debt of NorskeCanada owed to and held by any Guarantor which is unsecured and subordinated in right of payment to the payment and performance of NorskeCanada's obligations under the indenture and the notes and Debt of any Restricted Subsidiary owed to and held by NorskeCanada or another Guarantor; PROVIDED that:

       (A) any sale or other disposition of any Debt of NorskeCanada or any Restricted Subsidiary referred to in this clause (3) to a Person other than NorskeCanada or a Guarantor,

       (B) any sale or other disposition of Capital Stock of any Guarantor which holds Debt of NorskeCanada or another Restricted Subsidiary such that such Guarantor ceases to be a Guarantor of NorskeCanada, and

       (C) the Designation of a Guarantor that holds Debt of NorskeCanada or any other Restricted Subsidiary as an Unrestricted Subsidiary, will be deemed to be an incurrence of Debt not constituting Permitted Debt by the issuer of that Debt;

    (4) Purchase Money Debt and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business in an aggregate principal amount outstanding not to exceed, together with all other Debt outstanding under this clause (4), at the time of any such incurrence and after giving PRO FORMA effect thereto, 7.5% of the consolidated tangible assets of NorskeCanada and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination;

    (5) Debt under Interest Rate Agreements entered into in the ordinary course of business of NorskeCanada or any Restricted Subsidiary and not for speculative purposes; PROVIDED that the notional principal amount of such Interest Rate Agreements, at the time of the incurrence thereof, does not exceed the principal amount of the Debt to which such Interest Rate Agreements relate;

    (6) Debt under Currency Agreements entered into in the ordinary course of business of NorskeCanada or any Restricted Subsidiaries and not for speculative purposes; PROVIDED that in the case of Currency Agreements which relate to Debt, such Currency Agreements do not increase the principal amount of Debt of NorskeCanada and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

    (7) Debt of NorskeCanada or any Restricted Subsidiary in respect of reimbursement obligations relating to undrawn standby letters of credit issued for the account of NorskeCanada or such Restricted Subsidiary, as the case may be, in connection with workers' compensation claims, self insurance or other similar reimbursement type obligations;

    (8) Debt of NorskeCanada or any Restricted Subsidiary in respect of bid, performance, surety and appeal bonds provided in the ordinary course of business;

    (9) additional Debt of NorskeCanada or the Guarantors not to exceed $100,000,000 in aggregate principal amount at any one time outstanding which may, but need not be, incurred under the Credit Facilities;

    (10) Refinancing Debt;

    (11) Debt of NorskeCanada or any of its Restricted Subsidiaries in respect of accommodation guarantees for the benefit of trade creditors of any such person, trade letters of credit, standby letters of credit, performance bonds, bankers' acceptances and surety bonds, in each case, incurred in the ordinary course of business in an aggregate principal amount not in excess of $5,000,000 at any one time outstanding;

    (12) Debt outstanding on the Issue Date except for indebtedness incurred pursuant to clause (1) or (2) of this definition;

    (13) Debt under Commodity Agreements entered into in the ordinary course of business and not for speculative purposes; and

    (14) any Debt incurred by NorskeCanada or any Restricted Subsidiary to the extent (i) (A) all of the net proceeds of such Debt are used to fully or partially pay the consideration for any Asset Acquisition or (B) such Debt constitutes Acquired Debt and (ii) after giving pro forma effect to such incurrence and the related Asset Acquisition, (1) no Default or Event of Default will have occurred and be continuing or result therefrom and (2) NorskeCanada's Consolidated Leverage Ratio is equal to or lower than NorskeCanada's Consolidated

       Leverage Ratio immediately prior to giving effect to such incurrence and related Asset Acquisition.

    "PERMITTED INVESTMENTS" means Investments made on or after the Issue Date consisting of:

    (1) Investments by NorskeCanada, or by a Restricted Subsidiary thereof, in NorskeCanada or a Restricted Subsidiary;

    (2) Investments by NorskeCanada, or by a Restricted Subsidiary thereof, in a Person, if as a result of that Investment:

       (A) that Person becomes a Restricted Subsidiary of NorskeCanada, or

       (B) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NorskeCanada or a Restricted Subsidiary thereof;

    (3) Investments in Cash Equivalents;

    (4) reasonable and customary loans and advances made to employees not to exceed $10,000,000 in the aggregate at any one time outstanding;

    (5) an Investment that is made by NorskeCanada or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures or other securities that are issued by a third party to NorskeCanada or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is permitted under the covenant "LIMITATION ON ASSET SALES";

    (6) Investments (including, but not limited to, Investments in co-generation facilities) in Unrestricted Subsidiaries or in any corporation, partnership, joint venture or other entity (including, but not limited to, any entity engaged in the business of constructing and/or operating co-generation or similar facilities) in an amount not to exceed, together with the amount of all other Investments outstanding under this clause (6), at the time of such Investment and after giving PRO FORMA effect thereto, 7.5% of the consolidated tangible assets of NorskeCanada and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value);

    (7) any acquisition of assets in exchange for the Capital Stock (other than Disqualified Capital Stock) of NorskeCanada;

    (8) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

    (9) Investments in Commodity Agreements, Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for speculative purposes; and

    (10) other Investments in any Person in any amount, together with the amount of all other Investments outstanding under this clause (10) not to exceed at the time of such Investment, the greater of (A) $25.0 million and
       (B) 2.0% of the consolidated tangible assets of NorskeCanada and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value).

    "PERMITTED LIENS" means:

    (1) Liens on Property or assets of, or any Capital Stock of, any corporation existing at the time such assets are acquired by NorskeCanada or any of its Restricted Subsidiaries, whether by merger, amalgamation, consolidation, purchase of assets or otherwise; PROVIDED:

       (A) that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by NorskeCanada or its Restricted Subsidiaries; and

       (B) that any such Lien does not extend to or cover any Property, Capital Stock or Debt other than the Property, Capital Stock or Debt being acquired;

    (2) Liens securing Refinancing Debt; PROVIDED that any such Lien does not extend to or cover any Property, Capital Stock or Debt other than the Property, Capital Stock or Debt securing the Debt so refunded, refinanced or extended;

    (3) Liens in favor of NorskeCanada or any Guarantor;

    (4) Liens to secure Purchase Money Debt that is otherwise permitted to be incurred under the indenture; PROVIDED that:

       (A) any such Lien is created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of the Property so acquired;

       (B) the principal amount of the Debt secured by such Lien does not exceed 100% of such costs and expenses; and

       (C) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item;

    (5) statutory liens or landlords', carriers', warehousemen's, unemployment insurance, surety or appeal bonds, mechanics', suppliers', materialmen's, repairmen's or other like Liens imposed by law arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

    (6) Liens existing on the Issue Date;

    (7) Liens securing only the notes or the Guarantees;

    (8) Liens for taxes, assessments or governmental charges not yet due or that are being contested in good faith by appropriate proceedings; PROVIDED that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

    (9) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (4) of the definition of "Permitted Debt"; PROVIDED that such Lien does not extend to any Property other than that subject to the underlying lease;

    (10) Liens securing Debt permitted to be incurred under clause (1) of the definition of "Permitted Debt";

    (11) Liens securing obligations under Interest Rate Agreements, Currency Agreements and Commodity Agreements in each case permitted to be incurred under the indenture;

    (12) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

    (13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

    (14) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $3 million in the aggregate at any one time outstanding;

    (15) Liens arising pursuant to Sale and Lease-Back transactions entered into in compliance with the indenture;

    (16) Liens securing Debt permitted to be incurred under clause (9) or (11) of the definition of "Permitted Debt";

    (17) Liens incurred in the ordinary course of business of NorskeCanada or any Restricted Subsidiary of NorskeCanada with respect to obligations that do not exceed $7,500,000 at any one time outstanding and that:

       (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business), and

       (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by NorskeCanada or such Restricted Subsidiary;

    (18) the Lien of any judgment rendered which is being contested diligently and in good faith by appropriate proceedings by NorskeCanada or any of its Restricted Subsidiaries and which does not have a material adverse effect on the ability of NorskeCanada and its Restricted Subsidiaries to operate the business or operations of NorskeCanada;

    (19) reservations, limitations, provisos and conditions expressed in any original grants from a government (including any agency or political subdivision thereof) which do not materially adversely impair the use of the subject property by NorskeCanada or a Restricted Subsidiary;

    (20) servitudes, licenses, easements, rights-of-way and rights in the nature of easements (including, without in any way limiting the generality of the foregoing, servitudes, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cable) which do not in the aggregate materially adversely impair the use of the subject property by NorskeCanada or a Restricted Subsidiary or in respect to which NorskeCanada or any of its Restricted Subsidiaries has made satisfactory arrangement for relocation so that such use will not in the aggregate be materially and adversely impaired;

    (21) zoning and building by-laws and ordinances, municipal by-laws and regulations, and restrictive covenants, which do not materially adversely interfere with the use of the subject property by NorskeCanada or a Restricted Subsidiary;

    (22) with respect to personal property only, Liens arising pursuant to registration under the PERSONAL PROPERTY ACT (British Columbia) and similar legislation in other provinces or jurisdictions exclusively relating to property and assets subject to equipment leases which are not Capitalized Lease Obligations;

    (23) Liens with respect to any property of (i) any Unrestricted Subsidiaries, corporations, partnerships, joint ventures or other entities specified in clause (6) of the "Permitted Investments" definition or (ii) any other Unrestricted Subsidiaries, if pursuant to any laws or regulations such property would be deemed to be that of NorskeCanada or any of its Restricted Subsidiaries; and

    (24) any extension, renewal or replacement, in whole or in part, of any Lien described in clauses (1), (2), (4), (6), or (9) of this definition; PROVIDED that the principal amount secured by any such extension, renewal or replacement will not be increased and such lien will not extend to any other Property of NorskeCanada or its Subsidiaries other than such item of Property originally covered by such Lien or by improvement thereon or additions or accessions thereto.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

    "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

    "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

    "PUBLIC EQUITY OFFERING" means a public offering of shares of Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants, receipts or options to acquire such Common Stock of NorskeCanada pursuant to a registration statement filed with the SEC in accordance with the Securities Act or pursuant to a prospectus filed with the appropriate securities regulatory authorities in any province of Canada. For the purposes of this definition of "Public Equity Offering," any offering of securities specified in this definition that:

    (1) does not satisfy the criteria required for a Public Equity Offering because such securities are not sold pursuant to a registration statement filed with the SEC in accordance with the Securities Act or pursuant to a prospectus filed with the appropriate securities regulatory authorities in a province of Canada; and

    (2) becomes eligible for resale to the general public in any province or territory of Canada or the United States of America within 90 days of the date on which such securities were initially sold,

will be deemed to be a Public Equity Offering on and as of the date upon which such securities first become eligible for such resale.

    "PURCHASE MONEY DEBT" means any Debt incurred by a Person to finance the cost (including the cost of acquisition, construction, lease, installation or improvement) of an item of Property, the principal amount of which Debt does not exceed the sum of:

    (1) the lesser of (a) the Fair Market Value of such property and (b) 100% of such cost; and

    (2) reasonable fees and expenses of such Person incurred in connection therewith.

    "RATING AGENCIES" means:

    (1) S&P; and

    (2) Moody's; and

    (3) if S&P or Moody's or both will not make a rating of the notes publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by NorskeCanada, which will be substituted for S&P or Moody's or both, as the case may be.

    "RATING CATEGORY" means:

    (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

    (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

    (3) the equivalent of any such category of S&P or Moody's used by another Rating Agency.

    In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) will be taken into account (e.g., with respect to S&P a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

    "RATING DATE" means the date which is 90 days prior to the earlier of (1) a Change of Control and (2) public notice of the occurrence of a Change of Control or of the intention by NorskeCanada to effect a Change of Control.

    "RATING DECLINE" means the decrease (as compared with the Rating Date) by one or more gradations within Rating Categories as well as between Rating Categories of the rating of the notes by a Rating Agency on, or within 120 days after, the earlier of the date of public notice of the occurrence of a Change of Control or of the intention by NorskeCanada to effect a Change of Control (which period will be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

    "REFINANCING DEBT" means Debt that replaces, refunds, renews, refinances or extends any Debt of NorskeCanada or a Restricted Subsidiary permitted to be incurred by NorskeCanada or its Restricted Subsidiaries pursuant to the "--LIMITATION ON ADDITIONAL DEBT" provision (other than pursuant to clauses (1), (4), (5), (6), (7), (8), (9) and (13) of the definition of
Permitted Debt), but only to the extent that:

    (1) the Refinancing Debt is subordinated to the notes to at least the same extent as the Debt being replaced, refunded, renewed, refinanced or extended, if at all;

    (2) the Refinancing Debt is scheduled to mature either:

       (A) no earlier than the Debt being replaced, refunded, renewed, refinanced or extended; or

       (B) after the maturity date of the notes;

    (3) the portion, if any, of the Refinancing Debt that is scheduled to mature on or prior to the maturity date of the notes has a weighted average life to maturity at the time such Refinancing Debt is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Debt being replaced, refunded, renewed, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes; and

    (4) such Refinancing Debt is in an aggregate principal amount that is equal to or less than the sum of:

       (A) the aggregate principal amount then outstanding under the Debt being replaced, refunded, renewed, refinanced or extended;

       (B) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being replaced, refunded, renewed, refinanced or extended; and

       (C) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Debt.

    "REPLACEMENT ASSETS" means:

    (1) properties or assets (other than cash or Cash Equivalents or any Capital Stock or other security) that will be used or useful in the business of NorskeCanada or its Restricted Subsidiaries, or in businesses reasonably similar to or ancillary to the business of NorskeCanada or its Restricted Subsidiaries; or

    (2) Capital Stock of any Person that will become on the date of acquisition thereof a Guarantor as a result of such acquisition.

    "RESTRICTED PAYMENT" means any of the following:

    (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of NorskeCanada or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of NorskeCanada or any Restricted Subsidiary (other than (x) the amount of any such dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of NorskeCanada, and (y) in the case of Restricted Subsidiaries, dividends or distributions payable to NorskeCanada or to a Restricted Subsidiary);

    (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of NorskeCanada or of any Restricted Subsidiaries (other than Capital Stock owned by NorskeCanada or a Restricted Subsidiary);

    (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Debt of NorskeCanada or any Guarantor which is subordinated in right of payment to the Notes or such Guarantor's guarantee, as the case may be (other than any such Debt acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity in each case due within one year of the date of acquisition);

    (4) the making of any Investment other than a Permitted Investment;

    (5) any Designation; PROVIDED that the Designation of a Subsidiary of NorskeCanada as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary; and

    (6) the forgiveness of any Debt of an Affiliate of NorskeCanada owed to NorskeCanada or a Restricted Subsidiary.

    In determining the amount of any Restricted Payment, cash distributed or invested will be valued at the face amount thereof and Property other than cash will be valued at its Fair Market Value, except that, in determining the amount of any Restricted Payment made under clause (5) of this definition, the amount of such Restricted Payment (the "Designation Amount") will be equal to the greater of:

    (1) the book value; or

    (2) the Fair Market Value;

of NorskeCanada's proportionate direct or indirect interest in such Subsidiary on such date.

    "RESTRICTED SUBSIDIARY" means a Subsidiary of NorskeCanada other than an Unrestricted Subsidiary.

    "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by NorskeCanada or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by NorskeCanada or such Restricted Subsidiary to such Person in contemplation of such leasing.

    "SUBSIDIARY" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired:

    (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by that first-named Person or any of its Subsidiaries; or

    (2) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which that first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of that entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes;

PROVIDED that, for greater certainty, the term "Subsidiary" when used in relation to Norske Canada or any of its Subsidiaries shall not include Powell River Energy Inc. or Powell River Energy Limited Partnership.

    "UNRESTRICTED SUBSIDIARY" means:

    (1) any Subsidiary of an Unrestricted Subsidiary; and

    (2) any Subsidiary of NorskeCanada which is classified on or after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the board of directors of NorskeCanada;

PROVIDED that a Subsidiary may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the "LIMITATION ON RESTRICTED PAYMENTS" covenant above; PROVIDED FURTHER that the board of directors of NorskeCanada may not designate any Subsidiary of NorskeCanada to be an Unrestricted Subsidiary if, after such designation, such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated. The trustee will be given prompt notice by NorskeCanada of each resolution adopted by the board of directors of NorskeCanada under this provision, together with a copy of each such resolution adopted.

    "U.S. GOVERNMENT SECURITIES" means securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of indebtedness of a direct claim upon the instrument described above and money market mutual funds that invest solely in such securities.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or similar requirements of law) of which are owned, directly or indirectly, by NorskeCanada or another Wholly Owned Restricted Subsidiary.

             FORM DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

    The notes will be issued in the form of one or more global securities (collectively, the "Global Notes"). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee. Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC or another nominee of DTC. The information in this section concerning DTC and its book-entry systems has been obtained from sources we believe to be reliable, but NorskeCanada takes no responsibility for the accuracy thereof.

DEPOSITARY PROCEDURES

    DTC has advised NorskeCanada that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised NorskeCanada that, pursuant to procedures established by it, (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with respective principal amount of the individual beneficial interests represented by such Global Notes and (2) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or records maintained by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

    Investors in the Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system.

    The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see "Exchange of Book-Entry Notes for Certificated Notes".

    Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

    Payments in respect of the Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the trustee nor any agent thereof has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or

    (2) maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes, or

    (3) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised NorskeCanada that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or NorskeCanada. Neither NorskeCanada nor the trustee will be liable for any delay by DTC or any of its Participants identifying the beneficial owners of the notes, and NorskeCanada and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

    Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised NorskeCanada that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect to such portion of the principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

    The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that NorskeCanada believes to be reliable, but NorskeCanada takes no responsibility for the accuracy thereof.

    Although DTC, has agreed to the foregoing procedures to facilitate transfers of interest in the Global Notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither NorskeCanada nor the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A beneficial interest in a Global Note may not be exchanged for a security in certificated form unless:

    (1) DTC notifies NorskeCanada that it is unwilling or unable to continue as Depositary for such Global Notes and NorskeCanada thereupon fails to appoint a successor Depositary,

    (2) NorskeCanada, at its option, notifies the trustee in writing that it elects to cause the issuance of the notes in certificated form, or

    (3) there shall have occurred and be continuing an Event of Default with respect to the notes.

    In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated notes issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the applicable security registrar to reflect a decrease in the principal amount of the relevant Global Note.

                     EXCHANGE OFFER AND REGISTRATION RIGHTS

    The summary set forth below of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be made available to prospective purchasers of the notes upon request to us.

    We entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which we agreed to file with the SEC, within 120 days, a registration statement on an appropriate form under the Securities Act (the "Exchange Offer Registration Statement") with respect to an offer to exchange each of the notes for senior debt securities with terms substantially identical to the notes and representing the same indebtedness as the notes (the "Exchange Notes") (except that the Exchange Notes will not contain transfer restrictions) and to offer to the holders of notes who are able to make certain representations the opportunity to exchange their notes for Exchange Notes. If:

    - filing the Exchange Offer Registration Statement would not be permitted by applicable law or SEC policy;

    - the Exchange Offer (as defined in the Registration Rights Agreement) is not for any other reason consummated within 240 days after the Issue Date;

    - any holder of notes notifies us within a specified time period that
      (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration statement is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours; or

    - the holders of a majority of the notes may not resell the Exchange Notes acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws;

we agreed to use our best efforts to file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Transfer Restricted Notes (as defined in the Registration Rights Agreement) by the holders thereof.

    We agreed to pay all expenses incident to the Exchange Offer and will indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act.

    The Registration Rights Agreement provides that:

    - unless the Exchange Offer would not be permitted by applicable law or SEC policy, we will use our best efforts to file the Exchange Offer Registration Statement with the SEC on or prior to 120 days after the Issue Date;

    - unless the Exchange Offer would not be permitted by applicable law or SEC policy, we will use our best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the Issue Date;

    - unless the Exchange Offer would not be permitted by applicable law or SEC policy, we will commence the Exchange Offer and use our best efforts to issue, on or prior to 240 days after the Issue Date, Exchange Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

    - if obligated to file the Shelf Registration Statement, we will use our best efforts to file prior to the later of (a) 240 days after the Issue Date and (b) 30 days after such filing obligation arises and use our best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 60 days after the Shelf Registration Statement was first filed with the SEC.

    We shall use our best efforts to keep such Shelf Registration Statement continuously effective, until the second anniversary of the effective date of the Shelf Registration Statement or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto.

    If (i) we fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing,
(ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) we fail to consummate the Exchange Offer within 60 days of the Effectiveness Target Date or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective prior to the Effectiveness Target Date but thereafter ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, except under certain circumstances specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then we will pay additional interest ("Additional Interest") to each holder of Transfer Restricted Notes (as defined in the Registration Rights Agreement), with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default in an amount equal to 0.25% per annum of the principal amount of the notes. The amount of Additional Interest will increase by an additional 0.25% per annum of the principal amount of the notes for each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to a maximum amount of 1.00% per annum of the principal amount of the notes. Following the cure of a particular Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease.

                           INCOME TAX CONSIDERATIONS

U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes material U.S. federal income tax consequences of the ownership of exchange notes to a U.S. Holder (as defined below) and the issuance of the exchange notes in exchange for the outstanding notes. It deals only with exchange notes held as capital assets by investors who purchased the outstanding notes as part of their original issuance and for their original offering price, and not with special classes of holders, such as dealers in securities or currencies, traders in securities that elect mark to market, banks, tax-exempt organizations, partnerships or other pass-through entities, life insurance companies, certain expatriates, persons that hold the exchange notes as a hedge, or as part of a straddle or conversion transaction, taxpayers subject to the alternative minimum tax or whose functional currency is not the U.S. dollar. In addition, this summary does not describe any U.S. federal estate and gift, foreign, state or local tax consequences. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed Treasury regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

    WE RECOMMEND THAT HOLDERS OF THE EXCHANGE NOTES CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE OWNERSHIP OF THE EXCHANGE NOTES.

    For the purposes of this summary, a U.S. Holder is a beneficial owner of exchange notes that is (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax without regard to the source of its income or (iv) a trust if (a) a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or (b) the trust has elected to be treated as a United States person under applicable Treasury regulations.

    The exchange of the outstanding notes for exchange notes will not constitute a taxable exchange. As a result, (i) a U.S. Holder will not recognize any gain or loss as a result of exchanging such holder's outstanding notes; (ii) the holding period of the exchange notes received will include the holding period of the outstanding notes exchanged therefor; and (iii) the adjusted tax basis of the exchange notes received will be the same as the adjusted tax basis of the outstanding notes exchanged therefor immediately before such exchange.

    A U.S. Holder of the exchange notes will be required to report as ordinary interest income for U.S. federal income tax purposes interest paid or accrued on the exchange notes (including Additional Amounts, if any, and any income tax withheld) in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. Such income will generally be treated as foreign source passive income (or, in the case of certain U.S. Holders, foreign source financial services income) for foreign tax credit purposes.

    If any Canadian taxes with respect to payments to a U.S. Holder of interest on the exchange notes are withheld, such withholding taxes generally will be treated as foreign income taxes eligible for credit against the U.S. Holder's U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at the election of such U.S. Holder, for deduction in computing such U.S. Holder's taxable income. The rules relating to foreign tax credits and the timing thereof are extremely complex. We recommend that U.S. Holders consult their own tax advisors concerning the implications of these rules in light of their particular circumstances.

    A U.S. Holder's adjusted tax basis for the exchange notes will be the same as the adjusted tax basis of the outstanding notes exchanged therefor, which generally will be the U.S. Holder's purchase price for the outstanding notes. Upon the sale, exchange or other taxable disposition of the exchange notes, a U.S. Holder generally will recognize gain or loss equal to the difference (if any) between the amount realized (except to the extent attributable to accrued but unpaid interest, which will be taxable as described above) and the U.S. Holder's tax basis in the exchange notes. In general, such gain or loss will be U.S. source capital gain or loss. Such gain or loss will be long-term capital gain or loss if the notes have been held for more than one year. The deductibility of capital losses is subject to limitations.

    A holder of an exchange note may be subject to backup withholding with respect to interest and principal paid on the exchange notes and to proceeds from the sale, exchange, redemption or retirement of the exchange notes, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of an exchange note who does not provide NorskeCanada with the holder's correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

    Backup withholding is not an additional tax. Any amount paid as backup withholding tax may be creditable against the holder's U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service in a timely manner.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary, as of the date hereof, of the principal Canadian federal income tax considerations generally applicable to a person (a "Non-Resident holder") who is a holder of exchange notes and who, for the purposes of the INCOME TAX ACT (Canada) (the "Canadian Tax Act") and at all relevant times, is not and is not deemed to be resident in Canada, deals at arm's length with NorskeCanada, and does not use or hold and is not deemed or considered to use or hold the exchange notes in carrying on business in Canada. Special rules which are not discussed in this summary may apply to a Non-Resident holder that is an insurer that carries on an insurance business in Canada and elsewhere.

    This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder (the "Regulations") in force on the date hereof, all specific proposals to amend the Canadian Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and NorskeCanada's understanding of the published administrative practices of the Canada Customs and Revenue Agency. This summary does not take into account or anticipate any other changes in law or administrative practice, whether legislative, government or judicial decision or action and does not take into account provincial, territorial or foreign income tax legislation or considerations.

    THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR NON-RESIDENT HOLDER AND NO REPRESENTATION IS MADE WITH RESPECT TO THE CANADIAN INCOME TAX CONSEQUENCES TO ANY PARTICULAR PERSON ACQUIRING EXCHANGE NOTES. NON-RESIDENT HOLDERS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

    Under the Canadian Tax Act, payments by NorskeCanada to a Non-Resident holder of principal, interest and premium, if any, on the exchange notes will be exempt from Canadian withholding tax.

    No other taxes on income (including taxable capital gains) will be payable by a Non-Resident holder under the Canadian Tax Act solely as a consequence of the ownership, acquisition or disposition of exchange notes.

                              PLAN OF DISTRIBUTION

    Based on positions taken by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued in exchange for outstanding notes pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by holders thereof, other than any holder which is

    - an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

    - a broker-dealer who acquired exchange notes directly from us; or

    - a broker-dealer who acquired exchange notes as a result of market-making or other trading activities.

without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders' business, and such holders and are engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

    Each holder of outstanding notes who wishes to exchange its outstanding notes for exchange notes in the exchange offer will be required to make representations to us as set forth in "The Exchange Offer." Holders who tender outstanding notes in the exchange offer with the intention of participating in a distribution of the exchange notes may not rely upon no-action letters issued to third parties, including "Exxon Capital Holdings Corporation" (available
May 13, 1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991) and "Shearman & Sterling" (available July 2, 1993) or similar no-action letters.

    Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

                                 LEGAL MATTERS

    Certain legal matters in connection with the notes being offered will be passed upon for NorskeCanada by Lawson Lundell, Vancouver, British Columbia with respect to matters of Canadian law, and by Shearman & Sterling LLP, Menlo Park, California with respect to matters of U.S. law.

                                    EXPERTS

    Norske Skog Canada Limited's consolidated balance sheets as at December 31, 2003 and 2002 and its consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2003, have been included in this prospectus in reliance upon the report of KPMG LLP, Chartered Accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

    We have filed a registration statement on Form F-4 with the SEC with respect to the exchange notes offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement or the exhibits and schedules that are part of the registration statement. For further information on our company and the exchange notes we are offering, you should review the registration statement and the exhibits filed as a part of the registration statement. The registration statement, including the exhibits, may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549, and the SEC's regional offices located in New York, New York and Chicago, Illinois. Copies of all or any part of the registration statement may be obtained from these offices after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

    We file periodic reports and other information with the SEC. Our filings with the SEC are available for inspection and copying at the SEC's public reference room, at 450 Fifth Street NW, Washington, DC 20549 and the internet website www.sec.gov. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. As a foreign private issuer, we are exempt from the rule under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Because we are a foreign private issuer, we, our directors and our officers are also exempt from the short swing profit recovery disclosure regime of Section 16 of the Exchange Act.


    We hereby incorporate by refence into this prospectus our Form 6-K dated April 30, 2004 and all documents that we file with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, as amended, and any Form 6-Ks that provide for incorporation by reference into this prospectus and that are submitted to the SEC, from the date of the initial filing of this prospectus until the exchange offer is completed shall also be deemed to be incorporated by reference into and will automatically update information in this registration statement.


    In addition, pursuant to the indenture for the notes, we have agreed, to the extent permitted by the SEC, to furnish to the SEC and in all events to distribute to the trustee for the notes and the holders of notes its annual reports containing audited financial statements and unaudited financial statements for each of the first three quarters of each fiscal year. We will do this without regard to whether we are subject to the informational requirements of the Exchange Act.

    Further information regarding us may also be obtained from the internet website www.sedar.com, maintained on behalf of the Canadian Securities Administrators.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Auditors' Report............................................       F-2

Audited consolidated balance sheets of Norske Skog Canada
  Limited as at December 31, 2003 and 2002 and the
consolidated statements of earnings, retained earnings and
cash flows for each of the years in the three-year period
ended December 31, 2003, including the auditors' report
thereon.....................................................       F-3

                                AUDITORS' REPORT

To the Directors of
NORSKE SKOG CANADA LIMITED

    We have audited the consolidated balance sheets of Norske Skog Canada Limited as at December 31, 2003 and 2002 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada                                              (Signed) KPMG LLP

January 20, 2004, except as to notes 23 and 24             Chartered Accountants

which are as of March 23, 2004

                           NORSKE SKOG CANADA LIMITED

                          CONSOLIDATED BALANCE SHEETS

                       (IN MILLIONS OF CANADIAN DOLLARS)

                                                               AS AT DECEMBER 31
                                                              -------------------
                                                                2002       2003
                                                              --------   --------
ASSETS
Current assets
  Accounts receivable.......................................  $  277.3   $  253.5
  Inventories (note 4)......................................     242.7      235.9
  Prepaid expenses..........................................       9.2        6.6
                                                              --------   --------
                                                                 529.2      496.0
Fixed assets (note 5).......................................   2,326.6    2,290.2
Other assets (note 6).......................................      37.7       30.0
                                                              --------   --------
                                                              $2,893.5   $2,816.2
                                                              ========   ========

LIABILITIES
Current liabilities
  Accounts payable and accrued liabilities (note 7).........  $  288.8   $  244.2
Long-term debt (note 8).....................................     886.2      845.8
Other long-term obligations (note 9)........................     188.3      272.7
Future income taxes (note 10)...............................     397.0      363.3
Deferred credits (note 11)..................................       8.5       21.0
                                                              --------   --------
                                                               1,768.8    1,747.0
                                                              --------   --------

SHAREHOLDERS' EQUITY
Share capital (note 12).....................................     884.6      913.6
Retained earnings...........................................     240.1      155.6
                                                              --------   --------
                                                               1,124.7    1,069.2
                                                              --------   --------
                                                              $2,893.5   $2,816.2
                                                              ========   ========

Commitments, Guarantees and Indemnities (notes 19 and 20)
Contingency (note 21)

                             APPROVED BY THE BOARD:

         (Signed) RUSSELL J. HORNER                    (Signed) WILLIAM P. ROSENFELD
                  Director                                       Director

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           NORSKE SKOG CANADA LIMITED

                      CONSOLIDATED STATEMENTS OF EARNINGS

        (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                2001       2002       2003
                                                              --------   --------   --------
Gross sales.................................................  $1,561.3   $1,704.0   $1,820.5
Distribution costs..........................................     172.6      221.7      229.3
                                                              --------   --------   --------
Net sales...................................................   1,388.7    1,482.3    1,591.2
                                                              --------   --------   --------
Operating expenses
  Cost of sales.............................................   1,114.2    1,360.4    1,458.2
  Selling, general and administrative.......................      63.6       65.3       54.7
  Depreciation and amortization.............................     131.2      178.5      189.9
                                                              --------   --------   --------
                                                               1,309.0    1,604.2    1,702.8
                                                              --------   --------   --------
Operating earnings (loss)...................................      79.7     (121.9)    (111.6)
Foreign exchange gain (loss) on translation of long-term
  debt......................................................     (17.1)      12.3       58.2
Write-down of fixed assets (note 5).........................        --         --      (14.2)
Other expense, net (note 14)................................     (40.2)     (13.3)      (3.9)
Interest expense............................................     (34.1)     (77.9)     (75.5)
Interest income.............................................      35.0        1.7        0.5
                                                              --------   --------   --------
Earnings (loss) before income taxes.........................      23.3     (199.1)    (146.5)
Income tax recovery (note 10)...............................     (21.2)     (75.8)     (62.0)
                                                              --------   --------   --------
Net earnings (loss).........................................  $   44.5   $ (123.3)  $  (84.5)
                                                              --------   --------   --------
Basic and diluted earnings (loss) per share (note 13) (in
  dollars)..................................................  $   0.32   $  (0.64)  $  (0.41)
                                                              ========   ========   ========

                           NORSKE SKOG CANADA LIMITED

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                       (IN MILLIONS OF CANADIAN DOLLARS)

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                2001       2002       2003
                                                              --------   --------   --------
Balance, beginning of year..................................   $902.6     $363.4     $240.1
Net earnings (loss).........................................     44.5     (123.3)     (84.5)
Special distribution (note 2)...............................   (546.5)        --         --
Dividends...................................................    (37.2)        --         --
                                                               ------     ------     ------
Balance, end of year........................................   $363.4     $240.1     $155.6
                                                               ======     ======     ======

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           NORSKE SKOG CANADA LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (IN MILLIONS OF CANADIAN DOLLARS)

                                                                  YEAR ENDED DECEMBER 31
                                                              -------------------------------
                                                                2001        2002       2003
                                                              ---------   --------   --------
Cash provided by (used for):
Operations
  Net earnings (loss).......................................  $    44.5   $(123.3)   $ (84.5)
  Items not requiring (providing) cash
    Depreciation and amortization...........................      131.2     178.5      189.9
    Future income taxes.....................................       (7.7)    (91.5)     (67.9)
    Increase in other long-term obligations.................        8.5      19.8       17.5
    Foreign exchange gain on translation of long-term
     debt...................................................       17.1     (12.3)     (58.2)
    Loss on sale of Mackenzie Pulp Operations...............       31.4        --         --
    Write-down of fixed assets (note 5).....................         --        --       14.2
    Write-off of deferred financing costs...................         --      15.8         --
    Other...................................................        7.5      (3.3)       6.2
                                                              ---------   -------    -------
                                                                  232.5     (16.3)      17.2
                                                              ---------   -------    -------
  Changes in non-cash working capital
    Accounts receivable.....................................       59.2      30.4       40.4
    Inventories.............................................       52.3     (13.0)      10.2
    Prepaid expenses........................................        6.3      (4.9)       2.6
    Accounts payable and accrued liabilities................      (80.5)      9.0      (47.9)
                                                              ---------   -------    -------
                                                                   37.3      21.5        5.3
                                                              ---------   -------    -------
Cash provided by operations.................................      269.8       5.2       22.5
                                                              ---------   -------    -------
Investing
  Acquisition of paper recycling business (note 3(a)).......         --        --      (32.1)
  Acquisition of Pacifica Papers Inc. (note 3(b))...........      (74.1)       --         --
  Additions to fixed assets.................................      (92.7)    (82.2)     (81.4)
  Proceeds from sale of marketable securities...............         --      39.2         --
  Proceeds from sale of Mackenzie Pulp Operations
    (note 3(c)).............................................      103.8        --         --
  Proceeds from sale of fixed assets........................        0.7       1.5        0.4
  Proceeds from termination of interest rate swaps
    (note 9)................................................         --       3.4       15.9
  Decrease (increase) in other assets.......................        1.6      (4.4)       1.1
                                                              ---------   -------    -------
                                                                  (60.7)    (42.5)     (96.1)
                                                              ---------   -------    -------
Financing
  Special distribution (note 2).............................   (1,490.3)       --         --
  Issue of common shares, net of share issue costs
    (note 12)...............................................         --     208.1       (0.1)
  Increase (decrease) in revolving loan (note 8)............         --     119.1     (105.7)
  Issue of long-term debt (note 8)..........................      768.7        --      212.7
  Repayment of long-term debt (note 8)......................     (240.9)   (386.7)        --
  Deferred financing costs..................................      (30.7)       --       (5.6)
  Decrease in other long-term obligations...................       (3.6)     (8.0)     (27.7)
  Dividends paid............................................      (37.2)       --         --
                                                              ---------   -------    -------
                                                               (1,034.0)    (67.5)      73.6
                                                              ---------   -------    -------
Cash, decrease during year(1)...............................     (824.9)   (104.8)        --
Cash, beginning of year(1)..................................      929.7     104.8         --
                                                              ---------   -------    -------
Cash, end of year(1)........................................  $   104.8   $    --    $    --
                                                              =========   =======    =======
Supplemental information:
  Income taxes paid.........................................  $     5.0   $  12.8    $   7.1
  Net interest paid (received)..............................       (9.9)     78.3       80.2
  Common shares issued for acquisition of paper recycling
    business (note 3(a))....................................         --        --       29.1
  Common shares issued for acquisition of Pacifica Papers
    (note 3(b)).............................................      354.3        --         --
  Non-cash proceeds from sale of Mackenzie Pulp Operations
    (note 3(c)).............................................       34.6        --         --

------------------------------

(1) Cash includes cash and short-term investments.

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           NORSKE SKOG CANADA LIMITED

                         CONSOLIDATED BUSINESS SEGMENTS

                       (IN MILLIONS OF CANADIAN DOLLARS)

                                                             YEAR ENDED DECEMBER 31, 2001
                                            ---------------------------------------------------------------
                                                                                  CORPORATE
                                            SPECIALTIES   NEWSPRINT     PULP     ADJUSTMENTS   CONSOLIDATED
                                            -----------   ---------   --------   -----------   ------------
Net sales to external customers...........   $  563.6      $489.2      $335.9      $    --       $1,388.7
Inter-segment sales.......................         --          --       124.1       (124.1)            --
Operating earnings (loss).................       72.2        37.3       (29.8)          --           79.7
Depreciation and amortization.............       36.1        48.4        46.7           --          131.2
Total assets..............................    1,359.7       914.1       669.3        206.7        3,149.8
Additions to fixed assets.................       29.0        31.3        32.4           --           92.7

                                                             YEAR ENDED DECEMBER 31, 2002
                                            ---------------------------------------------------------------
                                                                                  CORPORATE
                                            SPECIALTIES   NEWSPRINT     PULP     ADJUSTMENTS   CONSOLIDATED
                                            -----------   ---------   --------   -----------   ------------
Net sales to external customers...........   $  835.0      $440.6      $206.7      $    --       $1,482.3
Inter-segment sales.......................         --          --       193.1       (193.1)            --
Operating earnings (loss).................       (1.3)      (86.0)      (34.6)          --         (121.9)
Depreciation and amortization.............       91.2        63.4        23.9           --          178.5
Total assets..............................    1,380.0       851.8       629.1         32.6        2,893.5
Additions to fixed assets.................       43.9        19.5        18.8           --           82.2

                                                             YEAR ENDED DECEMBER 31, 2003
                                            ---------------------------------------------------------------
                                                                                  CORPORATE
                                            SPECIALTIES   NEWSPRINT     PULP     ADJUSTMENTS   CONSOLIDATED
                                            -----------   ---------   --------   -----------   ------------
Net sales to external customers...........   $  880.1      $463.0      $248.1      $    --       $1,591.2
Inter-segment sales.......................         --          --       171.5       (171.5)            --
Operating earnings (loss).................      (32.5)      (56.6)      (22.5)          --         (111.6)
Depreciation and amortization.............       98.5        61.7        29.7           --          189.9
Total assets..............................    1,424.4       775.0       591.6         25.2        2,816.2
Additions to fixed assets.................       28.1        25.6        27.7           --           81.4

         SEE ACCOMPANYING NOTE 18 TO CONSOLIDATED FINANCIAL STATEMENTS.

                           NORSKE SKOG CANADA LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    These consolidated financial statements of Norske Skog Canada Limited ("the Company" or "NorskeCanada") are expressed in millions of Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). These financial statements differ in certain respects from those prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). These differences are described in note 22, "Differences between United States and Canadian generally accepted accounting principles".

    (a) BASIS OF PRESENTATION

       The consolidated financial statements include the accounts of the Company and from their respective dates of acquisition of control or formation, its wholly-owned subsidiaries and partnership. The Company's 50.1% proportionate share of Powell River Energy Inc. ("PREI"), a joint venture between Great Lakes Hydro Income Fund and the Company, is accounted for using the proportionate consolidation method. All inter-company transactions and amounts have been eliminated on consolidation.

    (b) USE OF ESTIMATES

       The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual amounts could differ from those estimates.

    (c) INVENTORIES

       Inventories, other than supplies which are valued at cost, are valued at the lower of average cost and net realizable value.

    (d) FIXED ASSETS

       Fixed assets are recorded at cost.

       Buildings, machinery and equipment are depreciated on a straight-line basis at rates that reflect estimates of the economic lives of the assets. The rates for major classes of assets are:

        Buildings...............................................  2.5 - 5.0%
        Pulp and paper machinery and equipment..................        5.0%

       During periods of major production interruption, an obsolescence amount of 10% of normal depreciation is charged on manufacturing equipment.

       No depreciation is charged on capital projects during the period of construction. Start-up costs incurred in achieving normal operating capacity on major capital projects are deferred and amortized over a five-year period.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (e) DEFERRED FINANCING COSTS

       Deferred financing costs included in other assets on the consolidated balance sheet represent the costs of negotiating and securing the Company's long-term debt. Related amortization is included in interest expense on a straight-line basis over the term of the debt.

    (f) SHARE ISSUE COSTS

       Direct costs of issuing shares, net of income tax recoveries thereon, are applied to reduce the value of consideration assigned to such shares.

    (g) REVENUE RECOGNITION

       The Company recognizes revenues upon shipment when the significant risks and rewards of ownership are transferred to the customer. Title of the products is typically transferred to the customers at the time of shipment and payment is based on agreed prices and credit terms contained on sales invoices. Customers have no contractual right of return, except in the event of a quality issue. Distribution costs are classified as a reduction to gross revenue in determining net sales.

    (h) FOREIGN CURRENCIES

       The majority of the Company's sales are denominated in foreign currencies, principally the U.S. dollar. Revenue and expense items denominated in foreign currencies are translated at the rates of exchange prevailing during the period. Monetary assets and liabilities of the Company's operations denominated in foreign currencies are translated at the period-end exchange rates. Non-monetary assets and liabilities are translated at rates of exchange in effect when the assets are acquired or obligations incurred. Foreign exchange gains and losses are reflected in net earnings for the period.

    (i) DERIVATIVE FINANCIAL INSTRUMENTS

       The Company uses derivative financial instruments for hedging purposes in the management of foreign currency, interest rate and commodity price exposures. The Company's policy is not to use derivatives for trading or speculative purposes. Risk management strategies and relationships are assessed on a regular, on-going basis to ensure the derivatives are achieving the intended hedging objectives.

       Foreign exchange exposure to foreign currency receipts and related receivables, primarily in U.S. currency, is managed through the use of foreign exchange forward contracts and options. Resulting foreign exchange translation gains and losses are recognized when realized on maturity in "Net sales".

       Price risk associated with the sale of products or purchase of certain inputs, primarily oil and gas is managed from time to time, through the use of commodity swaps. Resulting realized gains and losses are recognized when realized on maturity in "Net sales" or "Cost of sales".

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
       Foreign currency exposure on long-term debt denominated in U.S. currency is managed through the use of forward contracts and options. Resulting gains and losses are accrued under other assets or liabilities on the balance sheet and recognized in "Foreign exchange gain(loss) on translation of long-term debt", offsetting the respective translation gains and losses recognized on the underlying foreign currency long-term debt. The forward premium or discount on forward foreign exchange contracts used to hedge foreign currency long-term debt is initially deferred and amortized prospectively as an adjustment to interest expense over the term of the forward contract.

       Exposure to interest rates on long-term debt is managed through the use of interest swaps. These swap agreements require the periodic exchange of payments without the exchange of the notional principal amount on which the payments are based. Settlement amounts under interest swap agreements are recognized as adjustments to interest expense.

    (j) INCOME TAXES

       Income taxes are accounted for using the liability method. Future income tax assets and liabilities are based on temporary differences (differences between the accounting basis and the tax basis of the assets and liabilities) and non-capital loss carry-forwards and are measured using the enacted or substantively enacted tax rates and laws expected to apply when these differences reverse. Future tax benefits, including non-capital loss carry-forwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on future tax assets and liabilities of a change in tax rates is recognized in earnings in the period that substantive enactment or enactment occurs.

    (k) DEFERRED CREDITS

       Deferred credits represent the excess of amounts assigned to future income tax assets for tax losses acquired in other than business combinations over the consideration paid. Deferred credits are amortized to income tax expense in proportion to the net reduction in the future income tax asset that gave rise to the deferred credit.

    (l) ENVIRONMENTAL COSTS

       Environmental expenditures are expensed or capitalized depending upon their future economic benefit. Expenditures that prevent future environmental contamination are capitalized as fixed assets. Expenditures that relate to an existing condition caused by past operations are expensed. Liabilities are recorded on an undiscounted basis when rehabilitation efforts are likely to occur and the costs can be reasonably estimated.

    (m) EMPLOYEE FUTURE BENEFITS

       The estimated cost for pensions and other post-retirement benefits provided to employees by the Company is accrued using actuarial techniques and assumptions during the employees' active years of service.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (n) EARNINGS PER SHARE

       Basic earnings (loss) per share are computed by dividing net earnings
       (loss) by the weighted average shares outstanding during the reporting period. Diluted earnings (loss) per share are computed using the treasury stock method.

    (o) MARKETABLE SECURITIES

       Marketable securities are valued at the lower of cost or quoted market value.

    (p) STOCK-BASED COMPENSATION PLANS

       The Company accounts for stock-based payments to non-employees, and employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for net settlement by the issuance of equity instruments, granted on or after January 1, 2002, using the fair-value method. No compensation cost is recorded for all other stock-based employee compensation awards. Consideration paid by employees on the exercise of stock options is recorded as share capital and contributed surplus. The Company discloses the pro forma effect of accounting for these awards under the fair value method (see note 12(c)).

    (q) COMPARATIVE FIGURES

       Certain comparative figures have been reclassified to conform with the presentation adopted for the current year.

2.  SPECIAL DISTRIBUTION

    On August 28, 2001, the Company paid a special distribution ("Special Distribution") of $1,490.3 ($12.00 per common share), which consisted of a return of capital of $943.8 ($7.60 per common share) and a special dividend of $546.5 ($4.40 per common share).

3.  ACQUISITIONS AND DISPOSAL

    (a) ACQUISITION OF PAPER RECYCLING BUSINESS

       On December 1, 2003, the Company completed the acquisition of a paper recycling business from Newstech Recycling Partnership for a total purchase price of $61.1, including a working capital adjustment payment of $2.5 at closing.

       The Company's consideration comprised of $31.5 in cash, $29.0 in equity and $0.6 in transaction costs. The value of the 8,693,988 common shares issued was determined by the weighted average trading price of the Company's common shares over the two-day period before December 1, 2003, which was the date the terms of the acquisition were agreed to and announced.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

3.  ACQUISITIONS AND DISPOSAL (CONTINUED)
       The acquisition has been accounted for using the purchase method of accounting and the results of the operations of the business have been consolidated from the date of acquisition. The following amounts have been assigned to the assets and liabilities acquired, based on their fair values as at December 1, 2003.

    ASSETS ACQUIRED:
      Net working capital.......................................   $ 4.5
      Fixed assets..............................................    84.3
                                                                   -----
                                                                    88.8
                                                                   -----
    LIABILITIES ASSUMED:
      Future income taxes.......................................    27.7
                                                                   -----
    Fair-value of net assets acquired...........................   $61.1
                                                                   =====

       Under the terms of the acquisition, the Company will lease land and buildings housing the operations for an initial term of 20 years, with a 10-year renewal option.

    (b) ACQUISITION OF PACIFICA PAPERS INC.

       On August 27, 2001, the Company completed the acquisition of Pacifica Papers Inc. ("Pacifica"). Under the terms of an arrangement agreement ("Arrangement") between both companies, the Pacifica shareholders were entitled, for each of their shares, to elect to receive either: (i) 2.1 NorskeCanada common shares ("Shares Option"), or (ii) 1.0 NorskeCanada common share and $7.50 in cash ("Partial Cash Option").

       The Company based its valuation on $7.00 per common share, which represented the weighted average trading price of its common shares over the twenty-day period prior to the signing and announcement of the Arrangement on March 25, 2001, as adjusted for the Special Distribution.

       Upon closing, shareholders owning 21,050,273 of Pacifica's shares elected to receive the Shares Option and shareholders owning 6,415,307 of Pacifica's shares elected to receive the Partial Cash Option.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

3.  ACQUISITIONS AND DISPOSAL (CONTINUED)
       The acquisition has been accounted for by using the purchase method of accounting. The following amounts were assigned to the assets and liabilities acquired, based on their fair value as at August 31, 2001 (the effective date of the acquisition for accounting purposes):

    ASSETS ACQUIRED:
    Current assets..............................................  $  237.9
    Fixed assets................................................   1,302.4
    Other assets................................................       9.3
                                                                  --------
                                                                  $1,549.6
                                                                  --------
    LIABILITIES ASSUMED:
    Current liabilities.........................................  $  164.9
    Operating loan..............................................      23.3
    Long-term debt..............................................     591.5
    Other long-term liabilities.................................      80.9
    Future income taxes.........................................     260.6
                                                                  --------
                                                                  $1,121.2
                                                                  --------
    FAIR VALUE OF NET ASSETS ACQUIRED...........................  $  428.4
                                                                  ========

    CONSIDERATION PAID:
    Cash, including transaction costs...........................  $   74.1
    Common shares...............................................     354.3
                                                                  --------
                                                                  $  428.4
                                                                  ========

       Liabilities assumed on acquisition included severance and restructuring costs of $67.0 related to the permanent closure of the Powell River kraft pulp mill operations in November 2001 and elimination of 120 positions at the Company's corporate and sales offices and its Port Alberni operations. The closure of the Powell River kraft pulp mill operations, which included the mill's groundwood and woodroom operations, resulted in the elimination of 282 positions.

       Liabilities assumed on acquisition also included an increase of $23.2 related to the fair value of Pacifica's US$200.0 senior notes (note 8).

    (c) DISPOSAL OF MACKENZIE PULP OPERATIONS

       On June 15, 2001, the Company sold its Mackenzie pulp operations for net proceeds of $138.4, resulting in a loss of $19.0, net of an income tax recovery of $12.4. The net proceeds of disposal ("Disposal") included 1,750,000 shares of Pope & Talbot Inc., which had a quoted market value of $34.6 on the closing date. The assets and liabilities disposed of were $185.9 and $28.5, respectively.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

4.  INVENTORIES

                                                                2002       2003
                                                              --------   --------
Specialties.................................................   $ 56.7     $ 47.4
Newsprint...................................................     22.8       28.0
Pulp........................................................     16.8       16.0
Wood chips, pulp logs and other raw materials...............     58.8       50.2
Operating and maintenance supplies..........................     87.6       94.3
                                                               ------     ------
                                                               $242.7     $235.9
                                                               ======     ======

5.  FIXED ASSETS

                                                                       2002
                                                        ----------------------------------
                                                                   ACCUMULATED    NET BOOK
                                                          COST     DEPRECIATION    VALUE
                                                        --------   ------------   --------
Property, plant and equipment
  Specialties and newsprint...........................  $2,659.9      $  824.6    $1,835.3
  Pulp................................................     935.6         444.3       491.3
                                                        --------      --------    --------
                                                        $3,595.5      $1,268.9    $2,326.6
                                                        ========      ========    ========

                                                                       2003
                                                        ----------------------------------
                                                                   ACCUMULATED    NET BOOK
                                                          COST     DEPRECIATION    VALUE
                                                        --------   ------------   --------
Property, plant and equipment
  Specialties and newsprint...........................  $2,804.1      $  978.2    $1,825.9
  Pulp................................................     925.1         460.8       464.3
                                                        --------      --------    --------
                                                        $3,729.2      $1,439.0    $2,290.2
                                                        ========      ========    ========

    In December 2003, the Company recorded a write-down of $14.2 relating to the permanent closure of a portion of its pulp producing capacity at its Elk Falls mill, in early 2004. Related severance costs of $1.9 have been recorded in cost of sales.

6.  OTHER ASSETS

                                                                2002       2003
                                                              --------   --------
Deferred financing costs....................................   $25.8      $25.2
Forward foreign currency contracts hedging long-term debt...     6.7         --
Deferred charges and other..................................     5.2        4.8
                                                               -----      -----
                                                               $37.7      $30.0
                                                               =====      =====

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

7.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                2002       2003
                                                              --------   --------
Trade accounts payable......................................   $174.1     $127.7
Accrued payroll and related liabilities.....................     68.7       71.8
Other.......................................................     46.0       44.7
                                                               ------     ------
                                                               $288.8     $244.2
                                                               ======     ======

8.  LONG-TERM DEBT

    The Company's long-term debt, all of which matures beyond one year, is as follows:

                                                                2002       2003
                                                              --------   --------
RECOURSE
Senior notes, 8.625% due June 2011 (US$400.0;
  2002--US$250.0)...........................................   $394.9     $521.2
Senior notes, 10% due March 2009 (US$200.0).................    335.0      274.5
                                                               ------     ------
                                                                729.9      795.7
Revolving operating loan of up to $350.0 due July 2006 with
  interest based on CDN prime rates/U.S. base rates or
  LIBOR/BA rates, at the Company's option...................    118.7       12.5
                                                               ------     ------
                                                                848.6      808.2
                                                               ------     ------

NON-RECOURSE (PREI)
First Mortgage Bonds, 6.387% due July 2009..................     37.6       37.6
                                                               ------     ------
                                                               $886.2     $845.8
                                                               ======     ======

    On May 15, 2003, the Company issued an additional US$150.0 8.625% Senior Notes ("Notes") due June 2011. The Notes were issued at a premium amount of US$4.4 to yield 8%. Proceeds were used to repay the outstanding balance on the revolving operating loan and for general corporate purposes.

    Substantially all of the assets of the Company are pledged as security under the revolving loan. During the year ended December 31, 2003, the Company negotiated certain amendments to the revolving loan of $350.0, including an option to increase the borrowing base, and an agreement to extend the maturity for $335.0 of the loan by one year, to July 2006. The Company elected to change the borrowing base formula, which resulted in an increased availability under the revolving loan effective July 31, 2003. Subsequent to December 31, 2003, the maturity for the remaining $15.0 was also extended by one year, to July 2006.

    The revolving loan's availability is determined by a borrowing base, calculated on accounts receivable and inventory balances, and includes covenants to maintain the funded debt/capitalization ratio below 60%, secured debt/capitalization ratio below 30% and shareholder's equity above $779.3 as at December 31, 2003. At the end of the current year, the borrowing base on the $350.0 revolving operating loan was $343.4. After drawings of $12.5 and outstanding letters of credit of $25.7, $305.2

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

8.  LONG-TERM DEBT (CONTINUED)
was available to the Company. An interest coverage covenant is applicable in certain circumstances if the Company incurs secured debt other than under its revolving operating loan. No such debt has been incurred.

    The indentures and agreements governing the Company's senior notes and revolving operating loan contain customary restrictive covenants, including restrictions on the incurrence of additional indebtedness, certain payments including dividends and investments in other persons, the creation of liens, sale and leaseback transactions, certain amalgamations, mergers, consolidations and the use of proceeds arising from certain sales of assets and certain transactions with affiliates. At December 31, 2003, the Company remained in compliance with the covenants under both its credit facilities and bond indentures. However, the Company's Consolidated Fixed Charge Ratio of the bond indentures was below the 2.0:1 threshold, which, while not constituting a default, does prohibit the payment of dividends and limits the amount of additional debt that can be incurred outside of the existing credit facilities.

SCHEDULED LONG-TERM DEBT REPAYMENTS

    The Company's scheduled long-term debt repayments at December 31, 2003 are as follows:

                                                              RECOURSE   NON-RECOURSE
                                                                DEBT         DEBT
                                                              --------   ------------
2004........................................................   $   --        $  --
2005........................................................       --           --
2006........................................................     12.5           --
2007........................................................       --           --
2008........................................................       --           --
Thereafter..................................................    795.7         37.6
                                                               ------        -----
                                                               $808.2        $37.6
                                                               ======        =====

FAIR-VALUE OF LONG-TERM DEBT

    The following estimated fair-value of the long-term debt at December 31, 2003 and 2002 has been determined based on management's best estimate of the fair-value to refinance debt with similar terms at the respective year-end dates:

                                                                2002       2003
                                                              --------   --------
Recourse....................................................   $875.4     $845.4
Non-recourse................................................     38.7       39.2
                                                               ------     ------
                                                               $914.1     $884.6
                                                               ======     ======

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

9.  OTHER LONG-TERM OBLIGATIONS

                                                                2002       2003
                                                              --------   --------
Post-retirement benefits (note 15)..........................   $112.7     $125.7
Pension plans (note 15).....................................     51.1       57.8
Forward foreign currency contracts hedging long-term debt...       --       55.4
Deferred gain on termination of interest rate swaps.........       --       10.2
Environmental, remedial and other...........................     24.5       23.6
                                                               ------     ------
                                                               $188.3     $272.7
                                                               ======     ======

    Fixed-to-floating interest rate swaps on US$105.0 were terminated during the current year for proceeds of $15.9. The proceeds are being amortized as a reduction of interest expense based on the U.S. swap curve at the time of termination.

10. INCOME TAXES

    The tax effects of temporary differences that give rise to significant future tax liabilities (assets) are as follows:

                                                              2002       2003
                                                            --------   --------
Future tax liability
  Fixed assets............................................  $ 512.0    $ 557.6
  Other...................................................     39.4       49.0
                                                            -------    -------
                                                              551.4      606.6
                                                            -------    -------
Future tax assets
  Non-capital loss carry-forwards.........................    (56.9)    (154.3)
  Employee future benefits................................    (60.9)     (65.5)
  Other...................................................    (47.7)     (34.5)
                                                            -------    -------
                                                             (165.5)    (254.3)
Valuation allowance.......................................     11.1       11.0
                                                            -------    -------
                                                             (154.4)    (243.3)
                                                            -------    -------
Net future income tax liability...........................  $ 397.0    $ 363.3
                                                            =======    =======

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

10. INCOME TAXES (CONTINUED)
    The components of income tax recovery are as follows:

                                                         2001       2002       2003
                                                       --------   --------   --------
Current..............................................   $  5.6     $ 15.7     $  5.9
Future...............................................     12.1      (91.5)     (67.9)
Release of future taxes related to 3% reduction in
  provincial corporate income tax rate...............    (22.8)        --         --
Amortization of deferred credits on utilization of
  acquired tax losses................................    (16.1)        --         --
                                                        ------     ------     ------
                                                        $(21.2)    $(75.8)    $(62.0)
                                                        ======     ======     ======

    The reconciliation of income taxes calculated at the statutory rate to the actual income tax provision is as follows:

                                                     2001                      2002                      2003
                                              -------------------       -------------------       -------------------
Income tax expense (recovery) at
  Canadian statutory rates..................   $  9.0      38.5%         $(70.7)    (35.5)%        $(52.1)    (35.5)%
Increase (decrease) in income taxes for:
  Non-taxable income and expenses...........      4.2      18.0            (1.9)     (1.0)           (8.9)     (6.1)
  Release of future income taxes related to
    3% reduction in provincial corporate
    income tax rate.........................    (22.8)    (97.8)             --        --              --        --
  Amortization of deferred credits on
    utilization of acquired tax losses......    (16.1)    (69.0)             --        --              --        --
  Difference in foreign tax rate............       --        --              --        --            (2.4)     (1.6)
  Change in the future income tax estimate
    for prior years.........................       --        --            (9.7)     (4.9)             --        --
  Release of deferred credits...............       --        --              --        --            (5.3)     (3.6)
  Large corporations tax....................      4.5      19.3             5.7       2.9             5.2       3.5
  Other.....................................       --        --             0.8       0.4             1.5       1.0
                                               ------     -----          ------     -----          ------     -----
Income tax recovery.........................   $(21.2)    (91.0)%        $(75.8)    (38.1)%        $(62.0)    (42.3)%
                                               ======     =====          ======     =====          ======     =====

11. DEFERRED CREDITS

                                                                2002       2003
                                                              --------   --------
Beginning of year...........................................    $8.5      $ 8.5
Net price adjustment related to acquired tax losses.........      --       17.8
Adjustment related to release of deferred credits...........      --       (5.3)
                                                                ----      -----
End of year.................................................    $8.5      $21.0
                                                                ====      =====

    In prior years, the Company acquired from wholly owned subsidiaries of Fletcher Challenge Limited ("FCL"), the Company's majority shareholder up to July 28, 2000, companies with tax losses

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

11. DEFERRED CREDITS (CONTINUED)
carried forward. The purchase price of these companies is subject to adjustment under certain conditions. In 2003, the Company recorded a downward adjustment of $17.8 (net of taxes of $1.5 on the interest component) to the purchase price (2002--nil). This adjustment has been recorded as an increase to deferred credits.

12. SHARE CAPITAL

    (a) AUTHORIZED, ISSUED AND OUTSTANDING

                                                    2001                     2002                     2003
                                           ----------------------   ----------------------   ----------------------
                                             SHARES         $         SHARES         $         SHARES         $
                                           -----------   --------   -----------   --------   -----------   --------
        Authorized:
          Common shares..................    Unlimited                Unlimited                Unlimited
          Preferred shares...............  100,000,000              100,000,000              100,000,000
                                           ===========              ===========              ===========
        Issued and outstanding:
          Common shares..................  174,810,132     673.1    205,910,132    884.6     214,604,120    913.6
                                           ===========   =======    ===========    =====     ===========    =====
        Continuity of common shares:
          Beginning of year..............  124,189,252   1,262.6    174,810,132    673.1     205,910,132    884.6
          Special Distribution
            (note 2).....................           --    (943.8)            --       --              --       --
          Issued for business acquisition
            (note 3).....................   50,620,880     354.3             --       --       8,693,988     29.1
          Issued for cash................           --        --     31,100,000    217.7              --       --
          Share issue costs (net of
            income tax recovery of:
            2003--$0.1; 2002--$3.4;
            2001--nil)...................           --        --             --     (6.2)             --     (0.1)
                                           -----------   -------    -----------    -----     -----------    -----
          End of year....................  174,810,132     673.1    205,910,132    884.6     214,604,120    913.6
                                           ===========   =======    ===========    =====     ===========    =====

    (b) STOCK OPTION PLANS

       The Company has an employee share option plan for its key officers and management. Granted options have a term of five years and are exercisable as to 1/3 on and after the first anniversary date, as to 2/3 on and after the second anniversary date and as to all on and after the third anniversary date, unless the market price of the common shares exceeds a specified acceleration price, at which time all of the options are exercisable. The stock option plan provides for the issuance of up to a maximum of 5.0 million common shares. Details of the

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

12. SHARE CAPITAL (CONTINUED)
       Company's share option plan for the years ended December 31, 2001, 2002 and 2003 are as follows:

                                                               YEAR ENDED DECEMBER 31,
                               ---------------------------------------------------------------------------------------
                                          2001                          2002                          2003
                               ---------------------------   ---------------------------   ---------------------------
                               NUMBER OF      WEIGHTED       NUMBER OF      WEIGHTED       NUMBER OF      WEIGHTED
                                COMMON         AVERAGE        COMMON         AVERAGE        COMMON         AVERAGE
                                SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE
                               ---------   ---------------   ---------   ---------------   ---------   ---------------
        Beginning of year....   800,845        $ 19.77       1,330,000        $6.60        4,722,000        $6.08
        Granted..............  1,330,000          6.60       3,412,000         5.89         100,000          5.81
        Exercised............        --             --             --            --              --            --
        Expired or
          cancelled..........  (800,845)        (19.77)       (20,000)         7.13        (326,500)         6.20
                               ---------       -------       ---------        -----        ---------        -----
        End of year..........  1,330,000       $  6.60       4,722,000        $6.08        4,495,500        $6.07
                               =========       =======       =========        =====        =========        =====

       The following table summarizes information about stock options outstanding at December 31, 2003:

                                                     OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                                ------------------------------   --------------------------------
                                                  WEIGHTED
                                   NUMBER         AVERAGE                            NUMBER
                               OUTSTANDING AT    REMAINING        WEIGHTED       EXERCISABLE AT      WEIGHTED
        EXERCISE                DECEMBER 31,    OPTION LIFE        AVERAGE        DECEMBER 31,        AVERAGE       ACCELERATED
        PRICES                      2003           (YRS)       EXERCISE PRICE         2003        EXERCISE PRICE       PRICE
        --------               --------------   ------------   ---------------   --------------   ---------------   -----------
        $6.60................     1,221,500          2.7            $6.60            814,334           $6.60           $ 9.47
        $7.13................     1,051,000          3.1             7.13            350,333            7.13            10.00
        $5.25................     2,123,000          3.8             5.25            707,667            5.25             7.54
        $5.81................       100,000          4.1             5.81                 --              --             8.35
                                  ---------          ---            -----          ---------           -----           ------
                                  4,495,500          3.4            $6.07          1,872,334           $6.19           $ 8.66
                                  =========          ===            =====          =========           =====           ======

    (c) STOCK-BASED COMPENSATION

       The Company applies settlement accounting for recording share options granted to directors, officers and employees. If the fair-value method had been used to determine compensation cost for share options granted to directors, officers and employees, the Company's net loss and loss per share would have been as follows:

                                                               2002       2003
                                                             --------   --------
        Net earnings (loss):
          As reported......................................  $(123.3)    $(84.5)
          Pro forma........................................   (123.9)     (86.5)
        Net earnings (loss) per common share:
          As reported......................................  $ (0.64)    $(0.41)
          Pro forma........................................    (0.64)     (0.42)

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

12. SHARE CAPITAL (CONTINUED)
       The fair-value of share options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                                2002       2003
                                                              --------   --------
        Risk-free interest rate.............................     5.0%       4.9%
        Annual dividends per share..........................     Nil        Nil
        Expected stock price volatility.....................    27.3%      27.3%
        Expected option life (in years).....................     4.0        4.0
        Average fair-value of options granted...............   $1.75      $1.73

13. EARNINGS PER SHARE

    The following weighted average number of shares were used for computation of earnings per share:

                                                                2001       2002       2003
                                                              --------   --------   --------
Net earnings (loss) reported................................   $ 44.5    $(123.3)    $(84.5)
Weighted average shares used in computation of
  basic earnings per share (in millions)....................    141.1      193.4      206.6
Weighted average shares from assumed conversion of
  dilutive options (in millions)............................       --         --         --
Weighted average shares used in computation of
  diluted earnings per share (in millions)..................    141.1      193.4      206.6
Basic and diluted earnings (loss) per share (in dollars)....   $ 0.32    $ (0.64)    $(0.41)

14. OTHER EXPENSE, NET

                                                                2001       2002       2003
                                                              --------   --------   --------
Loss on sale of Mackenzie Pulp Operations (note 3(c)).......   $ 31.4    $    --     $   --
Provision for credit risk on commodity swaps................      6.5         --         --
Write-off of deferred financing costs.......................       --       15.8         --
Gain on sale of marketable securities.......................       --       (4.8)        --
Other.......................................................      2.3        2.3        3.9
                                                               ------    -------     ------
                                                               $ 40.2    $  13.3     $  3.9
                                                               ======    =======     ======

15. EMPLOYEE FUTURE BENEFITS

    The Company maintains pension benefit plans, which include defined benefit and defined contribution segments, that are available to all salaried employees and to hourly employees not covered by union pension plans. Employees hired subsequent to January 1, 1994 are enrolled in the defined contribution segment.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

15. EMPLOYEE FUTURE BENEFITS (CONTINUED)
    The defined benefit segment provides a pension based on years of service and earnings. For the defined contribution segment, the Company's contributions are based on a percentage of an employee's earnings with the Company's funding obligations being satisfied upon crediting contributions to an employee's account.

    The Company provides other benefit plans consisting of group health care and life insurance benefits to eligible retired employees and their dependents. Assumed health care trend rates have a significant effect on the amounts reported for the post-retirement medical plans.

    Information concerning the Company's defined benefit plans, in aggregate, is as follows:

                                                                PENSION BENEFIT        OTHER BENEFIT
                                                                     PLANS                 PLANS
                                                              -------------------   -------------------
                                                                2002       2003       2002       2003
                                                              --------   --------   --------   --------
    PLAN ASSETS
      Fair value at beginning of year.......................   $253.8     $224.0     $   --     $   --
      Actual return on plan assets..........................    (11.2)      11.1         --         --
      Service cost of defined contribution segment..........     (4.2)      (4.5)        --         --
      Employee contributions................................      0.6        0.5         --         --
      Company contributions.................................      9.9        9.7        3.5        4.9
      Other.................................................      0.5        0.3         --         --
      Benefit payments......................................    (25.4)     (25.1)      (3.5)      (4.9)
                                                               ------     ------     ------     ------
      Fair value of plan assets at end of year..............    224.0      216.0         --         --
                                                               ------     ------     ------     ------
    ACCRUED BENEFIT OBLIGATION
      Beginning of year.....................................    300.2      320.4      115.3      160.1
      Service cost of defined benefit segment...............      4.4        5.6        3.3        4.2
      Interest cost on accrued benefit obligation...........     20.3       20.1        9.1       11.0
      Employee contributions................................      0.6        0.5         --         --
      Benefit payments......................................    (25.4)     (25.1)      (3.5)      (4.6)
      Powell River and Alberni downsizing...................     19.4         --         --         --
      Changes to the Provincial Medical Services Plan.......       --         --       36.2         --
      Actuarial loss (gain) and other adjustments...........      0.9        7.0       (0.3)      12.9
                                                               ------     ------     ------     ------
      Accrued benefit obligation at end of year.............    320.4      328.5      160.1      183.6
                                                               ------     ------     ------     ------
    PLAN DEFICIT............................................     96.4      112.5      160.1      183.6
    UNRECOGNIZED AMOUNTS
      Transitional balance..................................      1.1        0.3         --         --
      Past service costs....................................     (0.9)      (0.5)       2.8        2.5
      Actuarial gain (loss).................................    (45.5)     (54.5)     (50.2)     (60.4)
                                                               ------     ------     ------     ------
    Employee future benefits liability......................   $ 51.1     $ 57.8     $112.7     $125.7
                                                               ======     ======     ======     ======

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

15. EMPLOYEE FUTURE BENEFITS (CONTINUED)
    The Company's net expense for Company-maintained benefit plans is:

PENSION BENEFIT PLANS                                           2001       2002       2003
---------------------                                         --------   --------   --------
Current service cost........................................   $  5.4     $  8.6     $  8.7
Interest cost...............................................     16.7       20.6       20.4
Expected return on plan assets..............................    (17.6)     (20.1)     (16.5)
Amortization of unrecognized amounts........................      0.7        0.3        2.1
                                                               ------     ------     ------
                                                               $  5.2     $  9.4     $ 14.7
                                                               ======     ======     ======

OTHER BENEFIT PLANS                                             2001       2002       2003
-------------------                                           --------   --------   --------
Current service cost........................................   $  1.9     $  3.4     $  4.3
Interest cost...............................................      6.2        9.3       11.2
Amortization of unrecognized amounts........................      0.2        1.7        2.7
                                                               ------     ------     ------
                                                               $  8.3     $ 14.4     $ 18.2
                                                               ======     ======     ======

    Actuarial assumptions used in accounting for the Company-maintained benefit plans are:

                                                                2001       2002       2003
                                                              --------   --------   --------
Discount rate...............................................    6.50%     6.50%       6.25%
Expected return on plan assets..............................    8.00%     7.50%       7.50%
Compensation increases......................................    3.50%     3.00%       3.00%
Health care trend rate--medical and dental..................    5.00%     5.00%       5.00%
Health care trend rate--extended health (decrease in
  1% increments until 2012 and thereafter to 5%; 2002 and
  2001--decrease in 1% increments until 2006 and thereafter
  to 5%)....................................................   10.00%     9.00%      14.00%

    Unionized employees of the Company and its subsidiaries are members of industry-wide benefit plans to which the Company contributes a predetermined amount per hour worked by an employee. The pension expense for these plans is equal to the Company's contribution of $18.4 in the year (year ended
December 31, 2002--$16.2; year ended December 31, 2001--$11.2).

    The asset allocation for the Company's defined benefit pension plans by asset category were as follows:

                                                              PLAN ASSETS AT
                                                                 YEAR-END
                                                            -------------------
                                                              2002       2003
                                                            --------   --------
Equity securities.........................................    54.3%      61.0%
Fixed income securities...................................    45.7%      39.0%
                                                             ------     ------
Total.....................................................   100.0%     100.0%
                                                             ======     ======

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

16. FINANCIAL INSTRUMENTS

    (a) DERIVATIVE FINANCIAL INSTRUMENTS

       The Company uses financial instruments to reduce its exposure to foreign currency and price risk associated with its revenues, energy costs and long-term debt. The Company also uses interest rate swaps to reduce its exposure to long-term fixed interest rates associated with its senior notes.

    (b) REVENUE AND COST HEDGING INSTRUMENTS

       Foreign currency options and forward contracts outstanding to sell U.S. dollars were as follows:

                                                             OPTIONS
                                         -----------------------------------------------
                                                 FLOOR                   CEILING             FORWARD CONTRACTS
                                         ----------------------   ----------------------   ----------------------
                                                       AVERAGE                  AVERAGE                  AVERAGE
        TERM                             US$MILLIONS     RATE     US$MILLIONS     RATE     US$MILLIONS     RATE
        ----                             -----------   --------   -----------   --------   -----------   --------
        As at December 31, 2002:
        0 to 12 months.................     $297        1.5595       $285        1.6095       $118        1.5330
        13 to 24 months................      133        1.5695        127        1.6263         38        1.6123

        As at December 31, 2003:
        0 to 12 months.................     $324        1.4477       $142        1.5756       $ 56        1.5764
        13 to 24 months................      105        1.3647         54        1.4539          9        1.5269

       At December 31, 2003, no commodity price hedging instruments were outstanding in respect of products sold. The Company has oil swaps to purchase 377,000 barrels ("bbls") at an average contract rate of US$23.37 per bbl, settling between January 2004 and March 2005 and natural gas swaps to purchase 1.6 gigajoules ("Gj") at an average contract rate of US$3.89 per Gj, settling between January 2004 and October 2004.

    (c) LONG-TERM DEBT HEDGING INSTRUMENTS

       The Company has forward foreign exchange contracts to acquire U.S. dollars totalling US$264.1 over a four-year period at rates averaging $1.5153/US$.

    (d) CREDIT RISK

       The Company is exposed to credit risk on accounts receivable from customers. Its customers are mainly in the newspaper publishing, commercial printing and paper manufacturing businesses. The Company manages its credit risk, principally through credit policies, which include the analysis of the financial position of its customers and the regular review of their credit limits, credit insurance for a majority of its receivables, and bank letters of credit as required.

       The Company is exposed to credit risk with counterparties to the Company's options and forward foreign currency contracts. The Company limits the possibility of non-performance by dealing with major financial institutions.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

16. FINANCIAL INSTRUMENTS (CONTINUED)
    (e) FAIR VALUE

       Estimated fair values of financial instruments, which differ from carrying values, are as follows:

                                                              DECEMBER 31, 2002     DECEMBER 31, 2003
                                                             -------------------   -------------------
                                                             CARRYING     FAIR     CARRYING     FAIR
                                                              VALUE      VALUE      VALUE      VALUE
                                                             --------   --------   --------   --------
        Forward contracts and options hedging future
          U.S. dollar receipts.............................   $   --     $ (8.7)    $ 15.3     $ 74.1
        Commodity swaps hedging future oil and gas
          purchases........................................       --         --         --        3.6
        Forward contracts hedging long-term debt
          repayable in U.S. dollars........................      6.7       12.7      (55.4)     (50.0)
        Fixed to floating interest rate swaps..............       --       16.9         --         --

       The fair value of options and forward foreign currency contracts is based on mid-market rates from financial institutions.

17. RELATED PARTY TRANSACTIONS

    Related parties include Norske Skogindustrier ASA ("Norske Skog"), together with its subsidiaries and affiliates and Norske Skog North America LLC, a joint venture between Norske Skog and the Company. Transactions or balances with these related parties, not otherwise disclosed in these financial statements, are as follows:

                                                                2001       2002       2003
                                                              --------   --------   --------
Norske Skog
  Selling, general and administrative.......................    $ --       $0.2      $ 0.1
  Accounts receivable.......................................     0.8         --       19.3

Norske Skog North America LLC
  Commission expenses.......................................      --        3.8        4.2
  Net loss..................................................      --        0.1        0.1
  Investment (US$0.5).......................................     0.8        0.8        0.8
  Accounts payable..........................................      --        0.3        0.2

    The Company participated in Norske Skog's global property and liability insurance programs from January 1, 2001 to June 30, 2002.

    Product sales to related parties are in accordance with normal trade practices.

    In prior years, the Company acquired, from wholly-owned subsidiaries of FCL (now subsidiaries of Norske Skog), companies with tax losses carried forward. The purchase price of these companies is subject to adjustment under certain conditions and $19.3 was included in accounts receivable as at December 31, 2003 with respect to such adjustments.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

17. RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company undertakes certain transactions with companies affiliated with directors of the Company. These transactions are in the normal course of business and are on the same terms as those accorded to non-related parties. During 2003, the Company paid aggregate fees of $0.1 (2002--$0.1; 2001--$1.1) primarily for legal services to companies affiliated with directors of the Company. The Company has charged the costs to selling, general and administrative expenses.

    The Company has advanced interest-free loans to three officers of the Company. As at December 31, 2003, the balance outstanding is $0.6 (2002--$0.7).

18. SEGMENTED INFORMATION

    The Company operates in three business segments:

       Specialties--Manufacture and sale of groundwood specialty printing papers and kraft paper

       Newsprint--Manufacture and sale of newsprint

       Pulp--Manufacture and sale of softwood pulps

    Effective January 1, 2003, the Company segregated its kraft paper activities (previously referred to as containerboard) from its pulp business segment and included it in its specialties business segment. Segment information for prior periods has been restated to reflect these changes.

    The segments are managed separately and all manufacturing facilities are located in Canada.

    The accounting policies of the segments are the same as described in the Summary of Significant Accounting Policies in note 1. Segment performance is evaluated based on operating earnings (loss). Inter-segment sales consist of slush pulp transfers at cost.

                                                                             2001
                                                         ---------------------------------------------
NET SALES BY SHIPMENT DESTINATION                        SPECIALTIES   NEWSPRINT     PULP      TOTAL
---------------------------------                        -----------   ---------   --------   --------
Canada.................................................    $ 71.6       $ 90.9      $ 29.2    $  191.7
United States..........................................     399.7        225.8        26.7       652.2
Asia and Australasia...................................      35.5         94.3       127.5       257.3
Latin America..........................................      49.2         69.2         4.7       123.1
Europe and Other.......................................       7.6          9.0       147.8       164.4
                                                           ------       ------      ------    --------
                                                           $563.6       $489.2      $335.9    $1,388.7
                                                           ======       ======      ======    ========

                                                                             2002
                                                         ---------------------------------------------
NET SALES BY SHIPMENT DESTINATION                        SPECIALTIES   NEWSPRINT     PULP      TOTAL
---------------------------------                        -----------   ---------   --------   --------
Canada.................................................    $ 96.5       $ 80.4      $  1.4    $  178.3
United States..........................................     618.9        231.7         1.0       851.6
Asia and Australasia...................................      64.0         79.8        97.0       240.8
Latin America..........................................      54.8         48.7         4.6       108.1
Europe and Other.......................................       0.8           --       102.7       103.5
                                                           ------       ------      ------    --------
                                                           $835.0       $440.6      $206.7    $1,482.3
                                                           ======       ======      ======    ========

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

18. SEGMENTED INFORMATION (CONTINUED)

                                                                             2003
                                                         ---------------------------------------------
NET SALES BY SHIPMENT DESTINATION                        SPECIALTIES   NEWSPRINT     PULP      TOTAL
---------------------------------                        -----------   ---------   --------   --------
Canada.................................................    $ 94.6       $ 73.7      $  2.0    $  170.3
United States..........................................     637.9        264.7          --       902.6
Asia and Australasia...................................      82.2         87.2       140.1       309.5
Latin America..........................................      60.7         37.4         1.0        99.1
Europe and other.......................................       4.7           --       105.0       109.7
                                                           ------       ------      ------    --------
                                                           $880.1       $463.0      $248.1    $1,591.2
                                                           ======       ======      ======    ========

19. COMMITMENTS

    (a) CAPITAL COMMITMENTS

       In late 2002, the Company commenced work on an upgrade to its recovery boiler at its Elk Falls mill. The total cost of this project is estimated at $45.1. As at December 31, 2003, the Company had incurred costs of $23.2 and had firm commitments of $19.9 in connection with this project.

    (b) OTHER

       The Company is committed to make the following future minimum payments under various operating leases in each of the years ended December 31:

2004........................................................   $  9.6
2005........................................................      9.2
2006........................................................      9.0
2007........................................................      7.5
2008........................................................      7.4
Subsequent years............................................     58.7
                                                               ------
                                                               $101.4
                                                               ======

20. GUARANTEES AND INDEMNITIES

    The Company has, over time, provided various indemnities with respect to tax, environment, and general representations and warranties on sales of portions of its business, acquisitions, and commodity contracts. Significant existing indemnities are as follows:

    (a) The Company sold a portion of its operations in June 2001. In this regard, the Company provided a 10-year environmental indemnity with a maximum liability to the Company of $12.5. This liability has subsequently been reduced by expenditures related to certain decommissioning projects. The Company also provided a tax indemnity, which continues while the relevant tax years of the indemnified parties remain open to audit and a general indemnity, capped at $5.0, which expires in 2004. The Company is unable to estimate its potential liability under these indemnities as the amounts are dependent upon the outcome of

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

20. GUARANTEES AND INDEMNITIES (CONTINUED) future contingent events, the nature and likelihood of which cannot be determined at this time. As such, no liability has been recorded for these potential obligations.

    (b) In connection with dispositions of certain businesses in 1997, the Company provided tax indemnities, which survive while the relevant tax years of the indemnified parties remain open to audit. The Company does not expect any significant claims with respect to these liabilities and has therefore not recorded any related liability.

    (c) The Company has provided a guarantee capped at US$5.0 in connection with the purchase and sale of natural gas for its manufacturing operations. The guarantee is cancellable upon 20 business days notice.

    (d) In connection with the acquisition of the paper recycling business in December 2003, the Company has provided indemnities with respect to representations and warranties related to general corporate matters and to the shares that have been issued to the vendors. Liability under these indemnities expires in November 2008, except that the indemnity related to title to the shares does not expire. The Company does not expect any significant claims with respect to these indemnities. The Company has also provided indemnities with respect to general environmental matters under its lease of the land and buildings. The Company has agreed to indemnify the landlord for all costs, claims and damages related to any release by the Company of any hazardous substances on the property or the breach by the Company of its environmental covenants under the lease or any environmental laws. This indemnity is indefinite and survives after the lease is terminated. The Company is not liable for pre-existing environmental conditions.

21. CONTINGENCY

    In the normal course of its business activities, the Company is subject to a number of claims and legal actions that may be made by customers, suppliers and others in respect of which either an adequate provision has been made or for which no material liability is expected.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

22. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Company's consolidated financial statements have been prepared in accordance with Canadian GAAP. Significant differences to U.S. GAAP are set forth below:

EARNINGS                                                        2001       2002       2003
--------                                                      --------   --------   --------
Net earnings (loss) in accordance with Canadian GAAP........  $  44.5    $(123.3)   $ (84.5)
U.S. dollar revenue hedges (a)..............................    (34.1)      24.6       67.5
U.S. dollar long-term debt hedges (a).......................     (9.6)      15.6       (0.6)
Fixed to floating interest swaps (a)........................     (1.1)      18.0       (6.7)
Commodity swaps (a).........................................       --         --        3.6
Income tax impact of above items............................     15.9      (19.6)     (22.8)
                                                              -------    -------    -------
Net earnings (loss) in accordance with U.S. GAAP............     15.6      (84.7)     (43.5)
Unrealized gain on securities held as available-for-sale,
  net of deferred income taxes for 2002 of $0.9
  (2001--$(0.9)) (b)........................................      4.4       (4.4)        --
Minimum pension liability adjustment, net of deferred income
  taxes of $1.7 (2002--$7.9; 2001--$1.9) (c)................     (3.9)     (14.1)      (3.1)
                                                              -------    -------    -------
Comprehensive income (loss) in accordance with U.S. GAAP....  $  16.1    $(103.2)   $ (46.6)
                                                              =======    =======    =======
Basic and diluted net earnings (loss) per share in
  accordance with U.S. GAAP (in dollars)....................  $  0.11    $ (0.44)   $ (0.21)
Basic and diluted weighted average number of shares in
  accordance with U.S. GAAP (in millions)...................    141.1      193.4      206.6

                                                               2002                  2003
                                                        -------------------   -------------------
                                                        CANADIAN     U.S.     CANADIAN     U.S.
BALANCE SHEET COMPONENTS                                  GAAP       GAAP       GAAP       GAAP
------------------------                                --------   --------   --------   --------
Other assets..........................................  $   37.7   $   61.6   $   30.0   $   92.8
Current liabilities...................................     288.8      297.5      244.2      244.2
Other long-term obligations...........................     188.3      222.3      272.7      295.4
Future income taxes...................................     397.0      389.2      363.3      376.5
Shareholders' equity..................................   1,124.7    1,113.7    1,069.2    1,096.1

    (a) FINANCIAL INSTRUMENTS

       Under Canadian GAAP, the Company follows hedge accounting for derivative financial instruments, including foreign exchange forward contracts and options, interest rate swaps, and commodity swaps. Under U.S. GAAP, the Company does not apply hedge accounting and records all derivatives on a "marked to market" basis at each reporting period.

    (b) MARKETABLE SECURITIES

       Under Canadian GAAP, marketable securities are valued at the lower of cost and quoted market value. Under U.S. GAAP, these securities are classified as available-for-sale and are

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

22. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
       carried at fair-value. Unrealized gains and losses, net of tax, are reported as comprehensive income.

    (c) PENSIONS

       Under U.S. GAAP, the Company recognizes a minimum pension liability adjustment which represents the excess of the unfunded accumulated pension benefit obligation over the fair value of the plan assets. There is no such requirement under Canadian GAAP.

    (d) DISTRIBUTION COSTS

       Under Canadian GAAP, the Company includes distribution costs as a deduction in determining net sales in the consolidated statement of earnings. Under U.S. GAAP, distribution costs are included as operating expenses. As a result, net sales, cost of sales and operating expenses under U.S. GAAP would increase by $229.3 for the year ended December 31, 2003 (2002--$221.7; 2001--$172.6).

    (e) GAINS (LOSSES) ON THE DISPOSAL OF FIXED ASSETS

       Under Canadian GAAP, the Company includes gains (losses) on the disposal of fixed assets in other income (expense) after operating earnings (loss) in the consolidated statement of earnings. Under U.S. GAAP, gains (losses) on the disposal of assets would be classified before operating earnings (loss). As a result, operating earnings for the year ended December 31, 2003 would increase (decrease) by $(0.7) (2002--$0.3; 2001--$(1.2)).

    (f) WRITE-DOWN OF FIXED ASSETS

       Under Canadian GAAP, the Company includes the write-down of fixed assets after operating earnings (loss) in the consolidated statement of earnings. Under U.S. GAAP, the write-down of fixed assets would be classified before operating earnings (loss). As a result, operating earnings (loss) would decrease by $14.2 (2002--nil; 2001--nil).

    (g) ACCOUNTS RECEIVABLE

       Accounts receivable are disclosed net of allowance for doubtful accounts as follows:

                                                                          YEARS ENDED DECEMBER 31,
                                                                        ----------------------------
                                                                        2001        2002       2003
                                                                        -----       ----       -----
        Allowance for doubtful accounts, beginning of year.......       $ 2.2       $3.2       $ 9.3
        Bad debt expense.........................................         1.4        6.1         0.2
        Writeoffs................................................        (0.4)       --         (3.2)
                                                                        -----       ----       -----
        Allowance for doubtful accounts, end of year.............       $ 3.2       $9.3       $ 6.3
                                                                        =====       ====       =====

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

22. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    (h) STOCK-BASED COMPENSATION

       In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company has opted to continue to apply the intrinsic value method of valuing share options granted to employees for U.S. GAAP purposes. If the fair value method had been used to determine compensation cost for share options granted to directors, officers and employees, the Company's net loss and loss per share under U.S. GAAP would have been as follows:

                                                                          YEAR ENDED DECEMBER 31
                                                                      ------------------------------
                                                                        2001       2002       2003
                                                                      --------   --------   --------
        Net earnings (loss) in accordance with U.S. GAAP:
          As reported...............................................   $15.6      $(84.7)    $(43.5)
          Pro forma.................................................    15.5       (85.3)     (45.5)

        Basic and diluted earnings (loss) per share in accordance
          with U.S. GAAP (in dollars):
          As reported...............................................   $0.11      $(0.44)    $(0.21)
          Pro forma.................................................    0.11       (0.44)     (0.22)

    (i) DIVIDENDS PER SHARE

       Under U.S. GAAP, the Company is required to disclose dividends per share. The Company paid no dividends for the year ended December 31, 2003 (2002--$nil per share; 2001--$0.30 per share).

    (j) OPERATING LEASE RENTAL EXPENSE

       Under U.S. GAAP, the Company is required to disclose operating lease rental expense. For the year ended December 31, 2003 the Company recorded $5.8 in operating lease rental expense (2002--$7.1; 2001--$4.6).

    (k) POST-RETIREMENT DISCLOSURE

       Under U.S. GAAP, the Company is required to disclose the effect of a 1% change in health care trend rates on the post-retirement obligation. Assumed health care trend rates have a significant effect on the amounts reported for the post-retirement medical plans.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

22. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
       A one-percentage point change in the assumed health care cost trend rates would have the following effects:

                                                                YEAR ENDED DECEMBER 31
                                            ---------------------------------------------------------------
                                                   2001                  2002                  2003
                                            -------------------   -------------------   -------------------
                                               1%         1%         1%         1%         1%         1%
                                            INCREASE   DECREASE   INCREASE   DECREASE   INCREASE   DECREASE
                                            --------   --------   --------   --------   --------   --------
        Effect on service and interest
          costs...........................   $ 1.5      $ (1.3)    $ 2.6      $ (2.1)    $ 2.9      $ (2.4)
        Effect on post-retirement benefit
          obligation......................    18.0       (15.5)     20.6       (17.5)     31.5       (26.5)

    (l) COMPREHENSIVE INCOME

       Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet.

    (m) STATEMENT OF CASH FLOWS

       Under U.S. GAAP, no subtotal would be provided in the operations section of the consolidated statement of cash flows.

    (n) INVESTMENT IN JOINT VENTURE

       The investment in PREI, a joint venture, is accounted for under the proportionate consolidation method for the purposes of Canadian GAAP. Under U.S. GAAP, investments in joint ventures are accounted for under the equity method. However, rules prescribed by the SEC permit the use of the proportionate consolidation method in the reconciliation to U.S. GAAP provided the joint venture is an operating entity and the significant financial operating policies are, by contractual arrangement, jointly controlled by all parties having an equity interest in the joint venture. Accordingly, for purposes of this U.S. GAAP reconciliation, the Company has used the proportionate consolidation method and no GAAP difference arises.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

22. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
       Condensed joint venture financial information, with respect to the Company's 50.1% interest in PREI which is proportionately consolidated is as follows:

                                                      DECEMBER 31,    DECEMBER 31,
                                                          2002            2003
                                                      -------------   -------------
BALANCE SHEETS
  Current assets....................................     $  1.4          $  0.9
  Fixed assets......................................       57.1            57.2
  Other assets......................................        1.1             1.3
                                                         ------          ------
                                                         $ 59.6          $ 59.4
                                                         ======          ======
  Current liabilities...............................     $  1.0          $  1.4
  Long-term liabilities.............................       74.6            74.4
  Deficit...........................................      (16.0)          (16.4)
                                                         ------          ------
                                                         $ 59.6          $ 59.4
                                                         ======          ======

                                                                         YEAR ENDED
                                                   4 MONTHS ENDED       DECEMBER 31,
                                                    DECEMBER 31,     -------------------
                                                        2001           2002       2003
                                                   ---------------   --------   --------
STATEMENTS OF EARNINGS
  Net sales......................................       $ 1.9         $ 9.5      $ 9.5
  Cost of sales..................................        (0.4)          2.7        2.2
  Depreciation and amortization..................         0.6           0.7        1.6
                                                        -----         -----      -----
  Operating earnings (loss)......................         1.7           6.1        5.7
  Other expense, net.............................         1.5            --        0.6
  Interest expense...............................         0.1           4.6        5.6
  Income tax expense (recovery)..................          --           1.5       (0.1)
                                                        -----         -----      -----
  Net earnings (loss)............................       $ 0.1         $  --      $(0.4)
                                                        =====         =====      =====

STATEMENTS OF CASH FLOWS
Cash provided by (used for):
  Operations.....................................       $(0.9)        $ 1.5      $ 1.1
  Financing......................................         0.8          (1.0)        --
  Investing......................................        (0.2)         (0.1)      (1.7)

    (o) RECENT PRONOUNCEMENTS

       In August 2001 the Financial Accounting Standards Board (FASB) issued Statement No. 143, "Accounting for Asset Retirement Obligations,"
       ('SFAS 143'), which requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

22. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
       and is effective for fiscal years beginning after June 15, 2002. The Company adopted SFAS 143 effective January 1, 2003, which had no material effect on the consolidated financial statements.

       In July 2002 the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ('SFAS 146'). SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Under SFAS 146, a company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require entities to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. The Company adopted SFAS 146 effective January 1, 2003, which had no material effect on the consolidated financial statements.

23. SUPPLEMENTAL GUARANTOR INFORMATION

    On March 23, 2004 the Company completed a private placement of US$250.0 principal amount of senior unsecured notes due 2014 (see note 24). All of the Company's material wholly owned subsidiaries fully and unconditionally guaranteed the notes on a joint and several basis.

    The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiaries because management has determined that such information will not be material to the holders of the senior notes; however, the following consolidating financial information is being provided for each of the years ended December 31, 2003, 2002 and 2001. Investments in subsidiaries are accounted for on the equity basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances.

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
AS AT DECEMBER 31, 2001

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term
    investments.................     $   92.4       $    9.9        $  2.5        $      --       $  104.8
  Marketable securities.........         34.4             --            --               --           34.4
  Accounts receivable...........         11.1          290.5           1.5               --          303.1
  Inventories...................           --          230.5            --               --          230.5
  Prepaid expenses..............          0.2            3.7           0.2               --            4.1
                                     --------       --------        ------        ---------       --------
                                        138.1          534.6           4.2               --          676.9

Fixed assets....................      1,602.0          756.3          58.1               --        2,416.4
Advances to related companies...        120.7          660.6           2.7           (784.0)            --
Investments in related
  companies.....................        845.5            1.0            --           (846.5)            --
Other assets....................         37.4           19.1            --               --           56.5
                                     --------       --------        ------        ---------       --------
                                     $2,743.7       $1,971.6        $ 65.0        $(1,630.5)      $3,149.8
                                     ========       ========        ======        =========       ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities.................     $   51.8       $  232.0        $  1.8        $      --       $  285.6
Current portion of long-term
  debt..........................           --           10.7            --               --           10.7
                                     --------       --------        ------        ---------       --------
                                         51.8          242.7           1.8               --          296.3
Long-term debt..................        738.9          378.4          46.6               --        1,163.9
Advances from related
  companies.....................        511.1          257.9          15.0           (784.0)            --
Other long-term obligations.....         80.2           72.4            --               --          152.6
Future income taxes.............        316.7          160.0          15.3               --          492.0
Deferred credits................          8.5             --            --               --            8.5
                                     --------       --------        ------        ---------       --------
                                      1,707.2        1,111.4          78.7           (784.0)       2,113.3
                                     --------       --------        ------        ---------       --------

Shareholders' equity:
  Share capital.................        673.1          498.2         (16.1)          (482.1)         673.1
  Contributed surplus...........           --          148.7           9.1           (157.8)            --
  Retained earnings (deficit)...        363.4          213.3          (6.7)          (206.6)         363.4
                                     --------       --------        ------        ---------       --------
                                      1,036.5          860.2         (13.7)          (846.5)       1,036.5
                                     --------       --------        ------        ---------       --------
                                     $2,743.7       $1,971.6        $ 65.0        $(1,630.5)      $3,149.8
                                     ========       ========        ======        =========       ========

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Net sales.......................      $554.5        $1,456.2        $ 1.6          $(623.6)       $1,388.7
Operating expenses:
  Cost of sales.................       428.3         1,309.9         (0.4)          (623.6)        1,114.2
  Selling and administrative....        26.0            37.6           --               --            63.6
  Depreciation and
    amortization................        76.1            54.5          0.6               --           131.2
                                      ------        --------        -----          -------        --------
                                       530.4         1,402.0          0.2           (623.6)        1,309.0
                                      ------        --------        -----          -------        --------
Operating earnings..............        24.1            54.2          1.4               --            79.7
Foreign exchange loss on
  translation of long-term
  debt..........................       (16.6)           (0.5)          --               --           (17.1)
Equity in earnings of
  partnership...................        98.5              --           --            (98.5)             --
Other expense, net..............        (0.7)          (36.2)        (3.3)              --           (40.2)
Interest expense................       (26.6)          (10.2)        (1.5)             4.2           (34.1)
Interest income.................        39.2              --           --             (4.2)           35.0
                                      ------        --------        -----          -------        --------
Earnings (loss) before income
  taxes.........................       117.9             7.3         (3.4)           (98.5)           23.3
Income tax expense (recovery)...        14.5           (35.8)         0.1               --           (21.2)
Equity in earnings (loss) of
  subsidiaries..................       (58.9)             --           --             58.9              --
                                      ------        --------        -----          -------        --------
Net earnings (loss).............      $ 44.5        $   43.1        $(3.5)         $ (39.6)       $   44.5
                                      ======        ========        =====          =======        ========
Differences between
  United States and Canadian
  generally accepted accounting
  principles:
Net earnings (loss) in
  accordance with Canadian
  GAAP..........................      $ 44.5        $   43.1        $(3.5)         $ (39.6)       $   44.5
Financial instruments...........       (44.8)             --           --               --           (44.8)
Income tax impact of above
  item..........................        15.9              --           --               --            15.9
                                      ------        --------        -----          -------        --------
Net earnings (loss) in
  accordance with U.S. GAAP.....      $ 15.6        $   43.1        $(3.5)         $ (39.6)       $   15.6
                                      ======        ========        =====          =======        ========

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Cash provided by (used for):
Operations:
  Net earnings (loss)...........     $    44.5       $  43.1        $(3.5)          $(39.6)       $    44.5
  Items not requiring cash:
    Depreciation and
      amortization..............          76.1          54.5          0.6               --            131.2
    Future income taxes.........          11.7         (19.5)         0.1               --             (7.7)
    Increase in other long-term
      obligations...............           3.2           5.3           --               --              8.5
    Foreign exchange loss on
      translation of long-term
      debt......................          16.6           0.5           --               --             17.1
    Loss on sale of Mackenzie
      operation.................            --          31.4           --               --             31.4
    Other.......................           3.4          (0.8)         4.9               --              7.5
                                     ---------       -------        -----           ------        ---------
                                         155.5         114.5          2.1            (39.6)           232.5
Change in non-cash working
  capital.......................          43.9          (5.4)        (1.2)              --             37.3
                                     ---------       -------        -----           ------        ---------
Cash provided (used) by
  operations....................         199.4         109.1          0.9            (39.6)           269.8
                                     ---------       -------        -----           ------        ---------

Investment:
  Acquisition of Pacifica
    Papers Inc..................         (74.1)           --           --               --            (74.1)
  Proceeds from sale of
    Mackenzie operation.........            --         103.8           --               --            103.8
  Additions to fixed assets.....         (53.0)        (39.0)        (0.7)              --            (92.7)
  Proceeds from sale of fixed
    assets......................           0.3           0.4           --               --              0.7
  Decrease (increase) in other
    assets......................          (1.6)          3.2           --               --              1.6
                                     ---------       -------        -----           ------        ---------
                                        (128.4)         68.4         (0.7)              --            (60.7)
                                     ---------       -------        -----           ------        ---------

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Financing:
  Special distribution..........      (1,490.3)           --           --               --         (1,490.3)
  Issue of long-term debt.......         385.5         382.7          0.5               --            768.7
  Repayment of long-term debt...        (214.1)        (26.8)          --               --           (240.9)
  Deferred financing costs......         (20.2)        (10.5)          --               --            (30.7)
  Decrease in other long-term
    obligations.................          (2.4)         (1.2)          --               --             (3.6)
  Increase (decrease) in
    advances to related
    companies...................         466.8        (508.2)         1.8             39.6               --
  Dividends paid................         (37.2)           --           --               --            (37.2)
                                     ---------       -------        -----           ------        ---------
                                        (911.9)       (164.0)         2.3             39.6         (1,034.0)
                                     ---------       -------        -----           ------        ---------
Cash, increase (decrease) during
  year..........................        (840.9)         13.5          2.5               --           (824.9)
Cash, beginning of year.........         933.3          (3.6)          --               --            929.7
                                     ---------       -------        -----           ------        ---------
Cash, end of year...............     $    92.4       $   9.9        $ 2.5           $   --        $   104.8
                                     =========       =======        =====           ======        =========

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
AS AT DECEMBER 31, 2002

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term
    investments.................     $     --       $    0.1        $  2.7        $    (2.8)      $     --
  Accounts receivable...........          7.4          269.8           0.1               --          277.3
  Inventories...................           --          242.7            --               --          242.7
  Prepaid expenses..............          5.8            3.3           0.1               --            9.2
                                     --------       --------        ------        ---------       --------
                                         13.2          515.9           2.9             (2.8)         529.2

Fixed assets....................      1,560.5          709.0          57.1               --        2,326.6
Advances to related companies...        264.5          455.9           1.4           (721.8)            --
Investments in related
  companies.....................        923.7            1.0            --           (924.7)            --
Other assets....................         35.2            1.8           0.7               --           37.7
                                     --------       --------        ------        ---------       --------
                                     $2,797.1       $1,683.6        $ 62.1        $(1,649.3)      $2,893.5
                                     ========       ========        ======        =========       ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities.................     $   41.1       $  246.6        $  1.1        $      --       $  288.8
Long-term debt..................        745.1          106.3          37.6             (2.8)         886.2
Advances from related
  companies.....................        456.0          244.5          21.3           (721.8)            --
Other long-term obligations.....        137.0           51.3            --               --          188.3
Future income taxes.............        284.7           96.7          15.6               --          397.0
Deferred credits................          8.5             --            --               --            8.5
                                     --------       --------        ------        ---------       --------
                                      1,672.4          745.4          75.6           (724.6)       1,768.8
                                     ========       ========        ======        =========       ========
Shareholders' equity:
  Share capital.................        884.6          602.3         (16.1)          (586.2)         884.6
  Contributed surplus...........           --          148.7           9.1           (157.8)            --
  Retained earnings (deficit)...        240.1          187.2          (6.5)          (180.7)         240.1
                                     --------       --------        ------        ---------       --------
                                      1,124.7          938.2         (13.5)          (924.7)       1,124.7
                                     --------       --------        ------        ---------       --------
                                     $2,797.1       $1,683.6        $ 62.1        $(1,649.3)      $2,893.5
                                     ========       ========        ======        =========       ========

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Net sales.......................      $    --       $1,481.9        $ 9.8          $  (9.4)       $1,482.3
Operating expenses:
  Cost of sales.................         33.1        1,334.7          2.7            (10.1)        1,360.4
  Selling and administrative....         31.5           33.8           --               --            65.3
  Depreciation and
    amortization................        119.6           58.2          0.7               --           178.5
                                      -------       --------        -----          -------        --------
                                        184.2        1,426.7          3.4            (10.1)        1,604.2
                                      -------       --------        -----          -------        --------
Operating earnings (loss).......       (184.2)          55.2          6.4              0.7          (121.9)
Foreign exchange gain on
  translation of long-term
  debt..........................         11.1            1.2           --               --            12.3
Equity in earnings of
  partnership...................         93.6             --           --            (93.6)             --
Other income (expense), net.....         (1.3)         (11.3)          --             (0.7)          (13.3)
Interest expense................        (60.0)         (15.1)        (6.5)             3.7           (77.9)
Interest income.................         10.5           (7.0)         1.9             (3.7)            1.7
                                      -------       --------        -----          -------        --------
Earnings (loss) before income
  taxes.........................       (130.3)          23.0          1.8            (93.6)         (199.1)
Income tax expense (recovery)...        (25.9)         (51.5)         1.6               --           (75.8)
Equity in earnings (loss) of
  subsidiaries..................        (18.9)            --           --             18.9              --
                                      -------       --------        -----          -------        --------
Net earnings (loss).............      $(123.3)      $   74.5        $ 0.2          $ (74.7)       $ (123.3)
                                      =======       ========        =====          =======        ========
Differences between
  United States and Canadian
  generally accepted accounting
  principles:
Net earnings (loss) in
  accordance with Canadian
  GAAP..........................      $(123.3)      $   74.5        $ 0.2          $ (74.7)       $ (123.3)
Financial instruments...........         58.2             --           --               --            58.2
Income tax impact of above
  item..........................        (19.6)            --           --               --           (19.6)
                                      -------       --------        -----          -------        --------
Net earnings (loss) in
  accordance with U.S. GAAP.....      $ (84.7)      $   74.5        $ 0.2          $ (74.7)       $  (84.7)
                                      =======       ========        =====          =======        ========

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Cash provided by (used for):
Operations:
  Net earnings (loss)...........      $(123.3)      $   74.5        $ 0.2          $ (74.7)        $(123.3)
  Items not requiring
    (providing) cash:
    Depreciation and
      amortization..............        119.6           58.2          0.7               --           178.5
    Future income taxes.........        (30.4)         (61.6)         0.5               --           (91.5)
    Increase (decrease) in other
      long-term obligations.....         39.7          (19.9)          --               --            19.8
    Foreign exchange gain on
      translation of long-term
      debt......................        (11.1)          (1.2)          --               --           (12.3)
    Write-off of deferred
      financing costs...........          5.5           10.3           --               --            15.8
    Other.......................          1.6           (5.5)         0.6               --            (3.3)
                                      -------       --------        -----          -------         -------
                                          1.6           54.8          2.0            (74.7)          (16.3)
Change in non-cash working
  capital.......................          1.6           19.1          0.8               --            21.5
                                      -------       --------        -----          -------         -------
Cash provided (used) by
  operations....................          3.2           73.9          2.8            (74.7)            5.2
                                      -------       --------        -----          -------         -------

Investment:
  Additions to fixed assets.....        (57.6)         (24.1)        (0.5)              --           (82.2)
  Proceeds from sale of
    marketable securities.......         39.2             --           --               --            39.2
  Proceeds from sale of fixed
    assets......................          0.1            1.4           --               --             1.5
  Proceeds from termination of
    interest rate swaps.........          3.4             --           --               --             3.4
  Investment in related
    companies...................       (103.5)            --           --            103.5              --
  Decrease (increase) in other
    assets......................        (12.1)           8.4         (0.7)              --            (4.4)
                                      -------       --------        -----          -------         -------
                                       (130.5)         (14.3)        (1.2)           103.5           (42.5)
                                      -------       --------        -----          -------         -------

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Financing:
  Increase (decrease) in
    advances to related
    companies...................       (181.6)          99.3          7.6             74.7              --
  Decrease in other long-term
    obligations.................         (6.8)          (1.2)          --               --            (8.0)
  Increase (decrease) in
    revolving loan..............         15.2          106.7           --             (2.8)          119.1
  Repayment of long-term debt...           --         (377.7)        (9.0)              --          (386.7)
  Issue of common shares, net of
    share interest issue
    costs.......................        208.1          103.5           --           (103.5)          208.1
                                      -------       --------        -----          -------         -------
                                         34.9          (69.4)        (1.4)           (31.6)          (67.5)
                                      -------       --------        -----          -------         -------
Cash, increase (decrease) during
  year..........................        (92.4)          (9.8)         0.2             (2.8)         (104.8)
Cash, beginning of year.........         92.4            9.9          2.5               --           104.8
                                      -------       --------        -----          -------         -------
Cash, end of year...............      $    --       $    0.1        $ 2.7          $  (2.8)        $    --
                                      =======       ========        =====          =======         =======

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
AS AT DECEMBER 31, 2003

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term
    investments.................     $    9.4       $   (9.1)       $  1.9        $    (2.2)      $     --
  Accounts receivable...........         25.3          228.1           0.1               --          253.5
  Inventories...................           --          235.9            --               --          235.9
  Prepaid expenses..............          4.8            1.6           0.2               --            6.6
                                     --------       --------        ------        ---------       --------
                                         39.5          456.5           2.2             (2.2)         496.0

Fixed assets....................      1,566.7          666.2          57.3               --        2,290.2
Advances to related companies...        415.2          615.8           1.7         (1,032.7)            --
Investments in related
  companies.....................        969.1            1.0            --           (970.1)            --
Other assets....................         28.5            0.9           0.6               --           30.0
                                     --------       --------        ------        ---------       --------
                                     $3,019.0       $1,740.4        $ 61.8        $(2,005.0)      $2,816.2
                                     ========       ========        ======        =========       ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities.................     $   36.9       $  205.8        $  1.5        $      --       $  244.2
Long-term debt..................        795.7           14.7          37.6             (2.2)         845.8
Advances from related
  companies.....................        615.8          395.3          21.6         (1,032.7)            --
Other long-term obligations.....        210.4           62.3            --               --          272.7
Future income taxes.............        270.0           78.0          15.3               --          363.3
Deferred credits................         21.0             --            --               --           21.0
                                     --------       --------        ------        ---------       --------
                                      1,949.8          756.1          76.0         (1,034.9)       1,747.0
                                     --------       --------        ------        ---------       --------

Shareholders' equity:
  Share capital.................        913.6          602.8         (16.1)          (586.7)         913.6
  Contributed surplus...........           --          148.7           9.1           (157.8)            --
  Retained earnings (deficit)...        155.6          232.8          (7.2)          (225.6)         155.6
                                     --------       --------        ------        ---------       --------
                                      1,069.2          984.3         (14.2)          (970.1)       1,069.2
                                     --------       --------        ------        ---------       --------
                                     $3,019.0       $1,740.4        $ 61.8        $(2,005.0)      $2,816.2
                                     ========       ========        ======        =========       ========

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Net sales.......................      $    --       $1,591.2        $  9.5          $ (9.5)       $1,591.2
Operating expenses:
  Cost of product sold..........         34.1        1,431.3           2.3            (9.5)        1,458.2
  Selling, general and
    administrative..............         25.8           28.9            --              --            54.7
  Depreciation and
    amortization................        125.5           62.9           1.5              --           189.9
                                      -------       --------        ------          ------        --------
                                        185.4        1,523.1           3.8            (9.5)        1,702.8
                                      -------       --------        ------          ------        --------
Operating earnings (loss).......       (185.4)          68.1           5.7              --          (111.6)
Foreign exchange gain on
  translation of long-term
  debt..........................         57.9            0.3            --              --            58.2
Write-down of fixed assets......         (0.3)         (13.9)           --              --           (14.2)
Equity earnings in
  partnership...................         87.5             --            --           (87.5)             --
Other expense, net..............         (1.9)          (1.3)         (0.7)             --            (3.9)
Interest expense................        (66.1)          (7.0)        (12.7)           10.3           (75.5)
Interest income.................         19.9          (16.1)          7.0           (10.3)            0.5
                                      -------       --------        ------          ------        --------
Earnings (loss) before income
  taxes.........................        (88.4)          30.1          (0.7)          (87.5)         (146.5)
Income tax recovery.............        (46.5)         (15.5)           --              --           (62.0)
Equity in earnings (loss) of
  subsidiaries..................        (42.6)            --            --            42.6              --
                                      -------       --------        ------          ------        --------
Net earnings (loss).............      $ (84.5)      $   45.6        $ (0.7)         $(44.9)       $  (84.5)
                                      =======       ========        ======          ======        ========
Differences between
  United States and Canadian
  generally accepted accounting
  principles:
Net earnings (loss) in
  accordance with Canadian
  GAAP..........................      $ (84.5)      $   45.6        $ (0.7)         $(44.9)       $  (84.5)
Financial instruments...........         63.8             --            --              --            63.8
Income tax impact of above
  item..........................        (22.8)            --            --              --           (22.8)
                                      -------       --------        ------          ------        --------
Net earnings (loss) in
  accordance with U.S. GAAP.....      $ (43.5)      $   45.6        $ (0.7)         $(44.9)       $  (43.5)
                                      =======       ========        ======          ======        ========

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Cash provided by (used for):
Operations:
  Net earnings (loss)...........      $(84.5)        $ 45.6         $(0.7)          $(44.9)        $(84.5)
  Items not requiring cash:
    Depreciation and
      amortization..............       125.5           62.9           1.5               --          189.9
    Future income taxes.........       (49.1)         (18.5)         (0.3)              --          (67.9)
    Increase in other long-term
      obligations...............         7.6            9.9            --               --           17.5
    Write-down of fixed
      assets....................         0.3           13.9            --               --           14.2
    Foreign exchange gain on
      translation of long-term
      debt......................       (57.9)          (0.3)           --               --          (58.2)
    Other.......................         5.6            0.6            --               --            6.2
                                      ------         ------         -----           ------         ------
                                       (52.5)         114.1           0.5            (44.9)          17.2
Change in non-cash working
  capital.......................        (9.0)          14.0           0.3               --            5.3
                                      ------         ------         -----           ------         ------
Cash provided (used) by
  operations....................       (61.5)         128.1           0.8            (44.9)          22.5
                                      ------         ------         -----           ------         ------

Investing:
  Acquisition of paper recycling
    business....................       (32.1)            --            --               --          (32.1)
  Additions to fixed assets.....       (45.0)         (34.7)         (1.7)              --          (81.4)
  Proceeds from sale of fixed
    assets......................         0.2            0.2            --               --            0.4
  Investment in related
    companies...................        (0.5)            --            --              0.5             --
  Proceeds from termination of
    interest rate swaps.........        15.9             --            --               --           15.9
  Decrease in other assets......         1.0             --           0.1               --            1.1
                                      ------         ------         -----           ------         ------
                                       (60.5)         (34.5)         (1.6)             0.5          (96.1)
                                      ------         ------         -----           ------         ------

                           NORSKE SKOG CANADA LIMITED

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003 (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)

23. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Financing:
  Increase (decrease) in
    advances to related
    companies...................       (31.5)         (13.4)           --             44.9             --
  Increase (decrease) in other
    long-term obligations.......       (28.9)           1.2            --               --          (27.7)
  Issue of long-term debt.......       212.7             --            --               --          212.7
  Increase (decrease) in
    revolving loan..............       (15.2)         (91.1)           --              0.6         (105.7)
  Deferred financing costs......        (5.6)            --            --               --           (5.6)
  Issue of common shares, net of
    share issue costs...........        (0.1)           0.5            --             (0.5)          (0.1)
                                      ------         ------         -----           ------         ------
                                       131.4         (102.8)           --             45.0           73.6
                                      ------         ------         -----           ------         ------
Cash, increase (decrease) during
  year..........................         9.4           (9.2)         (0.8)             0.6             --
Cash, beginning of year.........          --            0.1           2.7             (2.8)            --
                                      ------         ------         -----           ------         ------
Cash, end of year...............      $  9.4         $ (9.1)        $ 1.9           $ (2.2)        $   --
                                      ======         ======         =====           ======         ======

24. SUBSEQUENT EVENTS

    On March 23, 2004 the Company completed a private placement of US$250.0 principal amount of senior unsecured notes due 2014. The proceeds from the sale of the notes were used to purchase or redeem all of the Company's US$200.0 aggregate principal amount of 10% senior notes due 2009, including related premiums, fees and expenses and for general corporate purposes.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), a corporation may indemnify a present or former director or officer to such corporation or a person who acts or acted as a director or officer of another corporation at the corporation's request and where the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation, provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

    In accordance with the CBCA, Norske Skog Canada Limited ("NSCL") may indemnify a director or officer of NSCL, a former director or officer of NSCL, a former director or officer of a body corporate of which NSCL is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he has been made a party by reason of being or having been a director or officer of NSCL or such body corporate if (1) he acted honestly and in good faith with a view to the best interests of NSCL, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

    NSCL will also indemnify such directors or officers who have been substantially successful in the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of NSCL or body corporate against all costs, charges and expenses reasonably incurred by him in respect of such action or proceeding.

    A policy of directors' and officers' liability insurance is maintained by NSCL which insures directors and officers for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), and also reimburses NSCL for payments made pursuant to the indemnity provisions under the Securities Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NSCL pursuant to the foregoing provisions, NSCL has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS

    The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (a) that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) (1) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (2) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (1) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (e) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (f) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (g) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (h) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (h) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant issuer has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       NORSKE SKOG CANADA LIMITED

                                                       By:  /s/ RALPH LEVERTON
                                                            -----------------------------------------
                                                            Name: Ralph Leverton
                                                            Title: VICE-PRESIDENT, FINANCE AND CHIEF
                                                                   FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------                   Director and Chairman
                    Jan A. Oksum

                          *                               Director, President and Chief Executive
     -------------------------------------------                          Officer
                  Russell J. Horner                            (principal executive officer)

                          *
     -------------------------------------------                          Director
                 Thomas S. Chambers

                          *
     -------------------------------------------                          Director
                 J. Trevor Johnstone

                          *
     -------------------------------------------                          Director
                  Harold N. Kvisle

                          *
     -------------------------------------------                          Director
                     Jan Kildal

                          *
     -------------------------------------------                          Director
                  R. Keith Purchase

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------                          Director
                William P. Rosenfeld

                          *
     -------------------------------------------                Director and Deputy Chairman
                 W. Thomas Stephens

                 /s/ RALPH LEVERTON
     -------------------------------------------        Vice-President, Finance and Chief Financial
                   Ralph Leverton                          Officer (principal financial officer)

                          *
     -------------------------------------------                         Controller
                    David K. Ure                               (principal accounting officer)

           NORSKE SKOG CANADA (USA) INC.

  By:            /s/ VALERIE SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
                 LEGAL COUNSEL AND
                CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       ELK FALLS PULP AND PAPER LIMITED

                                                       By:  /s/ PETER M. STAIGER
                                                            -----------------------------------------
                                                            Name: Peter M. Staiger
                                                            Title:  PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and President
                  Peter M. Staiger                             (principal executive officer)

                          *                                              Controller
     -------------------------------------------         (principal financial officer and principal
                    David K. Ure                                    accounting officer)

                /s/ VALERIE B. SEAGER
     -------------------------------------------            Director and Corporate Secretary and
                  Valerie B. Seager                                    Legal Counsel

           NORSKE SKOG CANADA (USA) INC.

  By:          /s/ VALERIE B. SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
                 LEGAL COUNSEL AND
                CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       NORSKE SKOG CANADA PULP OPERATIONS LIMITED

                                                       By:  /s/ RALPH LEVERTON
                                                            -----------------------------------------
                                                            Name: Ralph Leverton
                                                            Title: VICE-PRESIDENT FINANCE AND CHIEF
                                                                   FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                               Director, President and Chief Executive
     -------------------------------------------                          Officer
                  Russell J. Horner                            (principal executive officer)

                 /s/ RALPH LEVERTON                         Director, Vice-President Finance and
     -------------------------------------------                 Chief Financial Officer
                   Ralph Leverton                              (principal financial officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and Treasurer
                  Peter M. Staiger

                          *
     -------------------------------------------                         Controller
                    David K. Ure                               (principal accounting officer)

           NORSKE SKOG CANADA (USA) INC.

  By:          /s/ VALERIE B. SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
                 LEGAL COUNSEL AND
                CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       NORSKE SKOG CANADA FINANCE LIMITED

                                                       By:  /s/ RALPH LEVERTON
                                                            -----------------------------------------
                                                            Name: Ralph Leverton
                                                            Title:  PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 /s/ RALPH LEVERTON
     -------------------------------------------                   Director and President
                   Ralph Leverton                              (principal executive officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and Treasurer
                  Peter M. Staiger                             (principal financial officer)

                          *
     -------------------------------------------                         Controller
                    David K. Ure                               (principal accounting officer)

                /s/ VALERIE B. SEAGER
     -------------------------------------------            Director and Corporate Secretary and
                  Valerie B. Seager                                    Legal Counsel

           NORSKE SKOG CANADA (USA) INC.

  By:          /s/ VALERIE B. SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
       LEGAL COUNSEL AND CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant issuer has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Country of Japan, on May 14, 2004.


                                                       NORSKE SKOG CANADA (JAPAN) LTD.

                                                       By:  /s/ RYOJI MIYAKITA
                                                            -----------------------------------------
                                                            Name: Ryoji Miyakita
                                                            Title:  PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 /s/ RYOJI MIYAKITA
     -------------------------------------------                   Director and President
                   Ryoji Miyakita                              (principal executive officer)

                          *
     -------------------------------------------          Auditor (principal financial officer and
                    Mitsuru Ozaki                              principal accounting officer)

                          *
     -------------------------------------------                          Director
                  James E. Armitage

                          *
     -------------------------------------------                          Director
                   James M. Bayles

           NORSKE SKOG CANADA (USA) INC.

  By:          /s/ VALERIE B. SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
       LEGAL COUNSEL AND CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       NORSKE SKOG CANADA PULP SALES INC.

                                                       By:  /s/ PETER M. STAIGER
                                                            -----------------------------------------
                                                            Name: Peter M. Staiger
                                                            Title: TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 /s/ RALPH LEVERTON
     -------------------------------------------                   Director and President
                   Ralph Leverton                              (principal executive officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and Treasurer
                  Peter M. Staiger                             (principal financial officer)

                          *
     -------------------------------------------                         Controller
                    David K. Ure                               (principal accounting officer)

                /s/ VALERIE B. SEAGER
     -------------------------------------------             Director, Corporate Secretary and
                  Valerie B. Seager                                    Legal Counsel

           NORSKE SKOG CANADA (USA) INC.

  By:          /s/ VALERIE B. SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
       LEGAL COUNSEL AND CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       NORSKE SKOG CANADA SALES INC.

                                                       By:  /s/ PETER M. STAIGER
                                                            -----------------------------------------
                                                            Name: Peter M. Staiger
                                                            Title: TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                 /s/ RALPH LEVERTON
     -------------------------------------------                   Director and President
                   Ralph Leverton                              (principal executive officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and Treasurer
                  Peter M. Staiger                             (principal financial officer)

                          *
     -------------------------------------------                         Controller
                    David K. Ure                               (principal accounting officer)

                /s/ VALERIE B. SEAGER
     -------------------------------------------             Director, Corporate Secretary and
                  Valerie B. Seager                                    Legal Counsel

           NORSKE SKOG CANADA (USA) INC.

  By:          /s/ VALERIE B. SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
       LEGAL COUNSEL AND CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant issuer has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.



                                                       NORSKE SKOG CANADA SERVICES (HUNGARY) LIMITED
                                                       LIABILITY COMPANY

                                                       By:  /s/ ZOLTAN HERCZEG
                                                            -----------------------------------------
                                                            Name: Zoltan Herczeg
                                                            Title: MANAGING DIRECTOR



    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------                     Managing Director
                  Patricia M. Sakai                            (principal executive officer)

                 /s/ ZOLTAN HERCZEG                                  Managing Director
     -------------------------------------------         (principal financial officer and principal
                   Zoltan Herczeg                                   accounting officer)

                          *
     -------------------------------------------                     Managing Director
                   Attila Galambos

           NORSKE SKOG CANADA (USA) INC.

  By:          /s/ VALERIE B. SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
       LEGAL COUNSEL AND CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       NORSKE SKOG CANADA (USA) INC.

                                                       By:  /s/ PETER M. STAIGER
                                                            -----------------------------------------
                                                            Name: Peter M. Staiger
                                                            Title: TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------                   Director and President
                  L. Thomas Crowley                            (principal executive officer)

                 /s/ RALPH LEVERTON                      Director, Vice-President Finance and Chief
     -------------------------------------------                     Financial Officer
                   Ralph Leverton                              (principal financial officer)

                          *
     -------------------------------------------                Director and Vice-President
                   Paul A. Gordon

                          *
     -------------------------------------------                         Controller
                    David K. Ure                               (principal accounting officer)


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       NSCL HOLDINGS INC.

                                                       By:  /s/ PETER M. STAIGER
                                                            -----------------------------------------
                                                            Name: Peter M. Staiger
                                                            Title: TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------                   Director and President
                  L. Thomas Crowley                            (principal executive officer)

                          *                              Vice-President Finance and Chief Financial
     -------------------------------------------                          Officer
                   Ralph Leverton                              (principal financial officer)

                          *
     -------------------------------------------                Director and Vice-President
                     Paul Gordon

                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and Treasurer
                  Peter M. Staiger

                          *
     -------------------------------------------                         Controller
                    David K. Ure                               (principal accounting officer)


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       NORSKECANADA

                                                       By:      Norske Skog Canada Pulp Operations
                                                               Limited, as partner of NorskeCanada,
                                                                          a partnership
                                                            -----------------------------------------

                                                       By:  /s/ RALPH LEVERTON
                                                            -----------------------------------------
                                                            Name: Ralph Leverton
                                                            Title: VICE-PRESIDENT, FINANCE AND CHIEF
                                                                   FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                               Director, President and Chief Executive
     -------------------------------------------                          Officer
                  Russell J. Horner                            (principal executive officer)

                 /s/ RALPH LEVERTON                       Director, Vice-President, Finance, Chief
     -------------------------------------------         Financial Officer and Secretary (principal
                   Ralph Leverton                                    financial officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and Treasurer
                  Peter M. Staiger

                          *
     -------------------------------------------                         Controller
                    David K. Ure                               (principal accounting officer)

           NORSKE SKOG CANADA (USA) INC.

  By:          /s/ VALERIE B. SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
       LEGAL COUNSEL AND CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Canada, on May 14, 2004.


                                                       PACIFICA PAPER SALES LTD.

                                                       By:  /s/ PETER M. STAIGER
                                                            -----------------------------------------
                                                            Name: Peter M. Staiger
                                                            Title: PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and President
                  Peter M. Staiger                             (principal executive officer)

                          *                                              Controller
     -------------------------------------------         (principal financial officer and principal
                    David K. Ure                                    accounting officer)

                /s/ VALERIE B. SEAGER
     -------------------------------------------          Director, Corporate Secretary and Legal
                  Valerie B. Seager                                       Counsel

           NORSKE SKOG CANADA (USA) INC.

  By:          /s/ VALERIE B. SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
       LEGAL COUNSEL AND CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       PACIFICA PAPERS SALES INC.

                                                       By:  /s/ PETER M. STAIGER
                                                            -----------------------------------------
                                                            Name: Peter M. Staiger
                                                            Title: TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------                   Director and President
                  L. Thomas Crowley                            (principal executive officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                         Treasurer
                  Peter M. Staiger                             (principal financial officer)

                          *
     -------------------------------------------                         Controller
                    David K. Ure                               (principal accounting officer)

                          *
     -------------------------------------------                Director and Vice-President
                   Paul A. Gordon

                /s/ VALERIE B. SEAGER
     -------------------------------------------          Director, Corporate Secretary and Legal
                  Valerie B. Seager                                       Counsel


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       PACIFICA POPLARS LTD.

                                                       By:  /s/ PETER M. STAIGER
                                                            -----------------------------------------
                                                            Name: Peter M. Staiger
                                                            Title: PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ PETER M. STAIGER
     -------------------------------------------                   Director and President
                  Peter M. Staiger                             (principal executive officer)

                          *                                              Controller
     -------------------------------------------         (principal financial officer and principal
                    David K. Ure                                    accounting officer)

                /s/ VALERIE B. SEAGER
     -------------------------------------------          Director, Corporate Secretary and Legal
                  Valerie B. Seager                                       Counsel

           NORSKE SKOG CANADA (USA) INC.

  By:          /s/ VALERIE B. SEAGER
       -------------------------------------
                 Valerie B. Seager                     Authorized Representative in the United States
       LEGAL COUNSEL AND CORPORATE SECRETARY


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       PACIFICA POPLARS INC.

                                                       By:  /s/ PETER M. STAIGER
                                                            -----------------------------------------
                                                            Name: Peter M. Staiger
                                                            Title: TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------       Director, President and Chairman of the Board
                  L. Thomas Crowley                            (principal executive officer)

                /s/ PETER M. STAIGER                                     Treasurer
     -------------------------------------------         (principal financial officer and principal
                  Peter M. Staiger                                  accounting officer)

                          *
     -------------------------------------------                Director and Vice-President
                   Paul A. Gordon

                /s/ VALERIE B. SEAGER
     -------------------------------------------          Director, Corporate Secretary and Legal
                  Valerie B. Seager                                       Counsel

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant guarantor has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Country of Canada, on May 14, 2004.


                                                       PACIFICA PAPERS US INC.

                                                       By:  /s/ PETER M. STAIGER
                                                            -----------------------------------------
                                                            Name: Peter M. Staiger
                                                            Title:  TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 14, 2004.


                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------                   Director and President
                  L. Thomas Crowley                            (principal executive officer)

                /s/ PETER M. STAIGER
     -------------------------------------------                         Treasurer
                  Peter M. Staiger                             (principal financial officer)

                          *
     -------------------------------------------                         Controller
                    David K. Ure                               (principal accounting officer)

                          *
     -------------------------------------------                Director and Vice-President
                   Paul A. Gordon

                /s/ VALERIE B. SEAGER
     -------------------------------------------          Director, Corporate Secretary and Legal
                  Valerie B. Seager                                       Counsel


*  Power of Attorney



 By:            /s/ VALERIE SEAGER
      --------------------------------------
                  Valerie Seager
                 ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
       3.1***           Articles of Amalgamation of Norske Skog Canada Limited
                        ("NSCL").

       3.2***           By-laws of NSCL.

       4.1* Registration Rights Agreement dated as of March 23, 2004 among NSCL, the subsidiary guarantors and the initial purchasers named therein.

       4.2*             Indenture dated as of March 23, 2004 governing NSCL's 7 3/8%
                        Senior Notes due 2014, among NSCL, the subsidiary guarantors and Wells Fargo Bank, National Association, as trustee.

       4.3**            Credit Agreement dated as of 19 July 2002 among NSCL, the
                        subsidiary restricted parties named therein, TD Securities and RBC Capital Markets as arrangers, The Toronto-Dominion
                        Bank, as administration agent, Royal Bank of Canada as
                        syndication agent, and the lender parties named therein (the
                        "Credit Agreement").

       4.4**            First Amending Agreement to Credit Agreement dated as of
                        8 May 2003 among NSCL, the subsidiary restricted parties
                        named therein, The Toronto-Dominion Bank, as administration agent, and the lender parties named therein.

       4.5*             Second Amending Agreement to Credit Agreement dated
                        6 August 2003 among NSCL, its subsidiary restricted parties named therein, the Toronto-Dominion Bank, as administration agent, and the lender parties thereto.

       4.6***           Trust Deed dated as of August 9, 2001 and Supplemental Trust
                        Deed dated as of September 1, 2001, both entered into by
                        certain wholly owned subsidiaries of NSCL and The Canada
                        Trust Company, governing security granted pursuant to the
                        Credit Agreement.

       4.7** Omnibus Pledge Agreement dated as of 19 July 2002 entered into by certain wholly owned subsidiaries of NSCL and The
                        Toronto-Dominion Bank pursuant to the Credit Agreement.

       4.8***           Aggregate Repricing Agreement dated as of May 14, 2003 among
                        Norske Skog Canada Finance Limited, certain lenders or
                        affiliates of lenders named in the Credit Agreement and
                        Royal Bank of Canada as group valuation agent, with respect to the repricing from time to time of certain secured
                        derivative contracts entered into by Norske Skog Canada
                        Finance Limited.

       5.1 Opinion of Lawson Lundell, Canadian counsel to NSCL, as to the legality of the securities being registered.

       5.2              Opinion of Shearman & Sterling LLP, United States counsel to
                        NSCL, as to the legality of the securities being registered.

       5.3              Opinion of Haruki, Sawai & Inoue, Japanese counsel to NSCL, as to the legality of the securities being registered.

       5.4              Opinion of Deri & Lovrecz, Hungarian counsel to NSCL, as to the legality of the securities being registered.

      10.1**            Indenture dated as of May 15, 2003, governing NSCL's 8 5/8%
                        Senior Notes due 2011, among NSCL, the subsidiary guarantors and Wells Fargo Bank Minnesota, National Association, as
                        trustee (the "2003 Notes Indenture").

       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
      10.2*             First Supplemental Indenture amending the 2003 Notes
                        Indenture, dated as of December 1, 2003, among NSCL, the
                        subsidiary guarantors named therein and Wells Fargo Bank
                        Minnesota, National Association, as trustee.

      10.3* Release Agreement in respect of the 2003 Note Indenture executed as of the 1st day of December, 2003 between Wells
                        Fargo Bank Minnesota, National Association and 6141005
                        Canada Inc.

      10.4**            Credit Agreement dated as of 19 July 2002 among NSCL, the
                        subsidiary restricted parties named therein, TD Securities, and RBC Capital Markets as arrangers, The Toronto-Dominion
                        Bank, as administration agent and the lender parties named therein. (See Exhibit 4.3).

      10.5**            First Amending Agreement to Credit Agreement dated as of
                        8 May 2003 among NSCL, the subsidiary restricted parties
                        named therein, The Toronto-Dominion Bank, as administration agent, and the lender parties named therein. (See
                        Exhibit 4.4).

      10.6*             Second Amending Agreement to Credit Agreement dated
                        6 August 2003 among NSLC, its subsidiary restricted parties named therein, the Toronto-Dominion Bank, as administration agent, and the lender parties thereto (See Exhibit 4.5).

      10.7***           Trust Deed dated as of August 14, 2001 and Supplemental
                        Trust Deed dated as of September 1, 2001, both entered into among certain wholly owned subsidiaries of NSCL and The
                        Canada Trust Company, governing security granted pursuant to the Credit Agreement. (See Exhibit 4.6).

      10.8**            Omnibus Pledge Agreement dated as of 19 July 2002 entered
                        into among certain wholly owned subsidiaries of NSCL and The
                        Toronto-Dominion Bank pursuant to the Credit Agreement. (See
                        Exhibit 4.7).

      10.9**            Aggregate Repricing Agreement dated as of May 14, 2003 among
                        Norske Skog Canada Finance Limited, certain lenders or
                        affiliates of lenders named in the Credit Agreement and
                        Royal Bank of Canada as group valuation agent, with respect to the repricing from time to time of certain secured
                        derivative contracts entered into by Norske Skog Canada
                        Finance Limited. (See Exhibit 4.8).

      10.10****         Chip Supply Agreement dated November 19, 1992 between Crown
                        Forest Industries Limited and Riverside Forest Products
                        Limited, as assigned July 6, 2000 and assigned January 1,
                        2001 (Current parties NCSL and Riverside Forest Products
                        Limited).

      10.11****         Amended and Restated Chip and Pulplog Supply Agreement dated as of June 23, 1997 between 3264891 Canada Limited, 3264912
                        Canada Limited and TimberWest Forest Limited, as amended
                        January 1, 1999 (Current parties Norske Skog Canada Pulp
                        Operations Limited and TFL Forest Ltd. and TimberWest Forest
                        Company Partnership).

      10.12****         Amendment dated October 3, 2002 to the Amended and Restated
                        Chip and Pulplog Supply Agreement referred to in
                        Exhibit 10.10 above.

      10.13****         Amended and Restated Timber Harvesting Management Agreement
                        dated as of January 1, 1999 between FCCL, TimberWest Forest
                        Corp. and TimberWest Forest Company (Current parties NSCL,
                        TimberWest Forest Corp. and TimberWest Forest Company
                        Partnership).

      10.14*** Chip and Log Supply Agreement dated as of June 8, 1998 between MacMillan Bloedel Limited and MB Paper Limited
                        (Current Parties Weyerhaeuser Company Limited and NSCL).

       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
      10.15***          Fletcher Challenge Canada Limited (now NSCL) 1995 Stock
                        Option Plan.

      10.16***          Sample Stock Option Grant Agreement under 10.14 above.

      10.17***          Fletcher Challenge Canada Limited (now NSCL) Supplemental
                        Retirement Plan for Senior Employees.

      10.18***          Change of control contract between NSCL and Russell J.
                        Horner dated as of August 29, 2001.

      10.19** Amendment dated September 30, 2002, to change of control contract referred to in Exhibit 10.30 above.

      10.20*** Change of control contract between NSCL and Ralph Leverton dated as of August 29, 2001.

      10.21** Amendment dated September 30, 2002, to change of control contract referred to in Exhibit 10.32 above.

      10.22**           Executive severance agreement dated as of October 15, 2002, between NSCL and Jesse M. Beaman.

      10.23**           Executive severance agreement dated as of October 15, 2002, between NSCL and W. Ron Buchhorn.

      10.24**           Executive severance agreement dated as of October 15, 2002, between NSCL and Stuart H. Clugston.

      10.25**           Executive severance agreement dated as of October 15, 2002, between NSCL and James E. Armitage.

      10.26**           Executive severance agreement dated as of October 15, 2002, between NSCL and Robert H. Lindstrom.

      10.27***          Special Synergy Incentive Plan.

      10.28*** Form of Special Synergy Incentive Plan participant's memorandum.

      10.29****         Distribution Agreement between Norske Skog Canada
                        Sales Inc. and Pan Asia Paper Co. Pte Ltd. dated
                        November 23, 2001.

      10.30***          Strategic Alliance Agreement between Norske Skog Canada
                        Limited and Norske Skogindustrier ASA dated for reference
                        October 1, 2001.

      12.1*             Computation of Ratio of Earnings to Fixed Charges.

      21.1*             Subsidiaries of Norske Skog Canada Limited.

      23.1              Consent of KPMG LLP.

      23.2              Consent of Lawson Lundell (included in Exhibit 5.1).

      23.3              Consent of Shearman & Sterling LLP (included in
                        Exhibit 5.2).

      23.4              Consent of Haruki, Sawai & Inoue (included in Exhibit 5.3).

      23.5              Consent of Deri & Lovrecz (included in Exhibit 5.4).

      24.0* Powers of Attorney (included on signature pages of Registration Statement).

      25.1*             Statement of Eligibility of trustee on Form T-1 relating to the 7 3/8% Senior Notes due 2014.

       EXHIBIT
       NUMBER                              DESCRIPTION OF EXHIBIT
---------------------                      ----------------------
      99.1*             Form of Letter of Transmittal in respect of NSCL's 7 3/8%
                        Senior Notes due 2014.

      99.2*             Form of Notice of Guaranteed Delivery in respect of NSCL's
                        7 3/8% Senior Notes due 2014.



* Previously filed with the registration statement (No. 333-114538) on Form F-4 of Norske Skog Canada Limited on April 16, 2004.



** Previously filed with the registration statement (No. 333-105719) on Form F-4 of Norske Skog Canada Limited on May 30, 2003.



*** Previously filed with the registration statement (No. 333-82406) on Form F-4 of Norske Skog Canada Limited on March 1, 2002.



**** Previously filed with the registration statement (No. 333-82406) on Form F-4 of Norske Skog Canada Limited on March 1, 2002. Confidential information has been omitted and has been filed separately with the Securities and Exchange Commission.